SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

First Albany Companies Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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[                    ], 2007
Dear Shareholder:
     We will hold a special meeting of the shareholders of First Albany Companies Inc. (the “Company”) at the Company’s principal office at One Penn Plaza, 42nd Floor, New York, New York 10119, on [                    ], 2007, at 10:00 a.m. (EDT).
     The enclosed material includes the Notice of Special Meeting and Proxy Statement that describes the business to be transacted at the meeting, for the following purposes:
     (1) To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to change the name of the Company to Broadpoint Securities Group, Inc.;
     (2) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent; and
     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.
We ask that you give it your careful attention.
     The First Albany Companies Inc. Board of Directors (the “Board”) unanimously recommends that the shareholders vote (1) “FOR” a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “FOR” a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.
     We hope that you are planning to attend the special meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the special meeting. Accordingly, the return of the enclosed proxy as soon as possible will be appreciated and will ensure that your shares are represented at the special meeting. In addition to using the traditional proxy card, most shareholders also have the choice of voting over the Internet or by telephone. If you do attend the special meeting, you may, of course, withdraw your proxy should you wish to vote in person.
     On behalf of the Board and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.
Sincerely yours,

Lee Fensterstock
Chairman of the Board and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD
[                    ], 2007
     NOTICE IS HEREBY GIVEN that the special meeting of the shareholders of First Albany Companies Inc. will be held at the offices of the Company, One Penn Plaza, 42nd Floor, New York, New York 10119, on [                    ], 2007 at 10:00 a.m. (EDT), for the following purposes:
     (1) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.;
     (2) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent; and
     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.
     The First Albany Companies Inc. Board unanimously recommends that the shareholders vote (1) “FOR” a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “FOR” a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.
     Holders of common stock of record as of the close of business on November 26, 2007 are entitled to receive notice of and vote at the special meeting of the shareholders. A list of such shareholders may be examined at the special meeting.
     It is important that your shares be represented at the special meeting. For that reason we ask that you promptly sign, date, and mail the enclosed proxy card in the return envelope provided. You may also have the option of voting over the Internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Shareholders who attend the special meeting may withdraw their proxies and vote in person.
By Order of the Board of Directors

Lee Fensterstock
Chairman and Chief Executive Officer
New York, New York
[                    ], 2007

Page No.
Questions and Answers	1
Summary	5
Special Meeting of Shareholders	11
Voting, Record Date and Quorum	12
Proposal No. 1: Amend the Certificate of Incorporation to Change the Name of the Company	13
Proposal No. 2: Amend the Certificate of Incorporation to Permit the Shareholders to Act by Less Than Unanimous Written Consent	31
Stock Ownership of Principal Owners and Management	32
Change in Control	34
Forward-Looking Statements	35
Other Matters	35

Appendix A — Asset Purchase Agreement
Appendix B — Freeman & Co. Securities LLC Fairness Opinion
Appendix C — Amendment to the Certificate of Incorporation
Appendix D — DEPFA Notice and Waiver Letter; Exhibit A, License Agreement; Exhibit B, Voting Agreement
Appendix E — Financial Statements of the Company
Appendix F — Pro Forma Financial Statements of the Company
Appendix G — Financial Statements of the Municipal Capital Markets Group

One Penn Plaza, 42nd Floor
New York, New York 10119

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

          The following are some questions that you, as a shareholder of First Albany Companies Inc., may have regarding the name change and the other matters being considered at the special meeting of shareholders and the answers to those questions. First Albany Companies Inc. urges you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the name change and the other matters being considered at the special meeting. Additional important information is also contained in the appendices to, and the documents incorporated by reference into, this document. The words “we,” “our,” and “us” as used in this proxy statement refer to First Albany Companies Inc. and its subsidiaries.
Why am I receiving these materials?
          We sent you this proxy statement and the enclosed proxy card because the Board of First Albany Companies Inc. (sometimes referred to as the “Company” or “First Albany”) is soliciting your proxy to vote at our special meeting of the shareholders to be held on [                    ], 2007. You are invited to attend the special meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
          We intend to mail this proxy statement and accompanying proxy card on or about [                    ], 2007 to all shareholders of record entitled to vote at the special meeting.
What am I voting on?
          There are two matters scheduled for a vote at the special meeting:
          (1) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.; and
          (2) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.
Why is the Company seeking to change the name of the Company as described in Proposal 1?
          On September 14, 2007, pursuant to the terms of the Asset Purchase Agreement dated as of March 6, 2007 (the “Asset Purchase Agreement”), by and among the Company, First Albany Capital Inc., a wholly-owned subsidiary of the Company that has since been renamed Broadpoint Capital, Inc. (“Broadpoint Capital”), and DEPFA BANK plc (“DEPFA”), the Company completed the sale of Broadpoint Capital’s Municipal Capital Markets Group (the “MCMG”) to DEPFA’s wholly owned U.S. broker dealer subsidiary now operating as DEPFA First Albany Securities LLC. In accordance with the terms of the Asset Purchase Agreement, DEPFA purchased certain assets of the Company and Broadpoint Capital comprising the MCMG, including the right to use the name “First Albany” and any derivates thereof except for certain exceptions, for a purchase price of $12,000,000 in cash (the “Asset Sale”). In connection with the transaction, DEPFA also assumed certain contractual obligations of the Company and Broadpoint Capital. Further, pursuant to the Asset Purchase Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the MCMG. The purchase price for the municipal bond inventory, based on Broadpoint Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing was approximately $48,000,000. The proceeds of the sale of the MCMG’s inventory were used to repay certain loans secured by the municipal bond inventory. The Company used the proceeds from the Asset Sale, other than the proceeds from the sale of the municipal bond inventory, to retire certain loan obligations pursuant to an agreement with the Company’s lender and lessor.
          On July 25, 2007, prior to the completion of the Asset Sale, the Company and Broadpoint Capital entered into a Notice and Waiver Letter Agreement with DEPFA (the “DEPFA Waiver”), pursuant to which DEPFA agreed to waive the condition in the Asset Purchase Agreement requiring that the Company include, as a management proposal to be voted on by the shareholders at its next annual meeting, to be held no later than June 30, 2007, an amendment to its Certificate of Incorporation changing its corporate name to a name that does not include the words “First Albany” or “FA” or any derivatives thereof (the “Charter Amendment”). On September 14, 2007, concurrent with the completion of the Asset Sale, the Company and DEPFA entered into a license agreement (the “License Agreement”) to allow the Company to continue to use the name “First Albany” in certain instances before the Charter Amendment is approved at the special meeting or in the event the Charter Amendment is not approved at the special meeting, for an annual royalty fee of fifty thousand dollars ($50,000). The Company paid the royalty fee to DEPFA on November ____, 2007. In accordance with the terms of the DEPFA Waiver, the Company agreed to use commercially reasonable efforts to effect the Charter Amendment following the closing of the Asset Sale, and the special meeting has been called by the Board for this purpose.
Will Proposal 1 be approved?
          Yes. Because the previously announced private placement transaction (the “Private Placement”) with MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) was approved by our shareholders and completed on September 21, 2007, MatlinPatterson is the shareholder of record of a majority of our outstanding capital stock and, as previously disclosed in our annual meeting proxy statement mailed to our shareholders on or about August 31, 2007, because MatlinPatterson has entered into a voting agreement (the “Voting Agreement”) with DEPFA to vote its shares in favor of Proposal 1, Proposal 1 will be approved. Please see the section “Voting Agreement” on page 28 for more information about the Voting Agreement.
Why is the Company seeking to permit the shareholders to act by less than unanimous written consent as described in Proposal 2?
          Our Certificate of Incorporation does not currently contain a provision permitting the shareholders having the minimum number of votes necessary to authorize an action to do so by written consent. Our Board believes that the addition of such a provision would be in the best interests of the Company and its shareholders. It will allow us, in situations where we can obtain the requisite consent in writing, to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a shareholder meeting for the purpose of approving the action. The Board believes that in such cases where shareholders representing the requisite number of votes necessary to authorize an action have already consented to a given action, the shareholder meeting becomes a formality that utilizes time and resources that are better spent on other corporate functions. Because MatlinPatterson is the majority shareholder of the Company, if Proposal 2 is approved, MatlinPatterson will be able to take unilateral shareholder action by written consent without a shareholder meeting for those actions requiring majority shareholder approval until such time as its ownership interest decreases to fifty percent (50%) or less.
Will Proposal 2 be approved?
          Yes. MatlinPatterson is the beneficial owner of a majority of the outstanding shares of our common stock, and, as previously disclosed in our annual meeting proxy statement mailed to our shareholders on or about August 31, 2007, MatlinPatterson has indicated that it intends to vote in favor of Proposal 2.
Who can vote at the special meeting?
          Only shareholders of record at the close of business on November 26, 2007 will be entitled to vote at the special meeting. At the close of business on this record date, there were 54,266,608 shares of common stock outstanding and entitled to vote.
          Shareholder of Record: Shares Registered in Your Name
          If at the close of business on November 26, 2007 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed proxy card to ensure your vote is counted.
          Beneficial Owner: Shares Registered in the Name of a Broker or Bank

          If at the close of business on November 26, 2007 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting your shares at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are the beneficial owner and not the shareholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
          For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
          Shareholder of Record: Shares Registered in Your Name
          If you are a shareholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
•	To vote by proxy, most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

•	To vote in person, come to the special meeting, and we will give you a ballot when you arrive.
          Beneficial Owner: Shares Registered in the Name of Broker or Bank
          If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted.
          To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
How many votes do I have?
          On each matter to be voted upon, you have one vote for each share of common stock you own as of November 26, 2007.
What if I return a proxy card but do not make specific choices?
          If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (1) “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “For” the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.
What does it mean if I receive more than one proxy card?
          If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
          Yes. You can revoke your proxy at any time before the final vote at the special meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to First Albany Companies Inc.’s Secretary at One Penn Plaza, 42nd Floor, New York, New York 10119.

•	You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
How are votes counted?

          Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the vote total for the proposals and will have the same effect as “Against” votes. Broker non-votes will be counted towards a quorum and will have the same effect as an “Against” vote on the proposals. Please see the more detailed description of the effect of broker non-votes on the proposals in the answer to “How many votes are needed to approve the proposal?” below.
          If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market and on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The proposals presented in this proxy statement will each be considered a non-discretionary item.
How many votes are needed to approve each proposal?
•	To be approved, Proposal 1 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.
What is the quorum requirement?
          A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares outstanding and entitled to vote as of the record date are represented by shareholders present at the meeting or by proxy. On November 26, 2007, the record date, there were 54,266,608 shares outstanding and entitled to vote. As a result, 27,133,305 of these shares must be represented by shareholders present at the meeting or by proxy to have a quorum.
          Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the special meeting?
          Preliminary voting results will be announced at the special meeting and announced promptly following the special meeting in a press release and current report on Form 8-K. Final voting results will be published in our annual report on Form 10-K for the year ending December 31, 2007 that we are required to file with the Securities and Exchange Commission (the “SEC”) by March 17, 2008.
Who is paying for this proxy solicitation?
          We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are shareholder proposals due for next year’s annual meeting?
          The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for the 2008 annual meeting of shareholders is no earlier than 90 days before the 2008 annual meeting, and no later than the close of business on the later of either (i) the seventieth (70) day prior to the 2008 annual meeting, or (ii) the tenth day following the day the 2008 annual meeting date was first publicly announced. Shareholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations. Our current Bylaws are available at the SEC’s website, www.sec.gov, or upon written request to Investor Relations, First Albany Companies Inc., One Penn Plaza, 42nd Floor, New York, New York 10119. The proposed amendments to our Certificate of Incorporation referred to in the proposals is appended to this proxy statement as Appendix C and will also be available at www.sec.gov or upon written request to our Investor Relations department following adoption.

SUMMARY

          This summary highlights information contained elsewhere in this document and may not contain all the information that is important to you. First Albany Companies Inc. urges you to read carefully the remainder of this document, including the attached appendices, and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the proposals being considered at the special meeting of shareholders. We have included page references to direct you to a more complete description of the topics presented in this summary. Unless the context otherwise requires, references to “we,” “our” and “us” in this document refer to First Albany Companies Inc. and its subsidiaries.
The Companies
First Albany Companies Inc.
One Penn Plaza, 42nd Floor
New York, New York 10119
(212) 273-7100
          First Albany Companies Inc. is an independent investment bank that serves the institutional market and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. First Albany offers a diverse range of products through its Equities division, as well as Broadpoint Securities Inc., its mortgage-backed security/asset-backed security trading subsidiary, and FA Technology Ventures Inc., its venture capital division.
          First Albany, a New York corporation, is traded on the NASDAQ Global Market, which we refer to as NASDAQ, under the symbol “BPSG”. The Company changed its symbol from “FACT” to “BPSG” effective November 12, 2007 in anticipation of changing its name following the special meeting.
Broadpoint Capital, Inc. (formerly known as First Albany Capital Inc.)
c/o First Albany Companies Inc.
One Penn Plaza, 42nd Floor
New York, New York 10119
(212) 273-7100
          Broadpoint Capital, Inc., formerly known as First Albany Capital Inc. (“Broadpoint Capital”), an independent, institutional investment banking, sales and trading boutique, serves the growing corporate middle market by providing clients with focused expertise and strategic, research-based, innovative investment opportunities. Broadpoint Capital is a wholly-owned subsidiary of the Company.
DEPFA BANK plc
New York Branch
623 Fifth Avenue, 22nd Floor
New York, New York 10022
(212) 796-9219
          DEPFA is a leading provider of financial services to public sector clients worldwide dedicated to meeting the financial needs of the public sector. DEPFA is a Aa3/A+/AA- rated (by Moody’s, S&P, and Fitch, respectively) Dublin-based public limited company, incorporated under Irish law, with a network of subsidiaries and branch offices across Europe, as well as in the Americas and Asia. DEPFA’s public finance capabilities cover a full spectrum of products and services, and are targeted at clients across all levels of the public sector. DEPFA finds solutions to its clients’ specific needs and requirements, whether they be related to budget financing or funding of public infrastructure projects, advising on the rating process associated with the privatization of public services, debt restructuring, supporting bond placements or extending credit lines. DEPFA assigned the right to acquire the Purchased Assets (as defined in the Asset Purchase Agreement) to a wholly-owned subsidiary of DEPFA, now operating as DEPFA First Albany Securities LLC.

The Special Meeting
The Special Meeting (See page 11)
          The special meeting will be held at the offices of the Company, One Penn Plaza, 42nd Floor, New York, New York 10119, at 10:00 a.m. (EDT), on [                    ], 2007. At the special meeting, our shareholders will be asked:
          (1) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.;
          (2) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent; and
          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.
          You may vote at the First Albany special meeting if you owned shares of common stock at the close of business on November 26, 2007. On that date, there were 54,266,608 shares of common stock outstanding, approximately 73% of which were owned and entitled to be voted by the Company’s directors and executive officers and their affiliates, which includes approximately 37,909,383 shares owned by MatlinPatterson for which beneficial ownership and shared voting and shared dispositive power was reported for Mark R. Patterson. We currently expect that our directors and executive officers will vote their shares in favor of the proposals. Furthermore, MatlinPatterson is the majority shareholder of the Company and owner of approximately 69.86% of the outstanding shares of the Company’s common stock on the record date. MatlinPatterson has agreed with DEPFA that it will vote its shares of common stock in favor of Proposal 1 and has also indicated that it intends to vote its shares of common stock in favor of Proposal 2. You can cast one vote for each share of First Albany common stock you own. The proposals require the following percentages of votes in order to approve them:
•	To be approved, Proposal 1 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.
Proposal No. 1: to Amend the Certificate of Incorporation to Change
the Name of the Company to Broadpoint Securities Group, Inc. (See page 13)
Background of the Asset Sale (See page 14)
          The Company experienced losses in several of our key segments in 2005 and 2006, including equities sales and trading, equity investment banking and fixed income sales and trading. Recognizing these losses and the need to maintain liquidity requirements, in the spring of 2006 the Board retained Freeman & Co. Securities LLC (“Freeman”) as its financial advisor to establish a comprehensive process to entertain both a strategic sale of, or a strategic investment in, the Company.
          Throughout 2006 and early 2007, the Company had conversations with numerous potential investors but ultimately received no offers. In late 2006, DEPFA expressed interest in purchasing the Company’s MCMG. The Board formed a special committee of the Board (the “Special Committee”) to assist in evaluating proposals from potential buyers and investors and to make recommendations to the Board regarding any issues requiring Board consideration with respect to any proposals received from such buyers and investors.
          The Board engaged in discussions and consulted with the Company’s financial advisors and legal counsel regarding a proposal by DEPFA involving the sale of the MCMG. The Board resolved that the DEPFA proposal was advisable and in the best interest of the Company and its shareholders. The Board also requested that Freeman deliver a fairness opinion regarding the consideration to be paid to the Company in connection with the Asset Sale.
          On March 6, 2007, the Company and Broadpoint Capital entered into the Asset Purchase Agreement with DEPFA described below and attached hereto as Appendix A. On September 14, 2007, pursuant to the terms of the Asset Purchase Agreement, the Company completed the sale of the MCMG to DEPFA’s wholly owned U.S. broker dealer subsidiary now operating as DEPFA First Albany Securities LLC. In accordance with the terms of the Asset Purchase Agreement, DEPFA purchased certain assets of the Company and Broadpoint Capital comprising the MCMG, including the right to use the name “First Albany” and any derivatives thereof except for certain exceptions, for a purchase price of $12,000,000 in cash. Further, pursuant to the Asset Purchase Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the MCMG. The purchase price for the municipal bond inventory was approximately $48,000,0000, based on Broadpoint Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing. In connection with the transaction, DEPFA assumed certain contractual obligations of the Company and Broadpoint Capital and acquired the right to use the name “First Albany”

and any derivative thereof except for certain exceptions. Please see the section “Asset Purchase Agreement” beginning on page 22 for more information about the Asset Purchase Agreement.
Reasons for the Asset Sale (See page 16)
          Prior to entering into the Asset Purchase Agreement, we had experienced recurring losses. Continuing losses would adversely impact the Company’s liquidity and net capital. We entered into the Asset Sale in order to obtain additional capital to pursue our strategic objectives. Upon the closing of the Asset Sale, the proceeds of the sale of the MCMG’s inventory were used to pay off certain loans secured by the municipal bond inventory. The Company used the proceeds from the Asset Sale, other than the proceeds from the sale of the municipal bond inventory, to retire certain loan obligations pursuant to an agreement with the Company’s lender and lessor. Because the Company is no longer required to maintain capital reserves to support certain short term bank loans financing the municipal bond inventory, the freed up capital from the sale of the municipal bond inventory and the remaining proceeds from the Asset Sale have been and will be used to pay down debt, restructure our back office and transition into a smaller and leaner organization. After considering numerous potential financing and strategic alternatives relating to the MCMG, the Special Committee and the Board determined that the Asset Sale was the best available alternative and would provide the greatest potential value for our shareholders, as well as provide capital to pursue our long-term strategic goals. The determination was the result of careful consideration by the Special Committee and the Board of a number of factors, including our belief that the Asset Sale would strengthen our financial condition and reduce our financial risk.
          In its review of the Asset Sale, the Special Committee and the Board also considered a number of potentially negative factors, including (i) that we would no longer be able to operate under the name First Albany or any derivative thereof, (ii) the costs involved in adopting a new name and seeking shareholder approval to amend our Certificate of Incorporation, and (iii) completion of the Asset Sale was conditioned upon, among other things, the receipt of all material consents and approvals of certain third parties, governmental authorities and self-regulatory organizations which could delay or prevent the completion of the Asset Sale. The Special Committee and the Board recognized that there could be no assurance that we would be able to achieve all or significantly all of each anticipated benefit or advantage or that it had identified and accurately assessed each risk and negative factor. However the Special Committee and the Board concluded that the potential benefits and advantages of the Asset Sale significantly outweighed the risks and negative factors that it had identified.
Recommendations of the Board of Directors (See page 30)
          After careful consideration and review, the Board, including the members of the Special Committee, unanimously approved the Asset Purchase Agreement on March 6, 2007, which included an agreement to change the name of the Company. For the factors considered by the Board in reaching its decision to approve the Asset Purchase Agreement and the name change, see the section entitled “Proposal No. 1: To Amend the Company’s Certificate of Incorporation to Change the Name of the Company to Broadpoint Securities Group, Inc.” beginning on page 13. The First Albany Board unanimously recommends that the First Albany shareholders vote “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.
Opinion of our Independent Financial Advisor Regarding the Asset Sale (See page 17)
          On March 6, 2007, First Albany’s financial advisor, Freeman, delivered to the Board its opinion that, as of the date of the opinion and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be paid to Broadpoint Capital in the Asset Sale was fair to the Company from a financial point of view. A copy of Freeman’s written opinion is attached to this proxy statement as Appendix B.
          First Albany encourages you to read carefully both the section entitled “Proposal No. 1: To Amend the Company’s Certificate of Incorporation to Change the Name of the Company to Broadpoint Securities Group, Inc.—Opinion of Our Financial Advisor” beginning on page 17 and Freeman’s written opinion in its entirety for a description of the assumptions made, matters considered and limits on the scope of review undertaken by Freeman. Freeman’s opinion was intended for the use and benefit of the Board, does not address the merits of the underlying decision by the Company to enter into the Asset Purchase Agreement or any of the transactions contemplated thereby, including the Asset Sale, and does not constitute a recommendation as to how any holder of common stock should vote on, or take any action with respect to, the Asset Sale or any related matter.
Financial Projections (See page 20)
          The Company’s senior management provided financial forecasts to DEPFA in connection with their consideration of a possible transaction with the Company. These projections were also provided to our Board and to Freeman. We have included a summary of these projections in this proxy statement to give our shareholders access to certain nonpublic information deemed material by our Board at the time it was considering and evaluating the Asset Sale. The inclusion of these projections should not be regarded as an indication that management, our Board, DEPFA, Freeman, or any other recipient of this information considered, or now considers, these projections to be a reliable prediction of future results, and they should not be relied on as such. In addition, as we have only included a summary of the projections in this proxy statement and because the information is now outdated, you are cautioned not to rely on this information as complete or now appropriate in making a decision whether to vote in favor of amending the Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.
          The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Company’s control. The projections are also subject to significant uncertainties in connection with changes to the Company’s business and its financial condition and results of operation. In addition, the projections reflect projected information without regard to the Asset Purchase Agreement with DEPFA, which may cause actual results to materially differ as well. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than those contained in the projections; it is expected that there will be differences between actual and projected results. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.
Financial Statements (See page 22)
          The Company’s audited financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 are appended to this proxy statement as Appendix E. The Company’s unaudited financial statements as of September 30, 2007 and for the three and nine months ended September 30, 2007 and 2006 are also appended to this proxy statement as Appendix E. As previously disclosed in our Form 10-Q for the period ended September 30, 2006, we have sold the Municipal Capital Markets Group and met the criteria for reporting it as discontinued operations. Under generally accepted accounting principles, we are required to reclassify previously reported prior period financial statements to reflect the discontinued operations on a basis comparable to the current presentation and require our financial statements that were included in our 2006 Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) to be updated for discontinued operations. As a result, the following items from the Annual Report have been updated to reflect these changes: Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8, Financial Statements and Supplementary Data. This proxy statement and the appendices hereto update the information presented in the Annual Report only to the extent this information is impacted by the revised classification. The information in this proxy statement that updates the Annual Report is presented as of December 31, 2006 and other than as indicated above, has not been updated to reflect financial results subsequent to that date or any other changes since the date of the Annual Report. This updated information should be read in connection with the portions of the Annual Report that have not been updated, as well as in connection with the Company’s quarterly reports on Form 10-Q for the periods ending September 30, 2007, June 30, 2007 and March 31, 2007 and other current reports on Form 8-K filed by the Company with the SEC after the Annual Report.
          The Company’s unaudited pro forma financial statements as of September 30, 2007 and for the nine months then ended and for the years ended December 31, 2006, 2005 and 2004 are appended to this proxy statement as Appendix F. The unaudited pro forma financial statements (the “Pro Forma Financial Information”) give effect to the Asset Sale. The pro forma statements of operations for the nine months ended September 30, 2007 and for the fiscal years ended December 31, 2006, 2005 and 2004 present our consolidated results of operations, assuming that the sale of the MCMG occurred as of the beginning of the periods presented. The Pro Forma Financial Information should be read in conjunction with this proxy statement and our audited and unaudited financial statements and related notes provided in Appendix E. The Pro Forma Financial Information presented is for informational purposes only and is not intended to be indicative of the results of operations that would have occurred had the sale been consummated as of the beginning of the periods presented, nor is it intended to be indicative of our future results of operations or financial position. Future results may vary significantly from the results reflected because of various factors.
          The Municipal Capital Markets Group’s unaudited financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 are appended to this proxy statement as Appendix G. The Municipal Capital Markets Group’s unaudited financial statements as of June 30, 2007 and for the three and six months ended June 30, 2007 and 2006 are also appended to this proxy statement as Appendix G.
Terms of the Asset Sale (See page 22)
          The following is a summary of the terms of the Asset Sale that was completed on September 14, 2007 and the provisions of the Asset Purchase Agreement, the Bonus Letter Agreements, the DEPFA Waiver and Consent, the License Agreement, the First Albany Waiver and Consent, and the Voting Agreement referred to below.
THIS SUMMARY OF THE TERMS OF THE ASSET SALE IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION WHICH WAS COMPLETED ON SEPTEMBER 14, 2007. IT IS NOT A SUBSTITUTE FOR REVIEWING THE ASSET PURCHASE AGREEMENT APPENDED TO THIS PROXY STATEMENT AS APPENDIX A. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THE AGREEMENTS APPENDED HERETO AS APPENDIX A AND APPENDIX D.
Asset Purchase Agreement (See page 22)

          On March 6, 2007, the Company and Broadpoint Capital entered into an Asset Purchase Agreement with DEPFA. On September 14, 2007, upon the closing of the Asset Sale and in accordance with the terms of the Asset Purchase Agreement, DEPFA purchased the assets comprising the MCMG for a purchase price of $12 million in cash. Further, pursuant to the Asset Purchase Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the MCMG. The purchase price for the municipal bond inventory was approximately $48,000,000, based on Broadpoint Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing. The proceeds of the sale of the MCMG’s inventory were used to pay off certain loans secured by the municipal bond inventory. The Company used the proceeds from the Asset Sale, other than the proceeds from the sale of the municipal bond inventory, to retire certain loan obligations pursuant to an agreement with the Company’s lender and lessor.
          In connection with the transaction, DEPFA assumed certain contractual obligations of the Company and Broadpoint Capital and acquired the right to use the name “First Albany” and any derivative thereof except for certain exceptions.
          Under the terms of the Asset Purchase Agreement the Company and Broadpoint Capital also agreed not to compete with the Municipal Capital Markets Group for 10 years following the closing, subject to certain exceptions, including Broadpoint Capital’s ability to continue to operate its Fixed Income Middle Markets Group (the “FIMM”). On June 22, 2007, the Company announced the closure of the Fixed Income Middle Markets Group and the sale of the inventory positions managed by the FIMM to C.L. King & Associates at market values in the aggregate amount of approximately $34 million, the proceeds of which were used to repay short term bank loans used to finance the FIMM and other firm inventory.
          The summary above of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the more detailed description contained herein as well as the full text of such agreement, a copy of which is attached in Appendix A hereto.
          The Asset Purchase Agreement contains representations and warranties of the Company, Broadpoint Capital and DEPFA made to each other. The statements embodied in those representations and warranties were qualified by information in confidential disclosure schedules that the Company, Broadpoint Capital and DEPFA exchanged in connection with signing the Asset Purchase Agreement. The Company, Broadpoint Capital and DEPFA do not consider the information contained in the disclosure schedules to be information that is required to be disclosed pursuant to federal securities law. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties were used for the purpose of allocating risk between the Company and DEPFA rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement (or the summaries contained herein) as characterizations of the actual state of facts about the Company because they are modified by such disclosure schedules.
Bonus Letter Agreements (See page 27)
          In connection with the Asset Sale, the Company entered into bonus letter agreements (“Bonus Agreements”), dated March 5, 2007, with six key employees of the MCMG, which required them to remain employed by the Company through the closing of the transaction and to use their best efforts to help facilitate the consummation of the transaction. Under the Bonus Agreements, four of the six employees received a bonus payment of $250,000, and one of the remaining two received a bonus payment of $500,000 (respectively, the “Bonus Payment”), at the closing of the transaction. If any of the five employees who received a Bonus Payment terminates employment voluntarily for whatever reason or is terminated for cause by DEPFA during the one year period following the closing of the transaction, such employee is required to repay to DEPFA his/her respective Bonus Payment.
DEPFA Waiver and Consent (See page 27)
          On July 25, 2007, the Company and Broadpoint Capital entered into a Notice and Waiver Letter Agreement with DEPFA, pursuant to which DEPFA waived the condition in the Asset Purchase Agreement requiring that the Company include the Charter Amendment, in connection with the sale of the name “First Albany”, amending its Certificate of Incorporation to change its corporate name to a name that does not include the words “First Albany” or “FA” or any derivatives thereof as a management proposal to be voted on by the shareholders at its next annual meeting, to be held no later than June 30, 2007. This waiver allowed the Company to hold its annual meeting of shareholders after June 30, 2007, without including the Charter Amendment. In accordance with the terms of the DEPFA Waiver, the Company agreed to use commercially reasonable efforts to effect the Charter Amendment following the closing of the Asset Sale, and the special meeting has been called by the Board for this purpose.
          The foregoing summary of the provisions of the DEPFA Waiver is qualified in its entirety by the full text of the DEPFA Waiver included in Appendix D and incorporated by reference herein.
License Agreement (See page 28)
          On September 14, 2007, concurrent with the closing of the Asset Sale, and as required by the DEPFA Waiver, DEPFA and the Company entered into the License Agreement to allow the Company to operate under a trade name but continue to use the name “First Albany” in certain instances before the Charter Amendment is approved at the special meeting or in the event the Charter Amendment is not approved at the special meeting. The License Agreement allows the Company to use the name “First Albany” in the Company’s official corporate name as required by applicable law and in the Company’s ordinary conduct of its business, including in correspondence and contracts, for an annual royalty fee of fifty thousand dollars ($50,000), which the Company paid to DEPFA on November ___, 2007. The Company will continue to operate its business under the Broadpoint trade name until such time as its Certificate of Incorporation is amended to change the name of the Company to Broadpoint Securities Group, Inc. and the License Agreement is terminated.
          The foregoing summary of the provisions of the License Agreement is qualified in its entirety by the full text of the License Agreement included in Exhibit A of Appendix D and incorporated by reference herein.
Voting Agreement (See page 28)
          As a condition to the DEPFA Waiver, DEPFA and MatlinPatterson entered into the Voting Agreement as of June 29, 2007. The MatlinPatterson transaction closed on September 21, 2007. Pursuant to the terms of the Investment Agreement dated as of May 14, 2007 between the Company and MatlinPatterson, MatlinPatterson purchased 37,909,383 newly-issued shares of the Company’s common stock, subject to upward adjustment based on the adjustment provisions of the Investment Agreement, for a purchase price of $49,420,000. The Company estimates that MatlinPatterson will own between approximately 70% and 75% of the outstanding common stock of the Company (between 60% and 65% on a fully-diluted basis) following this adjustment. The 37,909,383 shares of common stock held by MatlinPatterson as of the record date represent approximately 69.86% of the issued and outstanding voting power of the Company on the record date. Pursuant to the Voting Agreement, at the special meeting, MatlinPatterson will vote its shares of the Company’s common stock in favor of Proposal 1 and will not solicit, encourage or recommend to other shareholders of the Company that they vote their shares of common stock in any contrary manner or they not vote their shares of common stock at all.
          The foregoing summary of the provisions of the Voting Agreement is qualified in its entirety by the full text of the Voting Agreement included in Exhibit B of Appendix D and incorporated by reference herein.
No Appraisal Rights (See page 28)
          The shareholders are not entitled to appraisal rights with respect to Proposal No. 1, and we will not independently provide the shareholders with any such rights.
Proposal No. 2: to Amend the Certificate of Incorporation to
Permit the Shareholders to Act by Less Than Unanimous Written Consent (See page 31)
          Our Certificate of Incorporation does not currently contain a provision permitting the shareholders having the minimum number of votes necessary to authorize an action to do so by written consent. Our Board believes that the addition of such a provision would be in the best interests of the Company and its shareholders. It will allow us, in situations where we can obtain the requisite consent in writing, to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a shareholder meeting for the purpose of approving the action. The Board believes that in such cases where a majority in interest of the shareholders have already consented to a given action, the shareholder meeting becomes a formality that utilizes time and resources that are better spent on other corporate functions. Upon the closing of the previously announced Private Placement on September 21, 2007, MatlinPatterson became the holder of a majority of our outstanding capital stock. As previously disclosed in the Company’s annual meeting proxy statement, MatlinPatterson has indicated its intention to vote in favor of Proposal 2 and therefore Proposal 2 will be approved. Accordingly, upon approval of Proposal 2, MatlinPatterson will be able to determine matters submitted to a vote of shareholders, such as approval of significant corporate transactions, unilaterally by written consent and without a shareholder meeting until such time as its ownership interest decreases to less than fifty percent (50%).

SPECIAL MEETING OF SHAREHOLDERS

[                                        ], 2007
          This proxy statement is being furnished to the shareholders of First Albany in connection with the solicitation by the Board of proxies for use at the special meeting to be held at the offices of the Company, One Penn Plaza, 42nd Floor, New York, New York 10119 on [                    ], 2007 at 10:00 a.m. (EDT), and any postponements or adjournments thereof. The mailing address of the principal office of the Company is One Penn Plaza, 42nd Floor, New York, New York 10119 and its telephone number is (212) 273-7100.
          At the special meeting, the shareholders of the Company will be asked (1) to consider and act upon the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) to consider and act upon the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.
Proxy Solicitation
          This proxy statement and the enclosed form of proxy are expected to be mailed on or about [                    ], 2007. All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers and other employees of the Company in person or by mail, telephone, facsimile or e-mail, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services.
Voting by Mail, Internet or Telephone
          Shareholders who cannot attend the special meeting in person can be represented by proxy. Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.
          A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy (including an Internet or telephone vote) or by attending and voting in person at the special meeting. The execution of a proxy will not affect a shareholder’s right to attend the special meeting and vote in person, but attendance at the special meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the special meeting and not revoked will be voted at the special meeting.

VOTING, RECORD DATE AND QUORUM
          Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (1) “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “For” the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.
           As to any other matter or business which may be brought before the special meeting, including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same. As of the date hereof, the Board does not know of any such other matter or business.
          The close of business on November 26, 2007 has been fixed as the record date for the determination of shareholders entitled to vote at the special meeting. 54,266,608 shares of common stock were outstanding as of the record date. Each shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. There are no other shares of voting stock of the Company outstanding. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes (as described below) and votes to “withhold authority” are counted in determining whether a quorum has been reached on a particular matter. Votes to withhold authority are treated the same as abstentions for purposes of the voting requirements described below.
          If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Your broker will not be permitted to exercise voting discretion with respect to Proposal 1 or Proposal 2.
          You can cast one vote for each share of First Albany common stock you own. The proposals require the following percentages of votes in order to approve them:
•	To be approved, Proposal 1 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.
          The Board unanimously recommends that the shareholders vote (1) “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “For” the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

PROPOSAL NO. 1:
TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY TO BROADPOINT SECURITIES GROUP, INC.
          On March 6, 2007, the Company and Broadpoint Capital entered into the Asset Purchase Agreement with DEPFA. Pursuant to the Asset Purchase Agreement, DEPFA agreed to purchase the MCMG, which consists primarily of the Company’s Municipal Capital Markets segment and certain assets of the Company and Broadpoint Capital related thereto, including the municipal bond inventory used in the business of the MCMG and the right to use the name “First Albany” and any derivative thereof except for certain exceptions, as described in the Asset Purchase Agreement.
          On September 14, 2007, following the satisfaction or waiver of the closing conditions set forth in the Asset Purchase Agreement, the sale of the MCMG to DEPFA was completed. Following the closing on September 24, 2007, the Company announced the launch of its new corporate brand, “Broadpoint”. Accordingly, the Board is proposing that Article FIRST of our Certificate of Incorporation be amended to change the name of the Company to Broadpoint Securities Group, Inc. The full text of Article FIRST of the Certificate of Incorporation, as proposed to be amended, is as follows:
“FIRST, The name of the Corporation shall be Broadpoint Securities Group, Inc., and the name under which it was formed was First Albany Companies Inc.”
          On the closing and in accordance with the terms of the Asset Purchase Agreement, DEPFA purchased certain assets of the Company and Broadpoint Capital comprising the MCMG for a purchase price of $12,000,000 in cash. Further, pursuant to the Asset Purchase Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the MCMG. The purchase price for the municipal bond inventory was approximately $48,000,0000, based on Broadpoint Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing. The proceeds of the sale of the MCMG’s inventory were used to pay off certain loans secured by the municipal bond inventory. The Company used the proceeds from the Asset Sale, other than the proceeds from the sale of the municipal bond inventory, to retire certain loan obligations pursuant to an agreement with the Company’s lender and lessor. Because the Company is no longer required to maintain capital reserves to support certain short term bank loans financing the municipal bond inventory, the freed up capital from the sale of the municipal bond inventory and the remaining proceeds from the Asset Sale have been and will be used to pay down debt, restructure our back office and transition into a smaller and leaner organization. In connection with the transaction, DEPFA assumed certain contractual obligations of the Company and Broadpoint Capital and acquired the right to use the name “First Albany” and any derivative thereof except for certain exceptions.
          Under the terms of the Asset Purchase Agreement the Company and Broadpoint Capital also agreed not to compete with the Municipal Capital Markets Group for 10 years following the closing, subject to certain carve-outs, including Broadpoint Capital’s ability to continue to operate its Fixed Income Middle Market Group. This non-competition covenant will not be binding on the successors and assigns of either party in the event of the sale, merger or other disposition of either the Company or Broadpoint Capital following the closing date other than if such disposition occurs prior to the third anniversary of the closing date and the successor or acquiring person is not engaged in the business of underwriting, advisory services, sales and trading of U.S. municipal bonds or other similar securities, in which case such successor or acquiror will be bound by the non-competition covenant until the third anniversary of the closing date. On June 22, 2007, the Company announced the closure of the Fixed Income Middle Markets Group and the sale of the inventory positions managed by the FIMM to C.L. King & Associates at market values in the aggregate amount of approximately $34 million, the proceeds of which were used to repay short term bank loans used to finance the FIMM and other firm inventory.
          The Asset Purchase Agreement provides that the Company and Broadpoint Capital will be obligated to indemnify DEPFA and certain related parties for a period of eighteen (18) months following the closing, or until March 14, 2009, subject to certain exceptions, for losses incurred in connection with (i) breaches by the Company and Broadpoint Capital of their respective representations, warranties and covenants, (ii) excluded liabilities and (iii) non-compliance with applicable bulk sale transfer laws. The indemnification obligations of the Company and Broadpoint Capital are limited, with certain exceptions, to losses that, in the aggregate, exceed $500,000, subject to a cap of $3 million. Pursuant to the Asset Purchase Agreement, losses incurred in connection with excluded liabilities and breaches of representations and warranties relating to Broadpoint Capital having good and marketable title to, and the power to transfer free and clear, the municipal bond inventory of Broadpoint Capital to be transferred to DEPFA at closing, are not subject to the cap of $3 million.
          The Asset Purchase Agreement also provides that DEPFA will be obligated to indemnify the Company and Broadpoint Capital and certain related parties for a period of eighteen (18) months following the closing, or until March 14, 2009, subject to certain exceptions, for losses incurred in connection with (i) breaches by DEPFA of its representations, warranties and covenants, (ii) employment-related obligations incurred following the closing with respect to employees of the Municipal Capital Markets Group who accept employment with DEPFA and (iii) assumed liabilities. The indemnification obligations of DEPFA are limited, with certain exceptions, to losses that, in the aggregate, exceed $500,000, subject to a cap of $3 million. Pursuant to the Asset Purchase

Agreement, losses incurred in connection with assumed liabilities are not subject to the cap of $3 million.
Background of the Asset Sale
          The Company experienced losses in several of our key segments in 2005 and 2006, including equities sales and trading, equity investment banking and fixed income sales and trading.
          Recognizing these losses and the need to maintain liquidity requirements, in the spring of 2006 the Board retained Freeman & Co. Securities LLC (“Freeman”) as its financial advisor to establish a comprehensive process to entertain both a strategic sale of, or a strategic investment in, the Company. The Company began to work immediately on preparing materials for potential investors, and in the spring and summer of 2006 a broad target list of over thirty names was developed, which led to focused discussions with twenty-two parties. After discussions and preliminary due diligence, three potential investors emerged. The first of these formally withdrew without providing a letter of intent or a term sheet and while both the second and third gave verbal indications of interest at a valuation of approximately tangible book value, neither provided a written letter of intent or term sheet, and the process concluded unsuccessfully.
          The Board’s conclusions from the formal process were that (1) there was apparent potential market interest to buy the entire Company for tangible book value, but no written offers were received, (2) the process was beginning to have a negative effect upon employee retention and (3) the Company should focus on its strategy to repair the financials of the Company that was begun in June 2006 and suspend the formal process while still selectively entertaining or soliciting interest in a sale or investment.
          During the December 22, 2006 meeting of the Board, Peter McNierney, the Company’s CEO, provided the Board with an update on the financial performance of the Company. He noted that the results were below budget projections by $3-4 million and stated that although the Company could continue to survive as a stand-alone entity, this would not be the preferred course of action. Mr. McNierney then presented an analysis and comparison of potential transactions the Company might undertake including a merger, an acquisition or an investment by a third party. Mr. McNierney described several investment offers to the Board, one of which was an offer from DEPFA to purchase the Company’s Municipal Capital Markets Group, including the MCMG’s assets and the rights to the First Albany name.
          In December 2006, DEPFA delivered a draft letter of intent (the “Letter of Intent”) to the Board. It contemplated a purchase of the MCMG at approximately 1.8 times book value of the MCMG and approximately 0.9 times its net revenues. At the meeting on December 22, 2006, the Board discussed various valuation metrics with management. In addition, it was noted that in connection with the proposed transaction, DEPFA would need time to apply for and obtain a U.S. broker-dealer license, which could delay the consummation of the transaction. The Board also discussed the value of the First Albany name and the implications of the sale of the name for the rest of the Company. Mr. McNierney stated that he believed the name had limited value to the rest of the Company. Moreover, Mr. McNierney reported that the DEPFA proposal received support from the MCMG, including Kenneth D. Gibbs, Managing Director of the MCMG, Broadpoint Capital. In response to questions from directors, Brian Coad, the Company’s CFO, reported the planned stock awards for the MCMG employees for 2006 end of year compensation as well as current stock holdings by such employees.
          The Board then discussed each of the potential offers and the possible timing or sequencing of the deals in order to maximize shareholder value. In particular, the Board discussed whether it was advantageous to seek the sale of the MCMG separately from the Company and its other divisions and the possibility of improving a bid for the Company by first concluding the sale of the MCMG. It was believed that the Company may have had greater value in the market if divisions were sold separately rather than as a whole. The Board reasoned that it may be able to gain a stronger negotiating position with respect to other potential buyers if the Company sold the MCMG first.
          Mr. McNierney also reported his continuing concern regarding retention of the MCMG employees following the February bonus payments. The Board observed that by pursuing the DEPFA offer first, it would eliminate the risk of losing key employees of the MCMG without the benefit of a sale. It was noted that the risk had been repeatedly mentioned to the Board by management.
          Accordingly, the directors agreed that it would be in the best interest of the Company and its shareholders to pursue the DEPFA offer and elicit offers to purchase the remainder of the Company. There was some discussion as to whether the Company should pursue serial purchase negotiations or parallel negotiations, in which case DEPFA would have to agree to limit its exclusive right to negotiate with the Company to only the purchase of the MCMG. The Board also considered whether pursuing parallel negotiations would cause DEPFA to lose interest and therefore frustrate the Company’s plan to improve its overall negotiating position with other interested parties by selling the MCMG. The majority of the Board supported the serial negotiations alternative. The Board resolved to authorize Mr. McNierney to negotiate and execute a letter of intent with DEPFA for the purchase and sale of the MCMG of Broadpoint Capital with a limited exclusivity clause.
          Throughout December 2006 and January 2007, DEPFA and its financial and legal advisors and the Company and its financial advisor, Freeman, and legal advisor, Dewey & LeBoeuf LLP (“Dewey”), conducted their due diligence reviews and participated in discussions through in-person meetings, telephone conferences and exchange and review of various documents and information relating to the two companies.
          On January 3, 2007, the Board met to discuss concerns raised by directors in connection with the proposed Letter of Intent. Ms. O’Brien requested that the Company’s legal counsel, Cahill/Wink LLP, review the duties of directors, particularly the directors’ duties of care and loyalty with emphasis on the changing nature of those duties as a result of selling significant assets of the Company and in the context of selling the Company itself.
          Representatives of Freeman then reported on their attempts to identify interested parties in connection with their engagement by the Company. The deterioration of the financial results of the Company led to no real alternatives after months of seeking a strategic partner, investor or purchaser. However, Freeman’s representatives provided an update regarding DEPFA’s extensive due diligence review of the Company and DEPFA’s strong balance sheet. In addition, Freeman’s representatives stated that it believed the price offered by DEPFA was fair, that there was a high probability of consummation of the transaction and that they would be able to issue a fairness opinion to the Board based on the current terms of the proposed transaction with DEPFA. Freeman then discussed the impact of the proposed transaction with DEPFA on the strategic position of the Company. Freeman believed that the proposed transaction would provide temporary stability and enable the Company to focus on returning its remaining divisions to profitability, and, as a result, the Company could elicit higher multiples in the market in a potential transaction for the remaining divisions. The Board then resolved that the Company should execute the Letter of Intent.
          In addition, a special committee of the Board (the “Special Committee”), comprised of Nicholas A. Gravante, Jr., Carl P. Carlucci, Dale Kutnick and Ms. O’Brien, was formed to assist in evaluating proposals from potential investors and to make recommendations to the Board regarding any issues requiring Board consideration with respect to any proposals received from such investors. Bingham McCutchen LLP was later retained as legal counsel for the Special Committee.
          On January 12, 2007, at a meeting of the Special Committee, representatives of Freeman discussed the current status of the DEPFA proposal. The Special Committee also instructed management to develop its own “stand-alone” plan, so that the Board could ultimately consider several alternatives upon the expiration of DEPFA’s exclusivity period, including DEPFA’s offer to acquire the MCMG assets, any offers for the other assets of the Company, the Company’s stand-alone business plan in the absence of any offers, and any other strategic alternatives for consideration.
          In January 2007, DEPFA’s legal counsel, Sidley Austin LLP, delivered a proposed asset purchase agreement, and during January and February 2007, DEPFA and the Company, together with their respective financial and legal advisors, continued to negotiate and finalize the terms of the Asset Purchase Agreement and related transaction documents, while finalizing their mutual financial, legal and other customary due diligence reviews and discussions.
          At the Board meeting on February 5, 2007, Mr. McNierney asked Freeman to provide an update on the potential transaction with DEPFA. Freeman led the Board through a discussion of issues that the Company has faced since engaging Freeman in the spring of 2006. Freeman also provided an update on the current market cap for small-cap broker-dealers and an outlook on the competition the Company faced. Freeman also discussed the potential for transactions with strategic investors or other purchasers subsequent to the DEPFA transaction.
          At the Board meeting on February 6, 2007, Mr. Coad updated the Board regarding the status of the DEPFA transaction. He provided a pro forma financial statement without the inclusion of the MCMG and discussed the wind down of administrative support for the MCMG. The Board discussed the anticipated cash remaining on the balance sheet and the anticipated capital requirements following the transaction. Mr. Coad also provided an overview of the Company both prior and subsequent to the proposed DEPFA transaction. Management recommended that it continue to review this decision during the period up to and through the DEPFA closing.
          Throughout February 2007 and early March 2007, DEPFA and its financial and legal advisors and the Company and its financial advisor, Freeman, and legal advisor, Dewey, continued their due diligence reviews and participated in discussions through in-person meetings, telephone conferences and exchange and review of transaction documents with respect to the Asset Sale.
          On March 5, 2007, at a meeting of the Board, Freeman presented its analysis and verbally rendered to the Board its opinion that, based on and subject to the matters described in the fairness opinion (the “Fairness Opinion), the consideration to be received by Broadpoint Capital in the Asset Sale is fair to the Company from a financial point of view. Freeman’s presentation included a summary of the purchase price consideration and the employee related retention/deferred obligations settlement to be made under the Asset Purchase Agreement, analyses of the 2006 financials of the MCMG and the Company and related transaction multiples, an update of the current market capitalization for small-cap broker-dealers in the public market, and an update of current market cap for small-cap broker-dealers in strategic acquisitions. Dewey led the Board through a discussion of the terms of the Asset Purchase Agreement, including a discussion of the purchase price, significant representations and warranties, conditions to closing, potential adjustments to the purchase price, the operating and indemnification covenants. The Board resolved that the Asset Purchase Agreement and the ancillary agreements and transactions contemplated thereby were advisable and in the best interest of the Company and its shareholders. The Board also resolved to approve the Asset Purchase Agreement.

          On March 6, 2007, the Company and Broadpoint Capital entered into the Asset Purchase Agreement with DEPFA described below and attached hereto as Appendix A. The DEPFA transaction closed on September 14, 2007, and pursuant to the Asset Purchase Agreement, DEPFA purchased the MCMG for a purchase price of $12 million in cash. Further, pursuant to the Asset Purchase Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the Municipal Capital Markets Group. The purchase price for the municipal bond inventory was approximately $48,000,000, based on Broadpoint Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing. It was anticipated that the fair market value sale of the municipal bond inventory would also free up capital because the Company would no longer be required to maintain capital reserves to support certain short term bank loans financing the inventory, and that the freed up capital could be used, in addition to the proceeds from the sale of the MCMG, to grow our business, to seek to acquire other securities or advisory businesses, to focus on our core investment products and service strengths and to better meet the needs of our clients. The Company used the proceeds from the Asset Sale to retire certain loan obligations pursuant to an agreement with the Company’s lender and lessor and the freed up capital from the sale of the municipal bond inventory and the remaining proceeds from the Asset Sale have been and will be used to pay down debt, restructure our back office and transition into a smaller and leaner organization. Please see the section “Asset Purchase Agreement” below for more information about the Asset Purchase Agreement. Freeman issued its written Fairness Opinion on March 6, 2007 in connection with the execution of the Asset Purchase Agreement, described below and attached hereto as Appendix B. Please see the section “Opinion of Our Independent Financial Advisor” below for information on the Fairness Opinion.
Reasons for the Asset Sale
          We undertook the Asset Sale in order to obtain additional capital to more effectively pursue our strategic objectives. After considering numerous potential financing and strategic objectives, including alternate financing structures relating to the MCMG, the Special Committee and the Board determined that the Asset Sale was the best available alternative and would provide the greatest potential value for the shareholders, as well as provide additional capital to pursue our long-term strategic goals.
          In making its determination to approve the Asset Sale, the Board formed an independent Special Committee to assist management in evaluating various aspects of the transaction, and to make recommendations to the Board regarding any issues requiring Board consideration with respect to the transaction. As part of that process, the Special Committee and the Board consulted with our officers with respect to strategic and operational matters. The Special Committee and the Board also consulted with Freeman regarding financial matters and Dewey regarding legal matters, including the Asset Purchase Agreement and related documents. The determination to approve the Asset Sale was the result of careful consideration by the Special Committee and the Board of a number of factors, including the following positive factors:
•	We believed the Asset Sale would provide additional funding, which is important because the continued operation of our business is costly and capital intensive and our capital resources were limited.

•	We believed the Asset Sale would enable us to focus on strengthening our other businesses, rather than diverting our attention to the MCMG business.

•	After conducting an extensive review of our financial condition, results of operations and business and earning prospects, focusing on our MCMG business would not be reasonably likely to create greater value for our shareholders as compared to the prospects presented by the Asset Sale and our future business plan.

•	We believed the Asset Sale would result in the positive treatment of many of our employees through possible employment by DEPFA following the closing.

•	Our prior market check process only led to verbal indications of interest for transactions that we believed were less favorable to our shareholders than the Asset Sale and the Board believed that, with the severe risks of further key employee turnover combined with the absence of any written or formal current offers at the previous market check level, the DEPFA transaction was financially attractive. Please see a more detailed description of the previous market check in the sections entitled “Background of the Asset Sale” on page 14 and “Opinion of Our Independent Financial Advisor” on page 17.

•	The Asset Sale would strengthen our financial condition and we believed it would reduce our financial risk.

•	We received the opinion of Freeman that the consideration to be received by Broadpoint Capital in the Asset Sale would be fair to us from a financial point of view. Please see the section entitled “Opinion of Our Independent Financial Advisor” on page 17 for further information.
          When contemplating the Asset Sale, the Special Committee and the Board also considered a number of potentially negative factors, including the following:

•	the risks and uncertainties of our ability to execute our strategic plan and to enhance shareholder value;

•	the loss of use of the name First Albany;

•	the costs involved in adopting a new name and seeking shareholder approval to amend our Certificate of Incorporation;

•	the risk that all or some of the potential benefits of the Asset Sale may not be realized;

•	the risk of employee disruption associated with the Asset Sale; and

•	the risks and potential delay associated with DEPFA obtaining broker-dealer registration with the SEC and the NASD.
          The Special Committee and the Board conducted an overall analysis of the Asset Sale in which it weighed the benefits and advantages against the risks and negative factors described above. The Special Committee and the Board did not view any of the factors as determinative or assign any rank or relative weight to the factors. Throughout the process, the Board continued to consider alternatives to the Asset Sale, including alternate financing structures, the sale of the Company or its merger with another entity, and the liquidation of the Company. The Board recognized that there can be no assurance that it would be able to achieve all or significantly all of each anticipated benefit or advantage or that it had identified and accurately assessed each risk and negative factor. However the Board concluded that the potential benefits and advantages of the Asset Sale significantly outweighed the risks and negative factors.
          The Board, by unanimous action of all members, (i) approved the Asset Purchase Agreement and the transactions contemplated thereby, (ii) determined that the Asset Purchase Agreement and the Asset Sale are advisable, fair to, and in the best interests of the shareholders of the Company, and (iii) determined to recommend that the Company’s shareholders approve the amendment to the Company’s Certificate of Incorporation in connection with the Asset Sale.
          In reaching these determinations, the Board considered a variety of business, financial and market factors and the financial presentation of Freeman, including the opinion of Freeman as to the fairness to the Company, from a financial point of view, of the consideration to be received by Broadpoint Capital pursuant to the Asset Purchase Agreement, subject to the assumptions, qualifications and limitations stated in its opinion
          This information has been provided to you in connection with your consideration of the amendment to the Certificate of Incorporation changing the name of the Company in accordance with the terms of the Asset Purchase Agreement governing the completed Asset Sale. For the reasons described above, the Board recommends that the Company’s shareholders approve the amendment to the Company’s Certificate of Incorporation changing the name of the Company to Broadpoint Securities Group, Inc. in connection with the launch of our new brand Broadpoint and so that we may terminate the License Agreement and relieve the Company of any future royalty payment to DEPFA.
Opinion of Our Independent Financial Advisor
          The Board retained Freeman to render an opinion as to the fairness, from a financial point of view, to the Company of the consideration to be paid to Broadpoint Capital, a wholly-owned subsidiary of the Company, pursuant to the terms of the Asset Purchase Agreement. The opinion, which we sometimes refer to in this proxy statement as the “Fairness Opinion,” was prepared at the request of the Board to assist them in evaluating the Asset Sale. The full text of Freeman’s written opinion, dated March 6, 2007, is attached to this proxy statement as Appendix B and this summary is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read the Fairness Opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.
          On March 10, 2006 we engaged Freeman to establish a comprehensive process to entertain both a strategic sale of, or strategic investment in, the Company. Freeman received a $100,000 retainer in conjunction with the engagement in the spring of 2006 which was paid in 2006. This 2006 retainer will be subtracted from a fee of $1,125,000 which is payable to Freeman only upon the closing of the Asset Sale. Incorporated as a subset of the March 10, 2006 engagement letter is an implied value of approximately $250,000 for providing the Fairness Opinion. We also paid Freeman additional compensation for its delivery of a fairness opinion in connection with the previously announced MatlinPatterson transaction. Freeman and its affiliates in the ordinary course of business may in the future provide strategic consulting and investment banking services to the Company and receive fees for the rendering of such services.
          Freeman, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

          At the March 5, 2007 meeting of the Board, Freeman presented its analysis and verbally rendered to the Board its opinion that, based on and subject to the matters described in the Fairness Opinion, the consideration to be received by Broadpoint Capital in the Asset Sale is fair to the Company from a financial point of view. Freeman issued its written opinion on March 6, 2007 in connection with the execution of the Asset Purchase Agreement.
          No limitations were imposed upon Freeman by the Board with respect to the investigations made or procedures followed by Freeman in rendering its opinion. Freeman has not been requested and does not intend to update, revise or reaffirm its Fairness Opinion, including, but not limited to, to reflect any circumstances or events that have occurred since March 6, 2007. You should understand that the Fairness Opinion speaks only as of its date. Events that could affect the fairness to the Company of the consideration received by Broadpoint Capital in the Asset Sale from a financial point of view include adverse changes in industry performance or changes in market conditions and changes to our business, financial condition and results of operations.
          Freeman made such reviews, analyses and inquiries as it deemed necessary to assess the fairness, from a financial point of view, to the Company of the consideration to be received by the Broadpoint Capital in the Asset Sale. In arriving at its Fairness Opinion, Freeman reviewed and considered such financial and other matters as it deemed relevant, including, among other things:
•	the Asset Purchase Agreement and the financial terms of the transactions contemplated thereby;

•	certain publicly available information for the Company and certain other relevant financial and operating data furnished to Freeman by the Company management;

•	certain internal financial analyses, financial forecasts, reports and other information concerning the Company and the MCMG, prepared by the managements of the Company and the MCMG;

•	discussions Freeman had with certain members of the management of the Company and the MCMG concerning the historical and current business operations, financial conditions and prospects of the Company and the MCMG, including key employee retention and such other matters Freeman deemed relevant;

•	certain operating results, the reported price and/or trading histories of the shares of the common stock of the Company as compared to operating results, the reported price and trading histories of certain publicly traded companies Freeman deemed relevant;

•	certain financial terms of the transactions contemplated by the Asset Purchase Agreement as compared to the financial terms of certain selected business combinations Freeman deemed relevant;

•	certain pro forma financial effects of the transactions contemplated by the Asset Purchase Agreement on an accretion/dilution basis including pro forma operating cost reductions; and

•	such other information, financial studies, analyses and investigations and such other factors that Freeman deemed relevant for the purposes of its opinion.
          Freeman used several methodologies to assess the fairness to the Company, from a financial point of view, of the consideration to be received by Broadpoint Capital in connection with the Asset Sale. The following is a summary of the material financial analyses undertaken by Freeman in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of the Fairness Opinion.
          Freeman’s presentation included a summary of the purchase price consideration and employee related retention/deferred obligations settlement to be made under the Asset Purchase Agreement, analyses of the 2006 financials of the MCMG and the Company and related multiples, an update of the current market capitalization for small-cap broker-dealers in the public market, and an update of the current market cap for small-cap broker-dealers in strategic acquisitions.
Purchase Price Consideration and Employee Related Retention/Deferred Obligations Settlement
          Freeman’s analysis of the purchase price consideration to be received by Broadpoint Capital under the Asset Purchase Agreement included a cash payment of $12.1 million, relief from certain deferred compensation obligations of $1.6 million, and freed up capital from the sale of the municipal bond inventory estimated at $14 million and $18 million, with the capital amount to be finalized based on actual purchased inventory at the closing. Total purchase price consideration estimates based on the above were $27.7 million and $31.7 million, respectively. The cash payment was later reduced to $12.0 million. Please see the section “Summary of Terms of the Asset Sale” beginning on page 22 for more information about the consideration to be paid in the Asset Sale.
          Freeman’s analysis of the employee related retention/deferred obligations settlement found that as a result of the transaction, the total extinguished deferred obligations would be $1.6 million, based on existing deferred compensation obligations of $3.9 million, less forgiveness by the Company of promissory notes payable of $0.8 million, less the bonus payments by the Company of $1.5 million.
Analysis of 2006 Financials of the MCMG and the Company and Related Multiples
          Freeman reviewed the 2006 financials of the MCMG with the Board. The financials showed net revenues of the MCMG for 2006 of $36.7 million, less total direct expenses of $30.8 million, contribution to the Company of $5.9 million, less pro forma allocated general and administration overhead of $4.3 million (based on a pro forma allocation of 23% of total firm general and administrative overhead), resulting in a pre-tax income of $1.6 million.
          Freeman calculated that, based on freed up capital of $14 million from the sale of the municipal bond inventory, the multiples of the MCMG were price to book value of 1.98, price to revenue of 0.75, and price to pre-tax income of 17.31. Based on freed up capital of $18 million, Freeman calculated the multiples to be 1.76, 0.86, and 19.81, respectively. Freeman compared these multiples to the median public market trading multiples for small-cap broker-dealers it calculated of price to book value of 2.0, price to revenue of 1.9, and price to pre-tax income of 11.4.
          Freeman then reviewed the 2006 financials of the Company as a whole with the Board. The financials showed total market capitalization at March 2, 2007 of $27.7 million, book value of $51.6 million, net revenue of $114.8 million over the trailing 12 month period, and a pre-tax loss of $31.4 million over the trailing 12 month period (before $7.9 million asset writedown for impairments). Freeman calculated the Company’s trading multiples to be price to book value of 0.54 and price to revenue of 0.24.
Update of the Current Market Capitalization for Small-Cap Broker-Dealers in the Public Market
          Freeman reviewed the financials of a number of comparable publicly-traded small-cap investment banks and calculated the median price to book value multiple of these companies to be 2.0, the median price to tangible book value multiple to be 2.2, and the median price to pre-tax income multiple to be 11.4. Similarly, Freeman calculated the average price to book value multiple of these companies to be 2.3, the average price to tangible book value multiple to be 2.4, and the average price to pre-tax income multiple to be 11.2.
          Freeman also discussed how well the public market treated profitable broker-dealers in 2006 and identified a number of publicly-traded small cap investment banks that had initial public offerings in 2006, all of which were profitable, and presented their strong trading multiples, as well as their current book value and revenue multiples. Freeman speculated a positive public market existed for the Company if the Company took actions to return to profitability.
Update of the Current Market Capitalization for Small-Cap Broker-Dealers in the Strategic Acquisitions
          Freeman identified a number of historical and current regional investment bank and brokerage transactions comparable to the proposed DEPFA transaction. Based on its calculations, Freeman determined that the median entity value to book value multiple was 2.1, the median entity value to revenue multiple was 1.0, and the median entity value to pre-tax income multiple was 11.1. Freeman also calculated the average entity value to book value multiple to be 3.8, the average entity value to revenue multiple to be 1.1, and the average entity value to pre-tax income multiple to be 11.0.
          Freeman also focused on two recent and comparable strategic transactions involving publicly-traded small-cap broker dealers, their similarities to the proposed DEPFA transaction and the key reasons underlying these transactions.
Conclusion
          Based on the analyses described above (which should be read in conjunction with the full text of the Fairness Opinion), and with consideration to the various assumptions and limitations set forth in the Fairness Opinion, Freeman determined that, as of the date of the Fairness Opinion, the consideration to be received by Broadpoint Capital in connection with the Asset Sale is fair to the Company from a financial point of view.
          In conducting its review and arriving at its opinion, Freeman, with the Company’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided by the Company and the MCMG, or which is publicly available. While Freeman did meet with the management of the Company to review and discuss the analyses and forecasts provided by management, Freeman’s assumption as to the accuracy and completeness of such analyses and forecasts was based on contractual provisions in its engagement letter with the Company, pursuant to which Freeman was entitled to rely upon the accuracy and completeness of all information furnished by the Company. In addition, Freeman did not conduct nor assume any obligation to conduct any physical inspection of the properties or facilities of the MCMG. Freeman relied upon the assurance of the management of the Company that it was unaware of any facts that would make the information provided to Freeman incomplete or misleading in any respect. Freeman, with the Company’s consent, assumed that the financial forecasts which they examined were reasonably prepared by the management of the Company and the MCMG on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of the Company and the MCMG.

The Board reviewed the financial forecasts prepared by the Company and posed questions regarding their accuracy and completeness at the February 6, 2007 Board meeting, and, based on its review, the Board determined that Freeman’s reliance upon these forecasts was reasonable at that time.
          Freeman did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or the MCMG, nor was it furnished with such materials. With respect to all legal matters relating to the Company and the MCMG, Freeman relied on the advice of legal counsel to the Company. Freeman’s services to the Company in connection with the transactions contemplated by the Asset Purchase Agreement have been to bring both potential investors and acquirers to the Company, assist management in those negotiations and render an opinion from a financial point of view with respect to the consideration offered in the Asset Sale. Freeman’s opinion is necessarily based upon economic and market conditions and other circumstances as they existed on March 6, 2007. It should be understood that although subsequent developments may affect Freeman’s opinion, Freeman does not have any obligation to update, revise or reaffirm its opinion and expressly disclaims any responsibility to do so.
          For purposes of rendering its opinion Freeman assumed in all respects material to its analysis that the representations and warranties of each party contained in the Asset Purchase Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Asset Purchase Agreement and that all conditions to the consummation of the transactions contemplated in the Asset Purchase Agreement will be satisfied without waiver thereof. Freeman also assumed that all governmental, regulatory and other consents and approvals contemplated by the Asset Purchase Agreement will be obtained and that in the course of obtaining those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Asset Sale.
          Freeman’s opinion does not constitute a recommendation to any shareholder of the Company to take any action in connection with the transactions contemplated by the Asset Purchase Agreement or otherwise. Freeman has not been requested to opine as to, and its opinion does not in any manner address, the Company’s underlying business decision to effect the transactions contemplated by the Asset Purchase Agreement.
Financial Projections
          The Company does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, senior management did provide financial forecasts to DEPFA in November of 2006 in connection with their consideration of a possible transaction with the Company. These projections were also provided to our Board and to Freeman. We have included a summary of these projections in this proxy statement to give our shareholders access to certain nonpublic information deemed material by our Board at the time it was considering and evaluating the Asset Sale. The inclusion of these projections should not be regarded as an indication that management, our Board, DEPFA, Freeman, or any other recipient of this information considered, or now considers, these projections to be a reliable prediction of future results, and they should not be relied on as such. In addition, as we have only included a summary of the projections in this proxy statement and because the information is now outdated, you are cautioned not to rely on this information as complete or now appropriate in making a decision whether to vote in favor of amending the Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.
          We believe the assumptions the Company’s management used as a basis for the projections were reasonable at the time the projections were prepared, given the information management had at the time. However, the projections do not take into account any circumstances or events occurring after the date they were prepared and you should not assume that the projections will continue to be accurate or reflective of management’s view at the time you consider whether to vote for the amendment to the Certificate of Incorporation changing the name of the Company. The Company advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects and thus susceptible to various interpretations.
          The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Company’s control. The projections are also subject to significant uncertainties in connection with changes to the Company’s business and its financial condition and results of operation. In addition, the projections reflect projected information without regard to the Asset Purchase Agreement with DEPFA, which may cause actual results to materially differ as well. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than those contained in the projections; it is expected that there will be differences between actual and projected results. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.
          The financial projections, which are the responsibility of the Company’s management, were prepared for internal use and for our Board, to assist DEPFA with their due diligence investigations of the Company and the MCMG and for use by Freeman in its financial analysis and not with a view toward public disclosure or toward complying with United States generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. PricewaterhouseCoopers LLP has neither examined, compiled, nor performed any procedures with respect to the accompanying financial projections. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this proxy statement relates to the Company’s historical financial information. It does not extend to the financial projections and should not be read to do so.
          Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. No one has made or makes any representation to any person regarding the validity, reasonableness, accuracy or completeness of the information included in these projections or the ultimate performance of the Company compared to such information.
          For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.
BROADPOINT CAPITAL
MUNICIPAL CAPITAL MARKETS COMPENSATION MODEL — BASE CASE
($000s)

				2006 Pro	2007 Pro	2008	2008 High
	2004A	2005A	2006F	forma	forma	Target	Target
Revenue Projections
Commissions	$16,166	$14,242	$16,305	$16,305	$16,305	$18,000	$20,000
Trading P&L (excl Desk Mark)	379	(825)	1,268	1,268	1,268	2,000	2,000
Arb/Prop Trading/TOB			—	—	—	—	2,000
Net Interest Income	784	(687)	(906)	(906)	(906)	(250)	(250)

Total Regular Way (Secondary)	$17,330	$12,729	$16,667	$16,667	$16,667	$19,750	$23,750

Floater	1,427	1,831	$1,889	$1,889	$2,000	$2,500	$4,000
Private Placements	109	557	182	$182	—	—	—
Other	(253)	16	156	$156	—	—	—
Swaps	—	1,829	2,779	$2,779	2,500	3,750	5,000
Financial Advisory	4,091	3,275	3,355	$3,355	3,000	3,500	3,500
Underwriting (Fees and Credits)	13,306	21,309	11,400	$11,400	12,000	13,000	17,000

Total Public Finance	$18,680	$28,816	$19,761	$19,761	$19,500	$22,750	$29,500
Total Net Revenue	$36,010	$41,546	$36,428	$36,428	$36,167	$42,500	$53,250

				2006 Pro	2007 Pro	2008	2008 High
	2004A	2005A	2006F	forma	forma	Target	Target
Income Statement
Revenue:
Commissions	$16,166	$14,242	$16,305	$16,305	$16,305	$18,000	$20,000
Trading P&L	379	(825)	1,268	1,268	1,268	2,000	4,000
Net Interest Income	784	(687)	(906)	(906)	(906)	(250)	(250)

Total Regular Way	$17,330	$12,729	$16,667	$16,667	$16,667	$19,750	$23,750
Underwriting Sales Credits	6,187	7,961	3,664	3,664	3,888	5,850	7,650
Floater	999	1,282	1,322	1,322	1,400	1,750	2,800
Swaps	—	274	417	417	375	563	750

Total Sales and Trading	$24,516	$22,246	$22,070	$22,070	$22,330	$27,913	$34,950

Swaps	—	1,554	2,362	2,362	2,125	3,188	4,250
Floater	428	549	567	567	600	750	1,200
Advisory/Other	3,947	3,848	3,693	3,693	3,000	3,500	3,500
Underwriting Fees	7,119	13,348	7,736	7,736	8,112	7,150	9,350

Total Public Finance Revenue	$11,494	$19,300	$14,358	$14,358	$13,837	$14,588	$18,300

Total Revenue	$36,010	$41,546	$36,428	$36,428	$36,167	$42,500	$53,250

Expenses:
Sales	9,538	9,142	9,300	7,189	7,269	8,971	10,401
Trading	3,253	3,173	2,855	2,980	2,741	2,741	2,640
Banking	4,956	7,292	5,406	5,406	4,786	5,835	7,320
Banking Support			1,113	1,113	808	840	915
Desk Support (all others thru 06)	2,829	3,109	806	806	686	713	713
Research			440	440	435

				2006 Pro	2007 Pro	2008	2008 High
	2004A	2005A	2006F	forma	forma	Target	Target
Mgmt	1,000	1,246	1,800	1,800	1,085	1,275	1,598

Total Cash Comp	21,576	23,962	21,720	19,733	17,809	20,375	23,586

Stock Amort	768	1,125	1,836	1,836	1,787	1,836	1,836
Notes	598	359	288	288	225	300	300
Other	232	258	466	466	—	—	—
Benefits	1,582	1,432	1,635	1,485	1,341	1,601	1,682

Comp and Benefits	24,756	27,135	25,945	23,809	21,162	24,112	27,404

Clearing and Brokerage	521	357	360	360	360	410	492
Travel & Entertainment	475	392	350	350	350	362	382
Telecommunications	2,144	2,212	2,200	2,200	2,200	2,273	2,402
Occupancy & Equipment	1,559	1,666	1,700	1,700	1,700	1,756	1,856
Postage, Printing & Supp	159	120	150	150	150	155	164
Promotional	276	296	300	300	300	310	328
Other Expense	2,656	757	800	800	800	826	873

Operating Income	3,464	8,611	4,623	6,759	9,145	12,296	19,350
Financial Statements
          The Company’s audited financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 are appended to this proxy statement as Appendix E. The Company’s unaudited financial statements as of September 30, 2007 and December 31, 2006 and for the three and nine months ended September 30, 2007 and 2006 are also appended to this proxy statement as Appendix E. As previously disclosed in our Form 10-Q for the period ended September 30, 2006, we have sold the Municipal Capital Markets Group and met the criteria for reporting it as discontinued operations. Under generally accepted accounting principles, we are required to reclassify previously reported prior period financial statements to reflect the discontinued operations on a basis comparable to the current presentation and require our financial statements that were included in our 2006 Annual Report on Form 10-K for the year ended December 31, 2006 to be updated for discontinued operations. As a result, the following items from the Annual Report have been updated to reflect these changes: Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8, Financial Statements and Supplementary Data. This proxy statement and the appendices hereto update the information presented in the Annual Report only to the extent this information is impacted by the revised classification. The information in this proxy statement that updates the Annual Report is presented as of December 31, 2006 and other than as indicated above, has not been updated to reflect financial results subsequent to that date or any other changes since the date of the Annual Report. This updated information should be read in connection with the portions of the Annual Report that have not been updated, as well as in connection with the Company’s quarterly reports on Form 10-Q for the periods ending September 30, 2007, June 30, 2007 and March 31, 2007 and other current reports on Form 8-K filed by the Company with the SEC after the Annual Report.
          The Company’s unaudited pro forma financial statements as of September 30, 2007 and for the nine months then ended and for the years ended December 31, 2006, 2005 and 2004 are appended to this proxy statement as Appendix F. The unaudited pro forma financial statements (the “Pro Forma Financial Information”) give effect to the Asset Sale. The pro forma statements of operations for the nine months ended September 30, 2007 and for the fiscal years ended December 31, 2006, 2005 and 2004 present our consolidated results of operations, assuming that the sale of the MCMG occurred as of the beginning of the periods presented. The Pro Forma Financial Information should be read in conjunction with this proxy statement and our audited and unaudited financial statements and related notes provided in Appendix E. The Pro Forma Financial Information presented is for informational purposes only and is not intended to be indicative of the results of operations that would have occurred had the sale been consummated as of the beginning of the periods presented, nor is it intended to be indicative of our future results of operations or financial position. Future results may vary significantly from the results reflected because of various factors.
          The Municipal Capital Markets Group’s unaudited financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 are appended to this proxy statement as Appendix G. The Municipal Capital Markets Group’s unaudited financial statements as of June 30, 2007 and for the three and six months ended June 30, 2007 and 2006 are also appended to this proxy statement as Appendix G.
Summary of Terms of the Asset Sale
Asset Purchase Agreement
          The following summarizes material provisions of the Asset Purchase Agreement which governed the Asset Sale completed on September 14, 2007 and is provided for your review as it relates to your consideration of the proposed amendment to the Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. The Asset Purchase Agreement is attached as Appendix A to this document and is incorporated by reference herein. The rights and obligations of the parties including those that survive the closing of the Asset Sale on September 14, 2007 are governed by the express terms and conditions of the Asset Purchase Agreement and not by this summary or any other information contained in this proxy statement. Shareholders are urged to read the Asset Purchase Agreement carefully and in its entirety as well as this document before deciding how to vote their shares regarding the proposed amendment to the Certificate of Incorporation changing the name of the Company. The assertions embodied in the representations and warranties contained in the Asset Purchase Agreement (and summarized below) were qualified by information in confidential disclosure schedules provided by the Company to DEPFA in connection with the signing of the Asset Purchase Agreement. The Company, Broadpoint Capital and DEPFA do not consider the information contained in the disclosure schedules to be information that is required to be disclosed pursuant to federal securities law. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between First Albany and DEPFA rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement (or the summaries contained herein) as characterizations of the actual state of facts about the Company because they are modified by such disclosure schedules.
     Assets Sold
          The Company caused Broadpoint Capital to sell to DEPFA, and DEPFA purchased, all of the assets of the MCMG (the “Purchased Assets”), which included:
•	the municipal bonds in the inventory of the MCMG immediately prior to the closing;

•	the machinery, equipment, vehicles, furniture and other personal property of the MCMG;

•	the copyrights, patent rights and trademarks, including all names under which Broadpoint Capital is conducting the MCMG business or has within the previous five years conducted the MCMG business, and all goodwill associated therewith;

•	all trade secrets and other proprietary or confidential information primarily used in or relating to the MCMG business, including any policies and procedures relating to compliance with any broker-dealer or any governmental body rules and regulations or any clearing agency with respect to the MCMG business;

•	the software used in the MCMG business;

•	the contracts relating to the MCMG business;

•	the MCMG employee promissory notes and all amounts actually withheld for estimated taxes with respect to such notes;

•	cash in the amount equal to the accrued bonuses of the MCMG employees;

•	copies of all books and records of Broadpoint Capital relating to the Purchased Assets and the MCMG, excluding employee information; and

•	all client lists, customer lists, supplier lists, mailing lists and other data owned, associated with, used or employed in or by the MCMG, including service and warranty records, operating guides and manuals, and correspondence of the MCMG.
     Assumed Liabilities
          DEPFA assumed the following liabilities in connection with closing of Asset Sale:
•	all liabilities arising out of or relating to the conduct or operation of the MCMG business or the activities of DEPFA or the ownership or use of the Purchased Assets, other than liabilities with respect to taxes, in all events after the closing date;

•	all liabilities under the assumed contracts and relating to events that first occur after the closing; and

•	all liabilities for taxes levied in respect of the Purchased Assets after the applicable assumption time.
     Excluded Liabilities
     Other than the assumed liabilities described above, DEPFA did not assume any liabilities relating to or arising out of, or in connection with, the excluded business or any of the Company’s or Broadpoint Capital’s other liabilities, which included any liabilities arising out of or in connection with the excluded assets or excluded agreements.

     Purchase Price
          The purchase price paid by DEPFA in accordance with the Asset Purchase Agreement was $12 million in cash, plus the fair market value of the municipal bonds of approximately $48 million on the closing date, plus the payoff price of certain scheduled leased personal property of $389,460 and other costs, resulting in a net purchase price of approximately $8.4 million.
          Under the Asset Purchase Agreement, DEPFA had the option to exclude municipal bonds that did not satisfy its credit requirements from the Purchased Assets but elected not to do so as all of the municipal bonds included in the Purchased Assets satisfied DEPFA’s credit requirements.
     Escrow
          On the closing, DEPFA (1) paid to Broadpoint Capital the estimated purchase price for all the cleared and settled municipal bonds less 5% of the estimated purchase price for all the municipal bonds included in the Purchased Assets (the “Adjustment Escrow Amount”) and (2) deposited into escrow accounts (A) the Adjustment Escrow Amount and (B) the estimated purchase price for unsettled municipal bonds. All municipal bonds cleared and settled within 5 business days of the closing and all escrowed funds attributed to such municipal bonds were released to Broadpoint Capital. No downward purchase price adjustment as provided for in the Asset Purchase Agreement was necessary.
     Closing of the Purchase and Sale of Purchased Assets
          The closing of the Asset Sale took place on September 14, 2007 following the satisfaction (or waiver where applicable) of the following closing conditions as required by the Asset Purchase Agreement:
•	the Company and Broadpoint Capital performed in all material respects all covenants and agreements required to be performed by them under the Asset Purchase Agreement;

•	DEPFA performed in all material respects all covenants and agreements required to be performed by them under the Asset Purchase Agreement;

•	the representations and warranties of the Company and Broadpoint Capital were true and correct, subject to the material adverse effect standard provided in the Asset Purchase Agreement;

•	the representations and warranties of DEPFA were true and correct, subject to the material adverse effect standard provided in the Asset Purchase Agreement;

•	no statute, rule, regulation, order or decree of any governmental entity was enacted, entered or in effect that prohibited the consummation of the transactions contemplated by the Asset Purchase Agreement;

•	no action, suit, investigation or proceeding by any governmental entity prohibited the transactions contemplated by the Asset Purchase Agreement;

•	DEPFA First Albany Securities LLC was registered with the SEC as a broker-dealer obtained all required approvals from the National Association of Securities Dealers (“NASD”);

•	all approvals and actions of or by all governmental entities which were necessary to consummate the transactions contemplated by the Asset Purchase Agreement were received;

•	the approval of the name change by the Company’s shareholders was waived by DEPFA on June 25, 2007 in accordance with the terms of the DEPFA Waiver and Consent, as described more fully in the section title “DEPFA Waiver and Consent” on page 27;

•	Ken Gibbs and at least 3 of the 6 scheduled employees entered into employment agreements with DEPFA or DEPFA First Albany Securities LLC;

•	no insolvency event occurred with respect to the Company or Broadpoint Capital; and

•	DEPFA assumed the Company’s lease of 444 Madison Avenue, New York, New York 10022 providing DEPFA sufficient space to operate the MCMG business.

     Indemnification
          DEPFA will indemnify the Company, Broadpoint Capital and their representatives for and against any and all losses resulting from:
•	any breach of any representation or warranty of DEPFA made pursuant to the Asset Purchase Agreement;

•	any breach by DEPFA of any of its covenants or agreements contained in the Asset Purchase Agreement;

•	any liabilities for employment-related obligations incurred on or following the closing with respect to employees who entered into employment agreements with DEPFA; or

•	any liabilities assumed by DEPFA under the Asset Purchase Agreement.
          The Company and First Albany may not seek indemnification with respect to losses and expenses until the aggregate amount of our claims exceeds $500,000, in which event DEPFA will be liable only for such claims to the extent they exceed $500,000; provided, however, that, with respect to losses and expenses incurred as a result of inaccuracies of the representations and warranties relating to authority to enter into the Asset Purchase Agreement or broker fees, DEPFA will be liable from dollar one. In no event will DEPFA’s aggregate liability arising under the indemnification provisions of the Asset Purchase Agreement exceed $3 million, except in the case of the liabilities assumed by DEPFA, for which there will be no limitation on DEPFA’s aggregate liability. Generally, claims for breaches of Company representations, warranties, covenants, any liabilities for employment-related obligations incurred on or following the closing with respect to MCMG employees who enter into employment agreements and any assumed liabilities must be brought within eighteen (18) months following the closing date.
          The Company and Broadpoint Capital, jointly and severally, will indemnify DEPFA and its representatives for any and all loss resulting from:
•	any breach of any warranty or representation of the Company or Broadpoint Capital made pursuant to the Asset Purchase Agreement;

•	any breach by the Company or Broadpoint Capital of any of its covenants or agreements contained in the Asset Purchase Agreement;

•	any liabilities not assumed by DEPFA; or

•	any applicable bulk sales law, except those arising from the obligation of DEPFA to pay and discharge liabilities assumed by DEPFA.
          DEPFA may not seek indemnification with respect to losses and expenses until the aggregate amount of its claims exceeds $500,000, in which event the Company and Broadpoint Capital will be liable only for such claims to the extent they exceed $500,000; provided, however, that, with respect to losses and expenses incurred as a result of inaccuracies of the representations and warranties relating to authority to enter into the Asset Purchase Agreement, tax matters, good title to the Purchased Assets and purchased municipal bonds or broker fees, the Company and Broadpoint Capital will be liable from dollar one. In no event will the Company’s and Broadpoint Capital’s aggregate liability arising under the indemnification provisions of the Asset Purchase Agreement exceed $3 million, except with respect to losses incurred as a result of inaccuracies of the representations and warranties relating to good title to the purchased municipal bonds or losses and expenses for any liabilities not assumed by DEPFA, for which there will be no limitation on the Company’s and Broadpoint Capital’s aggregate liability. Generally, claims for breaches of Company representations, warranties, covenants, agreements, excluded liabilities or any bulk sales law must be brought within eighteen (18) months following the closing date.
     Covenants and Agreements
          The following is a list of covenants and agreements set forth in the Asset Purchase Agreement governing the certain actions following the closing of the Asset Sale on September 14, 2007. Covenants that have already been satisfied or waived by the parties prior to closing as required by the Asset Purchase Agreement may be found in the Asset Purchase Agreement appended as Appendix A to this document and incorporated by reference herein.
          DEPFA and Broadpoint Capital agreed to cooperate on a reasonable basis with respect to requests by DEPFA to Broadpoint Capital to provide transitional services and assistance following the closing, to the extent the Company is reasonably able with its current personnel to provide such additional transitional services. Such services will be provided on terms and conditions mutually agreed to by the parties, for a term no longer than six (6) months following the closing date and at a price of at least Broadpoint

Capital’s fully-loaded cost plus 5%.
Broadpoint Capital agreed to a non-compete provision that, for a period of ten (10) years following the closing date, restricts each of the Company’s and Broadpoint Capital’s ability to operate or have any direct or indirect interest in the ownership or operation of a business competitive with the MCMG business anywhere in the United States; or induce or attempt to persuade any DEPFA employee to terminate such employee’s employment, or any customer to terminate its business relationship, with DEPFA or its affiliates. The non-compete provision does not prohibit the Company, Broadpoint Capital or their affiliates from (1) engaging in the business of Broadpoint Capital’s fixed income middle markets group, so long as Broadpoint Capital and its affiliates (A) with respect to the trading of municipal bonds, will engage only in trade primarily with broker-dealers for a period of one (1) year following the closing date and (B) will not hold an inventory of municipal bonds in excess of $50,000,000 at any time for the first year following the closing date or $60,000,000 for the second year following the closing date; (2) owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange; or (3) performing, or having performed on the Company or Broadpoint Capital’s behalf, a general solicitation for employees not specifically focused at any of the transferred MCMG employees. The non-competition covenant of the Company and Broadpoint Capital is not binding on the successors and assigns of either party in the event of the sale, merger or other disposition of either the Company or Broadpoint Capital following the closing date other than if such disposition occurs prior to the third anniversary of the closing date and the successor or acquiring person is not engaged in the business of underwriting, advisory services, sales and trading of U.S. municipal bonds or other similar securities, in which case such successor or acquiror will be bound by the non-competition covenant until the third anniversary of the closing date.
The Asset Purchase Agreement also required that the Company, at its annual shareholder meeting to be held no later than June 30, 2007, include as a management proposal to be voted on by its shareholders an amendment to its Certificate of Incorporation changing the corporate name to a name that does not include “First Albany” or any derivative thereof or “FA.” The Company and DEPFA entered into a waiver agreement waiving the time restriction contained in this covenant. Please see the section “DEPFA Waiver and Consent” beginning on page 27 for a more detailed description of this waiver.
     Representations and Warranties
          The Asset Purchase Agreement contains representations and warranties, many of which are qualified by materiality, made by each party to the other on the signing date and on the closing date. The Company and Broadpoint Capital made representations and warranties relating to, among other topics, the following:
•	organization;

•	corporate authority to enter into and perform the Asset Purchase Agreement, enforceability of the Asset Purchase Agreement, approval of the Asset Purchase Agreement by the Company’s and Broadpoint Capital’s boards of directors and voting requirements to consummate the Asset Sale;

•	financial statements;

•	absence of certain changes or events;

•	tax matters;

•	assets necessary to carry on the Business, as defined in the Asset Purchase Agreement;

•	governmental permits, compliance with laws;

•	real property matters;

•	personal property matters;

•	intellectual property matters;

•	title and valid leasehold interest in Purchased Assets;

•	employment matters, including benefit plans;

•	contracts;

•	absence of pending or threatened litigation;

•	environmental matters; and

•	brokers used in connection with the Asset Purchase Agreement.
          In addition, DEPFA made representations and warranties relating to, among other matters, the following:
•	organization;

•	corporate authority to enter into and perform the Asset Purchase Agreement, enforceability of the Asset Purchase Agreement, approval of the Asset Purchase Agreement by the DEPFA’s boards of directors and voting requirements to consummate the Asset Sale;

•	brokers used in connection with the Asset Purchase Agreement;

•	sufficiency of funds; and

•	absence of pending or threatened litigation.
          The representations described above and included in the Asset Purchase Agreement were made for purposes of the Asset Purchase Agreement and are qualified by information in confidential disclosure schedules that the Company, Broadpoint Capital and DEPFA exchanged in connection with signing the Asset Purchase Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as fact. This description of the representations and warranties, and their reproduction in the copy of the Asset Purchase Agreement attached to this proxy statement as Appendix A, are included solely to provide shareholders with information regarding the terms of the Asset Purchase Agreement. Accordingly, the representations and warranties and other provisions of the Asset Purchase Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The majority of the representations and warranties in the Asset Purchase Agreement will survive eighteen (18) months following the closing.
Bonus Letter Agreements
          In connection with the asset purchase contemplated under the Asset Purchase Agreement, the Company entered into bonus letter agreements (“Bonus Agreement” or “Bonus Agreements”), dated March 5, 2007, with six key employees of the Company, which required them to remain employed by the Company through the closing of the Asset Sale and to use their best efforts to help facilitate the consummation of the Asset Sale.
          In addition, under the Bonus Agreements, four of the six employees received a bonus payment of $250,000, and one of the remaining two received a bonus payment of $500,000 (respectively, the “Bonus Payment”), on the closing of the Asset Sale after the accepting an offer of employment with DEPFA and submitting written resignation of employment with the Company. In the event that any of the five employees who received a Bonus Payment terminate employment voluntarily or are terminated for cause by DEPFA during the one year period following the closing, such employee is required to repay to DEPFA his or her respective Bonus Payment.
          For purposes of the Bonus Agreements, “cause” means (i) conviction (including any plea of guilty or nolo contendere) of a felony arising in connection with the employment with DEPFA, including a felony involving theft, embezzlement or falsification of documents or records of DEPFA; (ii) commission of fraud with respect to DEPFA causing harm to its business or assets, if proved in a court of law; (iii) breach of any material provision of the Bonus Agreement, or willful and material failure to comply with or perform any material requirement or duty of the employee’s position that is reasonably requested by DEPFA in accordance with the terms of the Bonus Agreement; or (iv) failure to timely obtain or to maintain in good standing any regulatory or self-regulatory license, certification or other accreditation necessary to the performance of the employee’s duties under the Bonus Agreement; provided that, with respect to clause (iii) of this paragraph, DEPFA must provide 30 days prior written notice identifying in reasonable detail the nature of such failure and an opportunity to cure it (if it is capable of being cured).
          Five of the key employees who are parties to Bonus Agreements were also parties to Restricted Share Award Agreements with the Company dated May 16, 2006 (the “Award Agreements”). Each of them waived and relinquished all of their respective rights to receive such awards granted under the Award Agreements and such waivers became final and irrevocable upon the closing.
DEPFA Waiver and Consent
          The following summary of the provisions of the DEPFA Waiver is qualified in its entirety by the full text of the DEPFA Waiver included in Appendix D and incorporated by reference herein.

          On June 25, 2007, the Company and Broadpoint Capital entered into the DEPFA Waiver with DEPFA, pursuant to which DEPFA agreed to waive the condition in Section 8.2 of the Asset Purchase Agreement requiring that the Company include the Charter Amendment, in connection with the sale of the name “First Albany”, amending to its Certificate of Incorporation to change its corporate name to a name that does not include the words “First Albany” or “FA” or any derivatives thereof, as a management proposal to be voted on by the shareholders at its next annual meeting, to be held no later than June 30, 2007. The Charter Amendment will be voted on by the Company’s shareholders at the special meeting.
          In addition, the DEPFA Waiver called for the Company, within ten (10) business days following the satisfaction or waiver of the closing conditions set forth in the Asset Purchase Agreement, to change the corporate names of its subsidiaries to a name that does not include the words “First Albany” or “FA” or any derivative thereof, except for limited exceptions, and caused its business to be operated under the trade name that does not include the words “First Albany” or “FA” or any derivative thereof, except for limited exceptions. In connection with the launch of our new brand, “Broadpoint”, following the closing the Company caused its subsidiaries to change their corporate names to names including the name Broadpoint and began to operate under the trade name Broadpoint Securities Group, Inc.
License Agreement
          The following summary of the provisions of the License Agreement is qualified in its entirety by the full text of the License Agreement included in Exhibit A of Appendix D and incorporated by reference herein.
          DEPFA and the Company entered into the License Agreement to allow the Company to operate under a trade name but continue to use the name “First Albany” in certain instances in the event the Asset Sale closed before the Charter Amendment was approved at the special meeting or in the event the Charter Amendment was not approved at the special meeting. Pursuant to the License Agreement, DEPFA granted the Company a non-exclusive, non-transferable, non-sublicensable license (the “License”) under DEPFA’s rights in and to the common law trademark “First Albany” (the “Mark”). The License Agreement allows the Company to use the Mark in the Company’s official corporate name and in any other context where (a) use of the Company’s official corporate name is required by applicable law, including without limitation its Certificate of Incorporation, by-laws and regulatory and other governmental filings, and (b) the Company in the ordinary conduct of its business must use the Mark in order to identify itself, including without limitation in correspondence and contracts. The Company agreed that it would not take any action materially inconsistent with the reputation for high quality symbolized by the Mark. The Company also agreed to use commercially reasonable efforts to effect the Charter Amendment within sixty days following the closing of the Asset Sale and thereafter until the Charter Amendment is effected. The DEPFA Waiver provides that if the Charter Amendment is not effected within sixty days following the closing of the Asset Sale, then in consideration for the License, the Company shall pay DEPFA an annual royalty fee of fifty thousand dollars ($50,000) within ten business days of such date and thereafter on each anniversary of such date until the License Agreement terminates in accordance with its terms. The Company paid the annual royalty fee of fifty thousand dollars ($50,000) to DEPFA on November        , 2007.
Voting Agreement
          The following summary of the provisions of the Voting Agreement is qualified in its entirety by the full text of the Voting Agreement included in Exhibit B of Appendix D and incorporated by reference herein.
          As a condition to the DEPFA Waiver, DEPFA entered into the Voting Agreement with MatlinPatterson effective as of June 29, 2007. The previously announced transaction with MatlinPatterson closed on September 21, 2007 following approval by our shareholders. Pursuant to the terms of the Investment Agreement between the Company and MatlinPatterson dated as of May 14, 2007, MatlinPatterson purchased 37,909,383 newly-issued shares of the Company’s common stock, subject to upward adjustment based on the adjustment provisions of the Investment Agreement, for a purchase price of $49,420,000. The Company estimates that MatlinPatterson will own between approximately 70% and 75% of the outstanding common stock of the Company (between 60% and 65% on a fully-diluted basis) following this adjustment. The 37,909,383 shares of common stock held by MatlinPatterson as of the record date represented approximately 69.86% of the issued and outstanding voting power of the Company on the record date. Pursuant to the Voting Agreement, MatlinPatterson agreed to vote its shares of common stock in favor of the amendment to the Company’s Certificate of Incorporation to change the name of the Company at every meeting of the shareholders of the Company at which such matter is considered and at every adjournment thereof, and not to solicit, encourage or recommend to other shareholders of the Company that they vote their shares of common stock in any contrary manner or they not vote their shares of common stock at all.
          As of September 21, 2007, MatlinPatterson is the majority shareholder of record and therefore able to vote at the special meeting, and because MatlinPatterson has entered into the Voting Agreement and has otherwise indicated its voting intentions, Proposal 1 and Proposal 2 will be approved at the special meeting.
No Appraisal Rights
          The shareholders are not entitled to appraisal rights with respect to Proposal No. 1, and we will not independently provide the shareholders with any such rights.
Regulatory Matters

          NASD Approval. In connection with the name change of the Company, the Company has effected a change in the name of its subsidiary First Albany Capital to Broadpoint Capital. As a broker-dealer registered with the SEC pursuant to Section 15(a) of the Exchange Act and as a member of NASD, Broadpoint Capital filed with NASD, a request for approval of the proposed name change. Approval of the application filed by Broadpoint Capital has been received.
          Other Regulatory Approvals. As a result of the proposed name change, the Company will be required to notify the NASDAQ Stock Market of its new name and execute a new listing agreement with the NASDAQ. The Company may also be required pursuant to other laws and regulations, either to notify or obtain the consent of regulatory authorities and organizations to which it may be subject. The Company is currently reviewing whether other filings or approvals may be required or desirable in connection with the name change.
Material U.S. Federal Income Tax Consequences
          The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect, and to different interpretations. The following discussion does not address the potential consequences of the Asset Sale under the laws of any state, local, foreign or other taxing jurisdiction or under any federal laws other than the U.S. federal income tax laws.
          The Asset Sale was a taxable event to us for U.S. federal income tax purposes. As a result, we will recognize gain or loss from the sale of the assets equal to the difference between (i) the cash received plus any liabilities assumed in exchange for the assets and (ii) our adjusted tax basis in the purchased assets. Our gain, if any, from the Asset Sale will be offset to the extent of current year losses from operations plus available net operating loss carryforwards, subject to applicable limitations under the ownership changes rules under Section 382 of the Code and the alternative minimum tax rules. Under Section 382 of the Code, where an ownership change occurs, such as the transaction with MatlinPatterson that closed on September 21, 2007, the annual utilization of the net operating loss carryforwards may be restricted.
Impact of the Asset Sale on Existing Shareholders—Advantages and Disadvantages
          The following is a list of advantages and disadvantages identified by the Board in connection with its consideration of the Asset Sale that may be helpful to shareholders in understanding the Board’s approval of the Asset Sale, including the sale of the name “First Albany” to DEPFA, that closed on September 14, 2007, and the resulting proposal to change the name of the Company to Broadpoint Securities Group, Inc.
     Advantages
          The Asset Sale would provide additional funding important for us to continue operations in accordance with our current plan and to maintain our listing on the NASDAQ Global Market. The continued operation of our business is costly and capital intensive and our current capital resources were limited.
          The Asset Sale would enable us to focus on strengthening our other businesses, rather than diverting our attention to the MCMG business.
          After conducting an extensive review of our financial condition, results of operations and business and earning prospects, focusing on our MCMG business would not reasonably likely to create greater value for our shareholders as compared to the prospects presented by the Asset Sale and our future business plan.
          Our management, in seeking potential buyers, believed that the alternatives to the Asset Sale were not reasonably likely to provide equal or greater value to us and our shareholders.
          We believed the Asset Sale would result in the positive treatment of many of our employees through possible employment by DEPFA following the closing.
          We believed the Asset Sale would strengthen our financial condition and reduce our financial risk.
          Our prior market check process only led to verbal indications of interest for transactions that we believed were less favorable to shareholders than the Asset Sale, and we received the opinion of Freeman that the consideration to be received by Broadpoint Capital in the Asset Sale would be fair to us from a financial point of view. Please see the market survey discussion in the section “Opinion of Our Independent Financial Advisor” on page 17 for further information.
     Disadvantages

          We would no longer be able to operate under the name First Albany.
          The sale of the name First Albany would require us to adopt a new name and seek shareholder approval to amend our Certificate of Incorporation.
          We would assume the risk that all or some of the potential benefits of the Asset Sale might not be realized.
          We would assume the risk that the Asset Sale might not be consummated due to certain conditions not being satisfied or waived.
          We would assume the risk of employee disruption associated with the Asset Sale.
Required Vote
          Required Approval. The affirmative vote of the holders of a majority of the shares outstanding as of the record date is required for the approval of the amendment to the Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. The Board has unanimously voted in favor of the proposed amendment.
          The Board unanimously recommends that the Company’s shareholders vote “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.

PROPOSAL NO. 2:
TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO PERMIT
THE SHAREHOLDERS TO ACT BY LESS THAN UNANIMOUS WRITTEN CONSENT
          The Board has unanimously approved and recommends to the shareholders that they consider and approve a proposal to amend the Company’s Certificate of Incorporation to permit our shareholders to take action by written consent where we have obtained the written consent of not less than the minimum number of votes that would be necessary to authorize the action at a meeting where all shares entitled to vote are present and voted, as permitted by Section 615 of the New York Business Corporation Law (the “NYBCL”). If the proposed amendment is approved, the Certificate of Incorporation would be amended by adding an Article TENTH reading in its entirety as follows:
“TENTH, Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”
          Section 615 of the NYBCL provides in pertinent part that “[w]henever...shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, or, if the Certificate of Incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.” Our Certificate of Incorporation does not currently contain a provision permitting the shareholders having the minimum number of votes necessary to authorize an action to do so by written consent. Our Board believes that the addition of such a provision would be in the best interests of the Company and its shareholders. It will allow us, in situations where we can obtain the requisite consent in writing, to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a shareholder meeting for the purpose of approving the action. The Board believes that in such cases where shareholders representing the requisite number of votes necessary to authorize an action have already consented to a given action, the shareholder meeting becomes a formality that utilizes time and resources that are better spent on other corporate functions. Upon the closing of the previously announced Private Placement on September 21, 2007, MatlinPatterson became the holder of a majority of our outstanding capital stock. As previously disclosed in the Company’s annual meeting proxy statement, MatlinPatterson has indicated its intention to vote in favor of Proposal 2 and therefore Proposal 2 will be approved. Accordingly, following the approval of Proposal 2, MatlinPatterson will be able to unilaterally determine matters submitted to a vote of shareholders, such as approval of significant corporate transactions, by written consent without a shareholder meeting until such time as its ownership interest decreases to less than fifty percent (50%). The proposed amendment to the Certificate of Incorporation would be reflected in Article TENTH of such Certificate, as detailed in the Certificate of Amendment attached hereto as Appendix C.
          The proposed amendment will become effective, after shareholder approval, upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the New York Secretary of State.
Required Vote
          Required Approval. The affirmative vote of the holders of a majority of the shares outstanding as of the record date is required for the approval of the amendment to the Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent. The Board has unanimously voted in favor of the proposed amendment.
          The Board unanimously recommends that the Company’s shareholders vote “For” the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT
     The following table sets forth information concerning the beneficial ownership of common stock of the Company as of September 30, 2007, by (i) persons owning more than 5% of the common stock, (ii) each director of the Company and the current and former executive officers included in the Summary Compensation Table and (iii) all directors and current executive officers of the Company as a group. An asterisk in the percentage column indicates that a person or group beneficially owns less than 1% of the outstanding shares.

	Shares Beneficially		Deferred Stock
	Owned(1)		Units(5)
Name	Number	Percent	Number

MatlinPatterson FA Acquisition LLC(7)(8)	37,909,383	69.86%	0
Mark R. Patterson (7)	37,909,383	69.86%	0
David J. Matlin (7)	37,909,383	69.86%	0
Lee Fensterstock	0	*	1,000,000
Christopher R. Pechock	0	*	0
Frank Plimpton	0	*	0
Robert S. Yingling	0	*	0
Peter J. McNierney(2)	447,302	*	600,000
Alan P. Goldberg(2)(4)	787,861	1.44%	12,433
George C. McNamee(2)(3)(6)	1,766,669	3.25%	18,935
Brian Coad(2)	55,641	*	200,000
Carl P. Carlucci, Ph.D.(2)	31,100	*	0
Dale Kutnick(2)	43,564	*	0
Gordon J. Fox(2)	28,464	*	10,638
Paul W. Kutey(2)	7,212	*	638
All directors and current executive officers as a group (11 persons)(2)	40,286,734	73.91%	1,894,582

*	References ownership of less than 1.0%.

(1)	Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Includes shares of Common Stock that may be acquired within 60 days of September 30, 2007 through the exercise of stock options as follows: Mr. Coad: 10,000; Mr. Goldberg: 383,100; Mr. McNamee: 155,319; Mr. McNierney: 52,500; Mr. Carlucci: 6,000; Mr. Kutnick: 6,000; and all directors and current executive officers as a group: 245,324.

(3)	Includes 34,617 shares owned by Mr. McNamee’s spouse and through her retained annuity trust. Also includes 39,330 shares owned by Mr. McNamee as custodian for his minor children.

(4)	Includes 13,542 shares held by the Goldberg Charitable Trust. Mr. Goldberg is the co-trustee of such trust and disclaims beneficial ownership of such shares. Also includes 5,715 shares held by various trusts for Mr. Goldberg’s family members for which Mr. Goldberg is a trustee; Mr. Goldberg disclaims beneficial ownership of all such shares.

(5)	The amounts shown represent restricted stock units held under the Company’s 2007 Incentive Compensation Plan that may possibly be exchanged for shares of Common Stock within 60 days of September 30, 2007 by reason of any potential termination, death or disability of the listed directors or officers as follows: Mr. Fensterstock: 100,000 upon termination or 1,000,000 upon death or disability; Mr. McNierney: 60,000 upon termination or 600,000 upon death or disability; Mr. Coad: 20,000 upon termination or 200,000 upon death or disability; and, all current directors and executives as a group: 187,500 upon termination or 1,875,000 upon death or disability. The amounts also include the number of phantom stock units held under the Company’s nonqualified deferred compensation plans that may possibly be exchanged for shares of Common Stock within 60 days of September 30, 2007 by reason of any potential termination of the listed directors or officers as follows: Mr. Fox: 10,638; Mr. Goldberg: 12,433; Mr. Kutey: 638; Mr. McNamee: 18,935; and all directors and current executive officers as a group: 19,582. These amounts do not take into consideration the potential application of Section 409A of the Internal Revenue Code which in some cases could result in a delay of the distribution beyond 60 days.

(6)	Includes 1,146,195 shares pledged by Mr. McNamee in connection with a loan from KeyBank. No other current director, nominee director or executive officer has pledged any of the shares of common stock disclosed in the table above.

(7)	The indicated interest was reported on a Schedule 13D/A filed on September 25, 2007, with the SEC by MatlinPatterson FA Acquisition LLC on behalf of itself, MatlinPatterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Partners II LLC, MatlinPatterson Global Opportunities Partners II, L.P., MatlinPatterson Global Opportunities Partners (Cayman) L.P., David J. Matlin, and Mark R. Patterson. Beneficial ownership of the shares held by MatlinPatterson FA Acquisition LLC — 37,909,383 (shared voting and shared dispositive power) was also reported for: MatlinPatterson Global Opportunities Partners II L.P. — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Global Opportunities Partners (Cayman) II L.P. — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Global Partners II LLC — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Global Advisers LLC — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Asset Management LLC — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson LLC — 37,909,383 (shared voting and shared dispositive power), David J. Matlin — 37,909,383 (shared voting and shared dispositive power), and Mark R. Patterson — 37,909,383 (shared voting and shared dispositive power).

(8)	The number of shares held by MatlinPatterson is subject to upward adjustment based on the adjustment provisions of the Investment Agreement dated as of May 14, 2007 between the Company and MatlinPatterson FA Acquisition LLC. The Company estimates that MatlinPatterson will own between approximately 70% and 75% of the outstanding common stock of the Company (between 60% and 65% on a fully-diluted basis) following this adjustment.

CHANGE IN CONTROL
          On May 14, 2007, the Company entered into the Investment Agreement with MatlinPatterson providing for the purchase by MatlinPatterson, upon the terms and subject to the conditions of the Investment Agreement, of 33,333,333 newly issued shares of the Company’s common stock, par value $.01 per share, for an aggregate cash purchase price of $50 million. The MatlinPatterson transaction closed following shareholder approval on September 21, 2007. Pursuant to the terms of the Investment Agreement, MatlinPatterson purchased 37,909,383 newly-issued shares of the Company’s common stock, subject to upward adjustment based on the adjustment provisions of the Investment Agreement, for a purchase price of $49,420,000. The Company estimates that MatlinPatterson will own between approximately 70% and 75% of the outstanding common stock of the Company following this adjustment. The 37,909,383 shares of common stock represented approximately 69.74% of the issued and outstanding voting power of the Company immediately following the closing.
          In accordance with the Investment Agreement, Alan P. Goldberg, Nicholas A. Gravante, Jr., and Shannon O’Brien each resigned as directors of the Company, and Mark Patterson, Christopher Pechock, Frank Plimpton, Robert Yingling and Lee Fensterstock were appointed to the Board. Lee Fensterstock was also appointed Chairman of the Board and Chief Executive Officer and Peter McNierney was appointed President and Chief Operating Officer.
          A more detailed description of the above transaction can be found in our Current Report on Form 8-K filed with the SEC on May 15, 2007, on Form 14A filed with the SEC on August 31, 2007, and in our Current Report on Form 8-K filed with the SEC on September 27, 2007.

FORWARD—LOOKING STATEMENTS
          This proxy statement contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the SEC. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
OTHER MATTERS
          At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the special meeting. If any other business should come before the special meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.
          PLEASE NOTE THAT UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2006. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, FIRST ALBANY COMPANIES INC., ONE PENN PLAZA, 42ND FLOOR, NEW YORK, NEW YORK 10119.
          You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the meeting.
By Order of the Board of Directors

Lee Fensterstock
Chairman and Chief Executive Officer
New York, New York
[                     ], 2007

LIST OF APPENDICES
Appendix A — Asset Purchase Agreement
Appendix B — Freeman & Co. Securities LLC Fairness Opinion
Appendix C — Amendment to the Certificate of Incorporation
Appendix D — DEPFA Notice and Waiver Letter; Exhibit A, License Agreement; Exhibit B, Voting Agreement
Appendix E — Financial Statements of the Company
Appendix F — Pro Forma Financial Statements of the Company
Appendix G — Financial Statements of the Municipal Capital Markets Group

Appendix A

ASSET PURCHASE AGREEMENT
Dated as of March 6, 2007
Among
DEPFA BANK PLC,
FIRST ALBANY CAPITAL INC.
and
FIRST ALBANY COMPANIES INC

ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of March 6, 2007, among DEPFA BANK plc, an Irish public limited company (“Buyer”), First Albany Capital Inc., a New York corporation (“Seller”), and First Albany Companies Inc., a New York corporation (“Parent”).
WHEREAS, Seller is the wholly-owned Subsidiary of Parent;
WHEREAS, Seller is, among other things, engaged through its Municipal Capital Markets Group (the “Division”) in the business of underwriting, advisory services, sales and trading of U.S. municipal bonds, and other similar instruments and securities (the “Business”);
WHEREAS, Parent owns or leases certain real and personal property used by Seller in connection with the operation of the Business; and
WHEREAS, Parent and Seller desire to sell to Buyer, and Buyer desires to purchase from Parent and Seller, the Purchased Assets (as defined herein), and Parent and Seller desire to transfer to Buyer, and Buyer desires to assume from Parent and Seller, the Assumed Liabilities (as defined herein), all on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
1.1.	Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.
Accrued Bonuses” shall be the amount of cash accrued for bonuses for Employees calculated in accordance with the following formula:
Net Revenues
(base salaries)
(salesman compensation)
(severance costs incurred from January 1, 2007 until the date hereof, including such costs for those individuals set forth in Disclosure Letter Schedule 1.1(B))
(restricted stock amortization expense)
(deferred compensation amortization expense)
(note amortization expense)
(employee benefits related expenses)
(all other non-compensation related expenses directly related to the Division)
(Pre-Tax Contribution)___________________
Accrued Bonuses
With the exception of Pre-Tax Contribution, which shall be calculated in accordance with the terms of this Agreement, each of the line items set forth above shall be equal to the corresponding amounts set forth in the statements of income for the Division calculated in accordance with GAAP for the period from January 1, 2007 until the Closing Date.
“Adjustment Escrow Account” means the escrow account of Escrow Agent into which the Adjustment Escrow Amount shall be deposited by Buyer at Closing.
“Adjustment Escrow Amount” means an amount equal to 5% of the Estimated Municipal Bond Purchase Price.
“Affiliate” means, with respect to any Person, any other Person which, at the time of determination, directly or indirectly through one or more intermediaries Controls, is Controlled by or is under Common Control with such Person.
“Agreed Adjustments” has the meaning specified in Section 3.4(c).
“Agreement” has the meaning specified in the first paragraph of this Agreement.
“Allocation Schedule” has the meaning specified in Section 3.5(a).
“Assumed Contracts” means the Contracts included in the Purchased Assets.
“Assumed Liabilities” has the meaning specified in Section 2.3.

“Business” has the meaning specified in the second recital of this Agreement.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
“Buyer” has the meaning specified in the first paragraph of this Agreement.
“Buyer Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.
“Buyer Employees” means employees of Buyer and its Affiliates.
“Buyer Group Member” means (i) Buyer and its Affiliates, (ii) the directors, officers and employees of each of Buyer and its Affiliates and (iii) the respective successors and assigns of each of the foregoing.
“Buyer’s Credit Requirements” means, as at anytime, Buyer’s current credit requirements for the purchase of bonds.
“Charter Amendment” has the meaning specified in Section 8.2.
“Claim Notice” has the meaning specified in Section 11.3(a).
“Closing” means the closing of the transactions contemplated by this Agreement.
“Closing Date” has the meaning specified in Section 4.1.
“Closing Disputed Bond Amount” has the meaning set forth in Section 3.4(a).
“COBRA” has the meaning specified in Section 8.4(c).
“Code” means the Internal Revenue Code of 1986.
“Company Sale” means any of the following involving Parent or Seller: the sale of a majority of its outstanding capital stock, merger, share exchange, business combination or other similar transaction.
“Confidentiality Agreement” means the Confidentiality Agreement dated October 11, 2006 between Buyer and Parent.
“Contracts” means all written contracts, agreements, leases, subleases, licenses, sublicenses, permits, evidences of indebtedness, mortgages, indentures, notes, bonds, concessions, franchises, security agreements, joint settlement agreements, commitments, indemnities, assignments, understandings and arrangements.
“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The terms “Controlled by,” “under Common Control with” and “Controlling” shall have correlative meanings.
“Copyrights” means United States and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901), whether registered or unregistered, and pending applications to register the same.
“Court Order” means any judgment, order, award or decree of any United States federal, state or local, or any supra-national or non-U.S., court or tribunal and any award in any arbitration proceeding.
“Disputed Bond” has the meaning specified in Section 3.4(a).
“Division” has the meaning specified in the second recital to this Agreement.
“Downward Purchase Price Adjustment” has the meaning specified in Section 3.4(e).
“Employees” means employees of the Division as of the date hereof.
“Encumbrance” means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind, and, with respect to any Leased Real Property included in the Purchased Assets (if any), any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind. of 1974.
“ERISA” means the Employee Retirement Income Security Act of 1974.

“Escrow Agent” means JPMorgan Chase Bank, N.A., or such other bank or financial institution mutually acceptable to Buyer and Seller.
“Escrow Agreement” means an escrow agreement or agreements to be entered into among Escrow Agent and the parties hereto on the Closing Date on terms and conditions reasonably acceptable to Buyer and Seller
“Estimated Final Municipal Bond Purchase Price” has the meaning specified in Section 3.4(a).
“Estimated Municipal Bond Purchase Price” means the sum of the Estimated Settled Municipal Bond Purchase Price and the Estimated Unsettled Municipal Bond Purchase Price
“Estimated Settled Municipal Bond Purchase Price” means the Preliminary Estimated Settled Municipal Bond Purchase Price as adjusted by the deduction of the portion thereof allocable to Excluded Municipal Bonds.
“Estimated Unsettled Municipal Bond Purchase Price” means the Preliminary Estimated Unsettled Municipal Bond Purchase Price as adjusted by the deduction of the portion thereof allocable to Excluded Municipal Bonds.
“Estimated Valuation Certificate” has the meaning set forth in Section 3.2(b).
“Evaluation Material” has the meaning specified in the Confidentiality Agreement.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.
“Excluded Assets” has the meaning specified in Section 2.2.
“Excluded Liabilities” has the meaning specified in Section 2.4.
“Excluded Municipal Bonds” has the meaning set forth in Section 3.2(c).
“Excluded Remarketing Agreement” has the meaning specified in Section 3.4(a).
“Expenses” means any and all documented out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).
“Final Municipal Bond Purchase Price” means the purchase price for the Municipal Bonds as finally determined in accordance with Section 3.4.
“Force Majeure Event” means acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (whether war is declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, nationalization, government sanction, blockage, embargo, labor dispute, strike or lockout.
“GAAP” means United States generally accepted accounting principles.
“Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.
“Governmental Permits” has the meaning specified in Section 5.8.
“Indemnified Party” has the meaning specified in Section 11.3(a)
“Indemnitor” has the meaning specified in Section 11.3(a).
“Independent Accounting Firm” means an independent public accounting firm of nationally-recognized standing, mutually agreeable to the parties.
“Independent Expert” has the meaning specified in Section 3.4(d).
“Insolvency Event” means, with respect to any Person, (i) any dissolution of such Person, (ii) the institution against such Person of a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or the presentment of a petition for such Person’s winding-up or liquidation, (iii) such Person shall have passed a resolution for its winding-up or liquidation, (iv) such Person has sought or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets or (v) any general assignment of all or substantially all the assets of such Person with or for the benefit of such Person’s creditors.

“Instrument of Assignment” means the Instrument of Assignment substantially in the form of Exhibit A.
“Instrument of Assumption” means the Instrument of Assumption substantially in the form of Exhibit B.
“Intellectual Property” means Copyrights, Patent Rights, Trademarks and Trade Secrets.
“IRS” means the United States Internal Revenue Service.
“Knowledge of Seller” means the collective actual knowledge, after reasonable due inquiry, of the Persons listed in Disclosure Letter Schedule 1.1(A).
“Leased Real Property” means the real property owned by any third Person which Parent or Seller is lessee or sublessee of, or holds or operates, in the locations set forth in Disclosure Letter Schedule 5.9(B).
“Liabilities” has the meaning specified in Section 2.3.
“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies or other charges (excluding, except with respect to employee matters, incidental, special and consequential damages, including lost profits) suffered or incurred by an Indemnified Party in respect of any claim for which such Indemnified Party is entitled to indemnification pursuant to Article XI hereto.
“Master Equipment Lease” means the Master Equipment Lease Agreement, dated September 25, 1996, between Parent and KeyCorp Leasing Ltd.
“Material Adverse Effect” means (a) an event, change or occurrence which is materially adverse to the Purchased Assets or the Business, taken as a whole, but shall not include (i) any adverse effect due to changes, after the date of this Agreement, in conditions generally affecting (x) the industry of the Business or (y) the United States economy as a whole, or (ii) any change or adverse effect caused by, or resulting from, the announcement of this Agreement and the transactions contemplated hereby or (b) any material adverse effect on the ability of Seller or Parent to perform its obligations under this Agreement. Notwithstanding the foregoing, any Force Majeure Event materially adverse to the Purchased Assets, the Business, taken as a whole, or the industry of the Business shall be a Material Adverse Effect.
“MSRB” means the Municipal Securities Rulemaking Board.
“Municipal Bonds” means all municipal bonds, derivatives and other securities included in the inventory of the Division.
“NASD” means the National Association of Securities Dealers, Inc. and its wholly-owned subsidiary, NASD Regulation, Inc.
“Net Revenues” means the net revenues reflected in the statements of income for the Division for the period commencing on January 1, 2007 up to and including the Closing Date and included in Parent’s consolidated income statement for such period, prepared in conformity with GAAP.
“NSCC” means the National Securities Clearing Corporation.
“Notice Period” has the meaning specified in Section 11.3(a).
“NYSE” means the New York Stock Exchange, Inc.
“Owned Software” has the meaning specified in Section 5.11(g).
“Parent” has the meaning specified in the first paragraph of this Agreement.
“Patent Rights” means United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.
“Payoff Amount” has the meaning specified in Section 7.10.
“Permitted Encumbrances” means (i) liens for Taxes and other governmental charges and assessments which are not yet due and payable or delinquent, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other similar liens imposed by law arising in the ordinary course of business for sums not yet due and payable or delinquent, (iii) other liens or imperfections on property which do not adversely affect title to, detract from the value of, or impair the existing use of, the property affected by such lien or imperfection and (iv) any lien on leased personal property included in the Purchased Assets pursuant to the Master Equipment Lease.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.
“Post-Closing Tax Period” has the meaning specified in Section 8.3(a).
“Pre-Closing Tax Period” has the meaning specified in Section 8.3(a).
“Preliminary Estimated Municipal Bond Purchase Price” has the meaning specified in Section 3.2(b).
“Preliminary Estimated Settled Municipal Bond Purchase Price” has the meaning specified in Section 3.2(b).
“Preliminary Estimated Unsettled Municipal Bond Purchase Price” has the meaning specified in Section 3.2(b).
“Pre-Tax Contribution” shall be calculated in accordance with the following, assuming a June 30, 2007 Closing Date:
(i)	if the Net Revenues shall be less than or equal to $18,000,000, then the Pre-Tax Contribution shall be equal to $3,250,000; and

(ii)	if the Net Revenues shall be greater than $18,000,000, then the Pre-Tax Contribution shall be equal to $3,250,000 plus an amount equal to the product of 0.30 times the amount of Net Revenues in excess of $18,000,000, but in any event, the Pre-Tax Contribution shall be no greater than $4,000,000.

If the Closing Date shall be different than June 30, 2007, the amount of the Net Revenues and the corresponding Pre-Tax Contribution shall be adjusted from the foregoing amounts on a pro rata basis, taking into account the number of days that shall have actually elapsed from January 1, 2007 until the Closing Date relative to the number of days in the period from January 1, 2007 to June 30, 2007.
“Purchase Price” has the meaning specified in Section 3.1.
“Purchased Assets” means all the assets set forth in Section 2.1.
“Purchased Municipal Bonds” means the Settled Municipal Bonds and Unsettled Municipal Bonds in the inventory of the Division immediately prior to Closing following the sale by Seller of all Excluded Municipal Bonds, if any.
“Put Bond” has the meaning specified in Section 3.3(c).
“Put Bond Purchase Price” has the meaning specified in Section 3.3(c).
“Requirements of Laws” means any United States federal, state and local, and any non-U.S., laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law or equity.
“SEC” means the United States Securities and Exchange Commission.
“Seller” has the meaning specified in the first paragraph of this Agreement.
“Seller Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Seller or Parent under this Agreement or in connection herewith.
“Seller Group Member” means (i) Seller and its Affiliates, (ii) the directors, officers and employees of each of Seller and its Affiliates and (iii) the respective successors and assigns of each of the foregoing
“Seller’s Compensation Commitments” has the meaning specified in Section 5.13(b).
“Seller’s Plans” has the meaning specified in Section 5.13(a).
“Settled Municipal Bonds” means all cleared and settled Municipal Bonds in the inventory of the Division.
“Settlement Escrow Account” means the escrow account of Escrow Agent into which the Estimated Unsettled Municipal Bond Purchase Price shall be deposited by Buyer at Closing.
“Software” means computer software programs and software systems, including databases, compilations, tool sets, compilers, higher level or “proprietary” languages and related documentation and materials, whether in source code, object code or human readable form.

“Subsidiary” means each corporation, partnership, limited liability company, joint venture or other entity which is involved in or relates to the Business (i) in which Seller, directly or indirectly, owns of record or beneficially 50% or more of the outstanding voting securities or of which it is a general partner, (ii) in which Seller, directly or indirectly, owns of record or beneficially any outstanding voting securities or other equity interests or (iii) which is Controlled by Seller.
“Tax” or “Taxes” (and, with correlative meaning, “Taxable”) means: (i) any United States federal, state, municipal or local, or non-U.S., net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Code Section 59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement or Tax indemnity agreement.
“Tax Return” means any return, declaration, report or similar statement or any other document required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.
“Tax Sharing Arrangement” means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes Parent or Seller.
“Tentative Net Capital” means, as of any given date, tentative net capital as specified in Rule 15c3-1(c)(15) under the Exchange Act.
“Third Person Claim” has the meaning specified in Section 11.3(a).
“Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, whether registered or unregistered, and pending registrations and applications to register the foregoing.
“Trade Secrets” means trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.
“Transfer Tax” means any transfer, documentary, sales, bulk sales, use, registration, value added or other similar Tax, including any applicable real estate transfer Tax and any real property transfer gains Tax.
“Transferred Employees” means Employees who enter into employment arrangements with Buyer or accept offers of employment from Buyer or its Affiliates that are effective at Closing.
“Transition Services Agreement” means the Transition Services Agreement substantially in the form of Exhibit C.
“Unsettled Municipal Bonds” means all unsettled Municipal Bonds in the inventory of the Division.
“Upward Purchase Price Adjustment” has the meaning specified in Section 3.4(e).
“WARN” means the Workers’ Adjustment Retraining and Notification Act.
1.2. Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to Disclosure Letter Schedules means the Schedules set forth in the Disclosure Letters delivered by Parent and Seller, on the one hand, and Buyer, on the other, (iii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules, Exhibits and Disclosure Letter Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement, the Buyer Ancillary Agreements and the Seller Ancillary Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II
PURCHASE AND SALE
2.1.	Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Parent and Seller shall, and Parent shall cause Seller to, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Parent and Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), all right, title and interest of Parent and Seller in, to and under:
(a)	the Purchased Municipal Bonds;

(b)	the machinery, equipment, vehicles, furniture and other personal property listed or referred to in Disclosure Letter Schedule 5.10(A);

(c)	the Copyrights, Patent Rights and Trademarks (including all names under which Seller is conducting the Business or has within the previous five years conducted the Business), and all goodwill associated therewith, listed in Disclosure Letter Schedule 5.11(A);

(d)	all Trade Secrets and other proprietary or confidential information primarily used in or relating to the Business, including any policies and procedures relating to compliance with any broker-dealer, SEC, NASD, NYSE, any other Governmental Body rules and regulations or any clearing agency with respect to the Business;

(e)	the Software listed in Disclosure Letter Schedule 5.11(B);

(f)	the Contracts listed in Disclosure Letter Schedules 2.1(F) and 5.11(C);

(g)	the promissory notes with respect to Employees listed in Disclosure Letter Schedule 5.13(B) and all amounts actually withheld for estimated Taxes with respect to such notes equal to $218,000;

(h)	cash in an amount equal to the Accrued Bonuses;

(i)	copies of all books and records (including financial and accounting records and all data and other information stored on discs, tapes or other media) of Seller relating to the Purchased Assets and the Division (excluding with relation to Employees), including sales, advertising and marketing materials (but for financial and accounting books and records, only to the extent relating solely and exclusively to the Purchased Assets and the Division); and

(j)	all client lists, customer lists, supplier lists, mailing lists, do not call lists and other data owned, associated with, used or employed in or by the Division, including service and warranty records, operating guides and manuals, studies, and correspondence of the Division.
With respect to any unwritten remarketing agreement or any remarketing agreement pursuant to which any municipal bond or other security may be put to Buyer on or after Closing that is referred to in Disclosure Letter Schedule 2.1(F) (or with respect to any similar Assumed Contracts assigned to Buyer pursuant to Section 7.7), Buyer in its sole discretion by written notice to Seller may exclude such Assumed Contract from being assigned hereunder, if such agreement does not satisfy Buyer’s Credit Requirements determined in accordance with a reasonable application thereof, in good faith and in consultation with Seller (such Contract, an “Excluded Remarketing Agreement”). Buyer shall exercise such right within fifteen (15) days of the date hereof with respect to any such Contract referred to in Disclosure Letter Schedule 2.1(F) and within fifteen (15) days of notice of any such Contract assigned to Buyer pursuant to Section 7.7. Following delivery of such notice by Buyer, such Excluded Remarketing Agreement shall not constitute a Purchased Asset, and Buyer shall not acquire any rights or assume any liabilities with respect thereto.
2.2.	Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include the rights, properties and assets of Seller or Parent identified in Disclosure Letter Schedule 2.2 (collectively, the “Excluded Assets”).

2.3.	Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall assume, pay, perform and otherwise discharge any liabilities or obligations, direct or indirect, known or unknown, absolute or contingent (collectively, “Liabilities”) set forth below:
(a)	all Liabilities (other than Liabilities with respect to Taxes) arising out of or relating to the conduct or operation of the Business or the activities of Buyer or any assignee of Buyer in connection with the Purchased Assets or the Business or the ownership or use of the Purchased Assets, in all events after the Closing Date;

(b)	all Liabilities after the Closing pursuant to the terms of the Assumed Contracts (and relating to events that first transpire after the Closing);

(c)	all Liabilities for Taxes for which Buyer is liable pursuant to Section 8.3; and

(d)	all Liabilities for Taxes arising out of, relating to or otherwise in respect of the Purchased Assets or the operation or conduct of the Business by Buyer after the effective time of the Closing, except for Taxes for which Seller or Parent is liable pursuant to Section 8.3.
All of the foregoing Liabilities to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the “Assumed Liabilities.”
2.4.	Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any Liabilities other than Assumed Liabilities (all such Liabilities being herein called the “Excluded Liabilities”) and, notwithstanding anything to the contrary in Section 2.3, none of the following shall be Assumed Liabilities for purposes of this Agreement:
(a)	any Liabilities for Taxes of Parent or Seller (including those for which Seller is liable pursuant to Section 8.3), except those Taxes for which Buyer is liable pursuant to Sections 2.3 or 8.3;

(b)	any payables and other Liabilities or obligations of the Division to any other business unit of Parent, Seller or any of Parent’s or Seller’s Affiliates;

(c)	any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

(d)	any Liabilities or obligations in respect of any Excluded Assets;

(e)	any Liabilities in respect of the lawsuits, claims, suits, proceedings or investigations set forth in Disclosure Letter Schedule 5.16;

(f)	any Liabilities or obligations arising out of or resulting from non-compliance prior to the Closing with any Requirements of Law by Parent, Seller or their Affiliates;

(g)	any Liabilities for accounts payable by Parent or Seller; and

(h)	any Liabilities for employment-related obligations relating to the Division incurred prior to the Closing, except for Liabilities with respect to the Employees for the employment arrangements entered into with Buyer.
2.5.	Audit of the Accrued Bonuses.
(a)	On the Business Day prior to the Closing Date, Seller will deliver a certificate executed by an authorized officer of Seller stating that there has been conducted a review of all relevant information and data then available and setting forth Seller’s calculation of the amount of the Accrued Bonuses.

(b)	No later than five (5) Business Days following the Closing, Buyer shall have the option to appoint the Independent Accounting Firm to conduct a special audit of the Accrued Bonuses as promptly as reasonably practicable (but not later than 60 days after the Closing Date) and, upon completion of such audit (but not later than 60 days after the Closing Date), to deliver written notice to each of Buyer and Seller setting forth its calculation of the amount of the Accrued Bonuses.

(c)	The calculation by the Independent Accounting Firm shall be final and binding as the Accrued Bonuses, for purposes of this Agreement. Seller shall make available to the Independent Accounting Firm, such books, records and other information (including work papers) as may be reasonably requested in order to audit or review the Accrued Bonuses. If the Independent Accounting Firm’s calculation of the amount of the Accrued Bonuses is at least 5% or greater than Seller’s calculation of the amount of the Accrued Bonuses, then the fees and expenses of the Independent Accounting Firm shall be paid by Seller. If the Independent Accounting Firm’s calculation of the amount of the Accrued Bonuses is not at least 5% or greater than Seller’s calculation of the amount of the Accrued Bonuses, then the fees and expenses of the Independent Accounting Firm shall be paid by Buyer.

(d)	Within five (5) Business Days following delivery of the Independent Accounting Firm’s calculation of the amount of the Accrued Bonuses, Seller shall pay to Buyer in immediately available funds an amount equal to the excess (if any) of the Independent Accounting Firm’s calculation of the amount of the Accrued Bonuses over Seller’s calculation of the amount of the Accrued Bonuses.
2.6.	Excluded Remarketing Agreements. Notwithstanding the terms hereof, Seller shall have the right, exercisable no later than fifteen (15) days following notice of the election by Buyer pursuant to Section 2.1 to exclude any Excluded Remarketing Agreement, to exercise its right to terminate such Excluded Remarketing Agreement.

ARTICLE III
PURCHASE PRICE
3.1.	Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) shall be equal to:
          (i) the Estimated Municipal Bond Purchase Price, as adjusted in accordance with Section 3.4, plus
          (ii) $12,000,000, plus
          (iii) the amounts payable by Buyer pursuant to Sections 7.10, 7.11 and 7.12 (if any), minus
          (iv) any reduction for non-transferring Employees pursuant to Section 9.7.
3.2.	Delivery of Estimated Municipal Bond Purchase Price; Excluded Municipal Bonds.
(a)	No less than ten (10) days prior to the Closing Date, Seller will provide to Buyer a list of all Settled Municipal Bonds and Unsettled Municipal Bonds in the inventory of the Division as of such date, together with Seller’s estimate of the fair market value of each such Municipal Bond. Buyer shall promptly (but not later than two (2) Business Days following delivery of such list) advise which Municipal Bonds, if any, do not satisfy Buyer’s Credit Requirements determined in accordance with a reasonable application thereof, in good faith and in consultation with Seller. Seller will undertake commercially reasonable efforts to settle any Unsettled Municipal Bonds and any short positions in the inventory of Municipal Bonds prior to Closing.

(b)	At the close of business on the Business Day prior to the Closing Date, Seller will deliver an updated list of all Settled Municipal Bonds and Unsettled Municipal Bonds in the inventory of the Division at such time, together with a certificate (the “Estimated Valuation Certificate”) jointly executed on behalf of Seller by an Employee designated by Buyer and an employee of Seller or Parent designated by Seller, each experienced in the trading of municipal bond securities, stating that there has been conducted a review of all relevant information and data then available (including bid information) and setting forth Seller’s best estimate of the fair market value, as determined under GAAP consistent with past practice of Seller, of each (i) Settled Municipal Bond as of the close of business on such date (such aggregate estimated amount for all such Municipal Bonds, the “Preliminary Estimated Settled Municipal Bond Purchase Price”) and (ii) Unsettled Municipal Bond as of the close of business on such date (such aggregate estimated amount for all such Municipal Bonds, the “PreliminaryEstimated Unsettled Municipal Bond Purchase Price” and, together with the Preliminary Estimated Settled Municipal Bond Purchase Price, collectively, the “Preliminary Estimated Municipal Bond Purchase Price”).

(c)	Buyer shall inform Seller no later than 8:30 A.M., New York time, on the Closing Date which, if any, Municipal Bonds do not satisfy Buyer’s Credit Requirements determined in accordance with a reasonable application thereof, in good faith and in consultation with Seller, as of such date and which, if any, of such Municipal Bonds Buyer elects not to purchase on the Closing Date. Following such election by Buyer, if the Preliminary Estimated Municipal Bond Purchase Price (as reduced by Municipal Bonds excluded in accordance with the immediately preceding sentence) is in excess of $200,000,000, Buyer shall advise Seller which Unsettled Municipal Bonds (if any), it elects not to purchase to the extent necessary so that the Preliminary Estimated Municipal Bond Purchase Price (as reduced by Municipal Bonds excluded in accordance with the immediately preceding sentence) shall be less than $200,000,000. If, following the exclusion of Unsettled Municipal Bonds in accordance with the immediately preceding sentence, the Preliminary Estimated Municipal Bond Purchase Price (as reduced by Municipal Bonds excluded in accordance with the immediately preceding two sentences) thereafter remains in excess of $200,000,000, Buyer shall advise Seller which Settled Municipal Bonds (if any) that Buyer elects not to purchase to the extent necessary so that the Preliminary Estimated Municipal Bond Purchase Price (as reduced by Municipal Bonds excluded in accordance with the immediately preceding two sentences) shall be less than $200,000,000. Any Municipal Bonds that Buyer elects not to purchase in accordance with this Section 3.2(c) shall be referred to collectively as “Excluded Municipal Bonds”. Seller shall be allowed upon the open of business on the Closing Date a reasonable amount of time to sell any Excluded Municipal Bonds prior to Closing.

3.3.	Purchase of Municipal Bonds and Final Settlement.
(a)	The parties hereto agree that on the Closing Date Buyer shall purchase directly from Seller for cash the Settled Municipal Bonds included in the Purchased Municipal Bonds. In connection therewith, Buyer shall (i) pay to Seller at the Closing the Estimated Settled Municipal Bond Purchase Price less the Adjustment Escrow Amount and (ii) deposit in the Adjustment Escrow Account the Adjustment Escrow Amount. The parties hereto agree that Buyer shall take possession of the Unsettled Municipal Bonds which are included in the Purchased Municipal Bonds only upon the final clearance and settlement of each such Unsettled Municipal Bond. In connection therewith, Buyer shall deposit in the Settlement Escrow Account at the Closing the Estimated Unsettled Municipal Bond Purchase Price, and following the Closing Date Buyer shall reasonably cooperate with, and provide assistance to, Seller in connection with the clearing and settlement of each of the Unsettled Municipal Bonds included in the Purchased Municipal Bonds.

(b)	Upon the final clearing and settlement of each Unsettled Municipal Bond included in the Purchased Municipal Bonds, the parties hereto shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to Seller in immediately available funds from the Settlement Escrow Account an amount equal to the portion of the Estimated Unsettled Municipal Bond Purchase Price attributable to such Unsettled Municipal Bond. If any of the Unsettled Municipal Bonds included in the Purchased Municipal Bonds fails to clear within twenty (20) Business Days of the Closing Date, the parties hereto shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to Buyer in immediately available funds from the Settlement Escrow Account an amount equal to that portion of the Estimated Unsettled Municipal Bond Purchase Price attributable to such Unsettled Municipal Bonds (plus interest accrued thereon pursuant to the Escrow Agreement).

(c)	If any municipal bond or other security traded in the ordinary course of business of the Division that is subject to a remarketing agreement that is transferred to Buyer from Seller at Closing as an Assumed Contract is put back to Seller following the Closing (a “Put Bond”), Buyer shall cooperate with, and provide assistance to, Seller in connection with the transfer of such Put Bond from Seller to Buyer. Buyer and Seller agree that the purchase price for any Put Bond shall be the price paid by Seller for such Put Bond (the “Put Bond Purchase Price”). Buyer shall pay to Seller by wire transfer of immediately available funds the Put Bond Purchase Price as soon as reasonably practicable following the date of transfer of such Put Bond (but not later than one Business Day following notice thereof from Seller).

(d)	Except as with respect to payment from the Adjustment Escrow Account, all deliveries and payments of Purchased Municipal Bonds and Put Bonds shall be effected through NSCC or as otherwise required, and all calculations, deliveries and payments of the Purchased Municipal Bonds and Put Bonds shall be effected according to the rules of the MSRB and the NASD.

(e)	Seller will take no action inconsistent with, and will be estopped from challenging, Buyer’s ownership interest of the Purchased Municipal Bonds and Put Bonds. All sales of Municipal Bonds and Put Bonds pursuant to this Agreement are without recourse to Seller, except as expressly provided in this Agreement (including Article XI).
3.4.	Post-Closing Purchase Price Adjustment.
(a)	As promptly as practicable following the Closing Date (but not later than five (5) Business Days after the Closing Date), Buyer shall cause Interactive Data to deliver a statement (together with all supporting data on a CUSIP by CUSIP level) listing each Purchased Municipal Bond with a valuation price as of the close of business on the Business Day prior to Closing that varies from the price of such Purchased Municipal Bond in the Estimated Valuation Certificate by at least (i) three percent (3%) or (ii) $3,000, whichever is less (each such Purchased Municipal Bond, a “Disputed Bond”). Unless otherwise agreed to by Buyer and Seller, the parties shall engage JJ Kenny to determine the value of each Disputed Bond as of the close of business on the Business Day prior to Closing, such determination to be delivered in writing (together with all supporting data on a CUSIP by CUSIP level) as promptly as practicable but not later than ten (10) Business Days following the Closing Date. The “Closing Disputed Bond Amount” for any Disputed Bond shall be the average of the prices of such Disputed Bond determined by (i) Seller in the Estimated Valuation Certificate, (ii) Interactive Data and (iii) JJ Kenny. If for any reason the price for any Purchased Municipal Bond is not available from Interactive Data or JJ Kenny, the parties shall mutually agree on a reasonably acceptable independent expert experienced in the valuation of municipal bond securities to determine such price. The “Estimated Final Municipal Bond Purchase Price” shall mean the aggregate of (i) the portion of the Estimated Municipal Bond Purchase Price allocable to all Purchased Municipal Bonds other than Disputed Bonds and (ii) the aggregate of the Closing Disputed Bond Amounts.

(b)	If neither party objects within five (5) Business Days following determination of the Closing Disputed Bond Amounts, the Estimated Final Municipal Bond Purchase Price shall be final and binding as the Final Municipal Bond Purchase Price for purposes of this Agreement.

(c)	If either party objects to any Closing Disputed Bond Amount within such five (5) Business Days’ period pursuant to Section 3.4(b), Seller and Buyer shall use their reasonable efforts to resolve by written agreement (the “Agreed Adjustments”) any differences as to the value of such Disputed Bond and, if Seller and Buyer so resolve any such differences, the Estimated Final Municipal Bond Purchase Price as adjusted by the Agreed Adjustments shall be final and binding as the Final Municipal Bond Purchase Price for purposes of this Agreement.

(d)	If any objection raised by either party with respect to any Disputed Bond Amount is not resolved by Agreed Adjustments within five (5) Business Days after such objection shall have been raised, then either party may request that the fair market value of such Disputed Bond as of the close of business on the Business Day prior to the Closing Date be determined by a nationally-recognized, mutually acceptable independent accounting firm (or such other independent expert experienced in the valuation of the securities similar to the Purchased Municipal Bonds reasonably acceptable to Buyer and Seller) (the “Independent Expert”). The Independent Expert shall resolve such disputed valuation as promptly as practicable but no later than fifteen (15) Business Days following submission of such matter to the Independent Expert. The Estimated Municipal Bond Purchase Price, after giving effect to any Agreed Adjustments and to the resolution of disputed valuations by the Independent Expert, shall be final and binding as the Final Municipal Bond Purchase Price for purposes of this Agreement.

(e)	In the event the Estimated Municipal Bond Purchase Price is greater than the Final Municipal Bond Purchase Price as finally determined pursuant to this Section 3.4, the Purchase Price shall be adjusted downward, dollar-for-dollar, by the extent to which the Estimated Municipal Bond Purchase Price exceeds the Final Municipal Bond Purchase Price (the “Downward Purchase Price Adjustment”). In the event the Estimated Municipal Bond Purchase Price is less than the Final Municipal Bond Purchase Price as finally determined pursuant to this Section 3.4, the Purchase Price shall be adjusted upward, dollar-for-dollar, by the extent to which the Final Municipal Bond Purchase Price exceeds the Estimated Municipal Bond Purchase Price (the “Upward Purchase Price Adjustment”).

(f)	In satisfaction of the post-Closing Purchase Price adjustment:
(i)	In the event the Downward Purchase Price Adjustment, if any, exceeds the Adjustment Escrow Amount, within three (3) Business Days of the date in which the Final Municipal Bond Purchase Price is determined pursuant to this Section 3.4, the parties hereto shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to Buyer in immediately available funds from the Adjustment Escrow Account the Adjustment Escrow Amount and Seller shall pay to Buyer in immediately available funds an amount equal to (x) the Downward Purchase Price Adjustment minus (y) the Adjustment Escrow Amount.

(ii)	In the event the Downward Purchase Price Adjustment, if any, does not exceed the Adjustment Escrow Amount, within three (3) Business Days of the date in which the Final Municipal Bond Purchase Price is determined pursuant to this Section 3.4, the parties hereto shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to (x) Buyer in immediately available funds from the Adjustment Escrow Account an amount equal to the Downward Purchase Price Adjustment (plus interest accrued thereon under the Escrow Agreement) and (y) Seller the amount remaining in the Adjustment Escrow Account after such distribution to Buyer.

(iii)	In the event of an Upward Purchase Price Adjustment, if any, within three (3) Business Days of the date in which the Final Municipal Bond Purchase Price is determined pursuant to this Section 3.4, the parties hereto shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to Seller in immediately available funds from the Adjustment Escrow Account the Adjustment Escrow Amount and Buyer shall pay to Seller in immediately available funds an amount equal to (x) the Upward Purchase Price Adjustment minus (y) the Adjustment Escrow Amount.

(iv)	In the event there is neither a Downward Purchase Price Adjustment nor Upward Purchase Price Adjustment, within three (3) Business Days of the date in which the Final Municipal Bond Purchase Price is determined pursuant to this Section 3.4, the parties hereto shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to Seller in immediately available funds from the Adjustment Escrow Account the Adjustment Escrow Amount.
(g)	Seller and Buyer shall each make available to the other and, if applicable, to the Independent Expert, such information as may be in their possession or reasonably available to them that may be relevant to any matter contemplated by this Section 3.4. The fees and expenses of the Escrow Agent, JJ Kenny and Interactive Data (and any substitute therefor as agreed to by the parties) shall be paid 50% by Buyer and 50% by Seller. The fees and expenses of the Independent Expert shall be paid by the party requesting appointment of the Independent Expert.

3.5.	Allocation of Purchase Price.
(a)	Within 15 days after the determination of the Final Municipal Bond Purchase Price, or 60 days after the Closing, whichever is earlier, Parent and Seller shall deliver to Buyer a schedule (the “Allocation Schedule”) allocating the Purchase Price (and any other items treated as consideration for United States federal income Tax purposes paid to Parent and Seller including the Assumed Liabilities) among the Purchased Assets and the covenants of Parent and Seller set forth in this Agreement, including Section 8.1, Section 8.2 and Section 8.6. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder and any applicable provision of state, local or foreign law. Such allocation shall be deemed final unless Buyer has notified Parent and Seller in writing of any disagreement with the Allocation Schedule within 20 Business Days after submission thereof by Parent and Seller. In the event of such disagreement, the parties hereto shall use reasonable efforts to reach agreement on a reasonable allocation of consideration among the Purchased Assets. In the event that the parties hereto do not agree to a Purchase Price allocation in accordance with this Section 3.5, the parties hereto shall submit their dispute, in writing, to the Independent Accounting Firm, the cost of which shall be shared equally by Buyer and Seller. The Independent Accounting Firm shall make a determination as to each disputed item which shall be binding upon the parties. Each of the parties hereto agrees to file Internal Revenue Service Form 8594, and all United States federal, state, local and non-U.S. Tax Returns, in accordance with the Allocation Schedule as finally determined by the parties or the Independent Accounting Firm, as the case may be. Each of the parties hereto agrees to provide the other promptly upon written request with any other information required to complete Internal Revenue Service Form 8594. The parties shall together revise such allocation to properly reflect any payments after the Closing (including any indemnity payment under Article XI).

(b)	Parent and Seller (and each of their Affiliates) and Buyer (and its Affiliates) agree to file all Tax Returns consistent with the allocation described in this Section 3.5 and to use their commercially reasonable efforts to sustain such allocation in any subsequent Tax audit or related administrative proceeding.
ARTICLE IV
CLOSING
4.1.	Closing Date. The Closing shall be consummated at 11:00 A.M., New York time, on the third Business Day following satisfaction or waiver of all the conditions set forth in Articles IX and X, at the offices of Sidley Austin LLP, or at such other place or at such other date and time as shall be agreed upon by Buyer and Seller. The Closing shall be deemed to have become effective as of 12:01 A.M., New York time, on the date on which the Closing is actually held, and such time and date are sometimes referred to herein as the “Closing Date.” Notwithstanding the foregoing, the Closing Date may be delayed for the time period (up to 90 days) following the election of Seller to terminate any Excluded Remarketing Agreement in accordance with Section 2.6 in order to permit the termination notice period applicable to such Excluded Remarketing Agreement to be satisfied.

4.2.	Payment on the Closing Date. Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing Buyer shall:
(a)	pay to Seller by wire transfer of immediately available funds in U.S. Dollars to a bank account specified by Seller:
(i)	an amount equal to the Estimated Settled Municipal Bond Purchase Price minus the Adjustment Escrow Amount and;

(ii)	$12,000,000, plus the amounts payable by Buyer pursuant to Sections 7.10, 7.11 and 7.12, minus any reduction for non-transferring Employees pursuant to Section 9.7; and
(b)	pay to the Escrow Agent by wire transfer of immediately available funds in U.S. Dollars to a bank account specified by the Escrow Agent the Adjustment Escrow Amount to be held in the Adjustment Escrow Account; and

(c)	pay to the Escrow Agent by wire transfer of immediately available funds in U.S. Dollars to a bank account specified by the Escrow Agent the Estimated Unsettled Municipal Bond Purchase Price to be held in the Settlement Escrow Account.
Seller shall notify Buyer of Seller’s wire transfer account information in writing at least two (2) Business Days prior to the Closing.

4.3.	Buyer’s Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing Buyer shall deliver to Seller all the following:
(a)	a certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the constituent documents of Buyer since a specified date; (ii) the constituent documents of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

(b)	the certificate of Buyer contemplated by Section 10.1, duly executed by an authorized officer of Buyer;

(c)	the Instrument of Assumption duly executed by Buyer;

(d)	the Transition Services Agreement, duly executed by Buyer; and

(e)	the Escrow Agreement, duly executed by Buyer.
4.4.	Seller’s Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article X, at Closing Parent and Seller shall deliver to Buyer all the following:
(a)	certificates of good standing of Parent and Seller issued as of a recent date by the Secretary of State of the State of New York;

(b)	certificates of the secretary or an assistant secretary of Parent and Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Certificate of Incorporation of Seller or Parent since a specified date; (ii) the by-laws of Seller and Parent; (iii) the resolutions of the Board of Directors of Seller and Parent authorizing the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Seller and Parent executing this Agreement and any Seller Ancillary Agreement;

(c)	the certificates of Seller and Parent contemplated by Section 2.5 and Section 9.1, duly executed by an authorized officer of Seller and Parent;

(d)	the Instrument of Assignment duly executed by Parent and Seller;

(e)	the Transition Services Agreement, duly executed by Seller;

(f)	the Escrow Agreement, duly executed by Parent and Seller;

(g)	an opinion of counsel to Parent and Seller reasonably acceptable to Buyer, substantially in the form provided to Buyer as of the date hereof;

(h)	on a confidential basis, a copy of the opinion of Freeman & Co. LLC, Parent’s financial advisor, to the Board of Directors of Parent, to the effect that as of the date of this Agreement, the Purchase Price for the Purchased Assets is fair to Parent’s shareholders from a financial point of view, it being understood and agreed that a copy of such opinion shall be delivered solely for informational purposes, without recourse against Parent, Seller or Freeman & Co. LLC and without any reliance thereon by Buyer;

(i)	certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

(j)	all consents, waivers or approvals obtained by Seller or Parent with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

(k)	an assignment, in recordable form, with respect to each of the leases of Leased Real Property included in the Purchased Assets pursuant to Section 7.8, duly executed by Parent or Seller, as applicable, and in form and substance reasonably satisfactory to Buyer;

(l)	an executed certificate of non-foreign status of Parent and Seller complying with the provisions of United States Treasury Regulation Section 1.1445-2(b);

(m)	assignments, in recordable form, with respect to each of the registered Copyrights, issued Patent Rights, registered Trademarks and pending applications for the registration or issuance of any Copyrights, Patent Rights and Trademarks included in the Purchased Assets, duly executed by Seller and in form and substance reasonably satisfactory to Buyer;

(n)	a certificate of insurance with respect to Parent’s employment practices liability insurance policy then in effect; and

(o)	such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, Seller shall take all commercially reasonable steps and actions on or after the Closing Date as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets. Notwithstanding anything to the contrary contained herein, to the extent any Purchased Assets (excluding books and records) are located at an office of Seller the lease for which is not included in the Purchased Assets or otherwise used or sublet by Buyer pursuant to Section 7.8, Buyer shall be responsible for all costs in connection with taking actual possession of such Purchased Assets.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER
As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Seller, jointly and severally, represent and warrant to Buyer and agree as follows:
5.1.	Organization of Parent and Seller.
(a)	Each of Parent and Seller is a corporation duly organized and validly existing under the laws of the State of New York and in good standing in all jurisdictions in which its failure to qualify or be in good standing would have a Material Adverse Effect. Each of Parent and Seller has full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

(b)	True and complete copies of the certificates of incorporation and all amendments thereto and of the by-laws, as amended to date, of each of Parent and Seller, if not publicly available, have been made available to Buyer.

(c)	No equity or other ownership interests in any Person are included in the Purchased Assets.
5.2.	Authority of Parent and Seller.
(a)	Each of Parent and Seller has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements to which it is a party.

The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by each of Parent and Seller have been duly authorized and approved by Parent’s and Seller’s board of directors, as applicable, and do not require any further authorization or consent of Seller, Parent or Parent’s shareholders (except with respect to the approval of Parent’s shareholders for the actions set forth in Section 8.2). This Agreement has been duly authorized, executed and delivered by each of Parent and Seller and is the legal, valid and binding obligation of each of Parent and Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements to which it is a party has been duly authorized by each of Parent and Seller and upon execution and delivery will be a legal, valid and binding obligation of each of Parent and Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

(b)	Except as set forth in Disclosure Letter Schedule 5.2, neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:
(i)	conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (A) the charter or by-laws of Parent or Seller, (B) any Assumed Contract, (C) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Parent or Seller is a party, (D) any Court Order to which Parent or Seller is a party or any of the Purchased Assets is subject or by which Parent or Seller is bound, or (E) any Requirements of Laws affecting Parent or Seller, the Purchased Assets or the Business, except, in the case of clauses (B), (C) or (E), the effect of which would not be reasonably expected to have a Material Adverse Effect; or

(ii)	require the approval, consent, authorization or act of, or the making by Parent or Seller of any declaration, filing or registration with, any Person, except pursuant to the applicable provisions of United States federal and state laws relating to the regulation of broker-dealers and the rules and regulations of the SEC, applicable state securities commissions, and the securities exchanges, boards of trade or other industry self-regulatory organizations of which Seller or Parent is a member, as set forth in Disclosure Letter Schedule 5.2.
5.3.	Financial Statements. Disclosure Letter Schedule 5.3 contains the unaudited pro forma balance sheet data of the Division reflected in Parent’s consolidated balance sheet as of December 31, 2006, December 31, 2005 and December 31, 2004, and the related statements of income for each of the 12 months then ended. Except as set forth therein or in the notes thereto, such balance sheet data and statements of income have been prepared in conformity with GAAP consistently applied, and such balance sheet data and related statements of income present fairly in all material respects the financial position and results of operations of the Division as of their respective dates and for the respective periods covered thereby.

5.4.	Absence of Certain Changes or Events.
(a)	Since December 31, 2006, there has been:
(i)	no Material Adverse Effect, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause a Material Adverse Effect in the future; and

(ii)	no material damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Purchased Assets, other than in the ordinary course of business or due to normal wear and tear.
(b)	Since December 31, 2006, Seller has conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since December 31, 2006, Seller has not, in respect of the Business:
(i)	incurred any material adverse change in its securities clearing, payment and settlement activities; or

(ii)	prepared or filed any material Tax Return inconsistent with past practice.
5.5.	[Reserved].

5.6.	Taxes. Except as set forth in Disclosure Letter Schedule 5.6, to the Knowledge of Seller,
(a)	Parent or Seller has, in respect of the Division and the Purchased Assets, filed all material Tax Returns and has paid (or withheld and remitted to the appropriate Governmental Body) all Taxes which are due and payable as shown on such filed Tax Returns;

(b)	all such Tax Returns are complete and accurate in all material respects;

(c)	there is no material action, suit, investigation, audit, claim or assessment pending with respect to Taxes that relate to the Division or the Purchased Assets; and

(d)	no extension or waiver of any statute of limitations for the assessment or collection of any material Taxes has been granted by any taxing authority in respect of material Taxes that relate to the Division or the Purchased Assets and which extension or waiver is still in effect.
5.7.	Assets Necessary to Carry on the Business. Except as set forth in Disclosure Letter Schedule 5.7, the Purchased Assets constitute all the assets necessary to carry on the Business as currently conducted (including all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear) and serviceable condition.

5.8.	Governmental Permits; Compliance with Laws.
(a)	Parent or Seller owns, holds or possesses all licenses, franchises, permits, privileges, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted collectively, the “Governmental Permits”), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect. None of the Governmental Permits are transferable from Parent or Seller to Buyer.

(b)	(i) Each of Parent or Seller has fulfilled and performed in all material respects its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would be reasonably likely to constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the rights of Seller under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by Parent or Seller, or to the Knowledge of Seller, is known to Seller; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect.

(c)	To the Knowledge of Seller, Seller has timely filed all material registrations, declarations, reports, notices, forms and other filings required to be filed by it with the SEC, NASD, NYSE or any other Governmental Body, and all amendments or supplements to any of the foregoing.

(d)	Seller has made available to Buyer a copy of the currently effective Form BD as filed by Seller with the SEC. Except as set forth in Disclosure Letter Schedule 5.8(D), the information contained in such form was complete and accurate in all material respects as of the time of filing thereof and, to the Knowledge of Seller, remains complete and accurate in all material respects as of the date hereof.

(e)	Except with respect to employees in training or employees who have been employed by the Division for fewer than 90 days, to the Knowledge of Seller, all of the Employees who are required to be licensed or registered to conduct the Business are duly licensed or registered in each state and with each Governmental Body in which or with which such licensing or registration is so required.

(f)	Except as disclosed on Form BD or any Form U4 filed prior to the date of this Agreement, copies of which have been made available to Buyer, neither Seller with respect to the Division nor, to the Knowledge of Seller, any of its Employees or “associated persons” (as defined in the Exchange Act) of the Division has been the subject of any disciplinary proceedings or orders of any Governmental Body arising under applicable laws which would be required to be disclosed on Form BD or Form U4. No such disciplinary proceeding or order is pending or, to the Knowledge of Seller, threatened. Except as disclosed on a Form BD or any Form U4 filed prior to the date of this Agreement, neither Seller nor, to the Knowledge of Seller, any of its Employees or associated persons of the Division has been permanently enjoined by the order of any Governmental Body from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. Except as disclosed on Form BD or any Form U4 filed prior to the date of this Agreement, neither

Seller nor, to the Knowledge of Seller, any of its Employees or associated persons of the Division is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act).

(g)	As of the date of this Agreement, Seller is, and at all times until Closing Seller shall be, in compliance with Rules 15c3-1 and 15c3-3 under the Exchange Act and NASD Rule 3130, and as of the date of this Agreement, Seller has sufficient net capital such that it is not be required to effect an early warning notification pursuant to Rule 17a-11 under the Exchange Act. As of the Closing, the haircut applicable to any Municipal Bond sold to Buyer at Closing shall not exceed that applicable to such Municipal Bond under Rule 15c3-1(c)(2) under the Exchange Act.

(h)	To the Knowledge of Seller, the information provided by Seller to the Central Registration Depository with respect to the employees of the Division (including any Form BD or Form U4) is true, accurate and complete in all material respects.
5.9.	Real Property.
(a)	Neither Parent nor Seller owns any real property that is used in or relates to the Business and does not hold any option to acquire any real property for use with respect to the Business.

(b)	Disclosure Letter Schedule 5.9(B) sets forth a list of each lease or similar agreement (showing the parties thereto and the location of the real property covered by such lease or other agreement) for each Leased Real Property. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in such Schedule, Parent or Seller, as applicable, has the right to quiet enjoyment of all the Leased Real Property for the full term of the lease, sublease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of Parent or Seller in the Leased Real Property, as applicable, is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of any leases in Parent’s or Seller’s possession with respect to each parcel of Leased Real Property have heretofore been made available by Seller to Buyer. To the Knowledge of Seller, there is no material violation of a condition or agreement contained in any covenant, easement or any similar agreement affecting the Leased Real Property.

(c)	Neither the whole nor any part of the Leased Real Property is subject to any pending suit for condemnation or other taking by any Governmental Body, and, to the Knowledge of Seller, no such condemnation or other taking is threatened or contemplated.
5.10.	Personal Property. Disclosure Letter Schedule 5.10(A) contains a list of all machinery, equipment, vehicles, furniture and other tangible personal property owned by Parent or Seller or leased by Parent under the Master Equipment Lease and included in the Purchased Assets.

5.11.	Intellectual Property; Software.
(a)	Disclosure Letter Schedule 5.11(A) contains a list (showing in each case the registered or other owner, registration or application date and registration or application number, if any) of all (i) Copyrights (excluding books and records), (ii) Patent Rights and (iii) registered and unregistered Trademarks (including all assumed or fictitious names under which Seller is conducting the Business or has within the previous five years conducted the Business) owned and used by Seller in connection with the conduct of the Business and included in the Purchased Assets.

(b)	Disclosure Letter Schedule 5.11(B) contains a list (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by Seller in the conduct of the Business and included in the Purchased Assets.

(c)	Disclosure Letter Schedule 5.11(C) contains a list of all material Contracts under which Seller is licensor or licensee and is included in the Purchased Assets that relate to: (i) any Copyrights, Patent Rights or Trademarks; (ii) any Trade Secrets used by Seller in connection with the conduct of the Business; and (iii) any Software required to be identified in Disclosure Letter Schedule 5.11(B).

(d)	Seller either (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Assets, free and clear of any Encumbrance (other than Permitted Encumbrances) or (ii) has the right to use the same.

(e)	To the Knowledge of Seller: (i) all registrations for Copyrights, Patent Rights and Trademarks required to be identified in Disclosure Letter Schedule 5.11(A) are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the material Intellectual Property (other than Trade Secrets) owned by Seller and included in the Purchased Assets has not been cancelled or abandoned and is valid and enforceable; (iii) Seller has the sole and exclusive right to bring actions for infringement, misappropriation, dilution, violation or unauthorized use of the Intellectual Property and Software owned by Seller and included in the Purchased Assets; (iv) Seller has taken all actions commercially reasonable to protect the Intellectual Property owned by Seller and included in the Purchased Assets; and (v) Seller is not in material breach of any Contract relating to the Intellectual Property used by Seller and included in the Purchased Assets.

(f)	To the Knowledge of Seller: (i) no infringement, misappropriation, violation or dilution of any Intellectual Property, or any rights of publicity or privacy relating to the use of names, likenesses, voices, signatures or biographical information, of any other Person has occurred or results in any way from the operations of the Business as conducted on the date hereof by Seller; (ii) no material written claim of any infringement, misappropriation, violation or dilution of any Intellectual Property or any such rights of any other Person has been made or asserted in respect of the operations of the Business by Seller; (iii) no written claim of invalidity of any Intellectual Property currently owned by Seller and included in the Purchased Assets as used in the conduct of the Business has been made by any other Person in the three (3) years preceding the date hereof; and (iv) no proceedings are pending or, to the Knowledge of Seller, threatened that challenge the validity, ownership or use of any Intellectual Property owned by Seller and included in the Purchased Assets as used in the conduct of the Business.

(g)	Except as disclosed in Disclosure Letter Schedule 5.2: (i) the Software included in the Purchased Assets is not subject to any transfer, assignment or change of control; (ii) Seller has used commercially reasonable efforts to maintain and protect the Software included in the Purchased Assets that it owns (the “Owned Software”) (including all source code and system specifications); (iii) Seller has complete and exclusive right, title and interest in and to the Owned Software; (iv) any Owned Software includes the source code and documentation reasonably necessary to use and maintain it as it operates on the date hereof; (v) the Owned Software substantially operates in accordance with and substantially conforms to any specifications, manuals, guides, descriptions and other similar documentation, in written or electronic form, made available by Seller to customers, end-users and resellers; (vi) the Owned Software is not licensed pursuant to a so-called “open source” license and does not incorporate and is not based on any Software that is licensed pursuant to a so-called “open source” license; (vii) the Owned Software complies with all applicable Requirements of Laws relating to the export or re-export of the same; and (viii) the Owned Software may be exported or re-exported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department.

(h)	Except as disclosed in Disclosure Letter Schedule 5.11(H), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software included in the Purchased Assets either: (i) created such materials in the scope of his or her employment; (ii) is a party to a “work-for-hire” agreement with Seller under which Seller is deemed to be the original owner/author of all right, title and interest therein; or (iii) has executed an assignment in favor of Seller (or such predecessor in interest, as applicable) of all right, title and interest in such material.

5.12.	Title to Property.
(a)	Parent and Seller have good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets (other than Intellectual Property), and, subject to any consents set forth in Disclosure Letter Schedule 5.2, the power to transfer and assign to Buyer the Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Disclosure Letter Schedule 5.12.

(b)	Subject to the settlement of trades, Seller shall have good and marketable title to any Purchased Municipal Bond sold to Buyer at Closing, as well as the power to transfer any such Purchased Municipal Bond to Buyer, free and clear of all Encumbrances.
5.13.	Employees and Related Agreements; ERISA.
(a)	Disclosure Letter Schedule 5.13(A) sets forth a list of each material retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, retiree welfare or benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral, whether or not subject to ERISA, to which Parent or Seller, with respect to the Business, is a party or by which it is bound or pursuant to which it may be required to make any payment at any time, other than plans of the type described in Section 5.13(d) and those plans or arrangements for which Parent or Seller no longer has any obligation (“Seller’s Plans”).

(b)	Disclosure Letter Schedule 5.13(B) sets forth a list of each (i) employee collective bargaining agreement and (ii) material agreement, promissory note, commitment, understanding, plan, policy or arrangement of any kind, whether written or oral, with or for the benefit of any Employee (including each employment, compensation, deferred compensation, severance, supplemental pension, life insurance, termination or consulting agreement or arrangement and any agreements or arrangements associated with a change in control), to which Parent or Seller, with respect to the Business, is a party or by which it is bound or pursuant to which it may be required to make any payment at any time, other than Seller’s Plans and those agreements for which Parent or Seller no longer has any obligation (“Seller’s Compensation Commitments”).

(c)	Seller has made available to Buyer correct and complete copies of all written Seller’s Plans and Seller’s Compensation Commitments and of all related material insurance and annuity policies and contracts and other documents with respect to each Seller’s Plan and Seller’s Compensation Commitment. To the Knowledge of Seller, Disclosure Letter Schedules 5.13(A) and 5.13(B) contain a description of all material oral Seller’s Plans and Seller’s Compensation Commitments.

(d)	To the Knowledge of Seller, Seller has never been required to contribute to any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) with respect to the Business.

(e)	Except as set forth in Disclosure Letter Schedule 5.13(E), each Seller’s Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified under the Code; and to the Knowledge of Seller no circumstance exists which might cause such Plan to cease being so qualified.

(f)	Each Seller’s Plan materially complies, and has been administered to comply, with all Requirements of Law, and there has been no notice issued by any Governmental Body questioning or challenging such compliance, and there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of Seller, threatened involving any such Plan or the assets of any such Plan.

(g)	Seller has no material obligations under any of Seller’s Plans, Seller’s Compensation Commitments or otherwise to provide health or death benefits to Employees, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA.

(h)	Seller, with respect to the Business, has no material liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (i) any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

(i)	Disclosure Letter Schedule 5.13(I) contains: (i) a list of all Employees; (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to Employees) provided by Seller to any Employees; and (iii) a list of any increase, effective after December 31, 2006, in the rate of compensation of any Employees.

(j)	Following the Closing Date, pursuant to any agreement or arrangement entered into by Seller or any Affiliate thereof on or prior to the Closing Date, Buyer will not be obligated to make a payment to an individual that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation or personal services performed or to be performed in the future.
5.14.	Employee Relations. Seller has materially complied in respect of the Business with all applicable Requirements of Laws relating to prices, wages, hours, family, medical or disability leave, discrimination in employment and collective bargaining and to the operation of the Business and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Seller is not a party to, and Seller with respect to the Business is not affected by or threatened with, any material dispute or controversy with a union or with respect to unionization or collective bargaining involving Employees. To the Knowledge of Seller, there have been no union organizing or election activities involving any non-union employees of the Division which have occurred since January 1, 2005 or are threatened as of the date hereof.

5.15.	Status of Assumed Contracts. Each of the Assumed Contracts constitutes a valid and binding obligation of Seller and, to the Knowledge of Seller, the other parties thereto enforceable in accordance with its terms and is in full force and effect and (except as set forth in Disclosure Letter Schedule 5.2 and except for those Assumed Contracts which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles (i) may be transferred to Buyer pursuant to this Agreement and the ancillary agreements contemplated herein and (ii) will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller has fulfilled and performed its material obligations under each of the Assumed Contracts, and Seller is not in breach or default under, nor is there or, to the Knowledge of Seller, is there alleged to be any basis for termination of, any of the Assumed Contracts and, to the Knowledge of Seller, no other party to any of the Assumed Contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a material default or breach by Seller or, to the Knowledge of Seller, by any such other party. Seller is not currently renegotiating any of the Assumed Contracts or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Assumed Contracts have heretofore been made available to Buyer by Seller.

5.16.	No Violation or Litigation; Municipal Bonds. Except as set forth in Disclosure Letter Schedule 5.16:
(a)	neither Parent nor Seller, with respect to the Business, nor the Purchased Assets are subject to any Court Order;

(b)	the Purchased Assets and their uses comply in all material respects with all applicable Requirements of Laws;

(c)	Parent and Seller have complied in all material respects with all Requirements of Laws which are applicable to the Purchased Assets or the Business;

(d)	there are no lawsuits, claims, suits, complaints, proceedings or investigations pending or, to the Knowledge of Seller, threatened against or affecting Parent or Seller or the Employees in respect of the Purchased Assets or the Business, and to the Knowledge of Seller there are no lawsuits, suits, complaints or proceedings pending in which Seller or its current or former employees is the plaintiff or claimant and which relate to the Purchased Assets or the Business, which if adversely determined would be reasonably expected to have a Material Adverse Effect;

(e)	except as would not be reasonably expected to have a Material Adverse Effect, there is no action, suit, investigation, audit, claim or assessment pending or, to the Knowledge of Seller, proposed or threatened against Seller with respect to municipal bond transactions or municipal bond-related derivative or investment transactions in which Seller has acted as underwriter, remarketing agent or financial adviser, and to the Knowledge of Seller, no issuer of municipal bonds orrelated derivatives for which Seller has acted as underwriter, remarketing agent or financial adviser is subject to any action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to the tax-exempt status of such municipal bonds or derivatives, except as would not be reasonably expected to have a Material Adverse Effect; and

(f)	as of the Closing Date, none of the Persons set forth in Disclosure Letter Schedule 5.16(F) shall have any actual knowledge without due inquiry (i) of any action or threatened action by the IRS that would prejudice the tax-exempt nature of interest on such Municipal Bonds or (ii) that any such Municipal Bond shall be in default as to principal or interest, except as would not be reasonably expected to result in a Material Adverse Effect.

5.17.	Environmental Matters. Except as would not be reasonably expected to have a Material Adverse Effect:
(a)	the operations of the Business comply with all applicable environmental laws;

(b)	neither Parent nor Seller are, with respect to the Business, subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any environmental law; and

(c)	neither Parent nor Seller with respect to the Business has received any notice or claim to the effect that it is or may be liable to any Person as a result of the release or threatened release of any contaminant, pollutant or hazardous or toxic materials.
5.18.	Not a Sale of All or Substantially All of the Assets. The Purchased Assets do not constitute all or substantially all of the assets of Parent.

5.19.	No Finder. Neither Seller or Parent nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement other than to Freeman & Co. LLC, whose fees and expenses, to the extent payable, shall be paid by Seller or Parent.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER
As an inducement to Parent and Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Parent and Seller and agrees as follows:
6.1.	Organization of Buyer. Buyer is a public limited company duly organized, validly existing and in good standing under the laws of the Republic of Ireland and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

6.2.	Authority of Buyer.
(a)	Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer’s board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

(b)	Except as set forth in the Buyer Disclosure Letter Schedule 6.2, neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:
(i)	conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the organizational documents of Buyer, (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (C) any Court Order to which Buyer is a party or by which it is bound or (D) any Requirements of Laws affecting Buyer; or

(ii)	require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person.
6.3.	No Finder. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

6.4.	Sufficiency of Funds. At the Closing, Buyer will have available funds in an amount sufficient to permit it to pay the Purchase Price and related fees and expenses required to be paid by Buyer.

6.5.	Litigation. There is no action pending or, to the knowledge of Buyer, threatened against Buyer seeking to enjoin or restrain any of the transactions contemplated by this Agreement.

ARTICLE VII
ACTION PRIOR TO THE CLOSING DATE
The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:
7.1.	Investigation by Buyer. Seller shall afford the officers, employees and authorized representatives of Buyer (including independent public accountants and attorneys) reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Division and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets, the Business and the operations of the Division as shall be reasonably requested by Buyer. With respect to the Municipal Bonds, Seller shall provide access to information and employees of Seller as reasonably requested by Buyer in order to evaluate whether the Municipal Bonds to be delivered at Closing satisfy Buyer’s Credit Requirements. For illustrative purposes only, Buyer Disclosure Letter Schedule 7.1 sets forth the Municipal Bonds held by Seller as of March 1, 2007 that would not currently satisfy Buyer’s Credit Requirements. Buyer agrees that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Division. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of Parent and Seller hereunder. All information provided pursuant to this Section 7.1 shall be deemed to be Evaluation Material and subject to the Confidentiality Agreement.

7.2.	Preserve Accuracy of Representations and Warranties; Notification of Certain Matters.
(a)	Each party hereto shall refrain from taking any action which would render any representation or warranty contained in Article V or VI inaccurate as of the Closing Date. Each party shall promptly notify the other of (i) the occurrence, or the non-occurrence, of any event which is likely to cause any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, and (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

(b)	During the period prior to the Closing Date, Seller will notify Buyer of (i) the occurrence of any Material Adverse Effect, (ii) any lawsuit, claim, proceeding or investigation that is threatened, brought, asserted or commenced against Seller which would have been listed in Disclosure Letter Schedule 5.16 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof, (iii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) to the Knowledge of Seller, any material default under any Assumed Contract or event which, with notice or lapse of time or both, would become such a material default on or prior to the Closing Date.
7.3.	Consents of Third Parties; Governmental Approvals.
(a)	Prior to the Closing Date, Parent and Seller shall use commercially reasonable efforts to obtain the consent, approval or waiver of any Person that is necessary to permit Parent or Seller, as applicable, to assign and transfer all of the Purchased Assets to Buyer free and clear of Encumbrances (except for Permitted Encumbrances), and to perform its obligations under, and conclude the transactions contemplated by, this Agreement; provided that neither Parent nor Seller shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Parent and Seller in attempting to obtain the consents, approvals and waivers contemplated by this Section 7.3(a)

(b)	During the period prior to the Closing Date, the parties hereto shall use commercially reasonable efforts (or in the case of satisfaction by Buyer of Section 9.4, reasonable best efforts), and shall cooperate with each other, in attempting to obtain any consents and approvals of any Governmental Body required to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Sections 9.3, 9.4, 9.5, 10.4 and 10.5; provided that (i) Parent and Seller shall not make any agreement or understanding affecting the Purchased Assets as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, (ii) no party hereto shall have any obligation to offer or pay any consideration to any Person in order to obtain any such Governmental Body consents or approvals (other than the fees payable by Buyer or its Affiliate to any Governmental Body with respect to any applications or registrations filed with respect to the approvals required under Section 9.4 or fees payable by Parent to the NYSE with respect to the approvals required under Section 10.4), and (iii) neither Buyer nor Parent shall have any obligation to undertake any action that would reasonably be expected to have a material adverse impact on the operations or condition (financial or otherwise) of Buyer or Parent, respectively, or its respective Affiliates. In addition to the foregoing, Buyer and Parent shall advise each other as to material developments with respect to the status of receipt of approvals as contemplated by this Section 7.3 and Sections 9.4 and 10.4 hereto.

(c)	Notwithstanding anything herein to the contrary, neither Seller nor Buyer shall be obligated to contest any final action or decision taken by any Governmental Body challenging the consummation of the transactions contemplated by this Agreement.
7.4.	Operations Prior to the Closing Date.
(a)	From the date of this Agreement until the Closing, Seller shall operate and carry on the Business only in the ordinary course and substantially as presently operated. Except as otherwise contemplated herein or as set forth in Disclosure Letter Schedule 7.4, Parent and Seller shall use commercially reasonable efforts to keep and maintain the Purchased Assets in good operating condition and repair and to maintain the business organization of the Division intact and to preserve the goodwill of the suppliers, contractors, licensors, Employees, customers, distributors and others having business relations with the Division. In connection therewith, Seller shall not, with respect to any Employee of the Division, without the consent of Buyer (not to be unreasonably withheld), (i) transfer such Employee to another business unit of Seller, (ii) terminate any Employee other than clerical or administrative personnel or for cause as determined in good faith by Seller in the ordinary course of business consistent with past practice or (iii) otherwise attempt to persuade any such Employee to terminate his or her relationship with Seller or not to commence employment with Buyer after the Closing.

(b)	Notwithstanding Section 7.4(a), except as expressly contemplated by this Agreement, as set forth in Disclosure Letter Schedule 7.4, or as otherwise consented to by Buyer in writing, Parent and Seller shall not, in respect of the Business:
(i)	make any material change in the Business or the operations of the Division, or change any of its brokerage policies or practices in any material respect, except as required by applicable law or by policies imposed by a Governmental Body;

(ii)	make any capital expenditure with respect to the Division or enter into any Contract therefor in excess of $100,000 outside the ordinary course of business consistent with past practice;

(iii)	sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from the Division to Seller or any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, except in the ordinary course of the Business consistent with past practice and for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and except for Permitted Encumbrances;

(iv)	incur any material adverse change in its securities clearing, payment and settlement activities;

(v)	maintain Tentative Net Capital of Seller (on a company wide basis) of less than $18,000,000; provided, that for a period not less than five (5) consecutive Business Days Seller’s Tentative Net Capital may be less than $18,000,000 but not less than $15,000,000;

(vi)	solely with respect to the Division, maintain access to regulatory haircut capital (through Seller) of less than $10,500,000; provided, that for a period not less than three (3) consecutive Business Days Seller’s access to haircut capital may be less than $10,500,000 but not less than $6,500,000;

(vii)	institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to Employees other than changes made in accordance with normal compensation practices and consistent with past compensation practices;

(viii)	make any change in the compensation of the Employees, other than changes made in accordance with normal compensation practices and consistent with past compensation practices; or

(ix)	prepare or file any material Tax Return inconsistent with past practice.
7.5.	Acquisition Proposals. Seller will not, and will not authorize or permit any officer, director or employee of Seller or any Affiliate of Seller or authorize any investment banker, attorney, accountant or other representative retained by Seller or any Affiliate of Seller to, directly or indirectly, solicit or encourage, or furnish information with respect to the Division to or engage in any discussions with any Person in connection with, any proposal for the acquisition of all or a substantial portion of the Division, other than as contemplated by this Agreement. Parent and Seller shall notify Buyer promptly if any inquiries, proposals or offers are received by, any information or data is requested from, or any discussions or negotiations are sought to be initiated or continued with, Parent, Seller, its Affiliates or any of their representatives with respect to or which could reasonably lead to any acquisition of all or a substantial portion of the Division indicating, in connection with such notice, the name of such Person and the terms and conditions of any proposals or offers, and thereafter shall keep Buyer informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Seller will promptly cease or cause to be terminated any existing activities or discussions with any Person with respect to any of the foregoing and will promptly request the return of any confidential information provided to any Person in connection with a prospective acquisition of the Division, other than Buyer.

7.6.	Insurance. Seller shall keep or cause all policies of insurance maintained, owned or held by Seller on the date hereof with respect to the Purchased Assets or the Business or comparable insurance to be kept in full force and effect through the Closing Date.

7.7.	Additional Purchased Assets. Parent and Seller shall prior to the Closing supplement or amend the following Disclosure Letter Schedules hereto with respect to any asset hereafter arising or discovered in the ordinary course consistent with past practice which, if existing or known at the date of this Agreement, would have been considered by the parties to be included in such Schedules at such date, and upon Buyer’s reasonable request, Seller shall provide additional information as to the obligations under such assets:
(a)	with respect to Disclosure Letter Schedules 2.1(F) and 5.11(C), any Contracts primarily related to the Business;

(b)	with respect to Disclosure Letter Schedule 5.7 or 2.2, any additional assets necessary to carry on the Business as currently conducted and not included in the Purchased Assets; and

(c)	with respect to those Schedules as contemplated by Section 7.8(b), if necessary.
7.8.	Assumption or Sublet of Leased Real Property.
(a)	During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Parent and Seller in attempting to obtain any consent necessary to permit Buyer (subject to applicable law and requirements of the landlord or sublandlord thereto) (i) either (A) to use or sublet a portion of Parent’s premises at One Penn Plaza, New York, New York 10119 or (B) to use, sublet or assume the lease of Parent (or its wholly-owned Subsidiary) at 444 Madison Avenue, New York, New York 10022, at the option of Buyer as designated in writing by Buyer no later than 15 days following the date hereof, and (ii) to use or sublet 677 Broadway, Albany, New York 12207; provided that no party hereto shall have any obligation to offer or pay any consideration in order to obtain any such consents. Any such use or sublet shall be as provided in the Transition Services Agreement, provided that with respect to any shared use, Buyer shall be responsible to reimburse Parent for a pro rata portion (based on the percentage of the square footage of each such premises occupied by Buyer) of the rent paid by Parent in respect of the periods of occupancy. In the event the consent to a sublease is received by Parent, Parent and Buyer shall negotiate in good faith a sublease prior to the Closing Date in form and substance reasonably acceptable to Parent, Buyer and the landlord thereto.

(b)	With respect to those leases for Leased Real Property set forth in Disclosure Letter Schedule 7.8(B), if any of the Employees set forth next to each such lease accepts employment with Buyer or its Affiliate prior to Closing, then such lease shall be included for purposes of this Agreement and the Schedules as a Purchased Asset on Disclosure Letter Schedules 2.1(F) and transferred by Parent or Seller, as applicable, to Buyer at Closing. To the extent an Employee as set forth in Disclosure Letter Schedule 7.8(B) does not accept employment with Buyer or its Affiliate prior to Closing, (i) the parties hereto shall negotiate in good faith the use (subject to applicable law and requirements of the landlord thereto), as provided in the Transition Services Agreement, or sublet of a portion of Seller’s or Parent’s space in such premises pursuant to a sublease in form and substance reasonably acceptable to the parties hereto and the landlord thereto and(ii) such lease shall be deemed for purposes of this Agreement and the Schedules as an Excluded Asset to be listed on Disclosure Letter Schedules 2.2 or 5.7.

(c)	The parties hereto agree that prior to the Closing the form of Transition Services Agreement attached as Exhibit C shall be revised accordingly to take into account the agreed upon use of any of the Leased Real Property in accordance with this Section 7.8.

(d)	For the period that Buyer occupies space at 677 Broadway, Albany, New York 12207, Parent and Seller shall permit Buyer to place its name on such building to the extent of Parent’s and Seller’s ability to grant such rights currently under the lease for such location. Any costs with respect to such signage shall be at Buyer’s cost as provided in the Transition Services Agreement.
7.9.	Hedging Arrangements for the Municipal Bonds. Prior to the Closing Date, Buyer and Seller shall reasonably cooperate to make effective any hedging position and other hedging arrangements with respect to the Municipal Bonds for the period between pricing on the Business Day prior to the Closing until the Closing occurs.

7.10.	Payoff of Leased Personal Property. No fewer than three (3) Business Days prior to the Closing, Seller shall provide to Buyer a “pay-off” letter with respect to the leased personal property set forth in Disclosure Letter Schedule 5.10(A), confirming that all Encumbrances relating to such leased personal property shall be removed effective upon payment of the aggregate of the amounts for each of the assets set forth in the pay-off letter (the “Payoff Amount”). At Closing, (x) Seller shall pay to KeyCorp Leasing Ltd. the Payoff Amount and (y) the Purchase Price to be paid by Buyer shall include an amount equal to the portion of the Payoff Amount attributable to assets other than leasehold improvements, but such amount payable by Buyer shall not be greater than $60,000 in aggregate .

7.11.	Transfer of Intellectual Property Contracts. Notwithstanding anything herein to the contrary, with respect to any Software and related Contracts included in the Purchased Assets, Buyer shall be responsible for the payment of any fees charged by the Software providers in order to obtain consent to transfer such Software and related Contract up to $22,950, and Buyer and Seller shall equally share in the payment of such fees in excess thereof.

7.12.	Relocation of Employees. Parent and Seller shall be permitted to relocate the Employees currently located at One Penn Plaza, New York, New York 10119 to Parent’s (or its wholly-owned Subsidiary’s) leased space at 444 Madison Avenue, New York, New York 10022. Parent and Seller shall complete such relocation in a commercially reasonable manner. If Buyer elects pursuant to Section 7.8(a) to use, sublet or assume the lease of Parent (or its wholly-owned Subsidiary) at 444 Madison Avenue, New York, New York 10022, at Closing Buyer shall reimburse Seller for 50% of the documented costs and expenses reasonably incurred by Parent and Seller with respect to such relocation. Parent and Seller shall consult with Buyer in a reasonable manner with respect to such relocation.

7.13.	Transition Services. Following the date hereof and prior to the Closing Date, Buyer and Seller shall cooperate on a reasonable basis with respect to requests by Buyer to Seller to provide transitional services and assistance following the Closing Date, to the extent Seller is reasonably able with its current personnel to provide such additional transitional services. If Seller agrees to provide such transitional services, such services shall be provided on terms and conditions to be mutually agreed by the parties, for a term no longer than six (6) months following the Closing Date and at a price of at least Seller’s fully-loaded cost plus five percent (5%), and any such services shall be delivered in accordance with the terms of the Transition Services Agreement.
ARTICLE VIII
ADDITIONAL AGREEMENTS
8.1.	Covenant Not to Compete or Solicit Business.
(a)	In furtherance of the sale of the Purchased Assets to Buyer hereunder by virtue of the transactions contemplated hereby, each of Parent and Seller covenants and agrees that, for a period ending on the tenth (10th) anniversary of the Closing Date, neither Parent or Seller nor any of their respective Affiliates will:
(i)	directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, sell materials to, or otherwise carry on, a business competitive with the Business anywhere in the United States (it being understood by the parties hereto that the Business is not limited to any particular region of the United States and that the Business may be engaged in effectively from any location in the United States); or

(ii)	induce or attempt to persuade any Buyer Employee to terminate such employment, or any customer to terminate its business relationship, with Buyer or its Affiliates;

provided, however, that nothing set forth in this Section 8.1 shall prohibit Parent, Seller or their Affiliates from: (x) engaging in the business of Seller’s fixed income middle markets group, so long as Seller and its Affiliates (A) with respect to the trading of municipal bonds, shall engage only in trades primarily with broker-dealers for a period of one (1) year following the Closing Date and (B) shall not hold an inventory of municipal bonds in excess of $50,000,000 at any time for the first year following the Closing Date or $60,000,000 for the second year following the Closing Date; (y) owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange; or (z) performing, or having performed on their behalf, a general solicitation for employees not specifically focused at any of the Transferred Employees through the use of media, advertisement, electronic job boards or other general public solicitations. Each of Parent and Seller also covenants and agrees that from and after the Closing Date it will not, and will not permit any of its Affiliates to, divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or its Affiliates.
(b)	If Parent, Seller or any Affiliate thereof violates any of its obligations under this Section 8.1, Buyer may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Parent and Seller acknowledge that a violation of this Section 8.1 may cause Buyer irreparable harm which may not be adequately compensated for by money damages. Parent and Seller therefore agree that in the event of any actual or threatened violation of this Section 8.1, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Parent, Seller or such Affiliate thereof to prevent any violations of this Section 8.1, without the necessity of posting a bond. The prevailing party in any action commenced under this Section 8.1 shall also be entitled to receive reasonable attorneys’ fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.1, any term, restriction, covenant or promise in this Section 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

(c)	The parties hereto agree that this Section 8.1 shall not be binding upon the successors and assigns of Parent or Seller in the event of a Company Sale involving Parent or Seller, respectively; provided, that with respect to any Company Sale within three (3) years following the Closing Date in which the successor or the acquiring Person is not engaged in the business of underwriting, advisory services, sales and trading of U.S. municipal bonds, and other similar instruments and securities, at the time such Company Sale is entered into, such successor or acquiring Person shall not engage in such business until the third anniversary of the Closing Date.
8.2.	Change in Corporate Name. Parent agrees to include as a management proposal to be voted on by the shareholders of Parent at its next annual meeting of shareholders no later than June 30, 2007 an amendment to its certificate of incorporation changing its corporate name to a name that does not include the words “First Albany” or any derivative thereof or the word “FA” except as set forth in Disclosure Letter Schedule 2.2 (the “Charter Amendment”). Following receipt of shareholder approval for the Charter Amendment, Parent shall change its corporate name, and cause its Subsidiaries to change their corporate names, to a name that does not include the words “First Albany” or any derivative thereof or the word “FA” except as set forth in Disclosure Letter Schedule 2.2. Following the Closing Date, Parent shall, and shall cause its Subsidiaries to, maintain a corporate name that does not contain the words “First Albany” or any derivative thereof or the word “FA” except as set forth in Disclosure Letter Schedule 2.2. Parent and Seller shall cease any and all use of the “First Albany” and “FA” names and derivations thereof promptly following the Closing Date; provided, notwithstanding the foregoing, for ninety (90) days following the Closing Date, Seller and its applicable Affiliates shall be permitted to continue to use the “First Albany” and “FA” names and derivations thereof used prior to the Closing Date (i) to inform third parties of the change of name and (ii) in and on any written materials marked with such names prior to Closing, and any such use shall not be in violation of any applicable Requirements of Law.

8.3.	Taxes.
(a)	All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Seller, on one hand, and Buyer, on the other, based on the number of days of such taxable period included in the portion of such taxable period on and before the Closing Date (the “Pre-Closing Tax Period”) and the number of days of such taxable period after the Closing Date (the “Post-Closing Tax Period”). Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period.

(b)	Notwithstanding any other provision herein, all Transfer Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) attributable to the sale or transfer of the Business, the Purchased Assets or the Assumed Liabilities, as well as the cost of the filing of all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, shall be borne and paid equally by Seller and Buyer when due, and Seller and Buyer shall file all necessary Tax Returns and other documentation required to be filed by it with respect to all such Taxes, fees and charges, and, if required by applicable law, the parties will, and will cause their Affiliates to, file or join in the execution of any such Tax Returns and other documentation; provided that each of Seller and Buyer shall use reasonable efforts to avail itself of any available exemptions from and collection of any such Transfer Taxes, and each of Seller (and its Affiliates) and Buyer (and its Affiliates) shall cooperate with the other party in providing information and documentation that may be necessary to obtain such exemption.

(c)	After the Closing Date, each of Seller and Buyer shall (and cause their respective Affiliates to):
(i)	assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

(ii)	cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Division or the Purchased Assets;

(iii)	make available to the other and to any Taxing authority as reasonably requested all information, records and documents in respect of Taxes relating to the Division or the Purchased Assets;

(iv)	provide timely notice to the other in writing of any pending or threatened Tax audits or assessments in respect of Taxes relating to the Division or the Purchased Assets for Taxable periods for which the other may have a Liability under this Section 8.3 or otherwise; and

(v)	furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request relating to Taxes of the Division or the Purchased Assets for Taxable periods for which the other party may have a Liability under this Section 8.3 or otherwise.
(d)	Notwithstanding anything to the contrary in this Agreement, the obligations of the parties set forth in this Section 8.3 shall survive until the expiration of the applicable statutes of limitation with respect to Taxes (taking into account any extensions or waivers thereof).
8.4.	Employees.
(a)	Employment Arrangements. Each of the Employees set forth on Buyer Disclosure Letter Schedule 8.4 have entered into (i) employment arrangements with Buyer or its Affiliate on the date hereof, which arrangements shall become effective on behalf of Buyer or its Affiliate upon satisfaction of the conditions set forth in Article IX on the Closing Date, and (ii) non-competition agreements with Buyer or its Affiliate on the date hereof. Prior to the Closing Date, Buyer or its Affiliate shall offer to interview each of the Employees who are in good standing with Seller with respect to a potential offer of employment. In its sole discretion, Buyer or its Affiliate is permitted, but not required to, offer employment to each of the other Employees on the Closing Date.

(b)	Access. Following the execution and delivery of this Agreement, Parent and Seller shall provide Buyer reasonable access to, and facilitate meetings with, the Employees for the purposes of making announcements concerning and preparing for the consummation of the transactions contemplated herein. To the extent reasonably requested by Buyer, each of Parent and Seller will reasonably cooperate with Buyer with respect to any of the foregoing.

(c)	COBRA; WARN. Buyer shall provide continuation health care coverage to all Transferred Employees and their qualified beneficiaries who incur a qualifying event after the Closing Date in accordance with, and to the extent required under, the continuation health care coverage requirements of Section 4980D of the Code and Sections 601 through 608 of ERISA (“COBRA”). Seller shall be responsible for providing (i) continuation coverage and all related notices to the extent required by law to any Employees (or qualified beneficiaries) who incur a “qualifying event” under COBRA on or before the Closing Date and (ii) all notices and severance in lieu of notice to any Employees who incur an employment loss on or before the Closing Date in accordance with, and to the extent required under, WARN.
8.5.	Release from Non-Compete. Effective as of the Closing, each of Seller and Parent shall release any Transferred Employee from the terms of any non-competition agreement with Seller or Parent, so long as such Transferred Employee remains an employee of Buyer or its Affiliates.

8.6.	First Albany Websites. During the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, Buyer shall include a notice of reasonable prominence above-the-fold on the homepage(s) of the Internet websites associated with the domain names “firstalbany.com” and “firstalbany.biz,” using language to be reasonably agreed upon by Buyer and Seller, which informs the public of the change in ownership and how to access Parent’s and Seller’s business and operations (other than the Business) via an Internet website of Seller’s choosing, and includes a hyperlink to such website.

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:
9.1.	No Misrepresentation or Breach of Covenants and Warranties Parent and Seller shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date. The representations and warranties of Parent and Seller in Article V hereto that are qualified as to materiality (including Material Adverse Effects) shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case when made and at and as of the Closing Date with the same effect as though made at and as of such date, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time) and except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by Section 7.4. There shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Seller and Parent by an authorized officer thereof.

9.2.	No Illegality. No statute, rule, regulation, order or decree of a Governmental Body shall have been enacted, entered, promulgated and remain in effect that prohibits or makes illegal consummation of the transactions contemplated hereby

9.3.	No Restraint or Litigation. No action, suit, investigation or proceeding by any Governmental Body shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

9.4.	Broker-Dealer and NASD Approvals. Buyer or its Affiliate shall be registered with the SEC as a broker-dealer and shall have obtained all approvals by the NASD and provided any notice required to the Municipal Securities Rulemaking Board as necessary to consummate the transactions contemplated hereby and to operate the Business upon Closing.

9.5.	Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a Material Adverse Effect.

9.6.	Charter Amendment. Parent shall have received shareholder approval for the Charter Amendment.

9.7.	Employment Arrangements. The employment arrangements between Buyer or its Affiliate and the minimum number of Employees set forth on Buyer Disclosure Letter Schedule 9.7(A) shall be in full force and effect, and each such Employee shall have delivered to Seller a written form of resignation (effective as of the Closing), and shall not, as a result of death or any illness, injury or other disability, be unable to perform the essential functions of his or her job with or without reasonable accommodation. To the extent any employment arrangement with any Employee set forth in Buyer Disclosure Letter Schedule 9.7(B) shall not be in full force and effect, or any such Employee shall not have delivered to Seller a written form of resignation (effective as of the Closing), or as a result of death or any illness, injury or other disability, such Employee shall be unable to perform the essential functions of his or her job with or without reasonable accommodation, the Purchase Price shall be reduced by the amount provided in Buyer Disclosure Letter Schedule 9.7(B). Parent and Seller (and their respective Affiliates) shall not have any benefit, right, remedy or claim under any such employment arrangement

9.8.	Change in Corporate Name. The corporate names of Parent and its Subsidiaries shall have been changed as provided in Section 8.2.

9.9.	No Insolvency Event. No Insolvency Event shall have occurred with respect to Parent or Seller.

9.10.	New York Office. Buyer shall have reasonably sufficient space to operate the Business either at One Penn Plaza, New York, New York 10119 or 444 Madison Avenue, New York, New York 10022 (as provided in Section 7.8), in either case as provided in all material respects in the Transition Services Agreement, or reasonably comparable space in the Borough of Manhattan, New York, New York.

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
The obligations of Parent and Seller under this Agreement shall, at the option of Parent and Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:
10.1.	No Misrepresentation or Breach of Covenants and Warranties. Buyer shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date. The representations and warranties of Buyer in Article VI hereto that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case when made and at and as of the Closing Date with the same effect as though made at and as of such date, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time) and except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller. There shall have been delivered to Seller a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by an authorized officer of Buyer.

10.2.	No Illegality. No statute, rule, regulation, order or decree of a Governmental Body shall have been enacted, entered, promulgated and remain in effect that prohibits or makes illegal consummation of the transactions contemplated hereby.

10.3.	No Restraint or Litigation. No action, suit or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

10.4.	NYSE Approval. Seller shall have obtained all approvals required by the NYSE in order to consummate the transactions contemplated hereby and to operate its business following the Closing.

10.5.	Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a Material Adverse Effect.
ARTICLE XI
INDEMNIFICATION
11.1.	Indemnification by Seller and Parent.
(a)	Each of Seller and Parent, jointly and severally, agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:
(i)	any breach of any warranty or representation of Seller or Parent contained herein;

(ii)	any breach by Seller or Parent of any of its covenants or agreements herein;

(iii)	any Excluded Liability; or

(iv)	any applicable bulk sales law, except that this clause shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities;
provided, however, that:
(A)	Seller and Parent shall not be required to indemnify and hold harmless under clause (i) of this Section 11.1(a) with respect to Losses and Expenses incurred by Buyer Group Members (other than Losses and Expenses incurred as a result of inaccuracies of the representations and warranties contained in Sections 5.2, 5.6, 5.12 and 5.19, as to which this proviso shall have no effect) unless the aggregate amount of such Losses and Expenses subject to indemnification by Seller exceeds $500,000, and once such amount is exceeded, Seller shall indemnify the Buyer Group Members only for the amount in excess of such amount; and

(B)	in no event shall the aggregate amount required to be paid by Seller and Parent pursuant to this Section 11.1(a) exceed (other than in respect of Losses incurred as a result of inaccuracies of the representations and warranties contained in Section 5.12(b) or any Losses and Expenses for any Excluded Liability, as to which there shall be no limitation) $3,000,000.
(b)	The indemnification provided for in Section 11.1(a) shall terminate eighteen (18) months after the Closing Date (and no claims shall be made by any Buyer Group Member under Section 11.1(a) thereafter), except that the indemnification by Seller and Parent shall continue as to:
(i)	the representations and warranties set forth in Section 5.12 and the covenants of Parent and Seller set forth in Sections 8.2, 8.4, 8.5, 13.1, 13.5 and 13.11, as to all of which no time limitation shall apply;

(ii)	the representations and warranties set forth in Section 5.6 and the covenants of Parent and Seller set forth in Section 8.3, as to all of which the indemnification provided for in this Section 11.1 shall terminate upon the expiration of the applicable statutes of limitations with respect to Taxes (taking into account any extensions or waivers thereof);

(iii)	the covenant of Parent and Seller set forth in Section 11.1(a)(iii), as to which no time limitation shall apply;

(iv)	the covenants of Parent and Seller set forth in Sections 8.1 and 8.6, as to which the indemnification provided for in this Section 11.1 shall terminate upon the expiration of the respective periods provided for therein; and

(v)	any Loss or Expense of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation of Seller and Parent shall continue until the liability of Seller and Parent shall have been determined pursuant to this Article XI, and Seller and Parent shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this Article XI.
11.2.	Indemnification by Buyer.
(a)	Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from:
(i)	any breach of any warranty or representation of Buyer contained herein;

(ii)	any breach by Buyer of any of its covenants or agreements contained herein;

(iii)	any Liabilities for employment-related obligations incurred on or following the Closing with respect to Employees who enter into employment arrangements with Buyer; or

(iv)	any Assumed Liabilities;
provided, however, that:
(A)	Buyer shall not be required to indemnify and hold harmless under clause (i) of this Section 11.2(a) with respect to Losses and Expenses incurred by Seller Group Members (other than Losses and Expenses incurred as a result of inaccuracies of the representations and warranties contained in Sections 6.2 and 6.3, as to which this proviso shall have no effect) unless the aggregate amount of such Losses and Expenses subject to indemnification by Buyer exceeds $500,000, and once such amount is exceeded, Buyer shall indemnify the Seller Group Members only for the amount in excess of such amount; and

(B)	in no event shall the aggregate amount required to be paid by Buyer pursuant to this Section 11.2(a) (other than in respect of any Assumed Liability, as to which there shall be no limitation) exceed $3,000,000.

(b)	The indemnification provided for in Section 11.2(a) shall terminate eighteen (18) months after the Closing Date (and no claims shall be made by Seller under Section 11.2(a) thereafter), except that the indemnification by Buyer shall continue as to:
(i)	the covenant of Buyer set forth in Section 11.2(a)(iv), as to which no time limitation shall apply;

(ii)	the covenants of Buyer set forth in Sections13.1, 13.5 and 13.11, as to all of which no time limitation shall apply;

(iii)	the covenant of Buyer set forth in Section 8.3, as to which the indemnification provided for in this Section 11.2 shall terminate upon the expiration of the applicable statutes of limitations with respect to Taxes (taking into account any extensions or waivers thereof); and

(iv)	any Loss or Expense of which Seller has notified Buyer in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Loss and Expense in accordance with this Article XI.
11.3.	Notice of Claims.
(a)	Any Buyer Group Member or Seller Group Member (the “Indemnified Party”) seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based; provided that a Claim Notice in respect of any pending or threatened action at law or suit in equity by or against a third Person as to which indemnification will be sought (each such action or suit being a “Third Person Claim”) shall be given promptly, but in no event more than ten (10) Business Days following such Indemnified Party’s receipt of such Third Person Claim; provided, further, that failure to give such notice within such ten (10) Business Day period shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure. The Indemnitor shall have ten (10) Business Days from receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (i) whether or not the Indemnitor disputes its liability hereunder with respect to such Third Person Claim and (ii) whether or not it desires to defend the Indemnified Party against such Third Person Claim.

(b)	Following expiration of the Notice Period, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

(c)	In calculating any Loss or Expense, such Loss or Expense shall be (i) reduced by any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer); (ii) reduced by any indemnity, contribution or other similar payment received by the Indemnified Party (other than pursuant to this Agreement) with respect to such Loss or Expense; (iii) increased by any net Tax cost incurred by the Indemnified Party arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase); and (iv) reduced by any net Tax benefit realized by the Indemnified Party arising from the payment or accrual of any such indemnified amount.

(d)	The Indemnified Party shall use commercially reasonable efforts to mitigate any losses.
11.4.	Third Person Claims.
(a)	If the Indemnitor fails to notify the Indemnified Party by the expiration of the Notice Period that it desires to defend the Indemnified Party against any Third Person Claim, then the Indemnitor shall not have the right to assume the defense of such Third Person Claim. In such event, the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Third Person Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall provide access to employees and such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that:
(i)	the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Person Claim as to which the Indemnified Party has so elected to conduct and control the defense thereof; and

(ii)	the Indemnified Party shall not, without the written consent of the Indemnitor, pay, compromise or settle any such Third Person Claim; provided, if such consent of Indemnitor is not granted, Indemnitor shall be deemed to agree to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Person Claim without such consent, provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

(b)	Subject to Section 11.4(a), if the Indemnitor notifies the Indemnified Party by the expiration of the Notice Period that it desires to defend the Indemnified Party against any Third Person Claim, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third Person Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall provide access to employees and such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Person Claim as to which the Indemnitor has so elected to conduct and control the defense thereof.
11.5.	Adjustment to Purchase Price. For all Tax purposes, Buyer and Seller agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement as an adjustment to the Purchase Price unless a final determination (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise.

11.6.	Exclusive Remedies. Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief (including specific performance), if the Closing occurs, this Article XI shall be the exclusive remedy available to any Indemnified Party against any Indemnitor with regard to breaches of this Agreement.

11.7.	Survival of Obligations. Except as otherwise expressly provided herein, all representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement for the periods provided in Sections 11.1(b) and 11.2(b).
ARTICLE XII
TERMINATION
12.1.	Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:
(a)	by the mutual written consent of Buyer and Seller;

(b)	by either Buyer or Seller if:
(i)	a Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(ii)	the Closing shall not have occurred on or before September 30, 2007 (or such later date as may be mutually agreed to by Buyer and Seller); provided that the right to terminate this Agreement pursuant to this Section 12.1(b)(ii) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to occur;
(c)	by Buyer in the event of any material breach by Seller of any of Seller’s agreements, covenants, representations or warranties contained herein and the failure of Seller to cure such breach within twenty (20) days after receipt of notice from Buyer requesting such breach to be cured;

(d)	by Seller in the event of any material breach by Buyer of any of Buyer’s agreements, covenants, representations or warranties contained herein and the failure of Buyer to cure such breach within twenty (20) days after receipt of notice from Seller requesting such breach to be cured;

(e)	by Buyer upon the occurrence, or the non-occurrence, of any event that will cause any condition set forth in Article IX not to be satisfied at Closing; or

(f)	by Seller, upon the occurrence, or the non-occurrence, of any event that will cause any condition set forth in Article X not to be satisfied at Closing.

12.2.	Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give notice of such termination to the other party to this Agreement.

12.3.	Termination Fee. If all the conditions set forth in Articles IX and X shall have been satisfied or duly waived, or shall remain capable of being satisfied by September 30, 2007, except for the condition set forth in Section 9.7 and this Agreement is terminated (i) by Buyer pursuant to Section 12.1(e) or (ii) by Seller pursuant to Section 12.1(b)(ii), then Buyer shall pay to Seller a termination fee of $2,400,000, payable in same day funds.

12.4.	Effect of Termination. If this Agreement is terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than Sections 13.1 and 13.9) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its fraud or willful breach of this Agreement.
ARTICLE XIII
GENERAL PROVISIONS
13.1.	Confidential Nature of Information. Each party agrees that it will, and will cause its agents and representatives to, treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, if the transactions contemplated hereby are not consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith; provided, that each party shall be permitted to retain one copy of such nonpublic documents and materials in confidential restricted access files for disclosure only as may be required by Requirements of Law or in the event a dispute arises with the other party or parties hereto. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its Affiliates, counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than the other party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law, regulation or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

13.2.	No Public Announcement. Neither Buyer, on the one hand, nor Seller or Parent, on the other hand, shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and SEC disclosure obligations.

13.3.	Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by facsimile or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service addressed as follows:
If to Buyer, to:
DEPFA BANK plc
1, Commons Street
Dublin 1
Ireland
Facsimile: + 353 1 792 2210
Attention: Legal Department
and
DEPFA BANK plc, New York branch
623 Fifth Avenue, 22nd Floor
New York, NY 10022
Facsimile: 212-796-9219
Attention: Executive Director
with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Facsimile: 212-839-5599
Attention: Joseph McLaughlin
If to Parent or Seller, to:
First Albany Companies

677 Broadway
Albany, NY 12207
Facsimile: 518-447-8606
Attention: General Counsel
with a copy to:
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: 212-259-6333
Attention: Donald J. Murray
Christopher P. Peterson
or to such other address as such party may indicate by a notice delivered to the other party hereto.

13.4.	Successors and Assigns.
(a)	The rights of either party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other. Notwithstanding anything to the contrary contained in this Section 13.4(a), upon written notice to Parent and Seller, Buyer shall be permitted to assign this Agreement and the rights and obligations under it to a wholly owned direct or indirect corporation or limited liability company organized under the laws of the United States or any state thereof; provided that in the event of such assignment, Buyer shall remain liable in full for the performance of its obligations hereunder. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

(b)	Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, in the case of Buyer, any permitted assignee in accordance with Section 13.4(a) hereto as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.4 any right, remedy or claim under or by reason of this Agreement.
13.5.	Access to Records after Closing.
(a)	To the extent not otherwise disposed of by Buyer in the ordinary course of business consistent with past practice, for a period of six (6) years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Division transferred to Buyer hereunder to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Business prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.5.

(b)	To the extent not otherwise disposed of by Seller in the ordinary course of business consistent with past practice, for a period of six (6) years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.5.
13.6.	Entire Agreement; Amendments. This Agreement, the Confidentiality Agreement and the Exhibits and Disclosure Letter Schedules referred to herein contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, statements or understandings (oral or written) or letters of intent between or among any of the parties hereto, including the letter of intent dated January 8, 2007 among Buyer, Parent and Seller. The Confidentiality Agreement shall expire in accordance with its terms on the Closing Date. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

13.7.	Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

13.8.	Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

13.9.	Expenses. Except as otherwise provided herein, each party hereto will pay its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

13.10.	Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

13.11.	Further Assurances. From time to time following the Closing, each party hereto shall execute and deliver, or cause to be executed and delivered, to the other party such other instruments of conveyance and transfer as such party may reasonably request or as may be otherwise necessary to make effective the transactions contemplated by this Agreement and the other agreements contemplated herein and to provide the other party with the intended benefits of this Agreement and the other agreements contemplated herein. Following Closing, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets (a) which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, each of Parent and Seller shall use its commercially reasonable efforts to cooperate with Buyer in obtaining such consent promptly, and if any such consent is unobtainable, to use its commercially reasonable efforts to secure to Buyer the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, each of Parent and Seller shall use its commercially reasonable efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Parent or Seller thereunder), in all cases subject to the Transition Services Agreement, notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

13.12.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

13.13.	Submission to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York and waive any and all objections to jurisdiction that they may have under the laws of the State of New York or the United States. Each of the parties hereto hereby waives trial by jury in any action to which they are parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

DEPFA BANK PLC
By:	/s/ Matthias Mosler
	Name:	Matthias Mosler
	Title:	Deputy CEO

By:	/s/ M. John Andrade
	Name:	M. John Andrade
	Title:	Director

FIRST ALBANY CAPITAL INC.
By:	/s/ Peter McNierney
	Name:	Peter J. McNierney
	Title:	Chief Executive Officer

FIRST ALBANY COMPANIES INC.
By:	/s/ Peter McNierney
	Name:	Peter J. McNierney
	Title:	Chief Executive Officer

EXHIBITS
TO
ASSET PURCHASE AGREEMENT
Dated as of March 6, 2007
Among
DEPFA BANK PLC,
FIRST ALBANY CAPITAL INC.
and
FIRST ALBANY COMPANIES INC.

EXHIBITS

EXHIBIT	DESCRIPTION

A	Form of Instrument of Assignment
B	Form of Instrument of Assumption
C	Form of Transition Services Agreement

EXHIBIT A
INSTRUMENT OF ASSIGNMENT
Instrument of Assignment dated September 14, 2007 (“Instrument”) by First Albany Companies Inc., a New York corporation (“Parent”) and First Albany Capital Inc., a New York corporation (“Seller”), in favor of DEPFA BANK plc, an Irish public limited company (“Buyer”).
Pursuant to the Asset Purchase Agreement dated as of March 6, 2007 (the “Agreement”) among Buyer, Seller and Parent, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and Seller do hereby sell, assign, transfer, convey and deliver unto Buyer, its successors and assigns, each and all of the Purchased Assets (as such term is defined in the Agreement), intending hereby to convey all of the right, title and interest of Parent and Seller therein; provided, however, as to any lease, contract, agreement, permit or other authorization included in the Purchased Assets which cannot be sold, transferred, assigned, conveyed or delivered effectively without the consent of a third party, which consent has not been obtained, this Instrument shall be of no force or effect until such requisite consent is obtained, whereupon this Instrument shall become of full force and effect with respect thereto.
Each of Parent and Seller hereby covenants and agrees to and with Buyer, its successors and assigns, to do, execute, acknowledge and deliver to, or to cause to be done, executed, acknowledged and delivered to, Buyer, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably requested by Buyer for the better selling, assigning, transferring, conveying, delivering, assuring and confirming to Buyer, its successors or assigns, any or all of the Purchased Assets.
This Instrument shall be binding upon the successors and assigns of Parent and Seller and shall inure to the benefit of the successors and assigns of Buyer.
IN WITNESS WHEREOF, Parent and Seller have caused this Instrument to be duly executed and delivered as of the date first set forth above.

FIRST ALBANY COMPANIES INC.
By:	/s/ Peter McNierney
	Name:	Peter McNierney
	Title:	President and Chief Executive Officer

FIRST ALBANY CAPITAL INC.
By:	/s/ Peter McNierney
	Name:	Peter McNierney
	Title:	President and Chief Executive Officer

EXHIBIT B
INSTRUMENT OF ASSUMPTION
Instrument of Assumption dated September 14, 2007 (“Instrument”) by DEPFA First Albany Securities LLC, a New York limited liability company (“Buyer”), in favor of First Albany Companies Inc., a New York corporation (“Parent”) and First Albany Capital Inc., a New York corporation (“Seller”).
Pursuant to the Asset Purchase Agreement dated as of March 6, 2007 (the “Agreement”) among DEPFA Bank plc, Seller and Parent, and in consideration for the sale by Parent and Seller to Buyer of the Purchased Assets (as such term is defined in the Agreement) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby assumes and undertakes and agrees to discharge in accordance with the terms thereof each of the Assumed Liabilities (as such term is defined in the Agreement); provided, however, as to any lease, contract, agreement, permit or other authorization included in the Purchased Assets which cannot be sold, transferred, assigned, conveyed or delivered effectively without the consent of a third party, which consent has not been obtained, this Instrument shall be of no force or effect until such requisite consent is obtained, whereupon this Instrument shall become of full force and effect with respect thereto.
Other than as specifically stated in this Instrument or in the Agreement, Buyer assumes no Excluded Liabilities.
Buyer hereby covenants and agrees to and with Parent and Seller, their successors and assigns, to do, execute, acknowledge and deliver to, or to cause to be done, executed, acknowledged and delivered to, Parent or Seller, their successors and assigns, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably requested by Parent Seller for the better selling, assigning, transferring, conveying, delivering, assuring and confirming to Buyer, its successors or assigns, any or all of the Assumed Liabilities.
This Instrument shall be binding upon the successors and assigns of Buyer and shall inure to the benefit of the successors and assigns of Parent and Seller.
IN WITNESS WHEREOF, Buyer has caused this Instrument to be duly executed and delivered as of the date first set forth above.

DEPFA FIRST ALBANY SECURITIES LLC
By:	/s/ Rodney Kulp
Name:	Rodney Kulp
Title:	Director

By:	/s/ M.A. Kugler
Name:	M.A. Kugler
Title:	Authorized signature

EXHIBIT C
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of this 14th day of September, 2007, by and between DEPFA First Albany Securities LLC (formerly known as DEPFA Securities LLC), a New York limited liability company (“Buyer”), and First Albany Capital Inc., a New York corporation (“Seller”).
WHEREAS, DEPFA Bank plc (“DEPFA Bank”), Seller and First Albany Companies Inc., a New York corporation (“Parent”), have entered into that certain Asset Purchase Agreement, dated as of March 6, 2007 (the “APA”), and DEPFA Bank has assigned its rights and obligations under the APA to Buyer;
WHEREAS, pursuant to the APA, Buyer intends to purchase from Seller and Parent, and Seller and Parent intend to sell to Buyer, the Purchased Assets (as defined in the APA) relating to the business of underwriting, advisory services, sales and trading of U.S. municipal bonds, and other similar instruments and securities, subject to and in accordance with the APA (such purchase and sale, the “Transaction”); and
WHEREAS, Buyer has requested, and Seller has agreed, to provide certain transition service to Buyer in connection with the Transaction in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Incorporated Definitions. Capitalized terms not otherwise defined in this Agreement have the same meanings assigned to such terms in the APA.
Section 1.2 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.2 and shall be equally applicable to both the singular and plural forms:
“Agreement” has the meaning set forth in the preamble hereto.
“Albany Premises” has the meaning set forth in Section 4.1(a).
“APA” has the meaning set forth in the recitals hereto.
“Buyer Employees” has the meaning set forth in Section 4.1(a).
“Buyer” has the meaning set forth in the preamble hereto.
“Confidential Information” has the meaning set forth in Section 6.2(c).
“Expenses” means any and all documented out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceedings incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).
“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies or other charges (excluding, except with respect to employee matters, incidental, special and consequential damages, including lost profits) suffered or incurred by a Buyer Group Member or Seller Group Member in respect of any claim for which such Buyer Group Member or Seller Group Member is entitled to indemnification pursuant to Article V hereto.
“New York Premises” has the meaning set forth in Section 4.1(a).
“Parent” has the meaning set forth in the preamble hereto.
“Seller” has the meaning set forth in the recitals hereto.
“Transaction” has the meaning set forth in recitals hereto.
“Transition Expenses” has the meaning set forth in Section 2.3(a).
“Transition Period” has the meaning set forth in Section 2.1.
“Transition Services” has the meaning set forth in Section 2.1.

ARTICLE II
TRANSITION SERVICES
Section 2.1 Transition Services.
(a)	Seller Transition Services. Subject to the terms and conditions of this Agreement, Seller, itself or through third parties, shall provide Buyer with the transition services set forth on Schedule 1 attached hereto (each transition service, a “Seller Transition Service,” and collectively, the “Seller Transition Services”). Each Seller Transition Service shall only be provided during the period of time (the “Transition Period”) specified on Schedule 1.

(b)	Buyer Transition Services. Subject to the terms and conditions of this Agreement, Buyer, itself or through third parties, shall provide Seller with the transition services set forth on Schedule 2 attached hereto (each transition service, a “Buyer Transition Service,” and collectively, the “Buyer Transition Services”). Each Buyer Transition Service shall only be provided during the Transition Period specified on Schedule 2.
Section 2.2 Level of Service. Notwithstanding anything herein or in the APA to the contrary, Seller shall exercise reasonable care in performing the Transition Services and shall provide Buyer a level of service for the Transition Services at least as high as the level of service enjoyed by Seller for such services immediately prior to the Closing Date.
Section 2.3 Costs and Expenses.
(a)	Buyer shall reimburse Seller for any and all incremental out-of-pocket costs or expenses incurred by Seller, any Seller Group Member or any of their respective independent contractors in providing the Transition Services (such costs or expenses, “Transition Expenses”). Without limiting the generality of the foregoing, the Transition Expenses shall include any and all costs or expense incurred by Seller to obtain the consent or approval of third parties necessary to provide the Transition Services.

(b)	Seller shall invoice Buyer monthly in arrears from time to time for incurred Transition Expenses, and Buyer shall pay any such invoice within thirty (30) days following its receipt. All past due invoices shall incur interest at a rate of the lesser of (i) one and one half percent (1.5%) per month or (ii) the maximum rater permitted by applicable law. Notwithstanding anything herein or in the APA to the contrary, Buyer shall not set off any amounts due from Seller against the Transition Expenses.

(c)	If there is a dispute between Buyer and Seller regarding the amounts shown as billed to Buyer on any invoice, Seller shall furnish to Buyer reasonable documentation to substantiate the amounts billed including, but not limited to, listings of the dates, times and amounts of the services in question where applicable and practicable. Upon delivery of such documentation, Buyer and Seller shall cooperate and use their commercially reasonable efforts to resolve such dispute among themselves.
Section 2.4 Compliance with Laws. Buyer shall, and shall cause each Buyer Group Member to, comply with all applicable Requirements of Law applicable to the Transition Services including, without limitation, laws pertaining to privacy and data security. Seller shall comply with all applicable Requirements of Law applicable to the Transition Services including, without limitation, laws pertaining to privacy and data security.
Section 2.5 Further Assurances. At Seller’s reasonable request, Buyer shall, and shall cause the Buyer Group Members and their respective employees, agents and independent contractors to, execute appropriate instruments reflecting their respective obligations under this Agreement from time to time. At Buyer’s reasonable request, Seller shall, and shall cause the Seller Group Members and their respective employees, agents and independent contractors to, execute appropriate instruments reflecting their respective obligations under this Agreement from time to time.
Section 2.6 Cooperation.
(a)	Generally. Notwithstanding anything herein or in the APA to the contrary, Buyer shall, and shall cause each Buyer Group Member and its and their respective independent contractors to, comply and cooperate with any and all reasonable directions Seller may give with respect to its provision and performance of the Transition Services and Buyer’s access thereto.

(b)	IT and Security Policies. Without limiting the generality of Section 2.6(a), Buyer shall, and shall cause each Buyer Group Member and its and their respective independent contractors to, (a) comply with all aspects of Seller’s privacy, confidentiality and data security policies, as reasonably revised by Seller from time to time, (b) comply with all physical and electronic security requirements and conditions for Seller’s network and computer system access and usage if such usage is deemed necessary by Seller, and (c) comply with any other reasonable information technology procedures applicable to Seller’s network and computer systems.

(c)	Notice of Security Breaches. In the event Buyer, any Buyer Group Member or any of their respective agents or independent contractors discovers or is notified of a breach or potential breach of security with respect to the Seller’s network or computer systems, Buyer shall immediately notify Seller of such breach or potential breach of security.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1 Disclaimer. EACH OF BUYER AND SELLER ACKNOWLEDGES AND AGREES THAT NEITHER BUYER NOR SELLER IS IN THE BUSINESS OF PROVIDING SERVICES LIKE THE TRANSITION SERVICES TO THIRD PARTIES AND THAT ALL OF THE TRANSITION SERVICES PROVIDED HEREUNDER ARE PROVIDED ON AN “AS-IS” AND “AS AVAILABLE” BASIS. EACH OF SELLER AND BUYER HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER DOES NOT REPRESENT OR WARRANT THAT IT WILL BE ABLE TO OBTAIN ANY NECESSARY CONSENTS OR APPROVALS FROM ITS THIRD PARTY LICENSORS OR PROVIDERS THAT MAY BE NECESSARY OR ADVISABLE TO PROVIDE THE TRANSITION SERVICES.
Section 3.2 Limitation of Liability. NOTWITHSTANDING ANYTHING HEREIN OR IN THE APA TO THE CONTRARY, (I) IN NO EVENT SHALL SELLER OR BUYER BE RESPONSIBLE OR LIABLE TO BUYER OR SELLER, RESPECTIVELY, OR ANY THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES, REGARDLESS OF THE LEGAL THEORY ON WHICH SUCH RESPONSIBILITY OR LIABILITY IS BASED AND EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (II) EACH OF SELLER’S AND BUYER’S AGGREGATE LIABILITY HEREUNDER SHALL NOT EXCEED THE AMOUNT OF TRANSITION EXPENSES PAID BY BUYER AND SELLER, RESPECTIVELY.
ARTICLE IV
INTENTIONALLY OMITTED

ARTICLE V
INDEMNIFICATION
Section 5.1 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless each Seller Group Member from and against any and all Losses or Expenses arising out of or incurred in connection with (a) the breach of this Agreement by any Buyer Group Member; (b) the use of any Transition Service by any Buyer Group Member; (c) the breach of, or default under, any Contract between a Seller Group Member and a third party where use of any rights under such Contract was, is or will be necessary or advisable to provide any Transition Service to Buyer; or (d) the bad faith, gross negligence or willful misconduct of any Buyer Group Member in connection with any Transition Service.
Section 5.2 Indemnification by Seller. Seller shall indemnify, defend and hold harmless each Buyer Group Member from and against any and all Losses or Expenses arising out of or incurred in connection with (a) the breach of this Agreement by Seller; (b) the use of any Transition Service by Seller; or (c) the bad faith, gross negligence or willful misconduct of Seller in connection with any Transition Service.
Section 5.3 Indemnification Procedure. All indemnification claims made pursuant to Sections 5.1 or 5.2 hereof shall be made in accordance with and shall be governed by Sections 11.3 and 11.4 of the APA. All Losses and Expenses indemnified pursuant to Sections 5.1 and 5.2 shall be aggregated with Losses and Expenses indemnified pursuant to Article XI of the APA and shall be subject to the limitations set forth therein.
ARTICLE VI
INTELLECTUAL PROPERTY; CONFIDENTIALITY
Section 6.1 Ownership of Intellectual Property. To the extent that any Intellectual Property is created or arises out of the performance of this Agreement, then, as between the parties hereto, Seller shall own any and all Intellectual Property relating to the Seller Transition Services or its Confidential Information, and Buyer shall own any and all Intellectual Property relating to the Buyer Transition Services or its Confidential Information. Each party hereto hereby assigns, and shall use reasonable efforts to cause its respective Affiliates and third party agents or contractors to assign, all of its or their respective right, title and interest in and to any such Intellectual Property to the other Party to effectuate the allocation of such rights as provided in this Section 6.1.
Section 6.2 Confidentiality.
(a)	All Confidential Information disclosed by a party (the “Discloser”) to the other party (the “Recipient”) in connection with the activities contemplated by this Agreement shall not be used by the Recipient except in connection with the activities and licenses contemplated by this Agreement, shall be maintained in confidence by the Recipient under reasonable measures no less protective than those measures used by the Recipient to protect its own Confidential Information, and shall not otherwise be disclosed by the Recipient to any other Person.

(b)	Notwithstanding Section 6.2(a), a Recipient may disclose the relevant aspects of the Discloser’s Confidential Information to its officers, agents, employees and contractors to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under the Agreement; provided that such Recipient must take all reasonable measures to ensure that such Confidential Information is not disclosed or duplicated in contravention of the terms and conditions of this Agreement by such officers, agents, and employees, including obtaining an enforceable confidentiality agreement from such officer, agent, employee or contractor. Notwithstanding anything to the contrary herein, the obligations in this Section 6.2 do not restrict any disclosure by either party required by any applicable law, or by order of any court or government agency; provided that the Recipient provides prior written notice of such disclosure to the Discloser and assists the Discloser in its reasonable and lawful efforts to avoid or minimize the degree of such disclosure.

(c)	As used herein, “Confidential Information” means any and all confidential or proprietary information and documentation, including, without limitation, Intellectual Property and the terms and conditions of this Agreement (except as required by a party to enforce its rights hereunder), but excluding confidential or proprietary information that (as determined by competent documentation): (i) was known or used by the Recipient prior to its date of disclosure to the Recipient; (ii) either before or after the date of the disclosure to the Recipient, is lawfully disclosed to the Recipient by sources other than the Discloser rightfully in possession of the Confidential Information; (iii) either before or after the date of the disclosure to the Recipient, becomes published or generally known to the public, without the Recipient violating this Section 6.2; or (iv) is independently developed by or for the Recipient without reference to or reliance upon the Confidential Information.

ARTICLE VII
TERM AND TERMINATION
Section 7.1 Term. This Agreement shall become effective on the Closing Date and shall continue in effect until the expiration or termination of the last-to-expire or –terminate Transition Period, unless terminated earlier in accordance with this Agreement.
Section 7.2 Termination.
(a)	For Convenience. Buyer may terminate this Agreement or any Transition Service at any time upon not less than thirty (30) days’ written notice to Seller.

(b)	For Breach. Either party hereto may terminate this Agreement or any Transition Service upon thirty (30) days’ prior written notice if the other party breaches this Agreement or the APA and the breaching party fails to cure such breach with such thirty (30) day period.

(c)	For Bankruptcy. Seller may terminate this Agreement or any Transition Service upon written notice to Buyer if (i) Buyer files, or has files against it, a petition under the bankruptcy or insolvency laws of any jurisdiction; (ii) Buyer makes a general assignment for the benefit of creditors, (iii) a receiver or trustee is appointed to exercise control over any of Buyer’s assets; or (iv) Buyer is declared insolvent by a court of competent jurisdiction.
Section 7.3 Effect of Expiration or Termination; Survival. Upon expiration or termination of this Agreement or any Transition Service, Seller shall have no further responsibility or liability to Buyer with respect to this Agreement or such Transition Service on or following the date of such expiration or termination. Articles III, V, VI, VII, and VIII and Sections 2.3 through 2.6 shall survive the expiration or termination of this Agreement.
ARTICLE VIII
GERNERAL PROVISIONS
Section 8.1 Notices. All notices or other communications required or permitted hereunder shall be given in the same manner as notices are given under the APA.
Section 8.2 Assignment; Change of Control. Neither Buyer nor Seller may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party; provided, however, that Seller may subcontract the performance of any of its obligations under this Agreement to a third party without Buyer’s consent so long as Seller remains liable for the performance of any such obligations by a subcontractor. A change of control of Buyer or a transfer of any of Buyer’s assets by operation of law (whether by merger, consolidation or sale of all or substantially all of Buyer’s assets) shall be deemed an assignment of this Agreement. Any assignment in contravention of this Section 8.2 shall be null and void. The Agreement shall inure to the benefit of the permitted successors and permitted assigns of each party hereto.
Section 8.3 Third Party Rights. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the parties hereto, and their permitted successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement, or obligate any of the parties hereto to any Person other than the parties and their permitted successors or permitted assigns.

Section 8.4 Entire Agreement; Amendments. This Agreement and the Schedules attached hereto (which Schedules are incorporated into this Agreement by reference as if fully set forth herein) contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements or understandings (oral or written). This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative or each of the parties hereto.
Section 8.5 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.
Section 8.6 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if it is authorized in writing by an authorized representative of such party. The failure of a party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach if this Agreement shall be held to constitute a waiver of any other or subsequent breach.
Section 8.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.
Section 8.9 Submission to Jurisdiction; Waiver of Jury Trial. Seller and Buyer herby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York and waive any and all objections to jurisdiction that they may have under the laws of the State of New York or the United States. Each of the parties hereto hereby waives trial by jury in any action to which they are parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement and the transactions contemplated hereby.
Section 8.10 Relationship of the Parties. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of no party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS HEREOF, the parties hereto have entered into this Agreement as of the date first written above.

DEPFA FIRST ALBANY SECURITIES LLC
By:	/s/ Rodney Kulp
Name:
Title:

By:	/s/ Maggie Kugler
Name: Maggie Kugler
Title: Authorized Person

FIRST ALBANY CAPITAL INC.
By:	/s/ Peter McNierney
Name: Peter McNierney
Title: President and Chief Executive Officer

TRANSITION SERVICES AGREEMENT
SCHEDULE 1
COMMUNICATIONS AND INFORMATION TECHNOLOGY SERVICES

Transition	Transition
Service	Period	Description	Cost
Email forwarding	60 days following Closing Date	For each Employee hired by Buyer, Seller shall forward all emails sent to such Employee’s previous email address at Seller to an email address specified by Buyer in writing.	At cost

Email auto-replies	90 days following the expiration of the Transition Period for “Email forwarding”	For each Employee hired by Buyer, Seller shall generate an automatic reply to all emails sent to such Employee’s previous email address at Seller, identifying such Employee’s new email address at Buyer as specified by Buyer in writing.	At cost

Access to BETA	One week following the Closing Date	Seller shall provide Buyer with a single username and password with which it may access BETA during the Transition period. Notwithstanding the foregoing, Seller shall not be required to provide any connection or link between the Buyer’s information technology systems and the information technology systems of the owner of BETA. Buyer acknowledges and agrees that it must negotiate any such connection or link directly with the owner of BETA.	At cost

BETA information for Purchased Municipal Bonds	Until 30 days following the date that all Purchased Municipal Bonds are delivered	Sell shall provide Buyer with reports and other information from BETA as reasonably requested by Buyer with respect to any Purchased Bond during the Transition Period.	At cost

Access to Bloomberg TOMS	Until 30 days following the date that all Purchased Municipal Bonds are delivered	Seller shall provide Buyer with a single username and password with which it may access Bloomberg TOMS database on a“read-only” basis during the Transition Period.	At cost

Telephone call forwarding	60 days following the Closing Date	For each employee hired by Buyer, Seller shall forward all calls to the telephone number assigned to such Employee immediately prior to the Closing Date to a telephone number specified by Buyer in writing.	At cost

Automated telephone message	60 days following the expiration of the Transition Period for “Telephone call forwarding”	For each Employee hired by Buyer, Seller shall play an automated message, reasonably acceptable to Buyer, in response to all calls to the telephone number assigned to such Employee immediately prior to the Closing Date, stating that such telephone number is no longer in use by such Employee and that the caller should Buyer to obtain such Employee’s new phone number. Seller shall not be required to personalize the automated message to each particular Employee hired by Buyer.	At cost

Mail forwarding	6 months following the Closing Date	Seller shall forward to a U.S. postal address designated by Buyer from time to time any and all mail or packages (a) that are addressed only to Employees hired by Buyer or (b) that relate primarily to the Business as conducted following the Closing Date. Buyer recognizes and agrees that Seller may receive and open all such mail or packages it receives in order to determine whether such mail or packages are subject to forwarding pursuant to the preceding sentence or the identity of the appropriate recipient(s). The provisions of this “Mail Forwarding” Transition Service are not intended to an shall no be deemed to constitute an authorization by Buyer to permit Seller to accept service of process or for any other purpose.	At cost

A-53

TRANSITION SERVICES AGREEMENT
SCHEDULE 2
COOPERATION WITH DISPUTE RESOLUTION AND REGULATORY INVESTIGATION SERVICES

Transition	Transition
Service	Period	Description	Cost
Cooperation with Molinari arbitration	Until final adjudication	Buyer shall provide Seller and Seller’s counsel reasonable access to and contact with each Employee hired by Buyer, including but not limited to depositions and testimony, during normal business hours and in a manner that does not interfere with Buyer’s ability to operate its business, in connection with the ongoing Jeff Molinari arbitration.	At cost

Cooperation with SEC exam in respect of political contributions	Until final adjudication	Buyer shall provide Seller and Seller’s counsel reasonable access to and contact with each Employee hired by Buyer, including but not limited to depositions and testimony, during normal business hours and in a manner that does not interfere with Buyer’s ability to operate its business, in connection with the current ongoing SEC exam in respect of political contributions and related inquiries of Seller’s pre-closing operation of the Business.	At cost

Cooperation with SEC exam in respect of San Diego bonds	Until final adjudication	Buyer shall provide Seller and Seller’s counsel reasonable access to and contact with each Employee hired by Buyer, including but not limited to depositions and testimony, during normal business hours and in a manner that does not interfere with Buyer’s ability to operate its business, in connection with the current ongoing SEC exam in respect of San Diego bonds and related inquiries of Seller’s pre-closing operation of the Business.	At cost

Cooperation with the matters listed on Parent and Seller Disclosure Letter Schedule 5.16	Until final adjudication	Buyer shall provide Seller and Seller’s counsel reasonable access to and contact with each Employee hired by Buyer, including but not limited to depositions and testimony, during normal business hours and in a manner that does not interfere with Buyer’s ability to operate its business, in connection with the matters listed on Parent and Seller Disclosure Letter Schedule 5.16.	At cost

Appendix B

Freeman & Co. Securities llc 645 Fifth Avenue, 9th Floor New York, NY 10022 Phone: Facsimile: 212 830-6161 212 265-4998
March 6th, 2007
Board of Directors
First Albany Companies Inc.
677 Broadway
Albany, NY 12207-2990
Ladies & Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to First Albany Companies Inc. (the “Company”) of the Consideration (as defined below) to be paid to First Albany Capital, Inc., a wholly-owned subsidiary of the Company (“Seller”), pursuant to the terms of the Asset Purchase Agreement dated as of March 6th, 2007 (the “Agreement”), by and among the Company, Seller, and DEPFA Bank plc (“Buyer”) for the Company’s Municipal Capital Markets Division (the “Division”).
As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, the Company will sell the assets of the Division to Buyer (the “Transaction”). The aggregate consideration to be paid by Buyer to Seller is cash payment equal to the sum of $12 million and any amounts payable by Buyer pursuant to Sections 7.10, 7.11 and 7.12 of the Agreement; the estimated fair market value of the Seller’s municipal bond inventory having a fair market value at closing of between $150 million to $200 million based on current estimates; and extinguishment of certain deferred compensation obligations totaling $1.6 million less any reduction for non-transferring employees pursuant to Section 9.7 of the Agreement up to $2.4 million, as determined, delivered and adjusted in accordance with the terms of Articles III and IV of the Agreement (“the Consideration”).
Freeman & Co. Securities, LLC (“Freeman”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.
We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of March 10th, 2006. Incorporated within that agreement is a fee for providing this Opinion. Freeman and its affiliates in the ordinary course of business may have from time to time provided, and in the future may provide, consulting and investment banking services to the Company and receive fees for the rendering of such services.
In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:
     • the Agreement including the financial terms of the Transaction;

March 6th 2007

     • certain publicly available information for the Company and certain other relevant financial and operating data furnished to Freeman by the Company management;
     • certain internal financial analyses, financial forecasts, reports and other information concerning the Company and the Division, prepared by the managements of the Company and the Division;
     • discussions we have had with certain members of the management of the Company and the Division concerning the historical and current business operations, financial conditions and prospects of the Company and the Division and such other matters we deemed relevant;
     • certain operating results, the reported price and/or trading histories of the shares of the common stock of the Company as compared to operating results, the reported price and trading histories of certain publicly traded companies we deemed relevant;
     • certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;
     • certain pro forma financial effects of the Transaction on an accretion/dilution basis including pro-forma operating cost reductions; and
     • such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.
In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and the Division, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently verify, such information. In addition, we have not conducted nor have assumed any obligation to conduct any physical inspection of the properties or facilities of the Division. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the managements of the Company and the Division on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of the Company and the Division.
We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or the Division, nor have we been furnished with such materials. With respect to all legal matters relating to the Company and the Division, we have relied on the advice of legal counsel to the Company. Our services to the Company in connection with the Transaction have been to bring both potential investors and acquirers to the Company, assist management in those negogiations and render an opinion from a financial point of view with respect to the Consideration. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent

March 6th 2007

developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.
For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.
It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder of the Company to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to effect the Transaction. Furthermore, we express no view as to the price or trading range for shares of the common stock of the Company following the consummation of the Transaction.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid in the Transaction is fair, from a financial point of view, to the Company.
Very truly yours,

Peter J. Majar, Jr.
Managing Director
Freeman & Co. Securities, LLC

Appendix C

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF FIRST ALBANY COMPANIES INC.

Under Section 805 of the New York Business Corporation Law

FIRST: The name of the Corporation is First Albany Companies Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on November 4, 1985.

THIRD: The amendment effected by this certificate of amendment is as follows: Paragraph FIRST of the Certificate of Incorporation relating to the name of the Corporation is hereby amended to read in its entirety as follows:

“FIRST, The name of the Corporation is Broadpoint Securities Group, Inc.”

FOURTH: The Certificate of Incorporation is hereby further amended by adding a Paragraph TENTH to the Certificate of Incorporation pertaining to shareholder written consent as follows:

“TENTH, Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

FIFTH: The foregoing amendments to the Certificate of Incorporation were authorized by resolution of the Board of Directors followed by an affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon at a meeting of shareholders.

By:	Name: Lee Fensterstock Title: Chairman and Chief Executive Officer

By:	Name: Patricia Arcierco-Craig Title: Secretary

C-1

                                                                                                                                                                                 Appendix D
July 25, 2007
DEPFA BANK plc
1, Commons Street
Dublin 1
Ireland
Attention: Legal Department
DEPFA BANK plc, New York Branch
623 Fifth Avenue, 22nd Floor
New York, NY 10022
Attention: Executive Director
Ladies and Gentlemen:
     Re: Notice and Waiver
     We refer to that certain Asset Purchase Agreement, dated as of March 6, 2007, among DEPFA BANK plc, an Irish public limited company (“Buyer”), First Albany Capital Inc., a New York corporation (“Seller”), and First Albany Companies Inc., a New York Corporation (“Parent”) (the “Asset Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.
     Section 8.2 of the Asset Purchase Agreement requires that Parent include, as a management proposal to be voted on by the shareholders of Parent at its next annual meeting no later than June 30, 2007, an amendment to its certificate of incorporation changing its corporate name to a name that does not include the words “First Albany” or any derivative thereof or the word “FA” except as set forth in the Disclosure Letter Schedule 2.2 (the “Charter Amendment”). By signing below you acknowledge prior receipt of notification in accordance with Section 7.2 of the Asset Purchase Agreement that Parent will not include certain information related to the Charter Amendment in its annual meeting proxy for its annual meeting of shareholders and will not hold its annual meeting of shareholders on or before June 30, 2007.
     Pursuant to Section 13.8 of the Asset Purchase Agreement, which provides that any provision of the Asset Purchase Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, Parent requests that Buyer waive, and Buyer hereby waives, the provisions in Section 8.2 of the Asset Purchase Agreement requiring that the Charter Amendment be voted upon by the shareholders of Parent at its next annual meeting and that the annual meeting be held no later than June 30, 2007; provided, that on the tenth Business Day following the satisfaction or waiver of all of the conditions set forth in Articles IX and X of the Asset

Purchase Agreement, other than the condition set forth in Section 9.8 and other than such conditions to be satisfied on the Closing Date, then, unless otherwise agreed in writing by the parties (i) Parent shall have caused its Subsidiaries to have changed their corporate names as required by Section 8.2 of the Asset Purchase Agreement, (ii) Parent shall have caused the business of Parent to be operated under a trade name that does not include the name “First Albany” or “FA” or any derivatives thereof and (iii) Parent and Buyer shall have entered into a license agreement, substantially in the form of Exhibit A hereto. Notwithstanding the foregoing or any other provision of the Asset Purchase Agreement, Parent agrees that it shall use its commercially reasonable efforts to hold a meeting of shareholders as necessary to approve the Charter Amendment prior to or (if necessary) following the Closing, including following the closing of the Investment Agreement dated May 14, 2007 between Parent and MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) irrespective of whether prior to such closing, a meeting of shareholders was held at which the Charter Amendment was voted on and not approved.
     Section 7.4(b)(v) of the Asset Purchase Agreement provides that Parent and Seller shall not maintain Tentative Net Capital of Seller (on a company wide basis) of less than $18,000,000; provided, that for a period not less than five (5) consecutive Business Days, Seller’s Tentative Net Capital may be less than $18,000,000 but not less than $15,000,000. Pursuant to Section 13.8 of the Asset Purchase Agreement, which provides that any provision of the Asset Purchase Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, Parent requests that Buyer waive, and Buyer hereby waives, Parent’s and Seller’s compliance with the requirements of Section 7.4(b)(v); provided, that Seller shall provide to Buyer (a) on a daily basis from the date hereof until the Closing Date (or earlier termination of the Asset Purchase Agreement) the daily haircut capital report in the form delivered to Seller’s management, (b) a copy of Seller’s FOCUS Report for the quarter ended March 31, 2007 and (c) a copy of Seller’s FOCUS Report for the quarter ended June 30, 2007 promptly following filing of such report with the NASD.
     This waiver from Buyer is conditioned on the prior execution and delivery by MatlinPatterson to Buyer of the Voting Agreement, substantially in the form of Exhibit B hereto. This waiver shall be effective upon execution by the Buyer, Seller and Parent. This waiver shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York. This waiver may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement. The execution and delivery of this waiver by Buyer represents its irrevocable consent to, and agreement and acknowledgment of, the terms contained herein. The execution and delivery of this waiver shall not, except as specifically provided herein, constitute a waiver of any other provision of the Asset Purchase Agreement, including any other obligations of Parent under Section 7.3(a) and Section 8.2 of the Asset Purchase Agreement. Except as specifically provided herein, the Asset Purchase Agreement shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

     Please indicate your agreement to the foregoing by signing below.

Very truly yours,

FIRST ALBANY COMPANIES INC.

By:	/s/ Peter J. McNierney

Name:	Peter J. McNierney
Title:	Chief Executive Officer

FIRST ALBANY CAPITAL INC.

By:	/s/ Peter J. McNierney

Name:	Peter J. McNierney
Title:	Chief Executive Officer
     We confirm our agreement and acceptance of the foregoing.

DEPFA BANK PLC

By:	/s/ Kieran Walsh

Name:	Kieran Walsh
Title:	Managing Director

By:	/s/ John Andrade

Name:	John Andrade
Title:	Director

Waiver Agreement Signature Page

Exhibit A

LICENSE AGREEMENT

This LICENSE AGREEMENT this “Agreement” is made and entered into this 14th day of September, 2007 (the “Effective Date”), by and between Depfa First Albany Securities LLC, a New York limited liability company (“Licensor”), and First Albany Companies Inc., a New York corporation (“Licensee”). Licensor and Licensee will be referred to herein collectively as the “Parties” and each individually as a “Party.” Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the APA (as defined below).

WHEREAS, Licensor First Albany Companies Inc., a New York Corporation, and DEPFA BANK plc (“DEPFA”) have entered into that certain Asset Purchase Agreement, dated March 6, 2007 (the “APA”), pursuant to which, among other things, DEPFA will purchase at the Closing Licensee’s Municipal Capital Markets Group and certain related assets, including without limitation all right, title and interest to the common law trademark “First Albany” (the “Mark”);

WHEREAS, DEPFA and Licensor have entered into that certain Assignment Agreement, dated September 13, 2007, pursuant to which, among other things, DEPFA assigned, and Licensor assumed, all of DEPFA’s rights and obligations under the APA;

WHEREAS, in accordance with Section 8.2 of the APA, Licensee will include as a management proposal to be voted on by its shareholders at its next special meeting of shareholders (the “Meeting”) an amendment to its certificate of incorporation changing its corporate name to a name that does not include the Mark (such amendment, the “Charter Amendment”);

WHEREAS, Licensor has waived certain provisions of the APA so that Licensee may hold the Meeting following the Closing, and the Parties intend that Licensee will have the right to continue to use the Mark as part of its official corporate name in accordance with, and subject to, the terms and conditions of this Agreement; and

WHEREAS, this License Agreement is being entered into at the Closing.

NOW, THEREFORE, the Parties agree as follows:

1.   License.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, royalty-free, non-transferable, non-sublicensable license (the “License”) under Licensor’s rights in and to the Mark to use the Mark in Licensee’s official corporate name and in any other context where (a) use of Licensee’s official corporate name is required by applicable law, including without limitation its certificate of incorporation, by-laws and regulatory and other governmental filings, and (b) Licensee in the ordinary conduct of its business must use the Mark in order to identify itself, including without limitation in correspondence and contracts.

2.   Quality Control; Indemnification.  Licensee acknowledges the high standards, quality, style and image of the Mark and agrees that it shall not take any action materially inconsistent with the reputation for high quality symbolized by the Mark. It is acknowledged and agreed that Licensee’s obligations under the preceding sentence shall be fully satisfied if Licensee provides services under the Mark of a quality at least equivalent to those provided by Licensee under the Mark immediately prior to the Closing. Licensee agrees to indemnify and hold harmless the Licensor against any and all Losses and Expenses incurred by Licensor in connection with or arising from any breach by Licensee of any of its covenants or agreements contained in this Agreement; provided, that such indemnification by Licensee (x) will be subject to the terms and limitations contained in Article XI of the APA as if such indemnification were included in Section 11.1(a) of the APA together with the other indemnifications by Licensee and Seller therein and (y) shall survive for the period of the Term.

3.  Assignment.  Licensor shall not assign, convey or otherwise transfer or dispose of the Mark to any third party, and any attempt to do so by Licensor shall be null and void, unless such assignee or transferee agrees in writing that such assignment, conveyance or transfer shall be subject to the terms of this Agreement. At Licensee’s expense, Licensor will take all commercially reasonable actions and execute all documents necessary to effect the foregoing.

4.  Representations and Warranties.  Licensor hereby represents and warrants to Licensee that: (a) Licensor has the power to execute and deliver this Agreement and all rights necessary to grant the License; and (b) the

License and the grant thereof does not, and will not, conflict with or otherwise violate(i) any agreements to which Licensor is a party or by which Licensor’s assets are bound, or (ii) any of Licensor’s charter documents.

5.  Term.  This Agreement shall become effective on the Effective Date and continue in force and effect until the Charter Amendment is filed by Licensee with the New York Department of State, unless terminated earlier in accordance with Section 6 (such period of time, the “Term”). The License shall survive expiration or termination of this Agreement to the extent that Licensee is required by applicable law to use the Markin connection with matters that arose prior to the filing of the Charter Amendment.

6.  Termination.  Either Party may terminate this Agreement upon written notice to the other Party if the other Party breaches this Agreement and does not cure such breach within thirty (30) days of receipt of such notice.

7.  Covenant; Royalty.   Licensee will use commercially reasonable efforts to effect the Charter Amendment within sixty (60) days following the Closing (the “Amendment Deadline”) and thereafter until the Charter Amendment is effected. Notwithstanding Section 1, if the Charter Amendment is not effected on or before the Amendment Deadline, then in consideration for the License, Licensee shall pay to Licensor within ten (10) Business Days following the Amendment Deadline, and on each anniversary of the Amendment Date thereafter until this Agreement terminates in accordance with its terms, an annual royalty fee of Fifty Thousand Dollars ($50,000).

8.  General Provisions.

(a) Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be given or delivered in the same manner as notice to the applicable Party is to be given or delivered under Section 13.3 of the APA.

(b) Assignment.  Neither Party may assign this Agreement without the prior written consent of the other Party (such consent to not be unreasonably withheld), except that no consent shall be required for an assignment [by Buyer to its subsidiary pursuant to Section 13.4 of the APA or] to a successor in interest to the assigning Party or the acquiror of all or substantially all of the assigning Party’s assets.

(c) Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

(d) Submission to Jurisdiction; Waiver of Jury Trial.  The Parties hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York and waive any and all objections to jurisdiction that they may have under the laws of the State of New York or the United States. Each of the Parties hereby waives trial by jury in any action to which they are parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement and the transactions contemplated hereby.

(e)  Entire Agreement; Modification.  This Agreement and the APA (including all consents and waivers related to the APA) supersede all prior agreements between the Parties with respect to this Agreement’s subject matter, and constitute a complete and exclusive statement of the terms of the agreement between the Parties with respect to such subject matter. This Agreement may not be amended except by a written agreement executed by both Parties.

(f) Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(g) Waiver.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(h) Counterparts.  This Agreement may be executed and delivered in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

(i) No Adequate Remedy.  Each Party acknowledges that its breach of this Agreement would cause irreparable harm to the other Party (the “Non- Breaching Party”) and the Non-Breaching Party would have no adequate remedy at law for such breach. Accordingly, the Parties agrees that any Non-Breaching Party shall be entitled to obtain an injunction against any such breach without the requirement of posting a bond or other security.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized officers as of the day and year first written above.

DEPFA FIRST ALBANY SECURITIES LLC

By:	/s/ Rodney Kulp
Name:   Rodney Kulp

Title:	Authorized Person

By:	/s/ M.A. Kugler
Name: M.A. Kugler

Title:	Authorized Signature

FIRST ALBANY COMPANIES INC.

By:	/s/ Peter McNierney
Name: Peter McNierney

Title:	President and Chief Executive Officer

Exhibit B
VOTING AGREEMENT
     This Voting Agreement dated as of June 29, 2007 (the “Agreement”), is made by and between DEPFA Bank plc, an Irish public limited company (“DEPFA”), and MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”).
PRELIMINARY STATEMENTS
     A. DEPFA entered into the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March 6, 2007, with First Albany Capital Inc., a New York corporation (“FA Capital”), and First Albany Companies Inc., a New York corporation (“FAC”).
     B. MatlinPatterson entered into the Investment Agreement (the “Investment Agreement”) dated as of May 14, 2007 with FAC, whereby MatlinPatterson will acquire certain shares of FAC common stock, par value $0.01 per share (the “Common Stock”).
     C. Under the Asset Purchase Agreement, FAC agreed to include as a management proposal, to be voted on by the shareholders of FAC at its next annual meeting of shareholders no later than June 30, 2007, an amendment to its certificate of incorporation (the “Charter Amendment”) changing its corporate name to a name that does not include the words “First Albany” or any derivative thereof or the word “FA” except for certain agreed derivations provided in Schedule 2.2 thereto. The approval of the Charter Amendment by FAC’s shareholders is a condition precedent to the closing of the transactions contemplated by the Asset Purchase Agreement.
     D. FAC is seeking DEPFA’s consent to waive the requirement to have a shareholder meeting on the Charter Amendment by June 30, 2007, and as a condition to granting such waiver, DEPFA has requested that MatlinPatterson enter into this Agreement and vote any Shares held by MatlinPatterson in favor of the Charter Amendment.
     E. As used herein, the term “Shares” includes all shares of such Common Stock as to which MatlinPatterson and its affiliates (at any time prior to the termination of this Agreement) are the beneficial owner or is otherwise able to direct the voting thereof and all securities issued or exchanges with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in FAC’s capital structure.
     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement intending to be legally bound do agree as follows:
     1. Representations and Warranties. MatlinPatterson represents and warrants to DEPFA that (i) upon the closing of the recapitalization of FAC contemplated by the Investment Agreement, MatlinPatterson expects to own and have the right to vote Shares constituting a majority of the shares of Common Stock then outstanding; (ii) this Agreement has been duly authorized, executed and delivered by all necessary organizational action of MatlinPatterson; and (iii) this Agreement constitutes the legal, valid and binding obligation of MatlinPatterson, enforceable in accordance with its terms.
     2. Agreements with Respect to the Shares. MatlinPatterson agrees during the term of this Agreement:
          (i) to vote the Shares in favor of the Charter Amendment at every meeting of the stockholders of FAC at which such matter is considered and at every adjournment thereof;
          (ii) not to solicit, encourage or recommend to other stockholders of FAC that (x) they vote their shares of Common Stock or any other securities in any contrary manner, or (y) they not vote their shares of Common Stock at all; and
          (iii) to vote the Shares (x) in favor of the approval of Asset Purchase Agreement, if submitted to a vote of the FAC stockholders, and (y) against any Incompatible Transaction submitted to a vote of the FAC stockholders.
     For purposes of this Agreement, a “Incompatible Transaction” shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of FAC or FA Capital outside the ordinary course of business, or sale or exchange by stockholders of FAC or FA Capital of all or substantially all the shares of FAC’s or FA Capital’s capital stock) proposed by any person(s) pursuant to which (x) a person other than FA Capital would become the owner of the Business (as defined in the Asset Purchase Agreement), unless such person assumes the obligations of FA Capital under the Asset Purchase Agreement, or (y) a person other than FAC would become the controlling shareholder of FA Capital, unless such person assumes the obligations of FAC under the Asset Purchase Agreement. For the avoidance of doubt, the Investment Agreement and the transactions contemplated thereby as of the date hereof shall not constitute an Incompatible Transaction.
     3. Limitation on Sales. During the term of this Agreement, MatlinPatterson agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares unless the transferee, pledgee, optionee or other counterparty, to the extent it could acquire rights to vote such Shares during the term of this Agreement, agrees to be bound by and subject to the terms and conditions of this Agreement as if such transferee, pledgee, optionee or other counterparty had executed this Agreement on the date hereof.
     4. Specific Performance. MatlinPatterson acknowledges that it will be impossible to measure in money the damage to DEPFA if MatlinPatterson fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, DEPFA will not have an adequate remedy at law or in damages. Accordingly, MatlinPatterson agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that DEPFA has an adequate remedy at law. MatlinPatterson agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with DEPFA seeking or obtaining such equitable relief.
     5. Publicity. MatlinPatterson agrees that, from the date hereof through the Closing Date, it shall not issue any public release or announcement concerning the transactions contemplated by this Agreement without the prior consent of DEPFA (which consent shall not be unreasonably withheld or delayed), except as such release or announcement, in the opinion of MatlinPatterson’s counsel, may be required by applicable law or NASDAQ rule.
     6. Term of Agreement; Termination.
     The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the Closing Date (as defined in the Asset Purchase Agreement) and (ii) the due and proper termination of the Asset Purchase Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.
     7. Miscellaneous.
     (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.
     (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.
If to DEPFA:
DEPFA BANK plc
1, Commons Street
Dublin 1
Ireland
Facsimile: + 353 1 792 2210
Attention: Legal Department
and
DEPFA BANK plc, New York branch
623 Fifth Avenue, 22nd Floor
New York, NY 10022
Facsimile: 212 796 9219
Attention: Executive Director

If to MatlinPatterson:
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Fax: (212) 651-4011
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof.
     (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word “including” is not limiting, and the word “or” is not exclusive.
     (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
     (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.
     (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.
     (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     (j) Severability. The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement as of the date first above written.

DEPFA BANK, PLC

By:	/s/ Jim Ryan

Name:	Jim Ryan
Title:	Managing Director

By:	/s/ John Andrade

Name:	John Andrade
Title:	Director

MATLINPATTERSON FA ACQUISITION LLC

By:	/s/ Robert H. Weiss

Name:	Robert H. Weiss
Title:	Vice President and Secretary

Appendix E
FINANCIAL INFORMATION OF FIRST ALBANY COMPANIES INC.

Business
First Albany Companies Inc. (the “Company”) is an independent investment bank that serves the growing institutional market and corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. The Company offers a diverse range of products through its Equities division, as well as Broadpoint Securities Inc., its mortgage-backed security/asset-backed security trading subsidiary, and FA Technology Ventures Inc., its venture capital division. The Company, a New York corporation, is traded on the NASDAQ Global Market, which we refer to as NASDAQ, under the symbol “BPSG”. The Company changed its symbol from “FACT” to “BPSG” effective November 12, 2007.
Broadpoint Capital, Inc., formerly known as First Albany Capital Inc. (“Broadpoint Capital”), an independent, institutional investment banking, sales and trading boutique, serves the growing corporate middle market by providing clients with focused expertise and strategic, research-based, innovative investment opportunities. Broadpoint Capital is a wholly-owned subsidiary of the Company.
Broadpoint Securities, Inc. formerly Descap Securities Inc. (“Broadpoint Securities”), a subsidiary of First Albany Companies Inc., is a specialized broker-dealer and boutique investment banking firm specializing in secondary trading of mortgage and asset-backed securities as well as the primary issuance of debt financing. The Company acquired Broadpoint Securities in May of 2004.
FA Technology Ventures Corporation (“FATV”), a subsidiary of First Albany Companies Inc., manages FA Technology Ventures L.P. and certain other employee investment funds, providing management and guidance for portfolio companies, which are principally involved in the emerging growth sectors of information and energy technology.
Through its subsidiaries, the Company is a member of the New York Stock Exchange, Inc. (“NYSE”), the National Association of Securities Dealers, Inc. (“NASD”), the American Stock Exchange, Inc. (“ASE”), the Boston Stock Exchange, Inc. (“BSE”) and various other exchanges and is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”).
On September 14, 2007, the Company completed the sale of the Municipal Capital Markets Group to DEPFA BANK plc (“DEPFA”), in connection with which the Company recognized a pre-tax gain on sale in the amount of $8.4 million. The operating results of the Municipal Capital Markets Group are reported as discontinued operations.
In June 2007, the Company closed its Fixed Income Middle Markets Group following the departure of the employees of the group. The operating results of the Fixed Income Middle Markets Group are reported as discontinued operations.
In the third quarter of 2006, the Company determined that it would dispose of its convertible arbitrage advisory group due to a continued decline of assets under management. The operating results of the convertible arbitrage advisory group are reported as discontinued operations.
In the second quarter of 2006, the Company ceased operations in the Taxable Fixed Income division due to a changing business climate and continued revenue declines. The operating results of the Taxable Fixed Income division are reported as discontinued operations.
On December 31, 2004, the Company ceased asset management operations in Sarasota, FL and on February 5, 2005 sold its asset management operations in Albany, NY, and these operating results are reported as discontinued operations.
In August 2000, Broadpoint Capital divested its retail brokerage operation (“the Private Client Group”). The operating results of the Private Client Group are reported as discontinued operations.
Additional information about First Albany Companies Inc. is available on our website at http://www.broadpointsecurities.com . We make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and our proxy statements. Investors can find this information under the “Investor Relations” section of our website. These reports are available through our website as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The information on our website is not incorporated by reference into this Report.
Also, the public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov .

Sources of Revenues
A breakdown of the amount and percentage of revenues from each principal source for the periods indicated follows (excludes discontinued operations):

	For the Years Ended December 31,
	2006		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commissions	$11,774	14.5%	$17,476	15.6%	$19,770	18.9%
Principal transactions	40,605	49.9%	40,209	36.0%	41,284	39.4%
Investment banking	26,643	32.8%	19,309	17.3%	26,737	25.6%
Investment gains (losses)	(7,602)	(9.3)%	21,591	19.3%	10,070	9.6%
Fees and others	1,590	2.0%	3,339	3.0%	1,845	1.8%

Total operating revenues	73,010	89.9%	101,924	91.2%	99,706	95.3%
Interest income	8,295	10.1%	9,750	8.8%	4,931	4.7%

Total revenues	$81,305	100.0%	$111,674	100.0%	$104,637	100.0%

For information regarding the Company’s reportable segment information, refer to “Segment Analysis” note of the Consolidated Financial Statements.
Commissions
A portion of the Company’s revenue is derived from customer commissions on brokerage transactions for the Company’s institutional clients, such as investment advisors, mutual funds, hedge funds, and pension and profit sharing plans, for which the Company is not acting as a market maker. The majority of the commission revenue is related to brokerage transactions in our listed equity trading group.
Principal Transactions
The Company specializes in trading and making markets in equity and debt securities. In the ordinary course of business the Company maintains securities positions as a market maker to facilitate customer transactions and, to a lesser extent, for investment purposes.
The Equities sales and trading group makes markets in 496 NASDAQ and over-the-counter stocks to facilitate customer transactions. In addition to trading profits and losses, included in principal transactions are commission-equivalents charged on certain principal trades for NASDAQ and over-the-counter securities.
The Company’s Fixed Income business segments maintained inventories of corporate debt, mortgage-backed and asset-backed securities, government securities and government agency securities.
The Company’s trading activities require the commitment of capital, and the majority of the Company’s inventory positions are for the purpose of generating sales credits by the institutional sales force. As a result, the Company exposes its own capital to the risk of fluctuations in market value. All inventory positions are marked to their market or fair value price on at least a weekly basis. The Company also hedges certain inventory positions with highly liquid future contracts and U.S. Government Securities. The following table sets forth the highest, lowest, and average month-end inventories (the net of securities owned and securities sold, but not yet purchased, less securities not readily marketable) for calendar year 2006, by securities category, where the Company acted in a principal capacity.

	Highest
	Inventory	Lowest Inventory	Average Inventory
		(In thousands)
State and municipal bonds	$166,402	$118,644	$140,797
Corporate obligations	58,137	26,358	35,593
Corporate stocks	29,763	9,398	16,694
U.S. Government and federal agencies obligations	44,574	(2,649)	22,935
Options	109	(19)	48
Investment Banking
The Company manages, co-manages, and participates in corporate securities offerings through its Equities and Fixed Income businesses. Participation in an underwriting syndicate or selling group involves both economic and regulatory risks. An underwriter or selling group member may incur losses if it is forced to resell the securities it has committed to purchase at less than the agreed-upon purchase price.

For the periods indicated, the table below highlights the number and dollar amount of corporate stock and bond offerings managed or co-managed by the Company and underwriting syndicate participations, including those managed or co-managed by the Company.
Corporate Stock and Bond Offerings

	Managed or Co-Managed		Syndicate Participations
	Number
	of	Amount of	Number of	Amount of
Year Ended	Issues	Offering	Participations	Participation
	(Dollars in thousands)
December 2006	24	$3,671,851	28	$339,965
December 2005	18	1,637,381	21	195,166
December 2004	27	2,497,273	36	297,952
Investment gains (losses)
The Company’s investment portfolio includes interests in publicly and privately held companies. Investment gains (losses) are comprised of both unrealized and realized gains and losses from the Company’s investment portfolio (see “Investments” note of the Consolidated Financial Statements).
Fees and Others
Fees and Others relate primarily to investment management fees earned by FATV.
Other Business Information
Operations
The Company’s operations activities include: execution of orders; processing of transactions; receipt, identification, and delivery of funds and securities; custody of customers’ securities; internal control; and compliance with regulatory and legal requirements. The Company clears the majority of its own securities transactions.
The volume of transactions handled by the operations staff fluctuates substantially. The monthly numbers of purchase and sale transactions processed for the periods indicated were as follows:

	Number of Monthly Transactions
Year Ended	High	Low	Average
December 2006	424,174	288,948	353,417
December 2005	648,768	309,614	462,898
December 2004	486,504	379,288	428,390
The Company has established internal controls and safeguards to help prevent securities theft, including the use of depositories and periodic securities counts. Operations, compliance, internal audit, and legal personnel monitor compliance with applicable laws, rules, and regulations. As required by the NYSE and other regulatory authorities, the Company’s broker-dealer subsidiaries carry fidelity bonds covering loss or theft of securities as well as embezzlement and forgery.
Research
Broadpoint Capital maintains a professional staff of equity research analysts. Research is focused on several industry sectors, including healthcare, energy and technology. Broadpoint Capital employs 14 publishing analysts who support the Equities segment.
The Company’s research analysts review and analyze the economy, general market conditions, technology trends, industries and specific companies through fundamental and technical analyses; make recommendations of specific action with regard to industries and specific companies; and respond to inquiries from customers.
Employees
At November 23, 2007, the Company’s continuing operations had 156 full-time employees, of which 39 were institutional sales people and institutional traders, 11 were investment bankers, 14 were research analysts, 47 were in other revenue support positions, and 40 were in corporate support and overhead. The Company considers its employee relations to be good and believes that its compensation and employee benefits are competitive with those offered by other securities firms. None of the Company’s employees are covered by a collective bargaining agreement.
Regulation
The securities industry in the United States is subject to extensive regulation under federal and state laws. The SEC is the federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally the NASD and the national securities exchanges. These self-regulatory organizations adopt rules (subject to approval by the SEC), which govern the industry and conduct periodic examinations of member broker-dealers. Securities firms are also subject to regulation by state securities commissions in the states in which they are registered. Broadpoint Capital is currently registered as a broker-dealer in 50 states, the District of Columbia and Puerto Rico.
The regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, capital structure of securities firms, recordkeeping, and conduct of directors, officers, and employees. Salespeople, traders, investment bankers and others are required to take examinations given by the NASD and approved by the NYSE and all principal exchanges as well as state securities authorities to both obtain and maintain their securities license registrations. Registered employees are also required to participate annually in the firm’s continuing education program.
Additional legislation, changes in rules promulgated by the SEC and by self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules often directly affect the method of operation and profitability of broker-dealers. The SEC, self-regulatory organizations, and state security regulators may conduct administrative proceedings which can result in censure, fine, suspension, or expulsion of a broker-dealer, its officers, or employees. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets rather than protection of creditors and stockholders of broker-dealers.
Net Capital Requirements
The Company’s subsidiaries, Broadpoint Capital and Broadpoint Securities as broker-dealers, are subject to the Uniform Net Capital Rule promulgated by the SEC. The Rule is designed to measure the general financial condition and liquidity of a broker-dealer, and it imposes a required minimum amount of net capital deemed necessary to meet a broker-dealer’s continuing commitments to its customers.
Compliance with the Net Capital Rule may limit those operations which require the use of a firm’s capital for purposes, such as maintaining the inventory required for trading in securities, underwriting securities, and financing customer margin account balances. Net capital, aggregate indebtedness and aggregate debit balances change from day to day, primarily based in part on a firm’s inventory positions, and the portion of the inventory value the Net Capital Rule requires the firm to exclude from its capital.
At December 31, 2006, the Company’s broker-dealer subsidiaries’ net capital and excess net capital were as follows:

	Net Capital	Excess Net Capital
	(In thousands)
Broadpoint Capital	$19,517	$18,517
Broadpoint Securities	$2,070	$1,775
Selected Financial Data
The following selected financial data have been derived from the Consolidated Financial Statements of the Company. This information should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere herein.

For the Years Ended December 31:	2006	2005	2004	2003	2002
	(In thousands, except per share amounts)
Operating results:
Operating revenues	$73,010	$101,924	$99,706	$81,157	$40,085
Interest income	8,295	9,750	4,931	2,421	11,755

Total revenues	81,305	111,674	104,637	83,578	51,840
Interest expense	8,417	6,423	2,289	992	8,754

Net revenues	72,888	105,251	102,348	82,586	43,086
Expenses (excluding interest)	120,329	111,201	121,247	86,277	70,108

Operating loss	(47,441)	(5,950)	(18,899)	(3,691)	(27,022)
Equity in (loss) income of affiliate	—	—	—	—	(5,723)

Gains on sale of equity holdings	—	—	—	—	7,170

For the Years Ended December 31:	2006	2005	2004	2003	2002
	(In thousands, except per share amounts)
Loss before income taxes, discontinued operations and cumulative effect of change in accounting principles	(47,441)	(5,950)	(18,899)	(3,691)	(25,575)
Income tax expense (benefit)	828	7,512	(10,052)	(1,125)	(10,415)

Loss from continuing operations	(46,613)	(13,462)	(8,847)	(2,566)	(15,160)
Income from discontinued operations, net of taxes	2,205	3,245	5,260	13,127	18,397

Income (loss) before cumulative effect of change in accounting principles	(44,408)	(10,217)	(3,587)	10,561	3,237
Cumulative effect of accounting change, net of taxes	427	—	—	—	(2,655)

Net income (loss)	$(43,981)	$(10,217)	$(3,587)	$10,561	$582

Per common share:

Loss from continuing operations:
Basic	$(3.08)	$(0.97)	$(0.71)	$(0.25)	$(1.58)
Dilutive	(3.08)	(0.97)	(0.71)	(0.25)	(1.58)
Cash dividend	—	0.05	0.20	0.20	0.20
Book value	3.46	6.28	6.45	7.64	6.62

As of December 31:	2006	2005	2004	2003	2002
Financial condition:
Total assets	$357,118	$443,541	$410,113	$394,347	$440,172
Short-term bank loans	128,525	150,075	139,875	138,500	215,100
Notes payable	12,667	30,027	32,228	14,422	8,298
Obligations under capitalized leases	3,522	5,564	3,110	3,183	2,708
Temporary capital	104	3,374	3,374	—	—
Subordinated debt	4,424	5,307	3,695	3,721	1,760
Stockholders’ equity	51,577	87,722	86,085	83,434	66,641
Reclassification
Certain amounts in operating results for 2002 through 2005 have been reclassified to conform to the 2006 presentation. Refer to the “Reclassification” section of Note 1 to the Consolidated Financial Statements for more information regarding reclassification of amounts included in discontinued operations.
Cumulative Effect of Accounting Change
In 2002, the Company changed its accounting method related to the Company’s investment in Mechanical Technology Incorporated (“MKTY”) common stock after an exchange of some of its shares of MKTY for shares of Plug Power, Inc. (“PLUG”) owned by MKTY. The Company had previously accounted for its investment in MKTY under the equity method of accounting through December 31, 2002 and as of December 31, 2002 accounted for its investment in MKTY at fair value. Under the equity method of accounting the Company had consistently reported its proportionate share of MKTY’s financial results on a quarter lag. As a result of the transaction and the new accounting treatment, the Company reflected the final equity adjustment representing its proportionate share of MKTY’s financial results for the quarter ended December 31, 2002 in the Company’s financial statements for the year ended December 31, 2002 rather than on a quarter lag. The effect of this change was to record a $2.7 million expense to recognize the cumulative effect of having previously recorded the equity losses of MKTY on a quarter lag.
Effective in 2003, investment gains/losses relating to Public Investments are included in operating revenues. During 2003, the Company recognized approximately $23.6 million in investment gains of which $18.9 million related to MKTY and PLUG.
On January 1, 2006, the Company adopted FAS 123(R). In adopting FAS 123(R), the Company applied the modified prospective application transition method. Under the modified prospective application method, prior period financial statements are not adjusted. Instead, the Company will apply FAS 123(R) for new awards granted after December 31, 2005, any portion of awards that were granted after January 1, 1995 and have not vested by January 1, 2006 and any outstanding liability awards. The impact of applying the nominal vesting period approach for awards with vesting upon retirement eligibility and the non-substantive approach was immaterial. Upon adoption of FAS 123(R) on January 1, 2006, the Company recognized an after-tax gain of approximately $0.4 million as the cumulative effect of a change in accounting principle, primarily attributable to the requirement to estimate forfeitures at the date of grant instead of recognizing them as incurred. The estimated forfeiture rate for 2006 was 25% (see “Benefit Plans” note in the Notes to Consolidated Financial Statements).
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
There are included or incorporated by reference in this document statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are usually preceded by words such as “may,” “will”, “expect”, “anticipate”, “believe” , “estimate”, and “continue” or similar words. All statements other than historical information or current facts should be considered forward-looking statements. Forward-looking statements may contain projections regarding revenues, earnings, operations, and other financial projections, and may include statements of future performance, strategies and objectives. However, there may be events in the future which the Company is not able to accurately predict or control which may cause actual results to differ, possibly materially, from the expectations set forth in the Company’s forward-looking statements. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors. Such factors include, among others, market risk, credit risk and operating risk. These and other risks are set forth in greater detail throughout this document. The Company does not intend or assume any obligation to update any forward-looking information it makes.
Business Overview
The Company is an independent investment bank and institutional securities firm. The Company operates through three primary business segments: Equities, Fixed Income and Other.
The Company’s Equities segment is comprised of Equity Sales and Trading and Equities Investment Banking services. Equities Sales and Trading provides equity trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing equity transactions, trading gains and losses from market making activities and capital committed to facilitating customer transactions and fees received for equity research. Equities Investment Banking generates revenues by providing financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies focusing primarily on the healthcare, energy and powertech sectors of the economy.
The Company’s Fixed Income business consists of Fixed Income Sales and Trading and Fixed Income Investment Banking. Fixed Income Sales and Trading provides trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing securities transactions in the following products:
•	Mortgage-Backed and Asset-Backed Securities

•	High Grade Bonds (Investment Grade and Government Bonds)
Fixed Income investment banking generates revenues by providing financial advisory and capital raising services in structuring asset-backed securities.
The Company reclassified amounts related to the Taxable Municipals group from Fixed Income-Other segment to the Fixed Income — Municipal Capital Markets segment due to changes in the structure of the Company’s internal organization. As a result, Fixed Income-Other was comprised wholly of the Company’s Fixed Income Middle Markets business, which was discontinued in June 2007.
In March 2007, the Company and Broadpoint Capital agreed to sell the Municipal Capital Markets Group to DEPFA. On September 14, 2007 the transaction closed and the group was sold to DEPFA. This group generated revenue primarily through commissions and sales credits earned on executing sales transactions in tax exempt and taxable municipal securities as well as by providing financial advisory and capital raising services to municipalities, government agencies and other public institutions. Net revenues of this group were approximately $36.7 million in the year ended December 31, 2006.
The Company’s Other segment includes the results from the Company’s investment portfolio, venture capital business, and costs related to corporate overhead and support. The Company’s investment portfolio generates revenue from unrealized gains and losses as a result of changes in the value of the firm’s investments and realized gains and losses as a result of sales of equity holdings. The Company’s venture capital business generates revenue through the management of a private equity fund. This segment also includes results related to the Company’s investment in these private equity funds and any gains or losses that might result from those investments.
The Company believes it has an opportunity to become one of the premier investment banking boutiques serving the middle market, which the Company believes is a largely under-served market. The Company has focused on growing its middle market position by broadening its product line through acquisition and investments in key personnel and shedding non-core and non-growth businesses. In the second quarter of 2006, the Company ceased operations in the Taxable Fixed Income division due to a changing business environment and continued revenue declines. In the third quarter of 2006, the Company determined that it would dispose of its convertible arbitrage advisory group due to a continued decline of assets under management. As stated above, the Company has agreed to sell the Municipal Capital Markets Group to DEPFA, subject to a variety of conditions.

In the second quarter 2007, the Company closed its Fixed Income Middle Markets group after the departure of the employees of the group. In the third quarter of 2007, the Company completed the sale of the Municipal Capital Markets Group.
Business Environment
Investment banking revenues are driven by overall levels of capital raising activities in the marketplace and particularly the sectors and jurisdictions that we focus on. Public offering activity showed a decrease over a year ago levels with public follow-on activity down 11.4 percent in terms of dollar volume while the number of transactions decreased 1.6 percent. Initial public offering transactions were down 4.3 percent year-over-year and dollar volume increased 13.4 percent compared to 2005.The economic sectors of healthcare, energy and powertech comprised 30.5 percent of the public follow-on activity and33.0 percent of the total initial public offering activity for 2006. Negotiated underwriting deals from our major markets of New York, California and Texas declined 15.7 percent year-over-year in terms of total dollar volume while the number of transactions decreased 16.3 percent compared to 2005. (Source: Commscan and SDC Platinum)
In the equity markets, NYSE daily trading volume was up 5.0 percent while the NASDAQ composite daily trading volume increased 11.0 percent. Equity sales and trading revenues are dependent on trading volumes, commission rates and the value of our research product and other services that we can provide to our clients. Our client’s ability to now execute trades electronically through the internet and other alternative platforms have increased commission rate pressures on our sales and trading business. Beginning in June 2006, one of the Company’s largest institutional brokerage clients in terms of commission revenue, Fidelity Management and Research Company, began to separate payments for research services and services for trading commissions for brokerage services, instead of compensating research services through trading commissions. The results of these changes in business environment have decreased commissions revenues from Fidelity compared to 2005, but have not had a material impact on commission rates from our other institutional clients. If other institutional equity clients adopt similar practices, this trend can continue to have a negative impact on our commission revenue. As of January 2, 2007, Equity research covered 240 stocks through 16 publishing analysts focusing on the healthcare, energy and technology sectors. (Source:Factset)
In the fixed income markets, secondary market activity for asset backed products continues to be negatively impacted by a flat and at times, inverted yield curve. In 2006, the average net spread between the 10 year Treasury note and 2 year Treasury note was -0.023 percent. In addition, price transparency in the secondary corporate bond market and price and coupon compression in the mortgage-backed market continues to negatively impact spreads. (Source: U.S. Treasury Department)
RESULTS OF OPERATIONS

	Years ended December 31
(In thousands of dollars)	2006	2005	2004
Revenues
Commissions	$11,774	$17,476	$19,770
Principal transactions	40,605	40,209	41,284
Investment banking	26,643	19,309	26,737
Investment gains (losses)	(7,602)	21,591	10,070
Interest income	8,295	9,750	4,931
Fees and others	1,590	3,339	1,845

Total revenues	81,305	111,674	104,637
Interest expense	8,417	6,423	2,289

Net revenues	72,888	105,251	102,348

Expenses (excluding interest)
Compensation and benefits	76,351	73,241	80,534
Clearing, settlement and brokerage costs	5,833	8,310	5,906
Communications and data processing	9,273	9,855	10,306
Occupancy and depreciation	9,154	9,178	6,579
Selling	4,013	4,981	5,678
Impairment	7,886	—	1,375
Restructuring	—	—	1,275
Other	7,819	5,636	9,594

Total expenses (excluding interest)	120,329	111,201	121,247

Income (loss) before income taxes, discontinued operations and cumulative effect of an accounting change	(47,441)	(5,950)	(18,899)
Income tax expense (benefit)	(828)	7,512	(10,052)

Loss from continuing operations	(46,613)	(13,462)	(8,847)
Income (loss) from discontinued operations, net of taxes	2,205	3,245	5,260

Loss before cumulative effect of an accounting change	(44,408)	(10,217)	(3,587)

	Years ended December 31
(In thousands of dollars)	2006	2005	2004
Cumulative effect of an accounting change	427	—	—

Net loss	$(43,981)	$(10,217)	$(3,587)

Net interest income (expense)
Interest income	8,295	9,750	4,931
Interest expense	8,417	6,423	2,289

Net interest income (expense)	$(122)	$3,327	$2,642

2006 Financial Overview
For the fiscal year ended December 31, 2006, net revenues from continuing operations were $72.9 million, compared to$105.3 million in 2005. An improved performance in Equities Investment Banking and Fixed Income sales and Trading were overshadowed by a decline in net revenues in Equities Sales and Trading, and investment gains (losses). Results were negatively impacted by $6.8 million in expenses, related to the Company’s retention program, $7.9 million related to the impairment of goodwill and $2.4 million in expenses, incurred as part of the Company’s effort to consolidate offices. Including these charges, the Company reported a net loss from continuing operations of $46.6 million in 2006 compared to a net loss from continuing operations of $13.5 million for the same period in 2005. Earnings per diluted share from continuing operations for the year ended December 31, 2006 was a net loss of $3.08 compared to a net loss of $0.97 per diluted share for the same period in 2005. The Company reported a consolidated net loss of $44.0 million for the year ended December 31, 2006, compared to a consolidated net loss of $10.2 million for the same period in 2005. Consolidated diluted earnings per share for the year ended December 31, 2006, was a net loss of $2.90 compared to a net loss of $0.74 for the same period in 2005.
Net Revenue
Net revenue fell $32.4 million, or 30.8 percent, in 2006 to $72.9 million led by a decline in investment gains (losses). Excluding investment gains and losses, net revenues from continuing operations were $80.5 million, compared to $83.7 million for 2005, a decline of 3.8 percent. Strong revenue growth in equities investment banking of $7.5 million was offset a by decline in Fixed Income investment banking, due to a 15.0 percent decrease in senior/sole and co-managed deals. A decrease in equity listed commission revenue resulted in a 32.6 percent decrease in commission revenue. Principal transaction revenue remained relatively flat during the period. Declines in customer activity and pressure on overall commission rates for both listed and NASDAQ led to the decline in commission revenue. Fees and other revenue decreased $1.7 million primarily as a result of a $1.5 million gain on the sale of the Company’s NYSE seat realized in 2005. Net interest expense of $0.1 million in 2006 represented a 103.7 percent decrease compared to 2005, as a result of a continuing decline in interest rate spreads.
Non-Interest Expense
Non-interest expense increased $9.1 million, or 8.2 percent, to $120.3 million in 2006.
Compensation and benefits expense increased 4.4 percent or $3.2 million to $76.4 million. Retention compensation of $6.8 million was offset by decreases in incentive compensation expense of $1.3 million and salary expense of $3.5 million. The decline in salary expense was the result of a 12 percent decrease in average full time headcount from continuing operations.
Clearing, settlement, and brokerage costs of $5.8 million represented a decrease of 29.8 percent compared to the prior year. A reduction in electronic communications network (“ECN”) expense of $1.3 million and transaction fee expense of$0.6 million, as a result of a decrease in NASDAQ trading activity, drove the variance.
Communications and data processing costs decreased $0.6 million or 5.9 percent. A $0.5 million decline in data processing expense was offset by a $0.1 million increase in market data services expense. Data processing expense was down in equities due to lower trading volumes and additional pricing concessions from the Company’s back-office vendor. An increase in trading communications costs in Fixed Income accounted for the increase in market data services.
Occupancy and depreciation expense remained relatively unchanged at $9.2 million. In 2006, the Company incurred $1.8 million in impairment charges as a result of consolidating its office space in Albany, New York City, Boston and Greenwich, CT along with incurring an additional $0.6 million in costs related to the Company’s additional office space in New York City. In2005, the Company incurred $2.1 million in costs relating to its additional office space in New York City and San Francisco. The office consolidations in Albany, New York City and Boston will eliminate $1.0 million in annual occupancy expense.
Selling expense was down 19.4 percent, or $1.0 million, in 2006 as a result of a decrease in travel and entertainment and promotional expenses.
The Company recorded an impairment of its intangible assets including goodwill relating to Broadpoint Securities of $7.9 million in2006.
Other expense increased $2.2 million, or 38.7 percent, in 2006. The decrease was driven primarily by an increase in legal expenses of $2.2 million relating to various legal matters.

The Company recorded $0.8 million of income tax benefit during the year ended December 31, 2006, representing the tax benefit for the period resulting from the tax expense recorded on the gain from discontinued operations. The Company recorded a net income tax expense for the year ended December 31, 2005, primarily due to the valuation allowance recorded related to the Company’s deferred net tax asset position. Refer to the Income Taxes note of the Notes to the Consolidated Financial Statement for more detail.
2005 Financial Overview
For the fiscal year ended December 31, 2005, net revenues from continuing operations were $105.3 million, compared to$102.3 million in 2004. A record performance in public finance and an increase in investment income were mitigated by a decline in net revenues in both Equities and Fixed Income sales and trading. Results were negatively impacted by $9.2 million in expense related to a deferred tax valuation allowance, $1.5 million in expenses, net of taxes, related to severance costs in connection with staffing reductions and $1.2 million in expenses, net of taxes, incurred as part of the Company’s effort to consolidate offices. Including these charges, the Company reported a net loss from continuing operations of $13.5 million in 2005 compared to a net loss from continuing operations of $8.8 million for the same period in 2004. Earnings per diluted share from continuing operations for the year ended December 31, 2005 was a net loss of $0.97 compared to a net loss of $0.71 per diluted share for the same period in 2004. The Company reported a consolidated net loss of $10.2 million for the year ended December 31, 2005, compared to a consolidated net loss of $3.6 million for the same period in 2004. Consolidated diluted earnings per share for the year ended December 31, 2005, was a net loss of $0.74 compared to a net loss of $0.29 for the same period of 2004.
Net Revenue
Net revenue increased $2.9 million, or 2.8 percent, in 2005 to $105.3 million. Strong revenue growth in fixed income investment banking and an $11.5 million increase in investment gains were offset by lower revenues in Equity sales and trading, and equities investment banking. A decrease in equity listed commission revenue resulted in an 11.6 percent decrease in commission revenue. Fees and other revenue increased 81.0 percent primarily as a result of a $1.5 million gain on the sale of the Company’s NYSE seat. Net interest income of $3.3 million represented a 25.9 percent increase compared to 2004 as a result of a widening in interest rate spreads.
Non-Interest Expense
Non-interest expense decreased $10.0 million, or 8.3 percent, to $111.2 million in 2005. Compensation and benefits expense decreased 9.1 percent or $7.3 million to $73.2 million.
A decline in incentive compensation expense of $8.0 million mainly as a result of lower net revenues in Equities, and decreases in salary expense of $0.2 million and employee benefits of $0.4 million were partially offset by an increase of restricted stock amortization of $2.1 million.
Clearing, settlement, and brokerage costs of $8.3 million represented an increase of 40.7 percent compared to the prior year. An increase in electronic communications network (“ECN”) expense in Equities as a result of an increase in NASDAQ trading activity drove the variance.
Communications and data processing costs decreased $0.5 million or 4.4 percent. A $1.5 million decline in data processing expense was offset by a $0.9 million increase in market data services expense. Data processing expense was down across all groups as a result of more favorable pricing from the Company’s back-office vendor. An increase in trading communications costs in Equities and market data costs in Broadpoint Securities accounted for the increase in market data services.
Occupancy and depreciation expense increased 39.5 percent or $2.6 million. Costs associated with implementing the company’s real estate strategy in New York City and San Francisco accounted for $2.1 million of the increase.
Selling expense was down 12.3 percent, or $0.7 million, in 2005 as a result of a decrease in travel and entertainment expense and dues, fees and assessment costs.
Other expense decreased $4.0 million, or 41.3 percent, in 2005. The decrease was driven by a $3.2 million decline in legal expenses and a $1.1 million decrease in professional fees relating to documenting compliance with Section 404 of the Sarbanes-Oxley Act.
In 2005, the Company recorded a net tax expense of $7.5 million primarily attributable to the establishment of a full valuation allowance related to its net deferred tax asset position. The valuation allowance was established as a result of weighing all positive and negative evidence, including the Company’s history of cumulative losses over the past two years and the difficulty of forecasting future taxable income. Refer to the “Income Tax” note of the Consolidated Financial Statements for more detail.
Business Highlights
For presentation purposes, net revenue within each of the businesses is classified as sales and trading, investment banking, investment gains (losses), or net interest / other. Sales and trading net revenue includes commissions and principal transactions. Investment banking includes revenue related to underwritings and other investment banking transactions. Investment gains (losses) reflect gains and losses on the Company’s investment portfolio. Net interest / other includes interest income, interest expense, fees and other revenue. Net revenue presented within each category may differ from that presented in the financial statements as a result of differences in categorizing revenue within each of the revenue line items listed below for purposes of reviewing key business performance.
Equities

(In thousands of dollars)	2006	2005	2004
Net revenue
Sales and Trading	$34,169	$41,883	$50,801
Investment Banking	25,624	18,099	25,948
Net Interest / Other	26	65	251
Total Net Revenue	$59,819	$60,047	$77,000

Operating Income (Loss)	$(47)	$(4,712)	$4,234

2006 vs. 2005
Net revenues in Equities were essentially flat with revenues decreasing only $0.2 million or 0.4 percent to $59.8 in 2006. In 2006, Equities represented 48.9 percent of consolidated net revenue excluding the impact of investment gains (losses) compared to46.2 percent in 2005. Equity sales and trading revenue decreased across all products with net revenue down 18.4 percent compared to 2005. Compared to 2005, NASDAQ net revenue was down 12.8 percent to $23.8 million and listed net revenue of$10.3 million represented a 29.1 percent decrease relative to the prior year. Declines in customer activity and pressure on overall commission rates for both listed and NASDAQ were partially offset by improved trading loss ratios related to market-making activities in both groups. Investment banking net revenues had a solid performance with an increase 41.6 percent versus the prior year. The group showed improvements across all product groups with public offering revenue up 21.5 percent with net revenue of$13.9 million and advisory, private placement and other revenue increasing 76.0 percent to $11.7 million. In terms of volume, investment banking completed 41 transactions in 2006 compared to 32 in 2005.
2005 vs. 2004
Net revenues in Equities dropped $17.0 million, or 22.0 percent, to $60.0 million in 2005. In 2005 Equities represented46.2 percent of consolidated net revenue excluding the impact of investment gains (losses) compared to 55.8 percent in 2004.Equity sales and trading revenue decreased across all products with net revenue down 17.6 percent compared to 2004. Compared to 2004, NASDAQ net revenue was down 19.9 percent to $27.3 million and listed net revenue of $14.5 million represented a12.9 percent decrease relative to the prior year. Investment banking net revenues declined 30.2 percent versus the prior year. The group experienced revenue declines across all product groups with public offering revenue down more than $1.4 million to$11.4 million and advisory and private placement revenue decreasing $4.9 million to $8.4 million. In terms of volume, investment banking completed 32 transactions in 2005 compared to 45 in 2004.
Fixed Income

(In thousands of dollars)	2006	2005	2004
Net revenue
Sales and Trading	$18,147	$15,041	$11,773
Investment Banking	233	369	33
Net Interest / Other	(820)	2,788	242

Total Net Revenue	$17,560	$18,198	$12,048

Operating Income	$(1,162)	$883	$2,227

2006 vs. 2005
Fixed Income net revenue declined 3.5 percent to $17.6 million in 2006. Fixed Income sales and trading net revenue was up $3.1 million or 20.7 percent compared to the prior year. Fixed Income investment banking net revenue of $0.2 million represented a 36.9 percent decrease compared to the prior year. Fixed Income sales and trading showed year-over-year gains with mortgage backed securities / asset backed securities up $2.3 million or 14.4 percent. The decrease in Fixed Income investment banking was primarily driven by a decrease in underwriting related revenue.
2005 vs. 2004
Fixed Income net revenue increased 51.0 percent or $6.2 million to $18.2 million in 2005. Fixed Income sales and trading revenue was up 27.8 percent compared to the prior year, while Fixed Income investment banking net revenue of $0.4 million represented a 1,018.2 percent increase compared to the prior year. Contributing to the increase in sales and trading revenue was mortgage and asset-backed net revenue, which increased 45.0 percent to $15.9 million in 2005. Contributing to the increase in investment banking net revenue was an increase in underwriting related revenue. Operating income in 2005 was positively impacted by an increase in net revenue along with a decrease in legal expense of $1.6 million, which was mitigated by increases in compensation and benefits, communications and data processing and occupancy and equipment.
Other

(In thousands of dollars)	2006	2005	2004
Net revenue
Investment Gain (Losses)	$(7,602)	$21,591	$10,070
Net Interest / Other	3,111	5,415	3,230

Total Net Revenue	$(4,491)	$27,006	$13,300

Operating Loss	$(46,232)	$(2,121)	$(25,360)

2006 vs. 2005
Net revenue was down $31.5 million compared to 2005 as a result of a $29.2 million decrease in investment gains (losses) related to the Company’s investment portfolio. The decrease in investment gains (losses) is comprised of a decrease of$35.3 million from the Company’s Public investments offset by an increase of $6.1 million relating to the Company’s private investments. Net Interest/Other was down $2.3 million due to a $1.5 million gain on the sale of the Company’s NYSE seat in 2005 and a $0.5 million decrease in management fee revenues from the Company’s venture capital group. Operating loss was negatively impacted by the decrease in revenues, increases in retention compensation of$6.8 million, impairment related to goodwill of $7.9 million and legal expenses of $1.2 million offset by a reduction in incentive compensation of $3.9 million.
2005 vs. 2004
Net revenue was up $13.7 million compared to 2004 as a result of an $11.5 million increase in investment gains and losses related to the Company’s investment portfolio. The increase in investment gains (losses) is primarily due to the company recording a $31.0 million gain from the initial public offering of iRobot Corporation (NASDAQ: IRBT) in the fourth quarter of 2005 offset by decreases in investment gains (losses) from the Company’s other public investments of $16.8 million and private investments of $2.7 million. Net Interest/Other were up primarily due to a $1.5 million gain on the sale of the company’s NYSE seat. Operating Income was positively impacted by increased net revenues and the results of the Company’s effort to reduce expenses through the reduction in support head count and professional fees.
LIQUIDITY AND CAPITAL RESOURCES
A substantial portion of the Company’s assets, similar to other brokerage and investment banking firms, are liquid, consisting of cash and assets readily convertible into cash. These assets are financed primarily by the Company’s payables to brokers and dealers, bank lines of credit and customer payables. The level of assets and liabilities will fluctuate as a result of the changes in the level of positions held to facilitate customer transactions and changes in market conditions.
For the year ended December 31, 2006, the Company primarily financed its operations through cash provided by its operations and proceeds received from sales of both its privately held investments and its investments in publicly traded securities (see “Investments” note of the Consolidate Financial Statements). The Company’s primary uses of funds during this period have been for the repayment of certain short-term bank loans and notes payable. As of December 31, 2006, the Company had cash of approximately $4.2 million and working capital of approximately $30 million. The Company believes that cash from operations and available credit lines will be sufficient to meet the Company’s anticipated cash needs for working capital for the next 12 months. However, if the Company’s estimates of revenues, expenses or capital or liquidity requirements change or are inaccurate, the Company may need to raise additional funds. The Company cannot be certain that it will be able to obtain additional financing on acceptable terms, or at all.
In March 2007, the Company and Broadpoint Capital agreed to sell the Municipal Capital Markets Group to DEPFA. On September 14, 2007 the Company completed the sale of its Municipal Capital Markets business to DEPFA’s wholly owned U.S. broker dealer subsidiary, operating as DEPFA First Albany Securities LLC. Under the terms of the Agreement, DEPFA purchased Broadpoint Capital’s Municipal Capital Markets Group and certain assets of the Company and Broadpoint Capital related thereto as described in the Agreement for a purchase price of $12 million in cash, subject to certain upward and downward adjustments. Further, pursuant to the Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the Municipal Capital Markets Group. The purchase price for the municipal bond inventory was based on Broadpoint Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing subject to certain adjustments (the “Municipal Bond Purchase Price”). The Municipal Bond Purchase Price on the day of closing was approximately $48 million.
On September 21, 2007, the Company also closed the previously announced investment from MatlinPatterson in which the Company received net proceeds from the sale of common stock of $46.1 million. Pursuant to the Investment Agreement, MatlinPatterson, received 37.9 million newly issued shares and two co-investors received a total of 0.4 million newly issued shares which represents approximately 69.74 percent and 0.82 percent, respectively of the issued and outstanding voting power of the Company immediately following the closing of the investment transaction.

Short-term Bank Loans and Notes Payable
Short-term bank loans are made under a variety of bank lines of credit totaling $210 million of which approximately$129 million was outstanding at December 31, 2006. These bank lines of credit consist of credit lines that the Company has been advised are available solely for financing securities inventory but for which no contractual lending obligation exist and are repayable on demand. These loans are collateralized by eligible securities, including Company-owned securities, subject to certain regulatory formulas. Typically, these lines of credit will allow the Company to borrow up to 85% to 90% of the market value of the collateral. These loans bear interest at variable rates based primarily on the Federal Funds interest rate. The weighted average interest rates on these loans were 5.74% and 4.68% at December 31, 2006 and 2005 respectively. At December 31, 2006, short-term bank loans were collateralized by Company-owned securities, which are classified as securities owned of$145 million.
The Company’s notes payable includes a $12.7 million Term Loan which financed the acquisition of Broadpoint Securities, Inc. at an interest rate which is 2.4% over the 30-day London InterBank Offered Rate (“LIBOR”) (5.33% at December 31, 2006). Interest only was payable for the first six months, and thereafter monthly payments of $238 thousand in principal and interest over the life of the loan which matures on May 14, 2011. The Term Loan agreement contains various covenants. On April 22, 2005 the lender agreed to waive the financial covenants contained in the term loan agreement for the quarter ended March 31, 2005. On August 9, 2005, the lender agreed to amend the loan document, effective June 30, 2005. The lender agreed to eliminate the EBITDAR requirement of $22.5 million, amend the definition for operating cash flow, fixed charges, EBITDAR and modified indebtedness. The lender also agreed to increase the maximum allowable modified total funded indebtedness to EBITDAR ratio from 1.75 to 2.00 through March 31, 2006. Thereafter, the revised ratio requires that the Company’s modified total funded indebtedness to EBITDAR not exceed 1.75 to 1(for the twelve month period ending December 31, 2006, modified total funded indebtedness to EBITDAR ratio was 0.51 to 1). In addition, the Modified Term Loan agreement requires operating cash flow to total fixed charges (as defined) to be not less than 1.15 to 1 (for the twelve-month period ending December 31, 2006, the operating cash flow to total fixed charge ratio was 2.15 to 1). EBITDAR is defined as earnings before interest, taxes, depreciation, amortization and lease expense plus pro forma adjustments. As of December 31, 2006, the Company was incompliance with all covenants contained in the Term Loan. The definition of operating cash flow includes the payment of cash dividends; therefore, the Company’s ability to pay cash dividends in the future may be impacted by the covenant.
Principal payments for the Term Loan are due as follows:

(In thousands of dollars)
2007	$2,857
2008	2,857
2009	2,857
2010	2,857
2011	1,239
Total principal payments remaining	$12,667

In March 2006, our $10 million Senior Note, dated June 13, 2003, which was set to mature on June 30, 2010, was repaid in full. In May 2006, principal payments of $4.9 million and $8.7 million were made to pay off the Company’s $4.9 million Term Loan and $11 million Term Loan, respectively.
Regulatory
As of December 31, 2006, Broadpoint Capital Inc. and Broadpoint Securities, Inc., both registered broker-dealer subsidiaries of First Albany Companies Inc., were in compliance with the net capital requirements of the Securities and Exchange Commission. The net capital rules restrict the amount of a broker-dealer’s net assets that may be distributed. Also, a significant operating loss or extraordinary charge against net capital may adversely affect the ability of the Company’s broker-dealer subsidiaries to expand or even maintain their present levels of business and the ability to support the obligations or requirements of the Company. As of December 31, 2006, Broadpoint Capital had net capital of $19.5 million, which exceeded minimum net capital requirements by $18.5 million, while Broadpoint Securities had net capital of $2.1 million, which exceeded minimum net capital requirements by $1.8 million.
The Company enters into underwriting commitments to purchase securities as part of its investment banking business. Also, the Company may purchase and sell securities on a when-issued basis. As of December 31, 2006, the Company had $0.4 million outstanding underwriting commitments and had purchased $7.0 million and sold $14.5 million securities on a when-issued basis.
Investments and Commitments
As of December 31, 2006, the Company had a commitment to invest up to an additional $3.8 million in FA Technology Ventures, L.P. (the “Partnership”). The investment period expired in July 2006; however, the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The Company intends to fund this commitment from operating cash flow. The Partnership’s primary purpose is to provide investment returns consistent with risks of investing in venture capital. In addition to the Company, certain other limited partners of the Partnership are officers or directors of the Company. The majority of the commitments to the Partnership are from non-affiliates of the Company.

The General Partner for the Partnership is FATV GP LLC. The General Partner is responsible for the management of the Partnership, including among other things, making investments for the Partnership. The members of the General Partnership are George McNamee, Chairman of the Company, Broadpoint Enterprise Funding, Inc., a wholly owned subsidiary of the Company, and other employees of the Company or its subsidiaries. Mr. McNamee is required under the Partnership agreement to devote a majority of his business time to the conduct of the affairs of the Partnership and any parallel funds. Subject to the terms of the Partnership Agreement, under certain conditions, the General Partnership is entitled to share in the gains received by the Partnership in respect of its investment in a portfolio company. The General Partner will receive a carried interest on customary terms. The General Partner has contracted with FA Technology Ventures Corporation (FATV), a wholly owned subsidiary of the Company, to act as an investment advisor to the General Partner.
As of December 31, 2006, the Company had an additional commitment to invest up to $0.3 million in funds that invest in parallel with the Partnership; this parallel commitment may be satisfied by investments from the Company’s Employee Investment Funds (EIF). The investment period expired in July 2006, but the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The Company anticipates that the portion of the commitment that is not funded by employees through the EIF will be funded by the Company through operating cash flow.
Publicly held investments as of December 31, 2005 was made up entirely of iRobot (“IRBT”) and Mechanical Technology Incorporated (“MKTY”). During the year ended December 31, 2006, the Company sold its remaining1, 116,040 shares of Mechanical Technology Incorporated (“MKTY”) for proceeds of approximately $3.3 million. Also during the year ended December 31, 2006, the Company sold its remaining 1,116,290 shares of iRobot (“IRBT”) for proceeds of approximately $24.2 million.
Over the last several years, the Company funded much of its operating losses through the sale of its publicly held investments. The Company’s current investment portfolio consists almost entirely of its interest in the Partnership, the General Partner, and the EIF. Such investments are relatively illiquid and the Company may not realize any return on these investments for sometime or at all.
Contingent Consideration
On May 14, 2004, the Company acquired 100 percent of the outstanding common shares of Broadpoint Securities, a New York-based broker-dealer and investment bank. Per the acquisition agreement, the Sellers can receive future contingent consideration(“Earn out Payment”) based on the following: for each of the years ending May 31, 2005 through May 31, 2007, if Broadpoint Securities’ Pre-Tax Net Income (as defined) (i) is greater than $10 million, the Company shall pay to the Sellers an aggregate amount equal to fifty percent (50%) of Broadpoint Securities’ Pre-Tax Net Income for such period, or (ii) is equal to or less than $10 million, the Company shall pay to the Sellers an aggregate amount equal to forty percent (40%) of Broadpoint Securities’s Pre-Tax Net Income for such period. Each Earn out Payment shall be paid in cash, provided that the Buyer shall have the right to pay up to seventy-five percent (75%) of each Earn out Payment in the form of shares of Company Stock. The amount of any earnout Payment that the Company elects to pay in the form of Company Stock shall not exceed $3.0 million for any Earnout Period and in no event shall such amounts exceed $6.0 million in the aggregate for all Earnout Payments. Based upon Broadpoint Securities’ Pre-Tax Net Income from June 1, 2005 through May 31, 2006, $1.0 million of contingent consideration has been accrued at December 31, 2006. Also, based upon Broadpoint Securities’ pre-tax net income from June 1, 2006 to December 31, 2006, no contingent consideration would be payable to the sellers.
Legal Proceedings
From time to time the Company and its subsidiaries are involved in legal proceedings or disputes. (See Part I — Item 3— Legal Proceedings). An adverse result or development in respect of these matters, whether in settlement or as a result of litigation or arbitration, could materially adversely affect the Company’s consolidated financial condition, results of operations, cash flows and liquidity.
In the ordinary course of business, the Company is called upon from time to time to answer inquiries and subpoenas on a number of different issues by self-regulatory organizations, the SEC and various state securities regulators. In recent years, there has been an increased incidence of regulatory enforcement in the United States involving organizations in the financial services industry, and the Company is no exception. We are not always aware of the subject matter of the particular inquiry or the ongoing status of a particular inquiry. As a result of some of these inquiries, the Company has been cited for technical operational deficiencies. Although there can be no assurance as to the eventual outcome of these proceedings, none of these inquiries has to date had a material effect upon the business or operations of the Company.
Letters of Credit
The Company is contingently liable under bank stand-by letter of credit agreements, executed in connection with office lease activities in New York City, totaling $0.2 million at December 31, 2006. The letter of credit agreements were collateralized by firm securities with a market value of $0.2 million at December 31, 2006.
Intangible Assets
Intangible assets consist predominantly of customer related intangibles and goodwill related to the acquisitions of the Institutional Convertible Bond Arbitrage Group (Noddings) and Broadpoint Securities. These intangible assets were allocated to the reporting units within the Broadpoint Securities segment and the Institutional Convertible Bond Arbitrage Group segment pursuant to SFAS No. 142,

“Goodwill and Other Intangible Assets.” Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired. In accordance with SFAS No. 142, indefinite-life intangible assets and goodwill are not amortized. The Company reviews its goodwill in order to determine whether its value is impaired on an annual basis. In addition to annual testing, goodwill is also tested for impairment at the time of a triggering event requiring re-evaluation, if one were to occur. Goodwill is impaired when the carrying amount of the reporting unit exceeds the implied fair value of the reporting unit. When available, the Company uses recent, comparable transactions to estimate the fair value of the respective reporting units. The Company calculates an estimated fair value based on multiples of revenues, earnings and book value of comparable transactions. However, when such comparable transactions are not available or have become outdated, the Company uses Income and Market approaches to determine fair value of the reporting unit. The Income approach applies a discounted cash flow analysis based on management’s projections, while the Market approach analyzes and compares the operating performance and financial condition of the reporting unit with those of a group of selected publicly-traded companies that can be used for comparison.
As of December 31, 2006, $17.4 million of goodwill and $0.5 million of amortizable customer intangibles had been allocated to Broadpoint Securities. As a result of annual impairment testing, the goodwill related to the acquisition of Broadpoint Securities Inc., was determined to be impaired. Fair value of the Broadpoint Securities reporting unit was determined using both the Income and Market approaches. The valuation gives equal weight to the two approaches to arrive at the fair value of the reporting unit. As a result of the valuation, as of December 31, 2006, the carrying value of goodwill was greater than the implied value of goodwill resulting in a goodwill impairment loss of $7.9 million recognized in the caption “Impairment” on the Statements of Operations.
On September 28, 2006, a plan to discontinue operations and classify the Institutional Convertible Bond Arbitrage Group as held for sale was approved by the Board of Directors, which triggered a goodwill and disposal group impairment test. Given the nature of the reporting unit the Income approach was used to indicate the unit’s fair value. A goodwill impairment loss of$1.0 million was recognized in discontinued operations as of December 31, 2006. As a result of impairment testing of the disposal group in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, it was determined that amortizable customer related intangibles were also impaired. An impairment loss of$0.6 million was recognized related to amortizable intangible assets in discontinued operations as of December 31, 2006. The impairment charges recognized in 2006 were equal to the remaining balance of Goodwill and customer related intangibles that had been previously allocated to the Institutional Convertible Bond Arbitrage Group (see “Intangible Assets, Including Goodwill” note).
Tax Valuation Allowance
At December 31, 2006, the Company had a valuation allowance of $21.8 million compared to $9.2 million at December 31, 2005.The valuation allowance was established as a result of weighing all positive and negative evidence, including the Company’s history of cumulative losses over at least the past three years and the difficulty of forecasting future taxable income. As a result, the Company does not anticipate that the payment of future taxes will have significant negative impact onits liquidity and capital resources (see “Income Tax” Note).
CONTRACTUAL OBLIGATIONS
The following table sets forth these contractual obligations by fiscal year:

(In thousands of dollars)	2007	2008	2009	2010	2011	Thereafter	Total
Short-term bank loans	$128,525	$—	$—	$—	$—	$—	$128,525
Long term debt (1)	2,857	2,857	2,857	2,857	1,239	—	12,667
Purchase obligations	—	—	—	—	—	—	—
Capital lease obligations(including interest)	1,599	999	676	460	213	11	3,958
Operating leases (net of sublease rental income)(2)	6,468	5,213	2,722	2,338	2,266	6,416	25,423
Guaranteed compensation payments (3)	8,580	2,280	1,265	461	—	—	12,586
Partnership and employee investment funds commitments (4)	4,100	—	—	—	—	—	4,100
Subordinated debt (5)	1,462	1,299	465	287	108	803	4,424

Total	$153,591	$12,648	$7,985	$6,403	$3,826	$7,230	$191,683

(1)	The Company has a note payable which has principal payments associated with each (see “Notes to the Consolidated Financial Statements”).

(2)	The Company’s headquarters and sales offices are leased under non-cancelable leases, certain of which contain escalation clauses and which expire at various times through 2014 (see “Notes to the Consolidated Financial Statements”).

(3)	Guaranteed compensation payments includes various compensation arrangements.

(4)	The Company has a commitment to invest in FA Technology Ventures LP (the “Partnership”) and an additional commitment to invest in funds that invest in parallel with the Partnership (see “Notes to the Consolidated Financial Statements”).

(5)	A select group of management and highly compensated employees are eligible to participate in the First Albany Companies Inc. Deferred Compensation Plan for Key Employees (the “Plan”). The employees enter into subordinate loans with the Company to provide for the deferral of compensation and employer allocations under the Plan. The accounts of the participants of the Plan are credited with earnings and/or losses based on the performance of various investment benchmarks selected by the participants. Maturities of the subordinated debt are based on the distribution election made by each participant, which may be deferred to a later date by the participant. As of February 28, 2007, the Company no longer permits any new amounts to be deferred under the Plan.
RESTRUCTURING
During 2004, the Company undertook an internal review of its operations in an effort to reduce costs. One of the results of this review was the streamlining of certain functions and a reduction in personnel. The reduction in personnel was initiated during the period ended September 30, 2004 and was completed by December 31, 2004. The Company incurred restructuring expenses of approximately $1.3 million related to this effort, which were accrued and expensed and substantially paid in 2004. The natures of these costs are compensation and benefits and the amount expensed through 2004 relates to employees who were terminated by December 31, 2004. Restructuring costs were allocated 85% to the Company’s “Other” segment, with the remainder allocated among the other business units for segment reporting purposes.
CRITICAL ACCOUNTING POLICIES
The following is a summary of the Company’s critical accounting policies. For a full description of these and other accounting policies, see “Significant Accounting Policies” note of the Consolidated Financial Statements. The Company believes that of its significant accounting policies, those described below involve a high degree of judgment and complexity. These critical accounting policies require estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the consolidated financial statements. Due to their nature, estimates involve judgment based upon available information. Actual results or amounts could differ from estimates and the difference could have a material impact on the consolidated financial statements. Therefore, understanding these policies is important in understanding the reported results of operations and the financial position of the Company.
Valuation of Securities and Other Assets
Substantially all financial instruments are reflected in the consolidated financial statements at fair value or amounts that approximate fair value, including cash, securities purchased under agreements to resell, securities owned, investments and securities sold but not yet purchased. Unrealized gains and losses related to these financial instruments are reflected in net income/ (loss). Where available, the Company uses prices from independent sources such as listed market prices, or broker or dealer price quotations. Where the value of a security is derived from an independent market price or broker or dealer quote, certain assumptions may be required to determine the fair value. For example, the Company generally assumes that the size of positions in securities that the Company holds would not be large enough to affect the quoted price of the securities if the Company were to sell them, and that any such sale would happen in an orderly manner. However, these assumptions may be incorrect and the actual value realized upon disposition could be different from the current carrying value. For investments in illiquid and privately held securities that do not have readily determinable fair values, the Company’s estimate of fair value is generally reflected as our original cost basis unless the investee has raised additional debt or equity capital, and we believe that such a transaction, taking into consideration differences in the terms of securities, is a better indicator of fair value; or we believe the fair value is less than our original cost basis. All of our investments are evaluated quarterly for changes in fair value. Factors that have an impact on our analysis include subjective assessments about a fair market valuation of the investee, including but not limited to assumptions regarding the expected future financial performance of the investee and our assessment of the future prospects of the investee’s business model. Securities owned and investments include, at December 31, 2006 and 2005, $11.2 million and $10.0 million, respectively, of private equity securities.
Intangible Assets
Intangible assets consist predominantly of customer related intangibles and goodwill related to the acquisitions of the Institutional Convertible Bond Arbitrage Advisory Group and Broadpoint Securities. These intangible assets were allocated to the reporting units within the Broadpoint Securities segment and the Institutional Convertible Bond Arbitrage Advisory Group segment pursuant to SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired. In accordance with SFAS No. 142, indefinite-life intangible assets and goodwill are not amortized. The Company reviews its goodwill in order to determine whether its value is impaired on an annual basis. In addition to annual testing, goodwill is also tested for impairment at the time of a triggering event requiring re-evaluation, if one were to occur. Goodwill is impaired when the carrying amount of the reporting unit exceeds the implied fair value of the reporting unit. When available, the Company uses recent, comparable transactions to estimate the fair value of the respective reporting units. The Company calculates an estimated fair value based on multiples of revenues, earnings and book value of comparable transactions. However, when such comparable transactions are not available or have become outdated, the Company uses Income and Market approaches to determine fair value of the reporting unit. The Income approach applies a discounted cash flow analysis based on management’s projections, while the Market approach analyzes and compares the operating performance and financial condition of the reporting unit with those of a group of selected publicly-traded companies that can be used for comparison.
Contingent Liabilities
The Company is subject to contingent liabilities, including judicial, regulatory and arbitration proceedings, tax and other claims. The Company records reserves related to legal and other claims in “accrued expenses.” The determination of these reserve amounts requires significant judgment on the part of management. Management considers many factors including, but not limited to: the amount of the claim; the amount of the loss, if any incurred by the other party, the basis and validity of the claim; the possibility of wrongdoing on the part of the Company; likely insurance coverage; previous results in similar cases; and legal precedents and case law. Each legal proceeding is reviewed with counsel in each accounting period and the reserve is adjusted as deemed appropriate by management. Any change in the reserve amount is recorded in the consolidated financial statements and is recognized as a charge/credit to earnings in that period. The assumptions of management in determining the estimates of reserves may prove to be incorrect, which could materially affect results in the period the expenses are ultimately determined.
Refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations -Liquidity and Capital Resources” for details on the liability for contingent consideration related to the acquisition of Broadpoint Securities.
Risk and Uncertainties
The Company also records reserves or allowances for doubtful accounts related to receivables. Receivables at the broker/dealers are generally collateralized by securities owned by the brokerage clients. Therefore, when a receivable is considered to be impaired, the amount of the impairment is generally measured based on the fair value of the securities acting as collateral, which is measured based on current prices from independent sources such as listed market prices or broker/dealer price quotations.
The Company also makes loans or pays advances to employees for recruiting and retention purposes. The Company provides for a specific reserve on these receivables if the employee is no longer associated with the Company and it is determined that it is probable the amount will not be collected. At December 31, 2006, the receivable from employees for recruiting and retention purposes was $0.5 million.
Income Taxes
Income tax expense is recorded using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between amounts reported for income tax purposes and financial statement purposes, using current tax rates. A valuation allowance is recognized if it is anticipated that some or all of a deferred tax asset will not be realized.
The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent that the Company believes that recovery is not likely, it must establish a valuation allowance. Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. The Company has recorded a valuation allowance as a result of uncertainties related to the realization of its net deferred tax asset, at December 31, 2006, of approximately $21.7 million. The valuation allowance was established as a result of weighing all positive and negative evidence, including the Company’s history of cumulative losses over the past two years and the difficulty of forecasting future taxable income. The valuation allowance reflects the conclusion of management that it is more likely than not that the benefit of the deferred tax assets will not be realized.
In the event actual results differ from these estimates or we adjust these estimates in future periods, we may need to adjust our valuation allowance which could materially impact our financial position and results of operations.
Securities Issued for Services
Options: The Company has stock option plans under which incentive and nonqualified stock options may be granted periodically to certain employees. The options are granted at an exercise price equal to the fair value of the underlying shares at the date of grant, they generally vest over one to three years following the date of grant, and they have a term of ten years.
The Company adopted the recognition provisions of FAS 123 effective January 1, 2003 using the prospective method of transition described in FAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” Under the fair value recognition provisions of FAS 123 and FAS 148, stock-based compensation cost is measured at the grant date based on the Black-Scholes value of the award and is recognized as expense over the vesting period for awards granted after December 31, 2002. For options granted prior to December 31, 2002, the fair value of options granted was not required to be recognized as an expense in the consolidated financial statements.

Effective January 1, 2006, the Company adopted FAS 123(R). In adopting FAS 123(R), the Company applied the modified prospective application transition method. Under the modified prospective application method, prior period financial statements are not adjusted. Instead, the Company will apply FAS 123(R) for new awards granted after December 31, 2005, any portion of awards that were granted after January 1, 1995 and have not vested by January 1, 2006 and any outstanding liability awards.
The Black-Scholes option pricing model is used to determine the fair value of stock options. This option pricing model has certain limitations, such as not factoring in the non-transferability of employee options, and is generally used to value options with terms shorter than the contractual ten-year life of our awards. Because of these limitations, and the use of highly subjective assumptions in the model, this and other option pricing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options. The more significant assumptions used in estimating the fair value of stock options include the risk-free interest rate, the dividend yield, the weighted average expected life of the stock options and the expected price volatility of the Company’s common stock. The risk-free interest rate is based on U.S. Treasury securities with a term equal to the expected life of the stock options. The dividend yield is based on the Company’s expected dividend payout level. The expected life is based on historical experience adjusted for changes in terms and the amount of awards granted. The expected volatility, which is the assumption where the most judgment is used, is based on historical volatility, adjusted to reflect factors such as significant changes that have occurred in the Company that lead to a different expectation of future volatility.
There were no options granted in 2006, thus no Black-Scholes assumptions were established for 2006. Additional information related to stock options is presented in the “Benefit Plans” note in the Consolidated Financial Statements.
Restricted Stock: Restricted stock awards, under the plans established by the Company, have been valued at the market value of the Company’s common stock as of the grant date and are amortized over the period in which the restrictions are outstanding, which is typically 2-3 years. If an employee reaches retirement age (which per the plan is age 65), an employee will become 100% vested in all outstanding restricted stock awards. For those employees who will reach retirement age prior to the normal vesting date, the Company will amortize the expense related to those awards over the shorter period. Unvested restricted stock awards are typically forfeited upon termination although there are certain award agreements that may continue to vest subsequent to termination as long as other restrictions are followed. The amortization related to unvested restricted stock awards that continue to vest subsequent to termination is accelerated upon the employees’ termination.
NEW ACCOUNTING STANDARDS
SFAS No. 157, Fair Value Measurements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 157 will be effective for our fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157.
SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASBStatement No. 115
In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159,The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 159 will be effective for our fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 159.
FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes
In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 establishes a two-step process for evaluation of tax positions. The first step is recognition, under which the enterprise determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The enterprise is required to presume the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is measurement, under which a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Therefore, FIN No. 48 is effective for our fiscal year beginning January 1, 2007. The cumulative effect of adopting FIN No. 48 is required to be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. The Company is currently analyzing the impact of adopting FIN No. 48. At this time, the Company does not anticipate that FIN No. 48 will have a significant impact on the financial statements.
Quantitative and Qualitative Disclosures about Market Risk
MARKET RISK
Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest rates and equity prices, changes in the implied volatility of interest rates and equity prices and also changes in the credit ratings of either the issuer or its related country of origin. Market risk is inherent to both derivative and non-derivative financial instruments, and accordingly, the scope of the Company’s market risk management procedures extends beyond derivatives to include all market-risk-sensitive financial instruments. The Company’s exposure to market risk is directly related to its role as a financial intermediary in customer-related transactions and to its proprietary trading.
The Company trades tax exempt and taxable debt obligations, including U.S. Treasury bills, notes, and bonds; U.S. Government agency notes and bonds; bank certificates of deposit; mortgage-backed securities, and corporate obligations. The Company is also an active market maker in the NASDAQ equity markets. In connection with these activities, the Company may be required to maintain inventories in order to ensure availability and to facilitate customer transactions. In connection with some of these activities, the Company attempts to mitigate its exposure to such market risk by entering into hedging transactions, which may include highly liquid futures contracts, options and U.S. Government and federal agency securities. As of September 14, 2007, the Company no longer actively trades bank certificates of deposit or tax exempt and taxable debt obligations as described above as a result of the sale of the Municipal Capital Markets division.
The following table categorizes the Company’s market risk sensitive financial instruments by type of security and maturity date. The amounts shown are net of long and short positions.

(In thousands of dollars)	2007	2008	2009	2010	2011	2012	Thereafter	Total
Fair value of securities
Corporate bonds	$549	$318	$2,827	$898	$857	$572	$25,357	$31,378
State and municipal bonds	100	1,250	355	3,056	1,384	3,165	130,475	139,785
US Government and federal agency obligations	247	(1,963)	(6,481)	(650)	(14,989)	986	62,350	39,500

Subtotal	896	(395)	(3,299)	3,304	(12,748)	4,723	218,182	210,663
Equity securities	13,384	—	—	—	—	—	—	13,384
Investments	10,866	—	—	—	—	—	—	10,866

Fair value of securities	$25,146	$(395)	$(3,299)	$3,304	$(12,748)	$4,723	$218,182	$234,913

Following is a discussion of the Company’s primary market risk exposures as of December 31, 2006, including a discussion of how those exposures are currently managed.
Interest Rate Risk
Interest rate risk is a consequence of maintaining inventory positions and trading in interest-rate-sensitive financial instruments. These financial instruments include corporate debt securities, municipal debt securities (including tax-exempt and taxable), mortgage-backed and asset-backed securities, convertible securities, government securities and government agency securities. In connection with trading activities, the Company exposes itself to interest rate risk, arising from changes in the level or volatility of interest rates or the shape and slope of the yield curve. The Company’s fixed income activities also expose it to the risk of loss related to changes in credit spreads. The Company attempts to hedge its exposure to interest rate risk primarily through the use of U.S. Government securities, highly liquid futures and options designed to reduce the Company’s risk profile.
A sensitivity analysis has been prepared to estimate the Company’s exposure to interest rate risk of its net inventory positions. The fair market value of these securities included in the Company’s inventory at December 31, 2006 was$153.9 million and $183.0 million at December 31, 2005 (net of municipal futures positions). Interest rate risk is estimated as the potential loss in fair value resulting from a hypothetical one-half percent change in interest rates. At year-end 2006, the potential change in fair value using a yield to maturity calculation and assuming this hypothetical change was $8.3 million and at year-end 2005 it was $6.8 million. The actual risks and results of such adverse effects may differ substantially.

Equity Price Risk
The Company is exposed to equity price risk as a consequence of making markets in equity securities. Equity price risk results from changes in the level or volatility of equity prices, which affect the value of equity securities or instruments that derive their value from a particular stock. The Company attempts to reduce the risk of loss inherent in its inventory of equity securities by monitoring those security positions throughout each day.
Marketable equity securities included in the Company’s inventory, which were recorded at a fair value of $13.4 million insecurities owned at December 31, 2006 and $11.6 million in securities owned at December 31, 2005, have exposure to equity price risk. This risk is estimated as the potential loss in fair value resulting from a hypothetical 10% adverse change in prices quoted by stock exchanges and amounts to $1.3 million at year-end 2006 and $1.2 million at year-end 2005. The Company’s investment portfolio excluding the consolidation of Employee Investment Fund (see “Investments” note to the Consolidated Financial Statement) at December 31, 2006 and 2005 had a fair market value of $10.9 million and $49.9 million, respectively. This equity price risk is also estimated as the potential loss in fair value resulting from a hypothetical 10% adverse change in equity security prices or valuations and amounts to $1.1 million at year-end2006 and $5.0 million at year-end 2005. The actual risks and results of such adverse effects may differ substantially.
CREDIT RISK
The Company is engaged in various trading and brokerage activities whose counter parties primarily include broker-dealers, banks, and other financial institutions. In the event counter parties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the credit worthiness of the counter party or issuer of the instrument. The Company seeks to control credit risk by following an established credit approval process, monitoring credit limits, and requiring collateral where it deems appropriate. The Company purchases debt securities and may have significant positions in its inventory subject to market and credit risk. In order to control these risks, security positions are monitored on at least a daily basis. Should the Company find it necessary to sell such a security, it may not be able to realize the full carrying value of the security due to the size of the position sold. The Company attempts to reduce its exposure to changes in municipal securities valuations with the use as hedges of highly liquid municipal bond index futures contracts.
OPERATING RISK
Operating risk is the potential for loss arising from limitations in the Company’s financial systems and controls, deficiencies in legal documentation and the execution of legal and fiduciary responsibilities, deficiencies in technology and the risk of loss attributable to operational problems. These risks are less direct than credit and market risk, but managing them is critical, particularly in a rapidly changing environment with increasing transaction volumes. In order to reduce or mitigate these risks, the Company has established and maintains an internal control environment that incorporates various control mechanisms at different levels throughout the organization and within such departments as Finance, Accounting, Operations, Legal, Compliance and Internal Audit. These control mechanisms attempt to ensure that operational policies and procedures are being followed and that the Company’s various businesses are operating within established corporate policies and limits.
OTHER RISKS
Other risks encountered by the Company include political, regulatory and tax risks. These risks reflect the potential impact that changes in local laws, regulatory requirements or tax statutes have on the economics and viability of current or future transactions. In an effort to mitigate these risks, the Company seeks to review new and pending regulations and legislation and their potential impact on its business. Refer to Item 1A for other risk factors.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
First Albany Companies Inc.
We have completed integrated audits of First Albany Companies Inc.’s consolidated financial statements and of its internal control over financial reporting as of December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Consolidated financial statements and financial statement schedule
In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a) (1) present fairly, in all material respects, the financial position of First Albany Companies Inc. and its subsidiaries (the “Company”) at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As disclosed in footnote 16 to the consolidated financial statements, in 2006, the Company adopted Financial Accounting Standards Board Statement No. 123(R) — Share Based Payments.
Internal control over financial reporting
Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9a, that the Company maintained effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ PRICEWATERHOUSECOOPERS LLP
Albany, New York
March 9, 2007, except for paragraph two and three of Note 26D, as to which the dates are June 22, 2007 and September 14, 2007, respectively.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of dollars, except per share amounts)

	Years ended December 31
	2006	2005	2004
Revenues
Commissions	$11,774	$17,476	$19,770
Principal transactions	40,605	40,209	41,284
Investment banking	26,643	19,309	26,737
Investment gains (losses)	(7,602)	21,591	10,070
Interest income	8,295	9,750	4,931
Fees and others	1,590	3,339	1,845

Total revenues	81,305	111,674	104,637
Interest expense	8,417	6,423	2,289

Net revenues	72,888	105,251	102,348

Expenses (excluding interest)
Compensation and benefits	76,351	73,241	80,534
Clearing, settlement and brokerage costs	5,833	8,310	5,906
Communications and data processing	9,273	9,855	10,306
Occupancy and depreciation	9,154	9,178	6,579
Selling	4,013	4,981	5,678
Impairment	7,886	—	1,375
Restructuring	—	—	1,275
Other	7,819	5,636	9,594

Total expenses (excluding interest)	120,329	111,201	121,247
Loss before income taxes, discontinued operations and cumulative effect of an accounting change	(47,441)	(5,950)	(18,899)
Income tax expense (benefit)	(828)	7,512	(10,052)

Loss from continuing operations	(46,613)	(13,462)	(8,847)
Income (Loss) from discontinued operations, net of taxes	2,205	3,245	5,260

Loss before cumulative effect of an accounting change	(44,408)	(10,217)	(3,587)
Cumulative effect of an accounting change, (net of taxes $0 in 2006) (see“Benefit Plans” note)	427	—	—

Net loss	$(43,981)	$(10,217)	$(3,587)

Basic earnings per share:
Continuing operations	$(3.08)	$(0.97)	$(0.71)
Discontinued operations	0.15	0.23	0.42
Cumulative effect of an accounting change	0.03	—	—

Loss per share	$(2.90)	$(0.74)	$(0.29)

Diluted earnings per share:
Continuing operations	$(3.08)	$(0.97)	$(0.71)
Discontinued operations	0.15	0.23	0.42
Cumulative effect of an accounting change	0.03	—	—

Loss per share	$(2.90)	$(0.74)	$(0.29)

The accompanying notes are an integral part
of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands of dollars)

	December 31	December 31
As of	2006	2005
Assets
Cash	$4,192	$1,926
Cash and securities segregated under federal regulations	5,200	7,100
Securities purchased under agreement to resell	14,083	27,824
Receivables from:
Brokers, dealers and clearing agencies	10,626	36,221
Customers, net	2,898	5,346
Others	6,933	7,015
Securities owned	276,167	265,794
Investments	12,250	52,497
Office equipment and leasehold improvements, net	4,516	10,304
Intangible assets	17,862	25,990
Other assets	2,391	3,524

Total Assets	$357,118	$443,541

Liabilities and Stockholders’ Equity
Liabilities
Short-term bank loans	$128,525	$150,075
Payables to:
Brokers, dealers and clearing agencies	49,065	50,595
Customers	1,151	3,263
Others	8,996	14,099
Securities sold, but not yet purchased	52,120	52,445
Accounts payable	4,118	6,696
Accrued compensation	32,445	25,414
Accrued expenses	8,273	8,960
Income taxes payable	131	—
Notes payable	12,667	30,027
Obligations under capitalized leases	3,522	5,564

Total Liabilities	301,013	347,138

Commitments and Contingencies
Temporary capital	104	3,374
Subordinated debt	4,424	5,307

Stockholders’ Equity
Preferred stock; $1.00 par value; authorized 500,000 shares; none issued
Common stock; $.01 par value; authorized 50,000,000 shares; issued 17,613,827 in 2006 and 17,129,649 in 2005 respectively	176	171
Additional paid-in capital	152,573	158,470
Unearned compensation	—	(13,882)
Deferred compensation	2,647	3,448
Accumulated deficit	(100,605)	(56,624)
Treasury stock, at cost (1,168,748 shares in 2006 and 808,820 shares in 2005)	(3,214)	(3,861)

Total Stockholders’ Equity	51,577	87,722

Total Liabilities and Stockholders’ Equity	$357,118	$443,541

The accompanying notes are an integral part
of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND TEMPORARY CAPITAL
For the Years Ended December 31, 2006, 2005 and 2004
(In thousands of dollars except for number of shares)

								Accumulated
				Additional				Other
	Temporary	Common Stock		Paid-In	Unearned	Deferred	Accumulated	Comprehensive	Treasury Stock
	Capital	Shares	Amount	Capital	Compensation	Compensation	Deficit	Income, Net	Shares	Amount
Balance December 31, 2003	$—	11,995,247	$120	$109,531	$(5,229)	$2,699	$(20,160)	$—	(541,867)	$(3,527)
Amortization of unearned compensation	—	—	—	—	7,315	—	—	—	—	—
Issuance of restricted stock, net of forfeitures	—	1,380,400	14	18,967	(17,147)	—	—	—	(175,460)	(706)
Cash dividends paid	—	—	—	—	—	—	(2,982)	—	—	—
Options exercised	—	546,797	5	5,245	—	—	—	—	162,095	736
Options expense recognized	—	—	—	466	—	—	—	—	—	—
Employee stock trust	—	99,221	1	956	—	1,005	—	—	(77,669)	(764)
Employee benefit plans	—	—	—	243	—	—	—	—	13,018	64
Private placement	—	896,040	9	9,318	—	—	—	—	—	—
Issuance of shares, Broadpoint Securities acquisition	3,374	549,476	6	2,333	—	—	—	—	—	—
Special dividend-distribution of Plug Power Inc.	—	—	—	—	—	—	(18,846)	—	—	—

Net loss	—	—	—	—	—	—	(3,587)	—	—	—
Balance December 31, 2004	3,374	15,467,181	155	147,059	(15,061)	3,704	(45,575)	—	(619,883)	(4,197)
Amortization of unearned compensation	—	—	—	—	9,894	—	—	—	—	—

								Accumulated
				Additional				Other
	Temporary	Common Stock		Paid-In	Unearned	Deferred	Accumulated	Comprehensive	Treasury Stock
	Capital	Shares	Amount	Capital	Compensation	Compensation	Deficit	Income, Net	Shares	Amount
Issuance of restricted stock, net of forfeitures	—	1,289,592	13	9,039	(8,715)	—	—	—	(274,640)	66
Cash dividends paid	—	—	—	—	—	—	(832)	—	—	—
Options exercised	—	33,988	—	213	—	—	—	—	57,103	122
Options expense recognized	—	—	—	263	—	—	—	—	—	—
Treasury stock purchased	—	—	—	—	—	—	—	—	(20,300)	(186)
Employee stock trust	—	34,449	—	283	—	(256)	—	—	48,900	334
Issuance of shares, Broadpoint Securities acquisition	—	304,439	3	1,613	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(10,217)	—	—	—
Balance December 31, 2005	3,374	17,129,649	171	$158,470	(13,882)	3,448	(56,624)	—	(808,820)	(3,861)
Amortization of unearned compensation	—	—	—	—	7,821	—	—	—	—	—
Issuance of restricted stock, net of forfeitures	—	446,472	5	745	(968)	—	—	—	110,751	184
Options exercised	—	4,668	—	49	—	—	—	—	4,800	5
Options expense recognized	—	—	—	118	—	—	—	—	—	—
Treasury stock purchased	—	—	—	—	—	—	—	—	(83,086)	(368)
Employee stock trust	—	33,038	—	220	—	(801)	—	—	140,091	826
Repurchase of shares, Broadpoint Securities acquisition	(3,270)	—	—	—	—	—	—	—	(532,484)	—
Reclass unearned compensation	—	—	—	(7,029)	7029	—	—	—	—	—
Net loss	—	—	—	—	—	—	(43,981)	—	—	—

Balance December 31, 2006	$104	17,613,827	$176	$152,573	$0	$2,647	$(100,605)	$—	(1,168,748)	$(3,214)

The accompanying notes are an integral part
of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)

	December 31
For the years ended	2006	2005	2004
Cash flows from operating activities:
Net loss	$(43,981)	$(10,217)	$(3,587)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,475	3,666	2,806
Amortization of warrants	498	199	199
Intangible asset impairment (see “Intangible Asset” note)	9,485	—	—
Deferred compensation	245	362	1,192
Deferred income taxes	—	8,510	(10,530)
Unrealized investment (gains) loss	36,674	(15,924)	6,367
Realized (gains) losses on sale of investments	(29,072)	(5,667)	(16,437)
(Gain) loss on fixed assets	(21)	(70)	—
Software Impairment loss	—	—	823
Services provided in exchange for common stock	7,905	10,371	10,486
Changes in operating assets and liabilities, net of effects from purchase of Broadpoint Securities, Inc. in 2004:
Cash and securities segregated under federal regulations	1,900	(7,100)	—
Securities purchased under agreement to resell	13,741	7,204	21,233
Net receivable from customers	336	(375)	(3,426)
Securities owned, net	(10,698)	(51,087)	57,951
Other assets	1,134	1,003	1,618
Net payable to brokers, dealers, and clearing agencies	24,065	43,868	(65,443)
Net payable to others	1,136	1,840	1,247
Accounts payable and accrued expenses	4,003	(10,131)	(11,450)
Income taxes payable, net	131	—	—

Net cash provided by (used in) operating activities	19,956	(23,548)	(6,951)

Cash flows from investing activities:
Purchases of office equipment and leasehold improvements	(2,897)	(1,216)	(1,667)
Sales of furniture, equipment and leaseholds	5,051	118	—
Payment for purchase of Broadpoint Securities, Inc., net of cash acquired	(3,720)	(538)	(21,536)
Payment for purchase of Noddings, net of cash acquired	—	(125)	(583)
Purchases of investments	(4,819)	(4,478)	(7,200)
Proceeds from sale of investments	35,803	16,199	10,994

Net cash provided by (used in) investing activities	29,418	9,960	(19,992)

Cash flows from financing activities:
(Payments) proceeds of short-term bank loans, net	(21,550)	10,200	1,375
Proceeds of notes payable	9,025	5,164	20,000
Payments of notes payable	(26,883)	(7,564)	(2,393)
Payments of obligations under capitalized leases	(2,239)	(1,509)	(2,050)
Proceeds from obligations under capitalized leases	—	219	—
Payments for purchases of common stock	(367)	(186)	—
Proceeds from subordinated debt	160	—	—
Payments on subordinated debt	(1,288)	—	(26)
Proceeds from issuance of common stock under stock option plans	55	522	4,721
Proceeds from issuance of private placement	—	—	9,327
Net (decrease) increase in drafts payable	(4,021)	8,215	99
Dividends paid	—	(832)	(2,982)

Net cash (used in) provided by financing activities	$(47,108)	$14,229	$28,071

The accompanying notes are an integral part
of these consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)
(continued)

	December 31
For the years ended	2006	2005	2004
Increase in cash	$2,266	$641	$1,128
Cash at beginning of the year	1,926	1,285	157

Cash at the end of the year	$4,192	$1,926	$1,285

SUPPLEMENTAL CASH FLOW DISCLOSURES
Income tax payments	$144	$950	$861
Interest payments	$16,057	$12,491	$5,975
The accompanying notes are an integral part
of these consolidated financial statements
NON CASH INVESTING AND FINANCING ACTIVITIES
In 2006, 2005 and 2004, the Company entered into capital leases for office and computer equipment totaling approximately$0.2 million, $4.0 million and $2.0 million, respectively.
During the years ended December 31, 2006, 2005 and 2004, the Company converted $0.2 million, $1.6 and $0.0 million, respectively of accrued compensation to subordinated debt.
During the years ended December 31, 2006 and 2005, Intangible assets increased $1.0 million and $2.2 million, respectively, due to additional consideration payable at December 31, 2006 and December 31, 2005 to the sellers of Broadpoint Securities, Inc. Up to75% of this payable may be satisfied with the Company’s stock.
As of December 31, 2006, 2005 and 2004, the Company acquired $0.0 million, $3.1 million and $1.2 million in office equipment and leasehold improvements where the obligation related to this acquisition is included in accounts payable.
During the years ended December 31, 2006, 2005 and 2004, the Company distributed $1.0 million, $0.6 million and $0.2 million, respectively, of the Company’s stock from the employee stock trust to satisfy deferred compensation liabilities payable to employees (see “Stockholders Equity” Note).
During the year ended December 31, 2006, the Company reversed a $1.5 million rent accrual related to the surrender of one of its office leases.
Refer to “Business Combination” note for assets and liabilities acquired related to the purchase of Broadpoint Securities, Inc.
Refer to “Benefit Plans” note for non-cash financing activities related to restricted stock.
Refer to the “Investments” note for non-cash investing activities related to the Employee Investment Funds.
NOTE 1. Significant Accounting Policies
Organization and Nature of Business
The consolidated financial statements include the accounts of First Albany Companies Inc., its wholly owned subsidiaries (the“Company”), and Employee Investment Funds (see “Investments” note). Broadpoint Capital Inc. formerly known as First Albany Capital Inc. (”Broadpoint Capital”) is the Company’s principal subsidiary and a registered broker-dealer. Broadpoint Capital is registered with the Securities and Exchange Commission (“SEC”) and is a member of various exchanges and the National Association of Securities Dealers, Inc. Broadpoint Securities, Inc. formerly known as Descap Securities Inc. (“Broadpoint Securities”), which was acquired by the Company in 2004, is a broker-dealer registered with the SEC and is a member of the National Association of Securities Dealers, Inc. The Company’s primary business is investment banking and securities brokerage for institutional customers primarily in the United States. The Company also provides investment-banking services to corporate and public clients, and engages in market making and trading of corporate, government and municipal securities primarily in the United States. Broadpoint Capital Limited formerly known as First Albany Limited, a subsidiary formed in January 2006, provides securities brokerage to institutional investors in the United Kingdom and Europe. Another of the Company’s subsidiaries is FA Technology Ventures Corporation (“FATV”) which manages private equity funds, which provides venture financing to emerging growth companies primarily in the United States. All significant inter company balances and transactions have been eliminated in consolidation. FA Asset Management Inc. is also a subsidiary of the Company. In September 2006, the Company committed to a plan to dispose of its Institutional

Convertible Bond Arbitrage Advisory Group formerly included in the Company’s “Other” segment, which is the only remaining operation for this subsidiary. At December 31, 2006, FA Asset Management Inc. is included in discontinued operations (see “Discontinued Operations” Note).
Liquidity and Net Capital
The Company has experienced recurring losses. Continuing losses will impact the Company’s liquidity and net capital. Management’s plans in this regard include increasing revenue and reducing cash compensation and benefit costs by restructuring incentive compensation. Based upon management’s plans, management believes it will have adequate resources and regulatory capital to continue operations for at least the next twelve months. However, there can be no assurance that management’s plans will be achieved and accordingly continued losses could adversely affect the Company’s liquidity and net capital.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Securities Transactions
Commission income from customers’ securities transactions and related clearing and compensation expenses are reported on a trade date basis. Profit and loss arising from securities transactions entered into for the account of the Company are recorded on trade date and are included as revenues from principal transactions. Unrealized gains and losses resulting from valuing securities owned and sold, but not yet purchased at market value or fair value as determined by management are also included as revenues from principal transactions. Open equity in futures is recorded at market value daily and the resultant gains and losses are included as revenues from principal transactions. Unrealized gains and losses resulting from valuing investments at market value or fair value as determined by management are also included as revenues from investment gains (losses).
Investment Banking
Investment banking revenues include gains, losses and fees, net of transaction related expenses, arising from securities offerings in which the Company acts as an underwriter. Investment banking management fees are recorded on offering date, sales concessions on trade date, and underwriting fees at the time the income is reasonably determinable. Investment banking revenues also include fees earned from providing merger, acquisition and financial advisory services and are recognized as services are earned.
Resale and Repurchase Agreements
Transactions involving purchases of securities under agreements to resell or sales of securities under agreements to repurchase are accounted for as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. It is the policy of the Company to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral is valued daily and the Company may require counter parties to deposit additional collateral or return collateral pledged when appropriate.
At December 31, 2006, the Company had entered into a number of resale agreements with Mizuho Securities USA and First Tennessee valued at $14.1 million. At December 31, 2005, resale agreements were valued at $27.8 million. For both periods, the collateral held by the Company consists of Government Bonds and was equal to the approximate principal amount loaned toMizuho Securities USA and First Tennessee. These resale agreements may be cancelled or renewed on a daily basis by either the Company or the counter party.
Securities-Borrowing Activities
Securities borrowed are generally reported as collateralized financings and are recorded at the amount of cash collateral advanced. Securities borrowed transactions require the Company to deposit cash, or other collateral with the lender. The Company monitors the market value of securities borrowed on a daily basis, with additional collateral obtained or refunded as necessary. The Company no longer engages in securities lending transactions.
Collateral
The Company receives collateral in connection with resale agreements and securities borrowed transactions. Under many agreements, the Company is permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements to deliver to counter parties to cover short positions. The Company continues to report assets it has pledged as collateral in secured borrowing transactions and other arrangements when the secured party cannot sell or repledge the assets and does not report assets received as collateral in secured lending transactions and other arrangements because the debtor typically has the right to redeem the collateral on short notice.
Intangible Assets
The Company amortizes customer related intangible assets over their estimated useful life, which is the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company. Goodwill is not amortized, instead it is reviewed on an annual basis for impairment. Goodwill is impaired when the carrying amount of the reporting unit exceeds the implied fair value of the reporting unit. A reporting unit is defined by the Company as an operating segment or a component of an operating segment provided that the component constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component. In addition to annual testing, Goodwill is also tested for impairment at the time of a triggering event requiring a re-evaluation, if one were to occur.
Drafts Payable
The Company maintains a group of “zero-balance” bank accounts which are included in payables to others on the Statements of Financial Condition. The balances in the “zero-balance” accounts represent outstanding checks that have not yet been presented for payment at the bank. The Company has sufficient funds on deposit to clear these checks, and these funds will be transferred to the “zero-balance” accounts upon presentment. The Company maintains one “zero-balance” account which is used as a cash management technique, permitted under Rule 15c3-3 of the Securities and Exchange Commission, to obtain federal funds for a fee, which is lower than prevailing interest rates, in amounts equivalent to amounts in customers’ segregated funds accounts with a bank (see “Cash and Securities Segregated Under Federal Regulations” note).
Statement of Cash Flows
For purposes of the Statement of Cash Flows, the Company has defined cash equivalents as highly liquid investments, with original maturities of less than 90 days that are not segregated under federal regulations or held for sale in the ordinary course of business.
Comprehensive Income
The Company has no components of other comprehensive income; therefore, comprehensive income equals net income.
Derivative Financial Instruments
The Company does not engage in the proprietary trading of derivative securities with the exception of highly liquid treasury and municipal index futures contracts and options. These index futures contracts and options are used primarily as fair value hedges against securities positions in the Company’s securities owned. Futures contracts are executed on an exchange, and cash settlement is made on a daily basis for market movements. Gains and losses on these financial instruments are included as revenues from principal transactions.
Fair Value of Financial Instruments
The financial instruments of the Company are reported on the Statements of Financial Condition at market or fair value, or at carrying amounts that approximate fair values, because of the short maturity of the instruments, except subordinated debt. The estimated fair value of subordinated debt at December 31, 2006, approximates its carrying value based on current rates available (see “Subordinate Debt” note).
Office Equipment and Leasehold Improvements
Office equipment and leasehold improvements are stated at cost less accumulated depreciation of $26.7 million at December 31, 2006 and $24.8 million at December 31, 2005. Depreciation is provided on a straight-line basis over the shorter of the estimated useful life of the asset (2 to 5 years) or the initial term of the lease. Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $2.3 million, $3.6 million and $2.6 million, respectively.
Securities Issued for Services
The Company adopted the recognition provisions of FAS 123 effective January 1, 2003 using the prospective method of transition described in FAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” Under the fairvalue recognition provisions of FAS 123 and FAS 148, stock-based compensation cost as it relates to options is measured at the grant date based on the Black-Scholes value of the award and is recognized as expense over the vesting period on a straight-line basis for awards granted after December 31, 2002. For options granted prior to December 31, 2002, the fair value of options granted was not required to be recognized as an expense in the Consolidated Financial Statements. Compensation expense for restricted stock awards is recorded for the fair market value of the stock issued. In the event that recipients are required to render future services to obtain full rights in the securities received, the compensation expense is deferred and amortized as a charge to income over the period that such rights vest to the recipient.
Effective January 1, 2006, the Company adopted FAS 123(R). In adopting FAS 123(R), the Company applied the modified prospective application transition method. Under the modified prospective application method, prior period financial statements are not adjusted. Instead, the Company will apply FAS 123(R) for new awards granted after December 31, 2005, any portion of awards that were granted after January 1, 1995 and have not vested by January 1, 2006 and any outstanding liability awards. The impact of applying the nominal vesting period approach for awards with vesting upon retirement eligibility and the non-substantive approach was immaterial. Upon adoption of FAS 123(R) on January 1, 2006, the Company recognized an after-tax gain of approximately $0.4 million as the cumulative effect of a change in accounting principle, primarily attributable to the requirement to estimate forfeitures at the date of grant instead of as incurred. The estimated forfeiture rate for 2006 was 25%( see “Benefit Plans” note).
Legal Fees
The Company accrues legal fees as they are incurred.

Income Taxes
Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable for future years to differences between the financial statement basis and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date.
Reclassification
Certain 2005 and 2004 amounts on the Consolidated Statements of Operations have been reclassified to conform to the 2006 presentation due to the Company discontinuing its Taxable Fixed Income corporate bond division and its Institutional Convertible Bond Arbitrage Advisory Group subsidiary (see “Discontinued Operations” note). Certain amounts in the Consolidated Statements of Cash Flows have been reclassified related to deferred compensation, $0.6 million and $0.2 million were reclassified in 2005 and 2004, respectively, to deferred compensation, from services provided in exchange for common stock.
Earnings per Common Share
The Company calculates its basic and diluted earnings per shares in accordance with Statement of Financial Accounting Standards No. 128, Earnings per share. Basic earnings per share are computed based upon weighted-average shares outstanding. Dilutive earnings per share is computed consistently with basic while giving effect to all dilutive potential common shares that were outstanding during the period. The Company uses the treasury stock method to reflect the potential dilutive effect of unvested stock awards, warrants, unexercised options and any contingently issued shares (see “Temporary Capital” note). The weighted-average shares outstanding were calculated as follows at December 31:

(In thousands of shares)	2006	2005	2004
Weighted average shares for basic earnings per share	15,155	13,824	12,528
Effect of dilutive common equivalent shares	—	—	—

Weighted average shares and dilutive common equivalent shares for dilutive earnings per share	15,155	13,824	12,528

The Company excluded approximately 0.3 million, 0.9 million, and 1.1 million common equivalent shares in 2006, 2005, and 2004 respectively, in its computation of dilutive earnings per share because they were anti-dilutive. In addition, at December 31, 2006, approximately 1.8 million shares of restricted stock awards, (see “Benefit Plans” note) which are included in shares outstanding, are not included in the basic earnings per share computation because they are not vested as of December 31, 2006.
NOTE 2. Cash and Securities Segregated under Federal Regulations
At December 31, 2006 and 2005, the Company segregated cash of $5.2 million and $7.1 million respectively, in a special reserve bank account for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission.
NOTE 3. Receivables From and Payables To Brokers, Dealers, and Clearing Agencies
Amounts receivable from and payable to brokers, dealers and clearing agencies consists of the following at December 31:

(In thousands of dollars)	2006	2005
Adjustment to record securities owned on a trade date basis, net	$—	$23,190
Securities borrowed	455	179
Commissions receivable	2,146	2,928
Securities failed to deliver	3,841	4,086
Good faith deposits	225	1,337
Receivable from clearing organizations	3,959	4,501

Total receivables	$10,626	$36,221

Adjustment to record securities owned on a trade date basis, net	$2,173	$—
Payable to clearing organizations	43,807	45,959
Securities failed to receive	3,085	4,636

Total payables	$49,065	$50,595

Proprietary securities transactions are recorded on a trade date, as if they had settled. The related amounts receivable and payable for unsettled securities transactions are recorded net in receivables or payables to brokers, dealers and clearing agencies on the Statements of Financial Condition.

NOTE 4. Receivables From and Payables To Customers
At December 31, 2006, receivables from customers are mainly comprised of the purchase of securities by institutional clients. Delivery of these securities is made only when the Company is in receipt of the funds from the institutional clients. The majority of the Company’s non-institutional customers securities transactions, including those of officers, directors, employees and related individuals, are cleared through a third party under a clearing agreement. Under this agreement, the clearing agent executes and settles customer securities transactions, collects margin receivables related to these transactions, monitors the credit standing and required margin levels related to these customers and, pursuant to margin guidelines, requires the customer to deposit additional collateral with them or to reduce positions, if necessary. In the event the customer is unable to fulfill its contractual obligations, the clearing agent may purchase or sell the financial instrument underlying the contract, and as a result may incur a loss. If the clearing agent incurs a loss, it has the right to pass the loss through to the Company which exposes the Company to off-balance-sheet risk. The Company has retained the right to pursue collection or performance from customers who do not perform under their contractual obligations and monitors customer balances on a daily basis along with the credit standing of the clearing agent. As the potential amount of losses during the term of this contract has no maximum, the Company believes there is no maximum amount assignable to this indemnification. At December 31, 2006, substantially all customer obligations were fully collateralized and the Company has not recorded a liability related to the clearing agent’s right to pass losses through to the Company.
NOTE 5. Securities Owned and Sold, but Not Yet Purchased
Securities owned and sold, but not yet purchased consisted of the following at December 31:

	2006		2005
		Sold, but not		Sold, but not
(In thousands of dollars)	Owned	yet Purchased	Owned	yet Purchased
Marketable Securities
U.S. Government and federal agency obligations	$90,652	$51,393	$84,983	$50,729
State and municipal bonds	139,811	26	124,388	128
Corporate obligations	31,146	84	41,954	760
Corporate stocks	12,989	456	11,542	828
Options	258	161	—	—
Not Readily Marketable Securities
Investment securities with no publicly quoted market	1,008	—	909	—
Investment securities subject to restrictions	303	—	2,018	—

Total	$276,167	$52,120	$265,794	$52,445

Securities not readily marketable include investment securities (a) for which there is no market on a securities exchange or no independent publicly quoted market, (b) that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933, or (c) that cannot be offered or sold because of other arrangements, restrictions or conditions applicable to the securities or to the Company.
NOTE 6. Investments
The Company’s investment portfolio includes interests in publicly and privately held companies. Information regarding these investments has been aggregated and is presented below as of and for the years ended December 31:

(In thousands of dollars)	2006	2005	2004
Carrying Value
Public	$—	$40,375	$19,970
Private	10,866	9,492	19,405
Consolidation of Employee Investment Funds net of Company’s ownership interest, classified as Private Investment	1,384	2,630	5,170

Total carrying value	$12,250	$52,497	$44,545

Investment gains and losses were comprised of the following:

(In thousands of dollars)	2006	2005	2004
Public (realized and unrealized gains and losses)	$(12,865)	$22,424	$8,240
Private (realized gains and losses)	5,995	(830)	66
Private (unrealized gains and losses)	(732)	(3)	1,764

Investment gains (losses)	$(7,602)	$21,591	$10,070

iRobot (“IRBT”) and Mechanical Technology Incorporated (“MKTY”) accounted for the entire balance of public investments owned by the Company as of December 31, 2005. During the year ended December 31, 2006, the Company sold its remaining 1,116,040 shares of Mechanical Technology Incorporated (“MKTY”) for proceeds of approximately $3.3 million. Also during the year ended

December 31, 2006, the Company sold its remaining 1,116,290 shares of iRobot (“IRBT”) for proceeds of approximately $24.2 million.
Privately held investments include an investment of $10.1 million in FA Technology Ventures L.P. (the “Partnership”), which represented the Company’s maximum exposure to loss in the Partnership at December 31, 2006. The Partnership’s primary purpose is to provide investment returns consistent with the risk of investing in venture capital. At December 31, 2006 total Partnership capital for all investors in the Partnership equaled$40.1 million. The Partnership is considered a variable interest entity. The Company is not the primary beneficiary, due to other investors’ level of investment in the Partnership. Accordingly, the Company has not consolidated the Partnership in these financial statements, but has recorded the value of its investment. FA Technology Ventures Inc. (“FATV”), a wholly-owned subsidiary, is the investment advisor for the Partnership. Revenues derived from the management of this investment and the Employee Investment Funds for the year ended December 31, 2006 were $1.4 million in consolidation. On May 23, 2006, FATV announced that one of the portfolio companies of the Partnership was expected to be acquired by Microsoft Corporation. The acquisition closed in July 2006. Also in July 2006, another private investment held by the Company was acquired by an outside firm. For the year ended December 31, 2006, the $6.0 million net realized gain for private investments was driven primarily by distributions of the gains from these investments to the Company.
The Company has consolidated its Employee Investment Funds (EIF). The EIF are limited liability companies, established by the Company for the purpose of having select employees invest in private equity placements. The EIF is managed by FAC Management Corp., a wholly-owned subsidiary, which has contracted with FATV to act as an investment advisor with respect to funds invested in parallel with the Partnership. The Company’s carrying value of this EIF is $0.3 million excluding the effects of consolidation. The Company has outstanding loans of $0.4 million to the EIF and is also committed to loan an additional $0.2 million to the EIF. The effect of consolidation was to increase Investments by $1.4 million, decrease Receivable from Others by $0.4 million and increase Payable to Others by $1.0 million. The amounts in Payable to Others relates to the value of the EIF owned by employees.
NOTE 7. Intangible Assets

	December 31	December 31
(In thousands of dollars)	2006	2005
Intangible assets Customer related (amortizable):
Broadpoint Securities, Inc. — Acquisition	$641	$641
Accumulated amortization	(143)	(89)
Institutional convertible bond arbitrage advisory group — Acquisition	1,017	1,017
Accumulated amortization	(382)	(306)
Impairment loss	(635)	—

	498	1,263

	December 31	December 31
(In thousands of dollars)	2006	2005
Goodwill (unamortizable):
Broadpoint Securities, Inc. — Acquisition	25,250	23,763
Impairment loss	(7,886)	—
Institutional convertible bond arbitrage advisory group — Acquisition	964	964
Impairment loss	(964)	—
	17,364	24,727

Total Intangible Assets	$17,862	$25,990

The carrying amount of goodwill for the Broadpoint Securities, Inc. — Acquisition increased by $1.5 million during the year ended December 31, 2006, related primarily to additional consideration pursuant to the acquisition agreement (see “Commitments and Contingencies” note).
As a result of annual impairment testing, the goodwill related to the acquisition of Broadpoint Securities was determined to be impaired. Fairvalue of the Broadpoint Securities reporting unit was determined using both the income and market approaches. The income approach determines fair value using a discounted cash flow analysis based on management’s projections. The market approach analyzes and compares the operations performance and financial conditions of the reporting unit with those of a group of selected publicly-traded companies that can be used for comparison. The valuation gives equal weight to the two approaches to arrive at the fair value of the reporting unit. As a result of the valuation, as of December 31, 2006, the carrying value of goodwill was greater than the implied value of goodwill resulting in a goodwill impairment loss of $7.9 million recognized in the caption “Impairment” on the Statements of Operations.
A plan approved by the Board of Directors on September 28, 2006 to discontinue operations of the Institutional Convertible Bond

Arbitrage Advisory Group (the “Group”) triggered an impairment test in the third quarter of 2006 in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets". Fair value of the Group was determined using the income approach. The income approach determines fair value using a discounted cash flow analysis based on management’s projections. Based on the impairment test, a goodwill impairment loss of $1.0 was recognized in discontinued operations for the year ended December 31, 2006. As a result of impairment testing of the disposal group in accordance with SFAS No. 144“Accounting for the Impairment or Disposal of Long-Lived Assets”, it was determined that amortizable customer related intangibles were also impaired. An impairment loss of $0.6 million was recognized related to amortizable intangible assets in discontinued operations for the year ended December 31, 2006.
Customer related intangible assets are being amortized over 12 years. Amortization expense for the customer related intangible assets, including the impairment, for the years ended December 31, 2006, 2005, and 2004 was $0.8 million, $0.1 million, and$0.2 million, respectively. Future amortization expense is estimated as follows:

Estimated Amortization Expense
(year ended December 31)
2007	$53
2008	53
2009	53
2010	53
2011	53
Thereafter	233

Total	$498

NOTE 8. Short-Term Bank Loans and Notes Payables
Short-term bank loans are made under a variety of bank lines of credit totaling $210 million of which approximately$129 million is outstanding at December 31, 2006. These bank lines of credit consist of credit lines that the Company has been advised are available solely for financing securities inventory but for which no contractual lending obligation exist and are repayable on demand. These loans are collateralized by eligible securities, including Company-owned securities, subject to certain regulatory formulas. Typically, these lines of credit will allow the Company to borrow up to 85% to 90% of the market value of the collateral. These loans bear interest at variable rates based primarily on the Federal Funds interest rate. The weighted average interest rates on these loans were 5.74% and 4.68% at December 31, 2006 and 2005 respectively. At December 31, 2006, short-term bank loans were collateralized by Company-owned securities, which are classified as securities owned, of $145 million.
The Company’s notes payable includes a $12.7 million Term Loan to finance the acquisition of Broadpoint Securities, Inc.Interest rate is 2.4% over the 30-day London InterBank Offered Rate (“LIBOR”) (5.33% at December 31, 2006).Interest only was payable for the first six months, and thereafter monthly payments of $238 in principal and interest over the life of the loan which matures on May 14, 2011. The Term Loan agreement contains various covenants, as defined in the agreement. On April 22, 2005, the lender agreed to waive the financial covenants contained in the term loan agreement for the quarter ended March 31, 2005. On August 9, 2005, the lender agreed to amend the loan document, effective June 30, 2005. The lender agreed to eliminate the EBITDAR requirement of $22.5 million, amend the definition for operating cash flow, fixed charges, EBITDAR and modified indebtedness. The lender also agreed to increase the maximum allowable modified total funded indebtedness to EBITDAR ratio from 1.75 to 2.00 through March 31, 2006. Thereafter the revised ratio requires that the Company’s modified total funded debt to EBITDAR not to exceed 1.75 to 1 (for the twelve month period ending December 31, 2006, modified total funded indebtedness EBITDAR ratio was 0.51 to 1). In addition, the modified Term Loan agreement requires operating cash flow to total fixed charges (as defined) to be not less than 1.15 to 1 (for the twelve month period ending December 31, 2006, the operating cash flow to total fixed charge ratio was 2.15 to 1) EBITDAR is defined as earnings before interest, taxes, depreciation, amortization and lease expense plus pro forma adjustments. The definition of operating cash flow includes the payment of cash dividends; therefore, the Company’s ability to pay cash dividends in the future may be impacted by the covenant.
Principal payments for the Term Note are due as follows:

(In thousands of dollars)
2007	$2,857
2008	2,857
2009	2,857
2010	2,857
2011	1,239
Total principal payments remaining	$12,667

In March 2006, our $10 million Senior Note, dated June 13, 2003, which was set to mature on June 30, 2010, was repaid in full. In May 2006, principal payments of $4.9 million and $8.7 million were made to pay off the Company’s $4.9 million Term Loan and $11 million Term Loan, respectively.

NOTE 9. Obligations Under Capitalized Leases
The following is a schedule of future minimum lease payments under capital leases for office equipment together with the present value of the net minimum lease payments at December 31, 2006:

(In thousands of dollars)
2007	$1,599
2008	999
2009	676
2010	460
2011	213
2012	11

Total minimum lease payments	3,958
Less: amount representing interest	436

Present value of minimum lease payments	$3,522

NOTE 10. Payables To Others
Amounts payable to others consisted of the following at December 31:

(In thousands of dollars)	2006	2005
Draft payables	$5,942	$9,963
Net Payable to Employees for the Employee Investment Fund (see “Investments” note)	1,039	1,371
Payable to Sellers of Broadpoint Securities, Inc. (see “Commitments and Contingencies” footnote)	1,036	—
Others	979	2,765

Total	$8,996	$14,099

The Company maintains a group of “zero-balance” bank accounts which are included in payables to others on the Statements of Financial Condition. Drafts payable represent the balances in these accounts related to outstanding checks that have not yet been presented for payment at the bank. The Company has sufficient funds on deposit to clear these checks, and these funds will be transferred to the “zero-balance” accounts upon presentment. The Company maintains one “zero-balance” account which is used as a cash management technique, permitted under Rule 15c3-3 of the Securities and Exchange Commission, to obtain federal funds for a fee, which is lower than prevailing interest rates, in amounts equivalent to amounts in customers’ segregated funds accounts with a bank (see “Cash and Securities Segregated Under Federal Regulations” note).
NOTE 11. Subordinated Debt
A select group of management and highly compensated employees are eligible to participate in the First Albany Companies Inc.Deferred Compensation Plan for Key Employees (the “Plan”). The employees enter into subordinate loans with the Company to provide for the deferral of compensation and employer allocations under the Plan. The New York Stock Exchange has approved the Company’s subordinated debt agreements related to the Plan. Pursuant to these approvals, these amounts are allowable in the Company’s computation of net capital. The accounts of the participants of the Plan are credited with earnings and/or losses based on the performance of various investment benchmarks selected by the participants. Maturities of the subordinated debt are based on the distribution election made by each participant, which may be deferred to a later date by the participant. As of February 28, 2007, the Company no longer permits any new amounts to be deferred under this Plan. Principal debt repayment requirements, which occur on about April 15th of each year, as of December 31, 2006, are as follows:

(In thousands of dollars)
2007	$1,462
2008	1,299
2009	465
2010	287
2011 to 2016	911
Total	$4,424
NOTE 12. Commitments and Contingencies
Commitments: As of December 31, 2006, the Company had a commitment to invest up to an additional $3.8 million in FATechnology Ventures, LP (the “Partnership”). The investment period expired in July 2006, however, the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The

Company intends to fund this commitment from operating cash flow. The Partnership’s primary purpose is to provide investment returns consistent with risks of investing in venture capital. In addition to the Company, certain other limited partners of the Partnership are officers or directors of the Company. The majority of the commitments to the Partnership are from non-affiliates of the Company.
The General Partner for the Partnership is FATV GP LLC. The General Partner is responsible for the management of the Partnership, including among other things, making investments for the Partnership. The members of the General Partnership are George McNamee, Chairman of the Company, Broadpoint Enterprise Funding, Inc., a wholly owned subsidiary of the Company, and other employees of the Company or its subsidiaries. Mr. McNamee is required under the Partnership agreement to devote a majority of his business time to the conduct of the affairs of the Partnership and any parallel funds. Subject to the terms of the Partnership agreement, under certain conditions, the General Partnership is entitled to share in the gains received by the Partnership in respect of its investment in a portfolio company. The General Partner will receive a carried interest on customary terms. The General Partner has contracted with FATV to act as investment advisor to the General Partner.
As of December 31, 2006, the Company had an additional commitment to invest up to $0.3 million in funds that invest in parallel with the Partnership, which it intends to fund, at least in part, through current and future Employee Investment Funds (EIF). The investment period expired in July 2006, but the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The Company anticipates that the portion of the commitment that is not funded by employees through the EIF will be funded by the Company through operating cash flow.
As of December 31, 2006, the Company has guaranteed compensation payments of $12.6 million payable over the next four years related to various compensation arrangements with its employees.
Contingent Consideration: On May 14, 2004, the Company acquired 100 percent of the outstanding common shares of Broadpoint Securities, a New York-based broker-dealer and investment bank. Per the acquisition agreement, the Sellers can receive future contingent consideration (“Earnout Payment”) based on the following: for each of the years ending May 31, 2005 through May 31, 2007, if Broadpoint Securities’ Pre-Tax Net Income (as defined) (i) is greater than $10 million, the Company shall pay to the Sellers an aggregate amount equal to fifty percent (50%) of Broadpoint Securities’ Pre-Tax Net Income for such period, or (ii) is equal to or less than $10 million, the Company shall pay to the Sellers an aggregate amount equal to forty percent (40%) of Broadpoint Securities’ Pre-Tax Net Income for such period. Each Earnout Payment shall be paid in cash, provided that the Buyer shall have the right to pay up to seventy-five percent (75%) of each Earnout Payment in the form of shares of Company Stock. The amount of any Earnout Payment that the Company elects to pay in the form of Company Stock shall not exceed $3.0 million for any Earnout Period and in no event shall such amounts exceed $6.0 million in the aggregate for all Earnout Payments. Based upon Broadpoint Securities’ Pre-Tax Net Income from June 1, 2005 through May 31, 2006, $1.0 million of contingent consideration has been accrued at December 31, 2006. Also, based upon Broadpoint Securities’ pre-tax net income from June 1, 2006 to December 31, 2006, no contingent consideration would be payable to the Sellers.
Leases: The Company’s headquarters and sales offices, and certain office and communication equipment, are leased under non-cancelable operating leases, certain of which contain renewal options and escalation clauses, and which expire at various times through 2015. To the extent the Company is provided tenant improvement allowances funded by the lessor, they are amortized over the initial lease period and serve to reduce rent expense. To the extent the Company is provided free rent periods, the Company recognizes the rent expense over the entire lease term on a straight line basis.
In April 2006, the Company entered into a Surrender Agreement with its landlord related to a lease it had signed in 2005, for new office space in New York City. The Company was a tenant under a sublease dated April 6, 2005, for space located at 1301Avenue of the Americas, New York, New York (“Premises”). On April 28, 2006, the Company entered into transactions with various parties under which the Company surrendered the Premises and was released from future liability. As a result of the transactions, the Company was released from further liability for rent and other tenant expenses relating to the Premises, was reimbursed approximately $5.0 million for construction costs and cancelled approximately $1.9 million of letters of credit it had issued as security. The financial impact of this transaction was immaterial to the Statements of Operations.
Also, on September 29, 2006, the Company entered into a Third Amendment to Sub-Lease Agreement (the “Amendment”), amending a Sub-Lease Agreement dated August 12, 2003, as previously amended, by and between the Company and Columbia 677, L.L.C. (“Columbia”), a New York limited liability company, for the lease of certain property located at 677 Broadway, Albany, New York (the “Sublease”). Pursuant thereto and on certain conditions specified therein, the Company surrendered 15,358 square feet of space (the “Surrender Premises”) with respect to which Columbia agreed to release the Company from its lease obligations under the Sublease. Under the terms of the Amendment, the Company vacated a portion of the Surrender Premises on October 9, 2006 and vacated the remainder on October 16, 2006, subject to certain conditions. The Company continues to sublease and occupy 32,698 square feet of space under the Sublease. Due to the surrender of the space the Company incurred a loss of $0.8 million due mainly to a surrender fee the Company will pay to Columbia. The surrender fee is payable to Columbia in three installments as follows: two installments of $0.2 million were paid on November 1, 2006 and January 1, 2007, and a third payment of $0.4 is due on April 1, 2007, all of which constitutes additional rent under the Sublease. As part of the Company’s surrender of the space, the Company accelerated $0.2 million of depreciation expense related to the abandoned leasehold improvements.

In September 2006, the Company entered into an agreement to sublease 1,950 square feet of office space at the Company’s Boston location. Under the terms of the sublease agreement, the subtenant will pay the Company a total of$0.7 million over the term of the sublease.
In October 2006, the Company consolidated their 444 Madison Avenue offices with their offices at 1 Penn Plaza in New York City and incurred an impairment loss of $0.5 million which was net of projected sublease income.
Future minimum annual lease payments, and sublease rental income, are as follows:

	Future
	Minimum	Sublease
	Lease	Rental	Net Lease
(In thousands of dollars)	Payments	Income	Payments
2007	$7,594	$1,126	$6,468
2008	6,022	809	5,213
2009	2,822	100	2,722
2010	2,438	100	2,338
2011	2,366	100	2,266
Thereafter	6,607	191	6,416

Total	$27,849	$2,426	$25,423

Annual rental expense, net of sublease rental income, for the years ended December 31, 2006, 2005 and 2004 approximated$4.8 million, $7.2 million, and $5.6 million, respectively.
In 2005, rent expense increased, compared to 2004, due to the Company’s real estate strategy in New York City and San Francisco. While in 2006, rental expense decreased due to the reversal of rent accruals relating to the surrender of the Company’s 1301 Avenue of the Americas lease.
Litigation
In 1998, the Company was named in lawsuits by Lawrence Group, Inc. and certain related entities (the “Lawrence Parties”) in connection with a private sale of Mechanical Technology Inc. stock from the Lawrence Parties that was previously approved by the United States Bankruptcy Court for the Northern District of New York (the “Bankruptcy Court”). The Company acted as placement agent in that sale, and a number of employees and officers of the Company, who have also been named as defendants, purchased shares in the sale. The complaints alleged that the defendants did not disclose certain information to the sellers and that the price approved by the court was therefore not proper. The cases were initially filed in the Bankruptcy Court and the United States District Court for the Northern District of New York (the “District Court”), and were subsequently consolidated in the District Court. The District Court dismissed the cases, and that decision was subsequently vacated by the United States Court of Appeals for the Second Circuit, which remanded the cases for consideration of the plaintiffs’ claims as motions to modify the Bankruptcy Court sale order. The plaintiffs’ claims have now been referred back to the Bankruptcy Court for such consideration. Discovery is currently underway. The Company believes that it has strong defenses to and intends to vigorously defend itself against the plaintiffs’ claims, and believes that the claims lack merit. However, an unfavorable resolution could have a material adverse effect on the Company’s financial position, results of operations and cash flows in the period resolved.
The Company’s wholly owned subsidiary Broadpoint Securities Inc. (“Broadpoint Securities”) acted as the seller in a series of purchases by a large institutional customer of collateralized mortgage securities (the “Bonds”) from April through June 2006. In these transactions, Broadpoint Securities acted as “risk less principal,” insofar as it purchased the Bonds from a third party and immediately resold them to the customer. The customer who purchased the Bonds has claimed that Broadpoint Securities misled the customer through misrepresentations and omissions concerning certain fundamental elements of the Bonds and that the customer would not have purchased the Bonds had it not been misled by Broadpoint Securities. By letter of September 14, 2006, the customer has claimed that the Company and Broadpoint Securities are liable to the customer for damages in an amount in excess of $21 million and has threatened litigation if the dispute is not resolved. The Company and Broadpoint Securities have denied that Broadpoint Securities is responsible for the customer’s damages and intend to defend vigorously any litigation that the customer may commence. The Company and Broadpoint Securities are in discussions with the customer in an attempt to resolve the dispute. The outcome of this dispute is highly uncertain, however, and an unfavorable resolution could have a material adverse effect on the Company’s financial position, results of operations and cash flows in the period resolved.
In connection with the termination of Arthur Murphy’s employment by Broadpoint Capital as Executive Managing Director, Mr. Murphy, also a former member of the Board of Directors of the Company, filed an arbitration claim against Broadpoint Capital, Alan Goldberg, former President and Chief Executive Officer, and George McNamee, Chairman of First Albany Companies Inc. with the National Association of Securities Dealers on June 24, 2005. The claim alleged damages in the amount of $8 million based on his assertions that he was fraudulently induced to remain in the employ of Broadpoint Capital. Without admitting or denying any wrongdoing or liability, on December 28, 2006, Broadpoint Capital entered into a settlement agreement with Arthur Murphy in connection with such arbitration claim.

In the normal course of business, the Company has been named a defendant, or otherwise has possible exposure, in several claims. Certain of these are class actions, which seek unspecified damages that could be substantial. Although there can be no assurance as to the eventual outcome of litigation in which the Company has been named as a defendant or otherwise has possible exposure, the Company has provided for those actions most likely of adverse disposition. Although further losses are possible, the opinion of management, based upon the advice of its attorneys, is that such litigation will not, in the aggregate, have a material adverse effect on the Company’s liquidity, financial position or cash flow, although it could have a material effect on quarterly or annual operating results in the period in which it is resolved.
In the ordinary course of business, the Company is called upon from time to time to answer inquiries and subpoenas on a number of different issues by self-regulatory organizations, the SEC and various state securities regulators. In recent years, there has been an increased incidence of regulatory enforcement in the United States involving organizations in the financial services industry, and the Company is no exception. We are not always aware of the subject matter of the particular inquiry or the ongoing status of a particular inquiry. As a result of some of these inquiries, the Company has been cited for technical operational deficiencies. Although there can be no assurance as to the eventual outcome of these proceedings, none of these inquiries has to date had a material effect upon the business or operations of the Company.
Collateral
The fair value of securities received as collateral, where the Company is permitted to sell or repledge the securities consisted of the following as of December 31:

(In thousands of dollars)	2006	2005
Securities purchased under agreements to resell	$13,990	$27,804
Securities borrowed	442	177

Total	$14,432	$27,981

As of December 31, 2006, no collateral had been sold or repledged.
Letters of Credit
The Company is contingently liable under bank stand-by letter of credit agreements, executed in connection with office leases, totaling $0.2 million at December 31, 2006. The letter of credit agreements were collateralized by Company securities with a market value of $0.2 million at December 31, 2006.
The Company enters into underwriting commitments to purchase securities as part of its investment banking business. Also, the Company may purchase and sell securities on a when-issued basis. As of December 31, 2006, the Company had $0.4 million in outstanding underwriting commitments and had purchased $7.0 million and sold $14.5 million securities on a when-issued basis.
NOTE 13. Temporary Capital
In connection with the Company’s acquisition of Broadpoint Securities, Inc., the Company issued 549,476 shares of stock which provides the Sellers the right to require the Company to purchase back the shares issued, at a price of $6.14 per share. Accordingly, the Company has recognized as temporary capital the amount that it may be required to pay under the agreement. If the put is not exercised by the time it expires, the Company will reclassify the temporary capital to stockholders’ equity. The Company also has the right to purchase back these shares from the Sellers at a price of $14.46. The put and call rights expire on May 31, 2007. In June 2006, certain of the sellers of Broadpoint Securities, Inc. exercised their put rights and the Company purchased 532,484 shares at $6.14 per share for a total amount of $3.3 million.
NOTE 14. Stockholders’ Equity
Dividends
In February 2005, the Board of Directors declared a quarterly cash dividend of $0.05 per share payable on March 10, 2005, to shareholders of record on February 24, 2005. In May 2005, the Board of Directors suspended the $0.05 per share dividend.
Acquisition – Broadpoint Securities, Inc.
The shares issued to the sellers of Broadpoint Securities provide the sellers the right to require the Company to purchase back these shares at a price of $6.14 per share. The Company also has the right to purchase back these shares from the sellers at a price of $14.46. Both the put and call rights expire on May 31, 2007. The value assigned to the shares of common stock issued ($10.39 per share) approximated the market value of the stock on the date Broadpoint Securities was acquired ($10.30 per share). The difference in the value assigned and the market value was due to the put and call features attached to the stock. In June 2006, certain of the sellers of Broadpoint Securities, Inc. exercised their put rights and the Company purchased 532,484 shares at $6.14 per share for a total amount of $3.3 million.

Rights Plan
On March 27, 1998, the Board of Directors adopted a Shareholder Rights Plan. The rights were distributed as a dividend of one right for each share of First Albany Companies Inc. common stock outstanding, with a record date of March 30, 1998. The Shareholder Rights Plan is intended to deter coercive takeover tactics and strengthen the Company’s ability to deal with an unsolicited takeover proposal.
The rights will expire on March 30, 2008. Each right will entitle the holder to buy one one-hundredth of a newly issued share of preferred stock at an exercise price of $56.00. The rights will become exercisable at such time as any person or group acquires more than 15% of the outstanding shares of common stock of the Company (subject to certain exceptions) or within 10 days following the commencement of a tender offer that will result in any person or group owning such percentage of the outstanding voting shares.
Upon any person or group acquiring 15% of the outstanding shares of voting stock, each right will entitle its holders to buy shares of First Albany Companies Inc. common stock (or of the stock of the acquiring company if it is the surviving entity in a business combination) having a market value equal to twice the exercise price of each right. The rights will be redeemable at anytime prior to their becoming exercisable.
Treasury Stock
In December 2003, the Board of Directors authorized a stock repurchase program, which expired June 9, 2005.
Warrants
In 2003, the Company issued a Senior Note dated June 13, 2003 for $10 million with a fixed interest rate of 8.5%, payable semiannually and maturing on June 30, 2010. There were 437,000 warrants issued to the purchasers of the Senior Note, which are exercisable between $10.08 and $11.54 per share through June 13, 2010. The Senior Note was paid in full in March 2006, while the warrants are still outstanding.
Deferred Compensation and Employee Stock Trust
The Company has adopted or may hereafter adopt various nonqualified deferred compensation plans (the “Plans”) for the benefit of a select group of highly compensated employees who contribute significantly to the continued growth and development and future business success of the Company. Plan participants may elect under the Plans to have the value of their Plans Accounts track the performance of one or more investment benchmarks available under the Plans, including First Albany Companies Common Stock Investment Benchmark, which tracks the performance of First Albany Companies Inc. common stock (“Company Stock”). With respect to the First Albany Companies Common Stock Investment Benchmark, the Company contributes Company Stock to a rabbi trust (the “Trust”) it has established in connection with meeting its related liability under the Plans. As of February 28, 2007, the Company no longer permits any new amounts to be deferred under its current Plans.
Assets of the Trust have been consolidated with those of the Company. The value of the Company’s stock at the time contributed to the Trust has been classified in stockholders’ equity and generally accounted for in a manner similar to treasury stock.
The deferred compensation arrangement requires the related liability to be settled by delivery of a fixed number of shares of Company stock. Accordingly, the related liability is classified in equity under deferred compensation and changes in the fair market value of the amount owed to the participant in the Plan is not recognized.
NOTE 15. Income Taxes
Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable for future years to differences between the financial statement basis and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date.
The income tax provision was allocated as follows for the year ended December 31:

(In thousands of dollars)	2006	2005	2004
Income (Loss) from continuing operation	$(828)	$7,512	$(10,052)
Income (Loss) from discontinued operations	959	720	2,285
Stockholders’ equity (additional paid-in capital)	—	(213)	(2,273)

Total income tax provision (benefit)	$131	$8,019	$(10,040)

The components of income taxes attributable to loss from continuing operations, net of valuation allowance, consisted of the following for the years ended December 31:

(In thousands of dollars)	2006	2005	2004
Federal
Current	$(501)	$(454)	$(1,038)
Deferred (including tax benefit from operating loss carry forwards of $0.0 million,$0.0 million and $1.5 million)	—	6,496	(6,172)
State and local
Current	(327)	(587)	(823)
Deferred (including tax benefit from operating loss carry forwards of $0.0 million,$0.0 million and $1.5 million)	—	2,057	(2,019)

Total income tax expense (benefit)	$(828)	$7,512	$(10,052)

The expected income tax expense (benefit) using the federal statutory rate differs from income tax expense pertaining to pretax loss from continuing operations as a result of the following for the years ended December 31:

(In thousands of dollars)	2006	2005	2004
Income taxes at federal statutory rate @ 35%	$(16,604)	$(2,083)	$(6,615)
Graduated tax rates	475	60	188
State and local income taxes, net of federal income taxes and state valuation allowance	(201)	971	(1,994)
Meals and entertainment	134	166	215
Tax-exempt interest income, net	—	—	(194)
Other compensation	365	—	—
Goodwill impairment	2,682	—	—
Plug Power Inc. stock distribution	—	—	(1,830)
Appreciated stock contribution	—	(123)	—
Other, including reserve adjustments	436	(72)	178
Alternative minimum tax	21	—	—
Change in federal and foreign valuation allowance	11,864	8,593	—

Total income tax expense (benefit)	$(828)	$7,512	$(10,052)

In 2004, the Company distributed approximately 2 million shares of Plug Power Inc. as a special dividend to the Company’s shareholders. The Company realized an approximate $2.2 million tax benefit (federal tax benefit of$1.8 million and state tax benefit of $0.4 million) due to a difference in the accounting and tax treatments of this distribution.
The temporary differences that give rise to significant portions of deferred tax assets and liabilities consisted of the following at December 31:

(In thousands of dollars)	2006	2005
Securities held for investment	$(209)	$(15,134)
Fixed assets	1,540	152
Deferred compensation	8,700	10,736
Accrued liabilities	1,306	1,228
Deferred revenue	(442)	—
Net operating loss carry forwards	9,885	11,917
Intangible assets	654	—
Other	332	334

Total net deferred tax asset before valuation allowance	21,766	9,233
Less valuation allowance	21,766	9,233

Total net deferred tax asset	$—	$—

The Company has recorded a valuation allowance at December 31, 2006 and 2005, as a result of uncertainties related to the realization of its net deferred tax assets. The valuation allowance was established as a result of weighing all positive and negative evidence, including the Company’s history of cumulative losses over the past three years and the difficulty of forecasting future taxable income. The valuation allowance reflects the conclusion of management that is more likely than not that the benefit of the net deferred tax assets will not be realized. The Company recorded a net change in its deferred tax valuation allowance in 2006 of $12.5 million. At December 31, 2005, the Company recorded a valuation allowance of approximately $9.2 million. The Company did not record a valuation allowance for deferred tax assets at December 31, 2004, since it determined that it was more likely than not that deferred tax assets would be fully realized through future taxable income.

At December 31, 2006, the Company had federal net operating loss carry forwards of $24.4 million, which expire between 2023 and 2025. At December 31, 2006, the Company had state net operating loss carry forwards for tax purposes of approximately $19.6 million, which expire between 2009 and 2025.
The Company applies the “with and without” intra-period tax allocation approach described in the Emerging Issues Task Force (EITF) release Topic D-32 in determining the order in which tax attributes are considered. Under this approach a windfall benefit is recognized in additional paid-in capital only if an incremental benefit is provided after considering all other tax attributes presently available to the Company. The Company measures windfall tax benefits considering only the direct effects of the stock option deduction. In the current year there was no windfall tax benefit, only tax shortfalls, the tax impact of which was offset by the change in the valuation allowance.
The Company has elected to apply the alternative transition method to calculate the historical pool of windfall tax benefits available as of the date of adoption of FAS 123(R) as described in FASB Staff Position No. FAS 123(R)-3.
NOTE 16. Benefit Plans
First Albany Companies Inc. has established several stock incentive plans through which employees of the Company may be awarded stock options, stock appreciation rights and restricted common stock, which expire at various times through December 31, 2011. The following is a recap of all plans as of December 31, 2006.

Share awards authorized for issuance	10,606,015

Share awards used:
Stock options granted and outstanding	1,826,826
Restricted stock awards granted and unvested	1,787,496
Options exercised and restricted stock awards vested	5,320,514
Stock options expired and no longer available	240,046

Total share awards used	9,174,882

Share awards available for future awards	1,431,133

Adoption of FAS 123(R)
For options granted prior to December 31, 2002, the compensation expense was not required to be recognized in the consolidated financial statements. Effective January 1, 2003, the Company adopted FAS 123, using the prospective method of transition described in FAS 148. Under the fair value recognition provisions of FAS 123 and FAS 148, stock based compensation cost was measured at the grant date based on the award and was recognized as expense over the vesting period for awards granted after December 31, 2002. On January 1, 2006, the Company adopted FAS 123(R). In adopting FAS 123(R), the Company applied the modified prospective application transition method. Under the modified prospective application method, prior period financial statements are not adjusted. Instead, the Company will apply FAS 123(R) for new awards granted after December 31, 2005, any portion of awards that were granted after January 1, 1995 and have not vested by January 1, 2006 and any outstanding liability awards. The impact of applying the nominal vesting period approach for awards with vesting upon retirement eligibility and the non-substantive approach was immaterial. Upon adoption of FAS 123(R) on January 1, 2006, the Company recognized an after-tax gain of approximately $0.4 million as the cumulative effect of a change in accounting principle, primarily attributable to the requirement to estimate forfeitures at the date of grant instead of recognizing them as incurred. The estimated forfeiture rate for 2006 was 25%.
For the twelve month period ended December 31, 2006, the effect of adopting FAS 123(R) was to increase the loss from continuing operations by $0.2 million, increase the loss before income taxes by $0.2 million, decrease the net loss by $0.3 million including cumulative effect of a change in accounting, increase cash flow from operations by $0.0, increase cash flow from financing activities by $0.0, increase the basic loss per share by $0.0 and increase the diluted loss per share by $0.0.
For the period ended December 31, 2006, including the cumulative effect of accounting change for 2006, total compensation expense for share based payment arrangements was $7.9 million and the related tax benefit was $0. There were no significant modifications or plan design changes made during the twelve month period ended December 31, 2006. At December 31, 2006, the total compensation expense related to non-vested awards not yet recognized is $7.1 million, which is expected to be recognized over the remaining weighted average vesting period of 1.6 years. The amount of cash used to settle equity instruments granted under share based payment arrangements during the twelve month period ended December 31, 2006 was $0.1 million.
The following table reflects the effect on net income if the fair value based method had been applied to all outstanding and unvested stock options in each period.

(In thousands of dollars)	2005	2004
Loss, as reported	$(10,217)	$(3,587)
Add: Stock-based employee compensation expense included in reported net loss, net of tax	194	318
Less: Total stock-based employee compensation expense determined under fair value based method for all stock options, net of tax	(703)	(1,583)

Pro forma net loss	$(10,726)	$(4,852)

Earnings per share
As reported
Basic	$(0.74)	$(0.29)
Diluted	$(0.74)	$(0.29)
Pro forma
Basic	$(0.78)	$(0.39)
Diluted	$(0.78)	$(0.39)

The initial impact of FAS 123 on earnings per share may not be representative of the effect on income in future years because options vest over several years and additional option grants may be made each year.
Options
Options granted under the plans have been granted at not less than fair market value, vest over a maximum of five years, and expire ten years after grant date. Option transactions for the three year period ended December 31, 2006, under the plans were as follows:

		Weighted
	Shares	Average
	Subject	Exercise
	to Option	Price
Balance at December 31, 2003	3,390,762	$7.65
Options granted	122,500	13.23
Options exercised	(708,891)	6.49
Options terminated	(90,019)	6.93

Balance at December 31, 2004	2,714,352	$8.23
Options granted	15,000	6.73
Options exercised	(91,091)	5.75
Options terminated	(145,452)	6.66

Balance at December 31, 2005	2,492,809	$8.40
Options granted	—	—
Options exercised	(9,468)	5.77
Options terminated	(656,515)	8.31

Balance at December 31, 2006	1,826,826	$8.45

Options are exercisable when they become fully vested. The intrinsic value of options exercised during the twelve month periods ending December 31, 2006 and 2005 was $7 thousand and $170 thousand, respectively. The amount of cash received from the exercise of stock options during the twelve month period ended December 30, 2006 was $55 thousand. The tax benefit realized from the exercise of stock options during the twelve month period ended December 31, 2006 was $0. Shares issued by the Company as a result of the exercise of stock options may be issued out of Treasury or authorized shares available. At December 31, 2006, 1,804,056 options were exercisable with an average exercise price of $8.40, and a remaining average contractual term of 4.3 years. At December 31, 2006, 1,826,826 options outstanding had an intrinsic value of $0.0.
The following table summarizes information about stock options outstanding under the plans at December 31, 2006:

Exercise			Average		Average
Price	Outstanding	Average Life	Exercise	Exercisable	Exercise
Range	Shares	(years)	Price	Shares	Price
$4.60-$6.44	458,241	4.42	$5.70	457,967	$5.70
$6.53-$9.14	1,083,371	4.03	8.06	1,076,707	8.07
$9.47-$13.26	36,000	7.01	13.11	36,000	13.11
$13.35-$18.70	249,214	4.95	14.52	233,382	14.48

	1,826,826	4.31	$8.45	1,804,056	$8.40

At December 31, 2005, 2,329,671 options with an average exercise price of $8.25 were exercisable; and at December 31, 2004, 1,449,549 options with an average exercise price of $8.82 were exercisable.
The Black-Scholes option pricing model is used to determine the fair value of options granted. There were no options granted in2006. Significant assumptions used to estimate the fair value of share based compensation awards include the following:

	2005	2004
Dividend yield	2.97%	1.32% - 2.19%
Expected volatility	41%	30% - 33%
Risk-free interest rate	3.8%	3.2% - 3.8%
Expected lives (in years)	5.34	5.48 - 6.17
Weighted average fair value of options granted	$2.19	$4.08

Since no options were granted in 2006, the above assumptions have not been established for 2006.
Restricted Stock
Restricted stock awards, under the plans established by the Company, have been valued at the market value of the Company’s common stock as of the grant date and are amortized over the period in which the restrictions are outstanding, which is typically 2-3 years. If an employee reaches retirement age (which per the plan is age 65), an employee will become100% vested in all outstanding restricted stock awards. For those employees who will reach retirement age prior to the normal vesting date, the Company will amortize the expense related to those awards over the shorter period. Unvested restricted stock awards are typically forfeited upon termination although there are certain award agreements that may continue to vest subsequent to termination as long as other restrictions are followed. The amortization related to unvested restricted stock awards that continue to vest subsequent to termination is accelerated upon the employees’ termination. Restricted stock awards for the twelve month periods under the plans were as follows:

		Weighted
	Unvested	Average
	Restricted	Grant-Date
	Stock Awards	Fair Value
Balance at December 31, 2003	920,297	$7.66
Granted	1,482,765	13.28
Vested	(205,293)	8.85
Fortified	(277,825)	9.19
Balance at December 31, 2004	1,919,944	11.64
Granted	1,344,572	9.21
Vested	(700,580)	11.06
Fortified	(329,611)	11.14
Balance at December 31, 2005	2,234,325	10.43
Granted	932,212	4.58
Vested	(1,011,993)	10.37
Forfeited	(366,480)	8.91
Balance at December 31, 2006	1,788,064	$7.73
The total fair value of awards vested, based on the fair market value of the stock on the vest date, during the twelve month periods ending December 31, 2006 and 2005 was $5.8 million and $5.4 million, respectively.
Expense related to restricted stock approximated $7.8 million in 2006, $9.9 million in 2005 and $7.3 million in 2004. As of December 31, 2006 and 2005, the Company recorded $7.0 million and $13.9 million, respectively, in unearned compensation related to restricted stock issuances.
Other
The Company also maintains a tax deferred profit sharing plan (Internal Revenue Code Section 401(k) Plan), which permits eligible employees to defer a percentage of their compensation. Company contributions to eligible participants may be made at the discretion of the Board of Directors. The Company expensed $0.2 million in 2006, $0.2 million in 2005, and $0.3 million in2004. The Company has various other incentive programs, which are offered to eligible employees. These programs consist of cash incentives and deferred bonuses. Amounts awarded vest over periods ranging up to five years. Costs are amortized over the vesting period and approximated $2.6 million in 2006, $2.5 million in 2005, and $2.0 million in 2004. The remaining amounts to be expensed are $0.7 million at December 31, 2006, to the extent they vest.
At December 31, 2006 and December 31, 2005, there was approximately $4.5 million and $5.1 million, respectively, of accrued compensation on the Statements of Financial Condition related to deferred compensation plans provided by the Company which will be paid out between 2007 and 2016. As of February 28, 2007, the Company no longer permits any new amounts to be deferred under these plans.
NOTE 17. Net Capital Requirements
Broadpoint Capital is subject to the Securities and Exchange Commission’s Uniform Net Capital Rule, which requires the maintenance of a minimum net capital. Broadpoint Capital has elected to use the alternative method permitted by the rule, which requires it to maintain a minimum net capital amount of 2% of aggregate debit balances arising from customer transactions as defined or $1 million, whichever is greater. As of December 31, 2006, Broadpoint Capital had aggregate net capital, as defined, of $19.5 million, which equaled 536.41% of aggregate debit balances and $18.5 million in excess of required minimum net capital. Broadpoint Securities is subject to the Securities and Exchange Commission’s Uniform Net Capital Rule, which requires the maintenance of minimum net capital and that the ratio of aggregate indebtedness to net capital, both as defined by the rule, shall not exceed15:1. The rule also provides that capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10:1. As of December 31, 2006, Broadpoint Securities had net capital of $2.1 million, which was $1.8 million in excess of its required net capital. Broadpoint Securities’ ratio of Aggregate Indebtedness to Net Capital was 2.14 to 1.
NOTE 18. Trading Activities
As part of its trading activities, the Company provides brokerage and underwriting services to institutional clients. While trading activities are primarily generated by client order flow, the Company also takes proprietary positions based on expectations of future market movements and conditions and to facilitate institutional client transactions. Interest revenue and expense are integral components of trading activities. In assessing the profitability of trading activities, the Company views net interest and principal transactions revenues in the aggregate. Certain trading activities expose the Company to market and credit risks.
Market Risk
Market risk is the potential change in an instrument’s value caused by fluctuations in interest rates, equity prices, or other risks. The level of market risk is influenced by the volatility and the liquidity in the markets in which financial instruments are traded. As of December 31, 2006, the Company had approximately $1.5 million of securities owned which were considered non-investment grade. Non-investment grade securities are defined as debt and preferred equity securities rated as BB+ or lower or equivalent ratings by recognized credit rating agencies. These securities have different risks than investment grade rated investments because the companies are typically more highly leveraged and therefore more sensitive to adverse economic conditions and the securities may be more thinly traded or not traded at all.
The Company seeks to mitigate market risk associated with trading inventories by employing hedging strategies that correlate interest rate, price, and spread movements of trading inventories and hedging activities. The Company uses a combination of cash instruments and derivatives to hedge its market exposure. The following describes the types of market risk faced by the Company:
Interest Rate Risk: Interest rate risk arises from the possibility that changes in interest rates will affect the value of financial instruments. The decision to manage interest rate risk using futures or options as opposed to buying or selling short U.S.Treasury or other securities depends on current market conditions and funding considerations.
Equity Price Risk: Equity price risk arises from the possibility that equity security prices will fluctuate, affecting the value of equity securities.
The Company also has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at December 31, 2006 at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to December 31, 2006.
Credit Risk
The Company is exposed to risk of loss if an issuer or counter party fails to perform its obligations under contractual terms (“default risk”). Both cash instruments and derivatives expose the Company to default risk. The Company has established policies and procedures for mitigating credit risks on principal transactions, including reviewing and establishing limits for credit exposure, requiring collateral to be pledged, and assessing the creditworthiness of counter parties.
In the normal course of business, the Company executes, settles, and finances various customer securities transactions. Execution of these transactions includes the purchase and sale of securities by the Company. These activities may expose the Company to default risk arising from the potential that customers or counter parties may fail to satisfy their obligations. In these situations, the Company may be required to purchase or sell financial instruments at unfavorable market prices to satisfy obligations to other customers or counter parties. In addition, the Company seeks to control the risks associated with its customer margin activities by requiring customers to maintain collateral in compliance with regulatory and internal guidelines.
Liabilities to other brokers and dealers related to unsettled transactions (i.e., securities failed-to-receive) are recorded at the amount for which the securities were acquired, and are paid upon receipt of the securities from other brokers or dealers. In the case of aged securities failed-to-receive, the Company may purchase the underlying security in the market and seek reimbursement for losses from the counter party.
Concentrations of Credit Risk
The Company’s exposure to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by groups of counter parties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. The Company’s most significant industry credit concentration is with financial institutions. Financial institutions include other brokers and dealers, commercial banks, finance companies, insurance companies and investment companies. This concentration arises in the normal course of the Company’s brokerage, trading, financing, and underwriting activities. To reduce the potential for concentration of risk, credit limits are established and monitored in light of changing counter party and market conditions. The Company also purchases securities and may have significant positions in its inventory subject to market and credit risk. Should the Company find it necessary to sell such a security, it may not be able to realize the full carrying value of the security due to the significance of the position sold. In order to control these risks, securities positions are monitored on at least a daily basis along with hedging strategies that are employed by the Company.
NOTE 19. Derivative Financial Instruments
The Company does not engage in the proprietary trading of derivative securities with the exception of highly liquid treasury and municipal index futures contracts and options. These index futures contracts and options are used primarily to hedge securities positions in the Company’s securities owned. Gains and losses on these financial instruments are included as revenues from principal transactions. Trading profits and losses relating to these financial instruments were as follows for the years ending December 31:

(In thousands of dollars)	2006	2005	2004
Trading profits—state and municipal bond	$2,124	$3,236	$4,367
Index futures hedging	453	(1,621)	(2,646)
Net revenues	$2,577	$1,615	$1,721
The contractual or notional amounts related to the index futures contracts were as follows at December 31:

(In thousands of dollars)	2006	2005
Average notional or contract market value	$(56,018)	$(49,983)
Year end notional or contract market value	$(56,798)	$(18,699)

The contractual or notional amounts related to these financial instruments reflect the volume and activity and do not reflect the amounts at risk. The amounts at risk are generally limited to the unrealized market valuation gains on the instruments and will vary based on changes in market value. Futures contracts are executed on an exchange, and cash settlement is made on a daily basis for market movements. Open equity in the futures contracts in the amount of $2.4 million and $1.0 million at December 31, 2006 and 2005, respectively, are recorded as receivables from brokers, dealers and clearing agencies. The market value of options contracts are recorded as securities owned. The settlements of the aforementioned transactions are not expected to have a material adverse effect on the financial condition of the Company.
NOTE 20. Segment Analysis
The Company is organized around products and operates through the following segments: Equities Fixed Income, and Other. The Company evaluates the performance of its segments and allocates resources to them based on various factors, including prospects for growth, return on investment, and return on revenue. The Company reclassified amounts related to the Taxable Municipals group from Fixed Income-Other segment to the Fixed Income — Municipal Capital Markets segment due to changes in the structure of the Company’s internal organization. As a result, Fixed Income-Other was comprised wholly of the Company’s Fixed Income Middle Markets business, which was discontinued on June 22, 2007. On September 14, 2007, the Company discontinued its Municipal Capital Markets and Taxable Municipal groups. 2006, 2005 and 2004 amounts have been reclassified to present Fixed Income Middle Markets as part of discontinued operations.
The Company’s Equities business is comprised of equity sales and trading and equities investment banking services. Equities sales and trading provides equity trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing equity transactions. Equities investment banking generates revenues by providing financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies.
As noted above, the Company’s Fixed Income-Other segment, which was previously included in this segment was discontinued in June 2007. The Fixed Income business consists of Fixed Income sales and trading and Fixed Income investment banking. Fixed Income sales and trading provides trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing fixed income transactions in the following products:
•	Mortgage-Backed and Asset-Backed Securities

•	High Grade Bonds (Investment Grade and Government Bonds)
Fixed Income investment banking generates revenues by providing financial advisory and capital raising services in structuring asset -backed securities.
The Company’s Other segment includes the results from the Company’s investment portfolio, venture capital and costs related to corporate overhead and support. The Company’s investment portfolio generates revenue from unrealized gains and losses as a result of changes in value of the Company’s investments, and realized gains and losses as a result of sales of equity holdings. The Company’s venture capital business generates revenue through the management and investment in FA Technology Ventures L.P. and venture capital funds.
During 2007, the Company discontinued its Municipal Capital Markets groups, which were previously included in the Fixed Income segment. Also, in 2007, the Company discontinued the Fixed Income Middle Markets group which was previously included in the Fixed Income Other segment. During 2006 the Company discontinued its Taxable Fixed Income corporate bond segment and its Institutional Convertible Bond Arbitrage Advisory Group subsidiary which was previously included in the “Other” caption (see “Discontinued Operations” note). 2005 and 2004 amounts have been reclassified to conform to the 2006 presentation. Intersegment revenue has been eliminated for purposes of presenting net revenue so that all net revenue presented is from external sources. Interest revenue is allocated to the operating segments and is presented net of interest expense for purposes of assessing the performance of the segment. Depreciation and amortization is allocated to each segment.
Information concerning operations in these segments is as follows for the years ended December 31:

(In thousands of dollars)	2006	2005	2004
Net revenue (including net interest income)
Equities	$59,819	$60,047	$77,000
Fixed Income	17,560	18,198	12,048
Other	(4,491)	27,006	13,300

Total Net Revenue	$72,888	$105,251	$102,348

Net interest income (included in total net revenue)
Equities	$(7)	$13	$32
Fixed Income	(794)	1,972	1,068
Other	679	1,342	1,542

Total Net Interest Income	$(122)	$3,327	$2,642

Pre-tax Contribution (Income/(loss) before income taxes, discontinued operations and cumulative effect of an accounting change)
Equities	$(47)	$(4,712)	$4,234
Fixed Income	(1,162)	883	2,227
Other	(46,232)	(2,121)	(25,360)

Total Pre-tax Contribution	$(47,441)	$(5,950)	$(18,899)

Depreciation and amortization expense (charged to each segment in measuring the Pre-tax Contribution)
Equities	$676	$973	$1,046
Fixed Income	110	121	96
Other	1,749	2,095	1,042
Discontinued Operations	438	676	821

Total	$2,973	$3,865	$3,005

For presentation purposes, net revenue within each of the businesses is classified as sales and trading, investment banking, or net interest / other. Sales and trading net revenue includes commissions and principal transactions. Investment banking includes revenue related to underwritings and other investment banking transactions. Investment gains (losses) reflects gains and losses on the Company’s investment portfolio. Net interest / other includes interest income, interest expense, fees and other revenue. Net revenue presented within each category may differ from that presented in the financial statements as a result of differences in categorizing revenue within each of the revenue line items listed below for purposes of reviewing key business performance.
The following table reflects revenues for the Company’s major products and services:

(In thousands of dollars)	2006	2005	2004
Net revenues:
Institutional Sales & Trading
Equities	$34,169	$41,883	$50,801
Fixed Income	18,147	15,041	11,773

Total Institutional Sales & Trading	52,316	56,924	62,574

(In thousands of dollars)	2006	2005	2004
Investment Banking
Equities	25,624	18,099	25,948
Fixed Income	233	369	33

Total Investment Banking	25,847	18,468	25,981
Net Interest/Other	(784)	2,853	304

Total Net Revenues	$77,379	$78,245	$88,859

The Company’s segments financial policies are the same as those described in the “Summary of Significant Accounting Policies” note. Asset information by segment is not reported since the Company does not produce such information. All assets are located in the United States of America. Prior periods’ financial information has been reclassified to conform to the current presentation.
NOTE 21. New Accounting Standards
SFAS No. 157, Fair Value Measurements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 157 will be effective for our fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157.
SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115
In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159,The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 159 will be effective for our fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 159.
FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes
In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 establishes a two-step process for evaluation of tax positions. The first step is recognition, under which the enterprise determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The enterprise is required to presume the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is measurement, under which a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Therefore, FIN No. 48 is effective for our fiscal year beginning January 1, 2007. The cumulative effect of adopting FIN No. 48 is required to be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. The Company is currently analyzing the impact of adopting FIN No. 48. At this time, the Company does not anticipate that FIN No. 48 will have a significant impact on the financial statements.
NOTE 22. Business Combination
Broadpoint Securities
On May 14, 2004, the Company acquired all of the outstanding common shares of Broadpoint Securities, Inc. (“Broadpoint Securities”), a New York-based broker-dealer and investment bank. Broadpoint Securities specializes in the primary issuance and secondary trading of mortgage-backed securities, asset-backed securities, collateralized mortgage obligations and derivatives, and commercial mortgage-backed securities. Its investment banking group provides advisory and capital raising services, and specializes in structured finance and asset-backed securities and should serve to enhance the Company’s product offering. Broadpoint Securities will continue to operate under its current name.
The value of the transaction was approximately $31.4 million, which approximated Broadpoint Securities’ revenue for its previous fiscal year. The purchase price consisted of $25 million in cash and 549,476 shares of the Company’s common stock, plus future contingent consideration based on financial performance. Approximately $9.2 million of the purchase price was to acquire the net assets of the business, which consisted of assets of $66.1 million and liabilities of $56.9 million. The value of the transaction in excess of net assets ($22.2 million) was allocated $0.6 million to identified customers based upon estimated future cash flows and$21.6 to goodwill (see “Intangible Assets” note). The shares issued to the sellers of Broadpoint Securities provide the sellers the right to require the Company to purchase back the shares at a price of $6.14 per share. The Company also has the right to purchase back these shares from the sellers at a price of $14.46. Both the put and call rights expires on May 31, 2007 (see “Temporary Capital” Note). The value assigned to the shares of common stock issued ($10.39 per share) approximated the market value of the stock on the date Broadpoint Securities was acquired. The difference in the value assigned and the market value was due to the put and call features attached to the stock. The Company also issued 270,843 shares of restricted stock to employees of Broadpoint Securities, which vests over a three-year period.
The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition:

(In thousands of dollars)
Cash and cash equivalents	$3,868
Marketable securities at market value	60,336
Other assets	1,909
Total assets acquired	66,113
Marketable securities sold short	(22,599)
Short term borrowings	(32,411)
Other liabilities	(1,936)
Total liabilities assumed	(56,946)
Net assets acquired	$9,167
Per the acquisition agreement, the sellers of Broadpoint Securities can receive future contingent consideration based on the following: For each of the succeeding three years following the acquisition ending June 1, 2007, if Broadpoint Securities’ Pre-Tax Net Income (as defined)(i) is greater than $10 million, the Company shall pay to the Sellers an aggregate amount equal to fifty percent (50%) of Broadpoint Securities’ Pre-Tax Net Income for such period, or (ii) is equal to or less than $10 million, the Company shall pay to the Sellers an aggregate amount equal to forty percent (40%) of Broadpoint Securities’ Pre-Tax Net Income for such period (see “Commitments and Contingencies” note).
The Company’s results of operations include those of Broadpoint Securities since the date acquired. The following table presents proforma information as if the acquisition of Broadpoint Securities had occurred on January 1, 2004:

Years ended
(In thousands of dollars except for per share	December 31,
amounts and shares outstanding)	2004
Net revenues (including interest)	$182,138
Total expenses (excluding interest)	190,351
(Loss) income from continuing operations	(8,213)
Income tax (benefit) expense	(6,646)

(Loss) income from continuing operations	(1,567)
(Loss) from discontinued operations, net of taxes	(1,703)

Years ended
(In thousands of dollars except for per share	December 31,
amounts and shares outstanding)	2004
Net (loss) income	$(3,270)

Per share data:
Basic earnings:
Continued operations	$(0.12)
Discontinued operations	(0.14)
Net income	$(0.26)

Diluted earnings:
Continued operations	$(0.12)
Discontinued operations	(0.14)
Net income	$(0.26)

NOTE 23. Discontinued Operations
On September 14, 2007, the Company completed the asset sale agreement with DEPFA Bank PLC (“DEPFA”) for the sale of the

Municipal Capital Markets Group of the Company’s subsidiary, Broadpoint Capital in connection with which the Company recognized a pre-tax gain on sale in the amount of $8.4 million. In June 2007, the Company closed its Fixed Income Middle Markets group following the departure of the employees of the group. In September 2006, the Company committed to a plan to dispose of its Institutional Convertible Bond Arbitrage Advisory Group. Accordingly, the Company will account for the disposition of the Convertible Bond Arbitrage Advisory Group as discontinued operations. The disposition was completed in April 2007. As such, the Company is not currently in a position to provide estimates of the disposal charges or any related cash expenditures the Company may incur in connection with the decision. The Company does not, however, expect that the charges will constitute a material charge for us under generally accepted accounting principles or that any related cash expenditures will be material in amount.
Additionally, in May 2006, the Company closed its Taxable Fixed Income corporate bond division. In February 2005, the Company sold its asset management operations, other than its institutional convertible arbitrage group, and, in 2000 sold its Private Client Group. The Company continues to report the receipt and settlement of pending contractual obligations related to these transactions as discontinued operations.
Amounts reflected in the Consolidated Statements of Operations are presented in the following table:

	12 Months Ended
	December 31
(In thousands of dollars)	2006	2005	2004
Net revenues
Municipal Capital Markets	$36,724	$41,546	$36,010
Fixed Income Middle Markets	5,175	4,734	9,600
Convertible Bond Arbitrage	444	589	333
Taxable Fixed Income	3,083	14,029	28,344
Asset Management Business	—	162	2,065
Private Client Group	—	49	458

Total net revenues	45,426	61,109	76,810

Expenses

Municipal Capital Markets	30,837	32,050	32,177
Fixed Income Middle Markets	2,892	2,578	4,872
Convertible Bond Arbitrage	1,315	1,237	1,905
Convertible Bond Arbitrage- Impairment loss	1,534	—	—
Taxable Fixed Income	5,586	20,031	25,184
Asset Management Business	14	499	5,205
Private Client Group	84	749	(78)

Total expenses	42,262	57,144	69,265

Income before income taxes	3,164	3,965	7,545
Income tax expense	959	720	2,285

Income from discontinued operations, net of taxes	$2,205	$3,245	$5,260

Municipal Capital Markets
The revenue and expenses for the Municipal Capital Markets division of the periods above reflect the activity of that operation thru December 31, 2006. The carrying value of assets of the division at December 31, 2006 and 2005 were approximately $156 million and $169 million respectively. The Company allocated interest expense to the division for the twelve months ended December 31, 2006, 2005, and 2004, based on the level of securities owned, attributable to this division. The Company had allocated interest expense tot his division in the amounts of $7.5 million, $6.2 million and $3.8 million for the twelve months ended December 31, 2006, 2005, and 2004, respectively based on the debt identified as being specifically attributed to these operations.
Fixed Income Middle Markets
The revenues and expenses for the Fixed Income Middle Market division of the periods above reflect the activity of that operation through December 31, 2006. The Company allocated interest expense to the division for the twelve months ended December 31, 2006, 2005 and 2004, based on the level of securities owned, attributable to this division. The Company had allocated interest expense to this division in the amounts of $2.9 million, $2.2 million and $1.2 million for the twelve months ended December 31, 2006, 2005 and 2004, respectively, based on debt identified as being specifically attributed to those operations. Such amounts are included net of interest income and included in total net revenues.
Convertible Bond Arbitrage Advisory Group
The revenues and expenses for the Institutional Convertible Bond Arbitrage Advisory Group (the “Group”) of the periods above reflect the activity of that operation through December 31, 2006. The Company had allocated interest expense to the Group operation in the amounts of $0.1 million, $0.2 million and $0.1 million for the twelve months ended December 31,2006, 2005 and 2004, respectively, based on debt identified as being specifically attributed to those operations. For information on the impairment loss, see the “Intangible Assets” note. At December 31, 2006 the Group had total assets of$0.2 million of which this represents primarily receivables from clients included in other receivables on the Statements of Financial Condition. All other Statement of Financial Condition amounts related to the Group are not considered individually material to the consolidated financial statement caption in which they reside. Interest is allocated primarily based on intercompany receivable/payables.
Taxable Fixed Income
The revenues and expenses of the Taxable Fixed Income Corporate Bond division for the twelve months ended December 31,2005 and 2004, respectively, represents the activity of the operations during that time period. The revenues and expenses of the Taxable Fixed Income Corporate Bond division for the year ended December 31, 2006, include the activity of the operation, $1.7 million of costs related to closing of this division, all of which was paid prior to December 31, 2006, as well as other various residual activity. No interest has been allocated to Taxable Fixed Income since this division was closed. Prior to closing this division, interest was allocated primarily based on the level of securities owned attributable to this division. The Company had allocated interest expense to Taxable Fixed Income in the amounts of $0.2 million, $0.7 million and $0.8 million for each of the twelve months ended December 31, 2006, 2005 and 2004 respectively.
Asset Management Operations
The revenue and expense of the Asset Management operations for the periods presented above reflect the activity of that operation for the twelve months ended December 31, 2004 through February 2005, when it was sold, while the 2006 activity reflects write-downs of receivables related to this operation prior to its sale. The Company had allocated interest expense to the asset management operation in the amounts of $0.2 million in the year ended December 31, 2004. Interest is allocated primarily based on inter company receivable/payables.
Private Client Group
The Private Client Group’s expense for the year ended December 31, 2006 relates primarily to legal matters which were related to the operations prior to its disposal offset by the reversal of $0.3 million in costs related to previously impaired space which was put into service. The revenue and expense of the Private Client Group for the year ended December 31, 2005, related primarily to certain legal matters which were related to the operation prior to its disposal. The revenue and expense of the Private Client Group for the year ended December 31, 2004 relates primarily to the recovery of retention amounts paid to employees of the Private Client Group at the time it was sold, adjustments to impairment accruals for office space based upon subsequent utilization of the space by others in the Company and the resolution of certain legal matters, all of which relate to the operations prior to its disposal. For the periods presented, interest was not allocated to the Private Client Group.
NOTE 24. Impairment
During 2004, the Company abandoned a software development project and recognized as an impairment expense the costs related to the project that had been capitalized as well as the costs incurred to terminate the project. Impairment expense was allocated to the Company’s “Other” segment.
For impairment losses associated with intangible assets see “Intangible Assets” note.
NOTE 25. Restructuring
During 2004, the Company undertook an internal review of its operations in an effort to reduce costs. One of the results of this review was the streamlining of certain functions and a reduction in personnel. The reduction in personnel was initiated during the period ended September 30, 2004 and was completed by December 31, 2004. The Company incurred restructuring expenses of approximately $1.3 million related to this effort, which were accrued and expensed and substantially paid in 2004. The natures of these costs are compensation and benefits and the amount expensed through 2004 relates to employees who were terminated by December 31, 2004. Restructuring costs to date were allocated 85% to the Company’s Other segment, with the remainder allocated among the other business units for segment reporting purposes.
NOTE 26. Subsequent Events
A. Stock Based Compensation Awards
On January 20, 2007, the Company announced that the Board of Directors of the Company approved a Program designed to incentivize employees and better align their interest with those of the Company’s shareholders. The Program covers selected current employees of the Company and is comprised of two components. First, the employees will be allowed to rescind outstanding restricted share awards and the Company will grant them stock appreciation rights. Second, the Company will reprice outstanding out-of-the-money stock options held by them. Stock appreciation rights granted, and stock options repriced, will be priced pursuant to the closing market price of the Company’s stock following the completion of the offers to the employees.
The reprice component is subject to shareholder approval. In addition, the Company intends to seek shareholder approval for the increase in the number of shares that may be issued upon exercise of stock appreciation rights, although such approval is not necessary for the issuance or exercise of the stock appreciation rights. The Company intends to seek such approvals at its next regular annual shareholders meeting.
The rescission of outstanding restricted share awards and the grants of stock appreciation rights will be effected pursuant to an offer expected to commence in mid-February. The repricing will be effected pursuant to an offer expected to commence following shareholder approval. The financial impact of the Program on the Company will depend on the rate of employee participation, the value of the Company’s common stock in the future and the shareholder approvals referred to above. The Program could result in the issuance of up to an additional 4.8 million shares of the Company’s common stock. (See “Benefit Plans” Note.)
B. Other
On February 16, 2007, Gordon J. Fox voluntarily resigned his employment with First Albany Companies Inc. (the “Company”) as Executive Managing Director. Mr. Fox also served as Executive Managing Director and Chief Operations Officer of the Company’s wholly owned subsidiary, Broadpoint Capital Inc. The Company does not currently intend to replace Mr. Fox, but instead has distributed his duties and responsibilities among other employees.
C. Sale of Company’s Municipal Capital Markets Division
The Company announced on March 6, 2007, the agreement for the sale of the Municipal Capital Markets Group which consists primarily of the Company’s Municipal Capital Markets segment (see “Segment Analysis” note) of its wholly owned subsidiary, First Albany Capital Inc. to DEPFA BANK plc for $12 million in cash, subject to certain adjustments as outlined in the agreement, and the related purchase by DEPFA of First Albany’s municipal bond inventory used in the business, which is expected to range in value at closing from between $150-200 million. In connection with this transaction, DEPFA will assume the rights to the name “First Albany” and the Company will operate under a new name to be announced. The closing of the transaction is subject to DEPFA obtaining a US broker-dealer license, regulatory approvals, the Company’s shareholders approval of the Company’s name change, and other customary conditions. The transaction is currently expected to close in the third quarter of 2007.
D. Discontinued Operations and Segment Reporting
Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and the Securities and Exchange Commission require that when a reporting unit is identified as held for sale in a financial statement, previously issued annual financial statements included in a registration statement and proxy be reclassified to show the operating results of the unit in discontinued operations for all periods presented. Accordingly, Fixed Income Middle Markets Group (“FIMM”) and the Municipal Capital Markets Group revenues and expenses have been reclassified to discontinued operations for all periods presented and certain disclosures in the notes herein have been revised. This reclassification had no effect on stockholders’ equity or net income.
The Company reclassified amounts related to the Taxable Municipals group from Fixed Income-Other segment to the Fixed Income — Municipal Capital Markets segment due to changes in the structure of the Company’s internal organization. As a result, Fixed Income-Other was comprised wholly of the Company’s Fixed Income Middle Markets business, which was discontinued on June 22, 2007. 2006, 2005 and 2004 amounts have been reclassified to present Fixed Income Middle Markets as part of discontinued operations.
On September 14, 2007, pursuant to the terms of the Asset Purchase Agreement, dated as of March 6, 2007 (the “Agreement”), by and among First Albany Companies Inc., Broadpoint Capital Inc., a wholly-owned subsidiary of the Company, and DEPFA BANK plc (“DEPFA”), the Company completed the sale of its Municipal Capital Markets business to DEPFA’s wholly owned U.S. broker dealer subsidiary now operating as DEPFA First Albany Securities LLC. Under the terms of the Agreement, DEPFA purchased Broadpoint Capital’s Municipal Capital Markets Group and certain assets of the Company and Broadpoint Capital related thereto as described in the Agreement for a purchase price of $12 million in cash, subject to certain upward and downward adjustments. Further, pursuant to the Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the Municipal Capital Markets Group. The purchase price for the municipal bond inventory was based on Broadpoint Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing subject to certain adjustments (the “Municipal Bond Purchase Price”). The Municipal Bond Purchase Price on the day of closing was approximately $48 million. Pursuant to the Agreement, 5% of the Municipal Bond Purchase Price was deposited into escrow at the closing to be held by a third party escrow agent to secure the purchase price adjustment with respect to the municipal bond inventory. As a result the 2006, 2005 and 2004 amounts for the Municipal Capital Markets Group have been reclassified to present such amounts as part of discontinued operations.
E. Closing of MatlinPatterson Transaction
On September 21, 2007, the Company closed the previously announced investment from MatlinPatterson in which the Company received net proceeds from the sale of common stock of $46.1 million. Pursuant to the Investment Agreement, MatlinPatterson, received 37.9 million newly issued shares and two co-investors received a total of 0.4 million newly issued shares which represents approximately 69.74 percent and 0.82 percent, respectively of the issued and outstanding voting power of the Company immediately following the closing of the investment transaction.

SELECTED QUARTERLY FINANCIAL DATA
(Unaudited)
(In thousands of dollars, except per share data)

		Quarters Ended
2006	Mar 31	Jun 30	Sep 30	Dec 31
Total revenues	$20,627	$34,303	$14,312	$19,517
Interest expense	4,217	4,170	3,427	4,056

Net revenues	16,410	30,133	10,885	15,461
Total expenses (excluding interest)	29,763	35,532	24,184	30,850

Loss before income taxes	(13,353)	(5,399)	(13,299)	(15,389)
Income tax expense	(55)	53	(71)	(755)
Loss from continuing operations	(13,298)	(5,452)	(13,228)	(14,634)
Income (loss) from discontinued operations, net of taxes	653	(722)	802	1,471

Loss before cumulative effect of an accounting change	(12,645)	(6,174)	(12,426)	(13,163)
Cumulative effect of an accounting change, net of taxes	427	—	—	—

Net loss	$(12,218)	$(6,174)	$(12,426)	$(13,163)

Net income (loss) per common and common equivalent share Basic Continuing operations	$(0.86)	$(0.35)	$(0.89)	$(0.98)
Discontinued operations	0.04	(0.05)	0.06	0.10
Cumulative effect of an accounting change	0.03	—	—	—

Net income (loss)	$(0.79)	$(0.40)	$(0.83)	$(0.88)

Dilutive
Continuing operations	$(0.86)	$(0.35)	$(0.89)	$(0.98)
Discontinued operations	0.04	(0.05)	0.06	0.10
Cumulative effect of an accounting change	0.03	—	—	—

Net income (loss)	$(0.79)	$(0.40)	$(0.83)	$(0.88)

The sum of the quarter earnings per share amount does not always equal the full fiscal year’s amount due to the effect of averaging the number of shares of common stock and common stock equivalents throughout the year.

SELECTED QUARTERLY FINANCIAL DATA
(Unaudited)
(In thousands of dollars, except per share data)

		Quarters Ended
2005	Mar 31	Jun 30	Sep 30	Dec 31
Total revenues	$18,032	$22,218	$24,439	$53,113
Interest expense	2,336	3,087	3,392	3,735

Net revenues	15,696	19,131	21,047	49,378
Total expenses (excluding interest)	27,552	27,334	27,904	28,412

Income (loss) before income taxes	(11,856)	(8,203)	(6,857)	20,966
Income tax expense (benefit)	(4,887)	(3,390)	(2,834)	18,622

Income (loss) from continuing operations	(6,969)	(4,813)	(4,023)	2,344
Loss from discontinued operations, net of taxes	74	1,459	1,112	600

Net income (loss)	$(6,895)	$(3,354)	$(2,911)	$2,944

Net income (loss) per common and common equivalent share
Basic
Continuing operations	$(0.53)	$(0.35)	$(0.29)	$0.17
Discontinued operations	0.01	0.11	0.08	0.04

Net income (loss)	$(0.52)	$(0.24)	$(0.21)	$0.21

Dilutive Continuing operations	$(0.53)	$(0.35)	$(0.29)	$0.16
Discontinued operations	0.01	0.11	0.08	0.04

Net income (loss)	$(0.52)	$(0.24)	$(0.21)	$0.20

The sum of the quarter earnings per share amount does not always equal the full fiscal year’s amount due to the effect of averaging the number of shares of common stock and common stock equivalents throughout the year.

Financial Statements for the Period
Ended September 30, 2007 (Unaudited)
FIRST ALBANY COMPANIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(In thousands of dollars)	September 30	December 31
As of	2007	2006
Assets
Cash	$47,015	$4,192
Cash and securities segregated for regulatory purposes	1,700	5,200
Securities purchased under agreement to resell	—	14,083
Receivables from:
Brokers, dealers and clearing agencies	1,722	10,626
Customers	266	2,898
Others	3,659	6,933
Securities owned	107,489	276,167
Investments	16,473	12,250
Office equipment and leasehold improvements, net	3,076	4,516
Intangible assets, including goodwill	17,822	17,862
Other assets	1,885	2,391

Total Assets	$201,107	$357,118

Liabilities and Stockholders’ Equity
Liabilities
Short-term bank loans	$—	$128,525
Payables to:
Brokers, dealers and clearing agencies	38,514	49,065
Customers	205	1,151
Others	5,536	8,996
Securities sold, but not yet purchased	42,200	52,120
Accounts payable	4,983	4,118
Accrued compensation	10,268	32,445
Accrued expenses	6,267	8,273
Income taxes payable	—	131
Notes payable	—	12,667
Obligations under capitalized leases	—	3,522

Total Liabilities	107,973	301,013

Commitments and Contingencies
Temporary capital	104	104
Subordinated debt	2,962	4,424

Stockholders’ Equity
Preferred stock; $1.00 par value; authorized 1,500,000 shares as of September 30, 2007, 500,000 shares as of December 31, 2006; none issued
Common stock; $.01 par value; authorized 100,000,000 shares as of September 30, 2007, 50,000,000 shares as of December 31, 2006; issued 56,023,930 shares and 17,613,827 shares, respectively	561	176
Additional paid-in capital	203,143	152,573
Deferred compensation	1,600	2,647
Accumulated deficit	(112,354)	(100,605)
Treasury stock, at cost (1,758,316 shares and 1,168,748 shares, respectively)	(2,882)	(3,214)

Total Stockholders’ Equity	90,068	51,577

Total Liabilities and Stockholders’ Equity	$201,107	$357,118

The accompanying notes are an integral part
of these condensed consolidated financial statements.

FIRST ALBANY COMPANIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands of dollars except for per share amounts and
shares outstanding)	2007	2006	2007	2006
Revenues:
Commissions	$984	$2,633	$3,995	$9,339
Principal transactions	4,339	7,260	15,232	32,814
Investment banking	1,554	4,164	6,454	23,390
Investment gains (losses)	1,203	(3,571)	1,708	(8,518)
Interest	3,343	3,646	12,004	11,163
Fees and other	350	342	1,249	1,510

Total revenues	11,773	14,474	40,642	69,698
Interest expense	3,090	3,427	11,137	11,815

Net revenues	8,683	11,047	29,505	57,883

Expenses (excluding interest):
Compensation and benefits	11,597	15,087	30,524	61,994
Clearing, settlement and brokerage costs	589	1,409	2,660	4,655
Communications and data processing	1,802	2,331	6,008	7,111
Occupancy and depreciation	1,768	2,819	4,916	6,894
Selling	989	944	2,958	3,483
Other	1,803	1,757	4,497	5,799

Total expenses (excluding interest)	18,548	24,347	51,563	89,936

Loss from continuing operations before income taxes	(9,865)	(13,300)	(22,058)	(32,053)

Income tax benefit	(2,966)	—	(3,470)	—

Loss from continuing operations	(6,899)	(13,300)	(18,588)	(32,053)

Income from discontinued operations ( including a pre-tax gain on sale of $8,406) (net of taxes) (see “Discontinued Operations” note)	5,224	874	7,473	808
Loss before cumulative effect of change in accounting principle	(1,675)	(12,426)	(11,115)	(31,245)
Cumulative effect of accounting change, (net of taxes $0 in 2006) (see “Benefit Plans” note)	—	—	—	427

Net Loss	$(1,675)	$(12,426)	$(11,115)	$(30,818)

Per share data:
Basic earnings:
Continuing operations	$(0.34)	$(0.89)	$(1.08)	$(2.10)
Discontinued operations	0.26	0.06	0.43	0.05
Cumulative effect of accounting change	—	—	—	0.03

Net Loss	$(0.08)	$(0.83)	$(0.65)	$(2.02)

Diluted earnings:
Continuing operations	$(0.34)	$(0.89)	$(1.08)	$(2.10)
Discontinued operations	0.26	0.06	0.43	0.05
Cumulative effect of accounting change	—	—	—	0.03

Net Loss	$(0.08)	$(0.83)	$(0.65)	$(2.02)

Weighted average common and common equivalent shares outstanding:
Basic	20,388,132	14,899,504	17,202,217	15,226,530
Diluted	20,388,132	14,899,504	17,202,217	15,226,530

The accompanying notes are an integral part
of these condensed consolidated financial statements.

FIRST ALBANY COMPANIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30
(In thousands of dollars)	2007	2006
Cash flows from operating activities:
Net loss	$(11,115)	$(30,818)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,341	1,971
Amortization of warrants	—	498
Impairment loss (see “Intangible Assets, Including Goodwill” note)	—	1,599
Deferred compensation	(22)	206
Unrealized investment (gains)/losses	(1,832)	31,862
Realized losses (gains) on sale of investments	124	(23,344)
Gain on sale of fixed assets, including termination of office lease	—	(19)
Stock based compensation	4,141	5,644
Changes in operating assets and liabilities:
Cash and securities segregated for regulatory purposes	3,500	2,600
Securities purchased under agreement to resell	14,083	16,748
Net receivables from customers	1,686	(693)
Securities owned, net	158,811	12,284
Other assets	506	974
Net payable to brokers, dealers and clearing agencies	(1,647)	3,145
Net payables to others	4,625	2,017
Accounts payable and accrued expenses	(23,837)	(4,668)
Income taxes payable, net	(131)	—

Net cash provided by operating activities	150,233	20,006

Cash flows from investing activities:
Acquisition of Broadpoint Securities (see “Temporary Capital” note)	—	(3,270)
Purchases of office equipment and leasehold improvements	(310)	(2,694)
Sale of office equipment and leasehold improvements	457	5,051
Purchases of investments	(2,512)	(4,819)
Proceeds from sale of investments	208	29,090

Net cash used in investing activities	(2,157)	23,358

Cash flows from financing activities:
Payment of short-term bank loans, net	(128,525)	(18,405)
Proceeds of notes payable	—	9,025
Payments of notes payable	(12,667)	(26,169)
Payments of obligations under capitalized leases	(3,522)	(1,345)
Proceeds from subordinated debt	—	159
Payment of subordinated debt	(1,462)	(1,288)
Proceeds from issuance of common stock under stock option plans	—	55
Proceeds from issuance of common stock	50,000	—
Payment of expenses related to issuance of common stock	(3,908)
Payments for purchases of treasury stock	(94)	(367)
Decrease in drafts payable	(5,075)	(4,592)

Net cash used in financing activities	(105,253)	(42,927)

Increase in cash	42,823	437
Cash at beginning of the period	4,192	1,926

Cash at the end of the period	$47,015	$2,363

FIRST ALBANY COMPANIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. Basis of Presentation
In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all normal recurring adjustments necessary for a fair statement of results for such periods. The results for any interim period are not necessarily indicative of those for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2006.
First Albany Companies Inc. and its subsidiaries (the “Company”) operate an independent investment bank and institutional securities firm focused on the corporate middle market. The Company offers financial advisory and capital raising services to small and mid-cap companies, and provides trade execution in equity, mortgage-backed, convertible and high grade securities. The Company is traded on NASDAQ under the symbol “FACT”.
Broadpoint Capital, Inc., formerly known as First Albany Capital Inc. (“Broadpoint Capital”), a subsidiary of First Albany Companies Inc., is a broker-dealer and investment banking firm serving the corporate middle market. Through its Equities businesses, the firm offers a diverse range of products and advisory services in the areas of corporate finance and equity sales and trading. Broadpoint Capital was founded in 1953.
Broadpoint Securities Inc., formerly known as Descap Securities Inc. (“Broadpoint Securities”), a subsidiary of First Albany Companies Inc., is a specialized broker-dealer and boutique investment banking firm specializing in secondary trading of mortgage and asset-backed securities as well as the primary issuance of debt financing. The Company acquired Broadpoint Securities in May of 2004.
FA Technology Ventures Corporation (“FATV”), a subsidiary of First Albany Companies Inc., manages FA Technology Ventures L.P. and certain other employee investment funds, providing management and guidance for portfolio companies that are principally involved in the emerging growth sectors of information and energy technology.
2. Liquidity
On September 14, 2007, the Company completed the asset sale to DEPFA Bank PLC (“DEPFA”) pursuant to which DEPFA acquired the Municipal Capital Markets Group of the Company’s subsidiary, Broadpoint Capital, in connection with which the Company recognized a pre-tax gain on sale in the amount of $8.4 million. On September 21, 2007, the Company also closed the previously announced investment from an affiliate of MatlinPatterson Global Opportunities Partners II, L.P. (“MatlinPatterson”) in which the Company received net proceeds from the sale of common stock of $46.1 million. Pursuant to the Investment Agreement, MatlinPatterson, received 37.9 million newly issued shares and two co-investors received a total of 0.4 million newly issued shares which represents approximately 69.74 percent and 0.82 percent, respectively, of the issued and outstanding voting power of the Company immediately following the closing on the investment transaction.
3. Reclassifications
Certain 2006 amounts on the Condensed Consolidated Statements of Operations have been reclassified to conform to the 2007 presentation. Expenses of $0.2 million and $0.5 million for the three and nine months ended September 30, 2006 related to investment banking business development were reclassified from investment banking revenue to selling or other expense, depending upon the nature of the expense incurred. The reclassification results in investment banking revenue being recorded net of related un-reimbursed expenses while un-reimbursed expenses which have no related revenue are presented as a component of selling expense.
4. Earnings Per Common Share
The Company calculates its basic and diluted earnings per shares in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share . Basic earnings per share are computed based upon weighted-average shares outstanding. Diluted earnings per share is computed consistently with basic while giving effect to all dilutive potential common shares that were outstanding during the period. The Company uses the treasury stock method to reflect the potential dilutive effect of unvested stock awards, warrants, unexercised options and any contingently issued shares (see “Temporary Capital” note). The weighted-average shares outstanding were calculated as follows:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
Weighted average shares for basic earnings per share	20,388,132	14,899,504	17,202,217	15,226,530
Effect of dilutive common equivalent shares	—	—	—	—

Weighted average shares and dilutive common stock equivalents for diluted earnings per share	20,388,132	14,899,504	17,202,217	15,226,530

For the three months and nine months ended September 30, 2007, the Company excluded approximately 0.3 million common stock equivalents in its computation of diluted earnings per share for both periods because they were anti-dilutive. For the three months and nine months ended September 30, 2006, the Company excluded approximately 0.3 million common stock equivalents, in its computation of diluted earnings per share for both periods because they were anti-dilutive. In addition, at September 30, 2007 and September 30, 2006, approximately 0.1 million and 1.9 million shares of restricted stock awards (see “Benefit Plans” note) which are included in shares outstanding and are not included in the basic earnings per share computation because they are not vested as of September 30, 2007 and September 30, 2006, respectively.
5. Receivables from and Payables to Brokers, Dealers and Clearing Agencies
Amounts receivable from and payable to brokers, dealers and clearing agencies consists of the following:

	September 30	December 31
(In thousands of dollars)	2007	2006
Adjustment to record securities owned on a trade date basis, net	$36	$—
Securities borrowed	—	455
Securities failed-to-deliver	124	3,841
Commissions receivable	499	2,146
Receivable from clearing organizations	1,063	4,184

Total receivables	$1,722	$10,626

Adjustment to record securities owned on a trade date basis, net	$2	$2,173
Payable to clearing organizations	38,439	43,807
Securities failed-to-receive	73	3,085

Total payables	$38,514	$49,065

Proprietary securities transactions are recorded on the trade date, as if they had settled. The related amounts receivable and payable for unsettled securities transactions are recorded net in receivables or payables to brokers, dealers and clearing agencies on the unaudited condensed consolidated statements of financial condition.
6. Receivables from and Payables to Customers
At September 30, 2007, receivables from customers are mainly comprised of the purchase of securities by institutional clients. Delivery of these securities is made only when the Company is in receipt of the funds from the institutional clients.
The majority of the Company’s non-institutional customers’ securities transactions, including those of officers, directors, employees and related individuals, are cleared through a third party under a clearing agreement. Under this agreement, the clearing agent executes and settles customer securities transactions, collects margin receivables related to these transactions, monitors the credit standing and required margin levels related to these customers and, pursuant to margin guidelines, requires the customer to deposit additional collateral with them or to reduce positions, if necessary. In the event the customer is unable to fulfill its contractual obligations, the clearing agent may purchase or sell the financial instrument underlying the contract, and as a result may incur a loss.
If the clearing agent incurs a loss, it has the right to pass the loss through to the Company which, as a result, exposes the Company to off-balance-sheet risk. The Company has retained the right to pursue collection or performance from customers who do not perform under their contractual obligations and monitors customer balances on a daily basis along with the credit standing of the clearing agent. As the potential amount of losses during the term of this contract has no maximum, the Company believes there is no maximum amount assignable to this indemnification. At September 30, 2007, substantially all customer obligations were fully collateralized and the Company has not recorded a liability related to the clearing agent’s right to pass losses through to the Company.

7. Securities Owned and Sold, but Not Yet Purchased
Securities owned and sold, but not yet purchased consisted of the following at:

	September 30, 2007		December 31, 2006
		Sold, but not		Sold, but not
		yet		yet
(In thousands of dollars)	Owned	Purchased	Owned	Purchased
Marketable Securities
U.S. Government and federal agency obligations	$84,286	$42,197	$90,652	$51,393
State and municipal bonds	6	1	139,811	26
Corporate obligations	18,547	—	31,146	84
Corporate stocks	3,776	2	12,989	456
Options	—	—	258	161
Not Readily Marketable Securities
Securities with no publicly quoted market	379	—	1,008	—
Securities subject to restrictions	495	—	303	—

Total	$107,489	$42,200	$276,167	$52,120

Securities not readily marketable include investment securities (a) for which there is no market on a securities exchange or no independent publicly quoted market, (b) that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933, or (c) that cannot be offered or sold because of other arrangements, restrictions or conditions applicable to the securities or to the Company.
8. Intangible Assets, Including Goodwill

	Gross
	Carrying	Accumulated	Impairment	Net Carrying
(In thousands of dollars)	Amount	Amortization	Loss	Value
Intangible assets
Customer related (amortizable):
Broadpoint Securities, Inc. — Acquisition	$641	$(183)	$—	$458
Institutional convertible bond arbitrage group -Acquisition	1,017	(382)	(635)	—

	1,658	(565)	(635)	458

Goodwill (unamortizable):
Broadpoint Securities, Inc. — Acquisition	25,250	—	(7,886)	17,364
Institutional convertible bond arbitrage group — Acquisition	964	—	(964)	—

	26,214	—	(8,850)	17,364

Total Intangible Assets	$27,872	$(565)	$(9,485)	$17,822

Customer related intangible assets are being amortized over 12 years. The Company has recognized $40 thousand of amortization expense year to date as of September 30, 2007, future amortization expense is estimated as follows:

(In thousands of dollars)
2007 (remaining)	$13
2008	53
2009	53
2010	53
2011	53
2012	53
Thereafter	180

Total	$458

As a result of annual impairment testing, the goodwill related to the acquisition of Broadpoint Securities was determined to be impaired as of December 31, 2006. Fair value of the Broadpoint Securities reporting unit was determined using both the income and market approaches. The income approach determines fair value using a discounted cash flow analysis based on management’s projections. The market approach analyzes and compares the operations performance and financial conditions of the reporting unit with those of a group of selected publicly-traded companies that can be used for comparison. The valuation gives equal weight to the two approaches to arrive at the fair value of the reporting unit. As a result of the valuation, as of December 31, 2006, the carrying value of goodwill was greater than the implied value of goodwill resulting in a goodwill impairment loss of $7.9 million recognized in the caption “Impairment” on the Statements of Operations for the year ended December 31, 2006.
A plan approved by the Board of Directors on September 28, 2006 to discontinue operations of the Institutional Convertible Bond Arbitrage Advisory Group (the “Group”) triggered an impairment test in the third quarter of 2006 in accordance with SFAS No. 142 Goodwill and Other Intangible Assets. The value of the Group was more dependent on their ability to generate earnings than on the value of the assets used in operations, therefore fair value of the Group was determined using the income approach. The income approach determines fair value using a discounted cash flow analysis based on management’s projections. Based on the impairment test, a goodwill impairment loss of $1.0 million was recognized in discontinued operations for the year ended December 31, 2006. As a result of impairment testing of the disposal group in accordance with SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets , it was determined that amortizable customer related intangibles were also impaired. An impairment loss of $0.6 million was recognized related to amortizable intangible assets in discontinued operations for the year ended December 31, 2006. The Group ceased operations in April 2007.
9. Investments
The Company’s investment portfolio includes interests in privately held companies. Information regarding these investments has been aggregated and is presented below.

	September 30	December 31
(In thousands of dollars)	2007	2006
Carrying Value
Private	$14,617	$10,866
Consolidation of Employee Investment Funds, net of Company’s ownership interest	1,856	1,384

Total carrying value	$16,473	$12,250

Investment gains (losses) were comprised of the following:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands of dollars)	2007	2006	2007	2006
Public (net realized and unrealized gains and losses)	$—	$(3,756)	$—	$(13,747)
Private (net realized and unrealized gains and losses)	1,203	185	1,708	5,229

Investment gains (losses)	$1,203	$(3,571)	$1,708	$(8,518)

Public investment losses for the three and nine months ended September 30, 2006 related to investments in iRobot and Mechanical Technology Incorporated were completely liquidated during the year ended December 31, 2006.
Privately held investments include an investment of $14.1 million in FA Technology Ventures L.P. (the “Partnership”), which represented the Company’s maximum exposure to loss in the Partnership at September 30, 2007. The Partnership’s primary purpose is to provide investment returns consistent with the risk of investing in venture capital. At September 30, 2007 total Partnership capital for all investors in the Partnership equaled $55.0 million. While the Partnership is considered a variable interest entity, the Company is not considered the primary beneficiary, and as such, has not consolidated the partnership. FATV, a wholly-owned subsidiary, is the investment advisor for the Partnership. Revenues recorded from the management of this investment and the Employee Investment Funds for the nine-month period ended September 30, 2007 and 2006 were $0.7 million and $1.2 million in consolidation, respectively.
The Company has consolidated its Employee Investment Funds (“EIF”). The EIF are limited liability companies, established by the Company for the purpose of having select employees invest in private equity securities. The EIF is managed by Broadpoint Management Corp. (formerly known as FAC Management Corp.), a wholly-owned subsidiary, which has contracted with FATV to act as an investment advisor with respect to funds invested in parallel with the Partnership. The Company’s carrying value of this EIF is $0.2 million excluding the effects of consolidation. The Company has outstanding loans of $0.3 million from the EIF and is also committed to loan an additional $0.2 million to the EIF. The effect of consolidation was an increase to Investments by $1.9 million a decrease to Receivable from Others by $0.31 million and increase Payable to Others of $1.5 million. The amounts in Payable to Others relate to the value of the EIF owned by employees.
10. Payables to Others
Amounts payable to others consisted of the following at:

	September 30	December 31
(In thousands of dollars)	2007	2006
Drafts payable	$867	$5,942

Payable to Employees for the Employee Investment Funds (see “Investments” footnote)	1,538	1,039
Payable to Sellers of Broadpoint Securities, Inc. (see “Commitments and Contingencies” footnote)	1,036	1,036
Accrued income tax provision	1,523	—
Others	572	979

Total	$5,536	$8,996

The Company maintains a group of “zero-balance” bank accounts which are included in payables to others on the Statement of Financial Condition. Drafts payable represent the balance in these accounts related to outstanding checks that have not yet been presented for payment at the bank. The Company has sufficient funds on deposit to clear these checks, and these funds will be transferred to the “zero-balance” accounts upon presentment. The Company maintained one “zero-balance” account which was used as a cash management technique, permitted under Rule 15c3-3 of the Securities and Exchange Commission, to obtain federal funds for a fee, which is lower than prevailing interest rates, in amounts equivalent to amounts in customers’ segregated funds accounts with a bank. This cash management technique was discontinued during September 2007.
Due to the sale and related discontinuance of the Municipal Capital Markets group the Company recognized a gain in discontinued operations for the three and nine months ended September 30, 2007. The Company had loss from continuing operations and continues to have a full valuation allowance. Under the accounting for income tax rules described in FASB Statement No. 109, the company is required to estimate an annual effective tax rate for continuing operations and use it to calculate tax for the quarter. That is, the Company would not calculate each quarter on a stand-alone basis, but instead estimate tax for the year and convert it into an annual effective tax rate which is applied to each quarter. The rules require that tax on income from discontinued operations be calculated on a discrete basis and recorded in the period in which the income from discontinued operation occurs. The result is a mismatch of tax expense and tax benefit in interim periods when the Company calculates the year to date provision on discontinued operations and record it in its entirety in the year to date discontinued operations provision, but only record part of the offsetting benefit in the continuing provision because the rules require the Company to spread it over the entire year under the effective tax rate methodology. Although the amounts will eventually offset each other at year end, to the extent they do not match in interim periods, the difference is recorded as an accrued income tax provision liability on the balance sheet. The Company recorded a liability of $1.5 million which will be recognized in the fourth quarter.
11. Short-Term Bank Loans and Notes Payables
At September 30, 2007, the Company had no outstanding short-term bank loans. The Company has bank lines of credit totaling $210 million for financing securities inventory but for which no contractual lending obligations exist and are repayable on demand. Generally, these lines of credit allow the Company to borrow up to 50% to 90% of the market value of eligible securities, including Company-owned securities, subject to certain regulatory formulas. These loans bear interest at variable rate based primarily on the Federal Funds interest rate. The weighted average interest rate on these loans was 5.74% at December 31, 2006.
During the nine months ended September 30, 2007, the Company paid the remaining balance of the term loan of $12.7 million related to the acquisition of Broadpoint Securities pursuant to an agreement (“the Agreement”) entered into on August 6, 2007, with the Company’s lender and lessor (also see Note 12: Obligations under Capitalized Leases). The Agreement stated that the lender and the Company acknowledged that they did not agree on the interpretation and /or enforcement of each of the parties respective rights under the Loan Agreement and/or the Lease, therefore, the parties acknowledged and agreed that neither the lender nor the Company had waived or was waiving any of its rights under the Loan Agreement and or the Lease except for the waivers and or modifications. The Agreement also amended the Company’s obligations under the Loan Agreement with respect to the DEPFA and MatlinPatterson transactions. The Company agreed to repay, upon closing of the DEPFA transaction, Loan Agreement obligations equal to 75 percent of the net proceeds received by the Company and upon closing of the MatlinPatterson transaction to pay in full the remaining balance of the loan. On September 14, 2007 upon the close of the DEPFA transaction the Company made a principal payment of $0.8 million pursuant to the Agreement. On September 21, 2007, upon the close of the MatlinPatterson transaction, the Company paid the remaining $9.8 million balance of the term loan.
12. Obligations Under Capitalized Leases
Pursuant to the Agreement entered into between the Company and its lessor on August 6, 2007, the Company amended its lease obligations under the lease agreements with respect to the MatlinPatterson transaction. On September 21, 2007, the MatlinPatterson transaction closed and pursuant to the Agreement all capital leases with the lender were paid in full.
13. Commitments and Contingencies
Commitments: As of September 30, 2007, the Company had a commitment to invest up to an additional $1.3 million in FA Technology Ventures, LP (the “Partnership”). The initial investment period expired in July 2006, however, the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The Company intends to fund this commitment from its working capital. The Partnership’s primary purpose is to provide investment returns consistent with risks of investing in venture capital. In addition to the Company, certain other limited partners of the Partnership serve as officers or directors of the Company. The majority of the commitments to the Partnership are from non-affiliates of the Company.
The General Partner for the Partnership is FATV GP LLC. The General Partner is responsible for the management of the Partnership, including among other things, making investments for the Partnership. The members of the General Partner are George McNamee, a Director of the Company, Broadpoint Enterprise Funding, Inc. (formerly known as First Albany Enterprise Funding, Inc.), a wholly owned subsidiary of the Company, and other employees of the Company or its subsidiaries. Mr. McNamee is required under the partnership agreement to devote a majority of his business time to the conduct of the affairs of the Partnership and any parallel funds. Subject to the terms of the partnership agreement, under certain conditions, the General Partner is entitled to share in the gains received by the Partnership in respect of its investment in a portfolio company. The General Partner has contracted with FATV to act as its investment advisor.
As of September 30, 2007, the Company had an additional commitment to invest up to $0.2 million in funds that invest in parallel with the Partnership, which it intends to fund, at least in part, through current and future Employee Investment Funds (EIF). The investment period expired in July 2006, but the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The Company anticipates that the portion of the commitment that is not funded by employees through the EIF will be funded by the Company from working capital.
Over the last several years the Company funded much of its operating losses through the sale of its publicly held investments. The Company’s current investment portfolio consists almost entirely of its interest in the Partnership, the General Partner, and the EIF. Such investments are illiquid and the Company may not realize any return on these investments for some time or at all.
Contingent Consideration: On May 14, 2004, the Company acquired 100 percent of the outstanding common shares of Descap Securities Inc., now Broadpoint Securities Inc., a New York-based broker-dealer and investment bank. Per the acquisition agreement, the Sellers can receive future contingent consideration (“Earnout Payment”) based on the following: for each of the years ending May 31, 2005, May 31, 2006 and May 31, 2007, if Broadpoint Securities’ Pre-Tax Net Income (as defined) (i) is greater than $10 million, the Company shall pay to the Sellers an aggregate amount equal to fifty percent (50%) of Broadpoint Securities’ Pre-Tax Net Income for such period, or (ii) is equal to or less than $10 million, the Company shall pay to the Sellers an aggregate amount equal to forty percent (40%) of Broadpoint Securities’ Pre-Tax Net Income for such period. Each Earnout Payment shall be paid in cash, provided that Buyer shall have the right to pay up to seventy-five percent (75%) of each Earnout Payment in the form of shares of Company Stock. The amount of any Earnout Payment that the Company elects to pay in the form of Company Stock shall not exceed $3.0 million for any Earnout Period and in no event shall such amounts exceed $6.0 million in the aggregate for all Earnout Payments. Based upon Broadpoint Securities’ Pre-Tax Net Income from June 1, 2005 through May 31, 2006, $1.0 million of contingent consideration has been accrued at September 30, 2007. Also, based upon Broadpoint Securities’ Pre-Tax Net Income from June 1, 2006 to May 31, 2007, no contingent consideration would be payable to the Sellers for this period.
Leases: The Company’s headquarters and sales offices, and certain office and communication equipment, are leased under non-cancelable operating leases, certain of which contain renewal options and escalation clauses, and which expire at various times through 2015. To the extent the Company is provided tenant improvement allowances funded by the lessor, they are amortized over the initial lease period and serve to reduce rent expense. To the extent the Company is provided free rent periods, the Company recognizes the rent expense over the entire lease term on a straightline basis.
Future minimum annual lease payments, and sublease rental income, are as follows:

	Future
	Minimum	Sublease
	Lease	Rental	Net Lease
(In thousands of dollars)	Payments	Income	Payments
2007 (remaining)	$1,590	$378	$1,212
2008	5,583	1,307	4,276
2009	2,427	169	2,258
2010	2,346	158	2,188
2011	2,266	100	2,166
2012	2,244	99	2,145
Thereafter	4,032	91	3,941

Total	$20,488	$2,302	$18,186

Litigation: In 1998, the Company was named in lawsuits by Lawrence Group, Inc. and certain related entities (the “Lawrence Parties”) in connection with a private sale of Mechanical Technology Inc. stock from the Lawrence Parties that was previously approved by the United States Bankruptcy Court for the Northern District of New York (the “Bankruptcy Court”). The Company acted as placement agent in that sale, and a number of employees and officers of the Company, who have also been named as defendants, purchased shares in the sale. The complaints alleged that the defendants did not disclose certain information to the sellers and that the price approved by the court was therefore not proper. The cases were initially filed in the Bankruptcy Court and the United States District Court for the Northern District of New York (the “District Court”), and were subsequently consolidated in the District Court. The District Court dismissed the cases, and that decision was subsequently vacated by the United States Court of Appeals for the Second Circuit, which remanded the cases for consideration of the plaintiffs’ claims as motions to modify the Bankruptcy Court sale order. The plaintiffs’ claims have now been referred back to the Bankruptcy Court for such consideration. Discovery is currently underway. The Company believes that it has strong defenses and intends to vigorously defend itself against the plaintiffs’ claims, and believes that the claims lack merit. However, an unfavorable resolution could have a material adverse effect on the Company’s financial position, results of operations and cash flows in the period resolved.
The Company’s wholly owned subsidiary Broadpoint Securities acted as the seller in a series of purchases by a large institutional customer of collateralized mortgage securities (the “Bonds”) from April through June 2006. In these transactions, Broadpoint Securities acted as “riskless principal,” insofar as it purchased the Bonds from a third party and immediately resold them to the customer. The customer who purchased the Bonds has claimed that Broadpoint Securities misled the customer through misrepresentations and omissions concerning certain fundamental elements of the Bonds and that the customer would not have purchased the Bonds had it not been misled by Broadpoint Securities. By letter of September 14, 2006, the customer claimed that the Company and Broadpoint Securities are liable to the customer for damages in an amount in excess of $21 million and has threatened litigation if the dispute is not resolved. The Company and Broadpoint Securities have denied that Broadpoint Securities is responsible for the customer’s damages and intend to defend vigorously any litigation that the customer may commence. The Company and Broadpoint Securities have held discussions with the customer in an attempt to resolve the dispute. In addition, Broadpoint Securities has taken steps that the Company and Broadpoint Securities believe have mitigated substantially any losses that the customer may have suffered as a result of its purchase of the Bonds. No legal proceedings have been brought to date. The outcome of this dispute is highly uncertain, however, and an unfavorable resolution could have a material adverse effect on the Company’s financial position, results of operations and cash flows in the period resolved.
In the normal course of business, the Company has been named a defendant, or otherwise has possible exposure, in several claims. Certain of these are class actions, which seek unspecified damages that could be substantial. Although there can be no assurance as to the eventual outcome of litigation in which the Company has been named as a defendant or otherwise has possible exposure, the Company has provided for those actions most likely to have an adverse disposition. Although further losses are possible, the opinion of management, based upon the advice of its attorneys, is that such litigation will not, in the aggregate, have a material adverse effect on the Company’s liquidity, financial position or cash flow, although it could have a material effect on quarterly or annual operating results in the period in which it is resolved.
In the ordinary course of business, the Company is called upon from time to time to answer inquiries and subpoenas on a number of different issues by self-regulatory organizations, the SEC and various state securities regulators. In recent years, there has been an increased incidence of regulatory enforcement in the United States involving organizations in the financial services industry, and the Company is no exception. We are not always aware of the subject matter of the particular inquiry or the ongoing status of a particular inquiry. As a result of some of these inquiries, the Company has been cited for technical operational deficiencies. Although there can be no assurance as to the eventual outcome of these proceedings, none of these inquiries has to date had a material effect upon the business or operations of the Company.

Collateral: The fair value of securities received as collateral, where the Company is permitted to sell or repledge the securities at December 31, 2006 consisted of securities purchased under agreements to resell of $13.9 million and securities borrowed of $0.4 million. At December 31, 2006, a substantial portion of the collateral received by the Company had been sold or repledged.
Other: The Company enters into underwriting commitments to purchase securities as part of its investment banking business. Also, the Company may purchase and sell securities on a when-issued basis. As of September 30, the Company had no outstanding underwriting commitments and had purchased $19.6 million and sold $30.9 million securities on a when-issued basis.
14. Temporary Capital
In connection with the Company’s acquisition of Broadpoint Securities, the Company issued 549,476 shares of stock which provide the Sellers the right (the “put right”) to require the Company to purchase back the shares issued, at a price of $6.14 per share. Accordingly, the Company has recognized as temporary capital the amount that it may be required to pay under the agreement. If the put right is not exercised by the time it expires, the Company will reclassify the temporary capital to stockholders’ equity. The Company also has the right to purchase back these shares from the Sellers at a price of $14.46. The earnout period ended on May 31, 2007. The put and call rights expire on the date upon which the final earnout payment is required to be made. In June 2006, certain of the Sellers of Broadpoint Securities exercised their put rights and the Company repurchased 532,484 shares at $6.14 per share for the total amount of $3.3 million.
15. Subordinated Debt
A select group of management and highly compensated employees were eligible to participate in the First Albany Companies Inc. Deferred Compensation Plan for Key Employees and the First Albany Companies Inc. 2005 Deferred Compensation Plan for Key Employees (the “Key Plans”). The Key PLans were frozen by the Board of Directors on October 26, 2006 with respect to deferrals subsequent to the 2006 plan year. The employees entered into subordinated loans with the Company to provide for the deferral of compensation and employer allocations under the Key Plans. The New York Stock Exchange has approved the Company’s subordinated debt agreements related to the Key Plans. Pursuant to these approvals, these amounts are allowable in the Company’s computation of net capital. The accounts of the participants of the Key Plans are credited with earnings and/or losses based on the performance of various investment benchmarks selected by the participants. Maturities of the subordinated debt are based on the distribution election made by each participant, which may be deferred to a later date by the participant. Principal debt repayment requirements, which occur on about April 15 th of each year, as of September 30, 2007, are as follows:

(In thousands of dollars)
2008	$1,299
2009	465
2010	287
2011	108
2012 to 2016	803

Total	$2,962

16. Stockholders’ Equity
MatlinPatterson Transaction
On September 21, 2007, after approval by the Company’s shareholders, the Company closed a $50 million equity investment transaction with an affiliate of MatlinPatterson. As part of the transaction, MatlinPatterson and two co-investors received an aggregate of 38.4 million shares of the Company’s common stock. The number of shares issued to MatlinPatterson and the co-investors is subject to upward adjustment based on the Company’s net tangible book value per share at closing and certain other factors to be determined 60 days from the close of the transaction. The transaction resulted in a net increase of $46.1 million in the Company’s stockholders’ equity.
Deferred Compensation and Employee Stock Trust
The Company maintains various nonqualified deferred compensation plans in addition to the Key Plans (the “Plans”) for the benefit of a select group of highly compensated employees who contribute significantly to the continued growth and development and future business success of the Company. Plan participants may elect under the Plans to have the value of their Plan accounts track the performance of one or more investment benchmarks available under the Plans, including First Albany Companies Common Stock Investment Benchmark, which tracks the performance of First Albany Companies Inc. common stock (“Company Stock”). With respect to the First Albany Companies Common Stock Investment Benchmark, the Company contributes Company Stock to a rabbi trust (the “Trust”) it has established in connection with meeting its related liability under the Plans. On October 26, 2006, the Plans were frozen by the Board of Directors, with respect to deferrals subsequent to the 2006 plan year, because of declining participation and because the costs of administration outweighed the benefits of maintaining the Plans.
In conjunction with the sale of the Municipal Capital Markets Group, approximately $0.01 million in deferred compensation was forfeited. Also, due to the change in control which occurred on September 21, 2007 as a result of the MatlinPatterson transaction, $0.04 million in expense was recognized as accelerated vesting under the Plans.
Assets of the Trust have been consolidated with those of the Company. The value of the Company’s stock at the time contributed to the Trust has been classified in stockholders’ equity and generally accounted for in a manner similar to treasury stock.
The deferred compensation arrangement requires the related liability to be settled by delivery of a fixed number of shares of Company Stock. Accordingly, the related liability is classified in equity under deferred compensation and changes in the fair market value of the amount owed to the participant in the Plan is not recognized.
Incentive Compensation Plans
The Company’s 2007 Incentive Compensation Plan (the “Incentive Plan”) pursuant to which 13.5 million shares are authorized to be issued allows awards in the form of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), nonqualified stock options, stock appreciation rights, restricted stock, performance awards, or other stock based awards. The plan imposes a limit on the number of shares of our common stock that may be subject to awards. An award relating to shares may be granted if the aggregate number of shares subject to then-outstanding awards plus the number of shares subject to the award being granted do not exceed 25% of the number of shares issued and outstanding immediately prior to the grant.
Restricted stock awards, granted by the Company, have been valued at the market value of the Company’s common stock as of the grant date and are amortized over the period in which the restrictions are outstanding, which is typically 2-3 years. The Incentive Plan also allows for grants of restricted stock units. Restricted stock units give a participant the right to receive fully vested shares at the end of a specified deferral period. Restricted stock units are generally subject to forfeiture conditions similar to those of the Company’s restricted stock awards granted under its other stock incentive plans historically. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, allowing a participant to hold an interest tied to common stock on a tax deferred basis. Prior to settlement, restricted stock units carry no voting or dividend rights associated with the stock ownership. On September 21, 2007, the Company granted 5.1 million restricted stock units under the Incentive Plan valued at the market value of the Company’s common stock as of the grant date and recognized expense of approximately $0.9 million.
In conjunction with the sale of the Municipal Capital Markets Group, approximately $0.8 million in unearned compensation was forfeited. Also, due to the change in control as defined, which occurred on September 21, 2007 as a result of the MatlinPatterson transaction, $0.9 million in expense was recognized as accelerated vesting under the Plans.
17. Income Taxes
Income tax expense is recorded using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between amounts reported for income tax purposes and financial statement purposes, using current tax rates. A valuation allowance is recognized if it is anticipated that some or all of a deferred tax asset will not be realized.
The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent that the Company believes that recovery is not likely, it must establish a valuation allowance. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets. The Company has recorded a full valuation allowance as a result of uncertainties related to the realization of its net deferred tax assets at September 30, 2007 and December 31, 2006. The valuation allowance was established as a result of weighing all positive and negative evidence, including the Company’s history of cumulative losses over at least the past three years and the difficulty of forecasting future taxable income. The valuation allowance reflects the conclusion of management that it is more likely than not that the benefit of the deferred tax assets will not be realized.
In the event actual results differ from these estimates or these estimates are adjusted in future periods, the valuation allowance may require adjustment which could materially impact the Company’s financial position and results of operations.
As a result of the closing of the MatlinPatterson transaction on September 21, 2007 the Company underwent a change in ownership within the meaning of Section 382 of the Internal Revenue Code (“IRC Section 382”). In general, IRC Section 382 places an annual limitation on the use of certain tax attributes such as net operating losses and tax credit carryovers in existence at the ownership change date. It is likely that certain of the tax attribute carryovers will go unutilized because of the limitation. The Company is in the process of analyzing this change and determining the amount of the limitation.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) effective January 1, 2007. The cumulative effect of adopting FIN 48 was an increase in tax reserves of $0.7 million. The increase in tax reserves has two components, $0.6 million of which was accounted for as a reduction to the January 1, 2007 balance of retained earnings and $0.1 million which was accounted for as a reduction to the valuation allowance. Upon adoption, the liability for unrecognized tax benefits, including applicable interest and penalties, was $1.0 million. If recognized, $0.6 million of the liability for unrecognized tax benefits could potentially have a favorable impact on the effective tax rate to the extent the Company has a full valuation allowance. Without a valuation allowance, this favorable impact on the effective tax rate reduces to $0.5 million.
During the nine months ended September 30, 2007, $0.2 million of unrecognized tax benefits above, including related interest, was recognized as a result of the lapse of the federal statute of limitations related to the liability. A benefit of $0.1 million was allocated to discontinued operations and $0.1 million was allocated as an increase to equity. Also during the nine months ended September 30, 2007, the Company increased its reserve by $0.2 million.
The Company’s continuing practice is to recognize interest and penalties related to income tax matters as a component of income tax. As of January 1, 2007, the Company had accrued approximately $0.1 million of interest and $0 of penalties, which is included as a component of the unrecognized tax benefit noted above. During the nine months ended September 30, 2007, the Company accrued an additional $49 thousand of interest, which has been recognized as a component of income tax.
The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of multiple state jurisdictions. As of January 1, 2007 and September 30, 2007, with few exceptions, the Company and its subsidiaries were no longer subject to U.S. federal tax or state and local income tax examinations for years before 2003, and 2004, respectively. There are no returns currently under examination.
The Company does not anticipate that total unrecognized tax benefits will significantly change due to settlement of audits and the expiration of statute of limitations over the next 12 months with the exception of the recognition of an unrecognized tax benefit of approximately $125,000, due to the expiration of the statute of limitations, associated with the valuation of certain property.
18. Benefit Plans
First Albany Companies Inc. has established several stock incentive plans through which employees of the Company may be awarded stock options, stock appreciation rights, restricted stock/restricted stock units, which expire at various times through April 25, 2017. The following is a recap of all plans as of September 30, 2007:

Shares authorized for issuance	13,566,404

Share awards used:
Stock options granted and outstanding	1,436,898
Restricted stock awards granted and unvested	87,882
Restricted stock units granted and unvested	4,545,000
Restricted stock units granted and vested	580,000
Restricted stock units committed not yet granted	1,625,000

Total share awards used	8,274,780

Shares available for future awards	5,291,624

For the nine-month period ended September 30, 2007 and September 30, 2006, total compensation expense for share based payment arrangements was $4.1 million and $5.6 million, respectively and the related tax benefit was $0 for both periods. At September 30, 2007, the total compensation expense related to non-vested awards not yet recognized is $7.6 million, which is expected to be recognized over the remaining weighted average vesting period of 2.7 years. At September 30, 2006, the total compensation expense related to non-vested awards not yet recognized was $9.7 million. The amount of cash used to settle equity instruments granted under share based payment arrangements during the nine-month period ended September 30, 2007 was $0.
The Incentive Plan pursuant to which 13.5 million shares are authorized to be issued allows awards in the form of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), nonqualified stock options, stock appreciation rights, performance awards, or other stock based awards. The plan imposes a limit on the number of shares of our common stock that may be subject to awards. An award relating to shares may be granted if the aggregate number of shares subject to then-outstanding awards plus the number of shares subject to the award being granted do not exceed 25% of the number of shares issued and outstanding immediately prior to the grant.

Cumulative Effect of Accounting Change: Upon adoption of FAS 123(R) Share-Based Payment on January 1, 2006, the Company recognized an after-tax gain of approximately $0.4 million as the cumulative effect of a change in accounting principle, primarily attributable to the requirement to estimate forfeitures at the date of grant instead of recognizing them as incurred.
Options: Options granted under the plans have been granted at not less than fair market value, vest over a maximum of five years, and expire ten years after grant date. Unvested options are typically forfeited upon termination. Option transactions for the nine-month period ended September 30, 2007, under the plans were as follows:

	Shares	Weighted
	Subject	Average
	to Option	Exercise Price
Balance at December 31, 2006	1,826,826	$8.45
Options granted	100,000	1.64
Options exercised	—	—
Options terminated	(489,928)	8.39

Balance at September 30, 2007	1,436,898	$8.00

At September 30, 2007, the stock options that were exercisable had a remaining average contractual term of 3.8 years. At September, 2007, 1,436,898 options outstanding had an intrinsic value of $0.
The following table summarizes information about stock options outstanding under the plans at September 30, 2007:

Outstanding			Exercisable
Exercise			Average		Average
Price		Average Life	Exercise		Exercise
Range	Shares	(years)	Price	Shares	Price
$1.64-$6.44	412,222	5.23	$4.72	312,221	$5.71
$6.53-$9.14	825,467	2.89	8.13	822,135	8.13
$9.47-$13.26	11,000	5.93	12.98	11,000	12.98
$13.35-$18.70	188,209	4.17	14.32	188,209	14.32

	1,436,898	3.75	$8.00	1,333,565	$8.48

The Black-Scholes option pricing model is used to determine the fair value of options granted. For the nine-month period ended September 30, 2007, significant assumptions used to estimate the fair value of share based compensation awards include the following:

2007
Expected term-option	6.00
Expected volatility	44%
Expected dividends	—
Risk-free interest rate	4.9%

Since no options were granted during the first nine months of 2006, the above assumptions were not established for 2006.
Restricted Stock Awards/Restricted Stock Units: Restricted stock awards under the plans have been valued at the market value of the Company’s common stock as of the grant date and are amortized over the period in which the restrictions are outstanding, which is typically 2-3 years. The Incentive Plan also allows for grants of restricted stock units. Restricted stock units give a participant the right to receive fully vested shares at the end of a specified deferral period. Restricted stock units are generally subject to forfeiture conditions similar to those of the Company’s restricted stock awards granted under its other stock incentive plans historically. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, allowing a participant to hold an interest tied to common stock on a tax deferred basis. Prior to settlement, restricted stock units carry no voting or dividend rights associated with the stock ownership. On September 21, 2007, the Company granted 5.1 million restricted stock units valued at the market value of the company’s common stock as of the grant date. Restricted stock awards/Restricted stock units for the nine-month period ended September 30, 2007, under the plans were as follows:

				Weighted
		Weighted		Average
	Unvested	Average		Grant Date
	Restricted	Grant-Date	Unvested	Fair Value
	Stock	Restricted	Restricted	Restricted
	Awards	Stock	Stock Units	Stock Unit
Balance at December 31, 2006	1,788,064	$7.73	—	$—
Granted	—	—	5,125,000	1.54
Vested	(1,052,783)	9.37	(580,000)	1.54
Forfeited	(647,399)	6.04	—	—

Balance at September 30, 2007	87,882	$4.96	4,545,000	$—

The total fair value of awards vested, based on the fair market value of the stock on the vest date, during the nine-month periods ending September 30, 2007 and 2006 was $1.8 million and $5.8 million, respectively.
Stock Based Compensation Awards: On January 20, 2007, the Company announced an offer to eligible employees of the opportunity to rescind certain restricted stock award agreements held by such eligible employees in return for an award of stock appreciation rights. On May 17, 2007, the Company announced its determination to amend and terminate this offer. Such actions, together with the termination of the Company’s previously announced plan to reprice outstanding employee stock options, had been agreed to by the Company as part of the Company’s agreement with MatlinPatterson FA Acquisition LLC (refer to the “Commitments and Contingencies Note) pursuant to which the Company agreed to terminate the offer and its previously announced plans to reprice outstanding employee stock options. The offer terminated at 11:59 p.m. EDT, May 23, 2007. As a result of this termination, the Company did not accept any tendered eligible restricted shares and all such shares shall remain outstanding pursuant to their original terms and conditions, including their vesting schedule.
19. Net Capital Requirements
Broadpoint Capital is subject to the net capital requirements of the NYSE and the SEC’s uniform net capital rule. NYSE and SEC regulation also provide that equity capital may not be withdrawn or cash dividends paid if certain minimum net capital requirements are not met. At September 30, 2007, Broadpoint Capital had excess net capital of $14.1 million. Regulatory net capital requirements change based on certain investment and underwriting activities.
Broadpoint Securities is subject to the net capital requirements of the NYSE and the SEC’s uniform net capital rule. NYSE and SEC regulation also provide that equity capital may not be withdrawn or cash dividends paid if certain minimum net capital requirements are not met. At September 30, 2007, Broadpoint Securities had excess net capital of $17.6 million. Regulatory net capital requirements change based on certain investment and underwriting activities.
20. Segment Analysis
The Company is organized around products and operates through three segments: Equities, Fixed Income, and Other. The Company evaluates the performance of its segments and allocates resources to them based on various factors, including prospects for growth, return on investment, and return on revenue.
The Company’s Equities business is comprised of equity sales and trading and equities investment banking services. Equities sales and trading provides equity trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing equity transactions. Equities investment banking generates revenues by providing financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies.
The Fixed Income business consists of fixed income sales and trading and fixed income investment banking. Fixed Income sales and trading provides trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing fixed income transactions in the following products:
•	Mortgage-Backed and Asset-Backed Securities

•	High Grade Bonds (Investment Grade and Government Bonds)
Fixed Income investment banking generates revenues by providing financial advisory and capital raising services in structuring asset-backed securities.
The Company’s Other segment includes the results from the Company’s investment portfolio, venture capital, and costs related to corporate overhead and support. The Company’s investment portfolio generates revenue from unrealized gains and losses as a result of changes in value of the firm’s investments and realized gains and losses as a result of sales of equity holdings. The Company’s venture capital business generates revenue through the management of and investment in FA Technology Ventures L.P. and venture capital funds.
During 2007, the Company discontinued its Municipal Capital Markets and Taxable Municipal groups, which were previously included in the fixed income segment. Also in 2007 the Company discontinued the Fixed Income Middle Markets group, which was previously included in the Fixed Income Other segment.
During 2006, the Company discontinued its Taxable Fixed Income corporate bond segment and its Institutional Convertible Bond Arbitrage Advisory Group subsidiary which was previously included in the “Other” segment (see “Discontinued Operations” note). 2006 amounts have been reclassified to conform to the 2007 presentation.
Intersegment revenue has been eliminated for purposes of presenting net revenue so that all net revenue presented is from external sources. Interest revenue is allocated to the operating segments and is presented net of interest expense for purposes of assessing the performance of the segment. Depreciation and amortization is allocated to each segment.
Information concerning operations in these segments is as follows:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands of dollars)	2007	2006	2007	2006
Net revenue (including net interest income)
Equities	$3,677	$10,764	$15,798	$49,958
Fixed Income	3,147	2,880	9,690	14,623
Other	1,859	(2,597)	4,017	(6,698)

Total Net Revenue	$8,683	$11,047	$29,505	$57,883

Net interest income (included in total net revenue)
Equities	$(3)	$6	$6	$(10)
Fixed Income	(114)	(317)	(476)	(558)
Other	370	530	1,337	(84)

Total Net Interest Income (Expense)	$253	$219	$867	$(652)

Pre-tax Contribution (Income (loss) before income taxes, discontinued operations and cumulative effect of change in accounting principle)
Equities	$(6,164)	$(985)	$(12,253)	$2,782
Fixed Income	167	(1,154)	706	(539)
Other	(3,868)	(11,161)	(10,511)	(34,296)

Total Pre-tax Contribution	$(9,865)	$(13,300)	$(22,058)	$(32,053)

Depreciation and amortization expense (charged to each segment in measuring the Pre-tax Contribution)
Equities	$132	$164	$421	$519

Fixed Income	14	25	55	81
Other	224	447	655	1,510

Discontinued operations	47	74	210	359

Total Depreciation and Amortization Expense	$417	$710	$1,341	$2,469

For presentation purposes, net revenue within each of the businesses is classified as sales and trading, investment banking, or net interest / other. Sales and trading net revenue includes commissions and principal transactions. Investment banking includes revenue related to underwritings and other investment banking transactions. Net interest/other includes interest income, interest expense, and fees and other revenue. Net revenue presented within each category may differ from that presented in the financial statements as a result of differences in categorizing revenue within each of the revenue line items listed below for purposes of reviewing key business performance.
The following table reflects revenues for the Company’s major products and services:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands of dollars)	2007	2006	2007	2006
Capital Markets (Fixed Income & Equities)
Net revenue
Institutional Sales & Trading
Equities	$2,135	$7,112	$10,114	$27,456
Fixed Income	3,246	3,167	9,416	14,976

Total Institutional Sales & Trading	5,381	10,279	19,530	42,432

Investment Banking
Equities	1,528	3,637	5,637	22,491
Fixed Income	4	28	728	218

Total Investment Banking	1,532	3,665	6,365	22,709
Net Interest Income/Other	(89)	(300)	(407)	(560)

Total Net Revenues	$6,824	$13,644	$25,488	$64,581

The Company’s segments’ financial policies are the same as those described in the “Summary of Significant Accounting Policies” note in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Asset information by segment is not reported since the Company does not produce such information. All assets are primarily located in the United States of America.
21. Discontinued Operations
On September 14, 2007, the Company completed the asset sale agreement with DEPFA Bank PLC (“DEPFA”) for the sale of the Municipal Capital Markets Group of the Company’s subsidiary, Broadpoint Capital in connection with which the Company recognized a pre-tax gain on sale in the amount of $8.4 million. In June 2007, the Company closed its Fixed Income Middle Markets Group following the departure of the employees of the group. Additionally, in April 2007, the Company closed its Institutional Convertible Bond Arbitrage Advisory Group after committing to a plan to dispose of the group in September 2006. In 2006, the Company closed its Taxable Fixed Income Corporate Bond division and in 2000, the Company sold its Private Client Group. The Company continues to report the receipt and settlement of pending contractual obligations related to these transactions as discontinued operations.
Amounts reflected in the unaudited condensed consolidated statements of operations are presented in the following table:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands of dollars)	2007	2006	2007	2006
Net revenues:
Municipal Capital Markets:	$4,127	$7,990	$22,109	$26,942
Gain on Sale of Municipal Capital Markets	8,406	—	8,406	—
Fixed Income Middle Markets	—	2,690	1,169	3,651
Convertible Bond Arbitrage	—	193	128	341
Taxable — Fixed Income	—	28	—	3,083
Total net revenues	12,533	10,901	31,812	34,017

Expenses:
Municipal Capital Markets	2,718	6,881	17,550	22,700
Fixed Income Middle Markets	44	1,085	955	2,011
Convertible Bond Arbitrage	(32)	366	514	1,025
Convertible Bond Arbitrage impairment	—	1,599	—	1,599
Taxable — Fixed Income	3	96	106	5,633
Asset Management Operations	—	—	—	14
Private Client Group	(10)	—	80	227

Total expenses	2,723	10,027	19,205	33,209

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands of dollars)	2007	2006	2007	2006
Income before income taxes	9,810	874	12,607	808
Income tax expense	4,586	—	5,134	—

Income from discontinued operations, net of taxes	$5,224	$874	$7,473	$808

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.
Municipal Capital Markets: The revenues and expenses for the three and nine months ended September 30, 2007 and 2006 represent activities of the Company’s Municipal Capital Markets group prior to its sale on September 14, 2007. The Company allocated interest expense to the group for the three and nine months ended September 30, 2007 and 2006, based on the level of securities owned attributable to this division. The sale of the group resulted in a pretax gain of $8.4 million.
Fixed Income Middle Markets: The revenues and expenses for the three and nine months ended September 30, 2007 and 2006 represents activities of the group prior to closing on June 22, 2007. The Company allocated interest expense to the group for the three and nine months ended September 30, 2007 and 2006, based on the level of securities owned attributable to this division.
Convertible Bond Arbitrage Advisory Group: The revenues and expenses of the Institutional Convertible Bond Arbitrage Advisory Group for the periods above reflect the activity of the operation through September 30, 2007. The Company had allocated interest expense to the group for the three and nine months ended September 30, 2007 and 2006, based on debt identified as being specifically attributed to those operations.
Taxable Fixed Income: The revenue and expense of the Taxable Fixed Income Corporate Bond division for the three and nine months ended September 30, 2007 and 2006 represents the activity of the operations during that time period. No interest has been allocated to Taxable Fixed Income since this division was closed. Prior to closing this division, interest was allocated primarily based on the level of securities owned attributable to this division.
Private Client Group: The Private Client Group’s expense for the three and nine months ended September 30, 2007 and 2006 relates primarily to legal matters which were related to the operations prior to its disposal. For the periods presented, interest was not allocated to the Private Client Group. In March 2007, the statute of limitations lapsed related to a tax reserve that was established when the group was sold in 2000 resulting in a $0.1 million income tax benefit for the nine months ended September 30, 2007.
22. Subsequent Events
On October 17, 2007, the Company announced a plan whereby it will outsource certain of its administrative functions, consolidate certain of such functions in its New York City location and reduce staff in order to properly size its business consistent with its current levels of activity.
This plan will result in the termination of certain employees, the possible relocation of other employees and the closure of the Company’s Albany, New York office. The Company currently expects to complete the plan by March 31, 2008. Approximately thirty percent of the workforce of the Company will be affected by the plan, with the majority of the affected employees employed by one of the Company’s principal operating subsidiaries, Broadpoint Capital.
In connection with the plan, the Company expects to incur exit and restructuring costs of approximately $4.4 million to $4.8 million in pre-tax expense. Included in this charge is $4.1 million of cash charges consisting of approximately $2.1 million for severance and employee related costs and $2.0 million for lease termination costs. Of the total expected expense, the Company expects to recognize approximately $2.7 million to $2.9 million in 2007 and approximately $1.7 million to $1.9 million in 2008.
In connection with the plan announced on October 17, 2007, on November 2, 2007, the Company entered into a Fifth Amendment to Sub-Lease Agreement (the “Amendment”) with Columbia 677, L.L.C. (the “Landlord”) pursuant to which the Company’s Sublease-Agreement with the Landlord dated August 12, 2003 concerning the lease of certain space in the building located at 677 Broadway, Albany, New York (the “Albany Premises”) was amended. The Amendment provides that the Company will surrender a total of 15,358 square feet (the “Surrender Premises”) of the Albany Premises, a portion at a time, on or before three surrender dates: November 15, 2007, December 15, 2007 and April 1, 2008. If the Company fails to vacate the portion of the Surrender Premises on the applicable surrender dates, it will owe the Landlord $1,667.67 for each day of such failure. In consideration of the Landlord agreeing to the surrender of the Surrender Premises, the Amendment provides that the Company shall pay the Landlord a surrender fee equal to $1,050,000 payable in three installments, provided that the Landlord enters into a new lease with respect to the Surrender Premises by the first installment date. If the Landlord does not enter into a new lease by November 7, 2007, either of the Company or the Landlord may declare the Amendment to be null and void.

 Management’s Discussion and Analysis of Financial Condition and Results of Operations
There are included in this document statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements are usually preceded by words such as “may”, “will”, “expect”, “anticipate”, “believe”, “estimate”, and “continue” or similar words.  All statements other than historical information or current facts should be considered forward-looking statements.  Forward-looking statements may contain projections regarding revenues, earnings, operations, and other financial projections, and may include statements of future performance, strategies objectives and the expected timing of closing of material transactions.  However, there may be events in the future which the Company is not able to accurately predict or control which may cause actual results to differ, possibly materially, from the expectations set forth in the Company’s forward-looking statements.  All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors.  Such factors include, among others, market risk, credit risk and operating risk.  These and other risks are set forth in greater detail throughout this document and in the Company’s other reports under the Exchange Act, in particular in its Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Item 1A. Risk Factors”.  The Company does not intend to; or assume any obligation to, update any forward-looking information it makes.
Business Overview
The Company is an independent investment bank and institutional securities firm.  The Company operates through three primary business segments:  Equities, Fixed Income and Other.
The Company’s Equities segment is comprised of Equities Sales and Trading, and Equities Investment Banking services.  Equities Sales and Trading provides equity trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing equity transactions, trading gains and losses from market making activities and capital committed to facilitating customer transactions and fees received for equity research.  Equities Investment Banking generates revenues by providing financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies focusing primarily on the healthcare, energy and powertech sectors of the economy.
The Company’s Fixed Income business consists of Fixed Income Sales and Trading and Fixed Income Investment Banking.  Fixed Income Sales and Trading provides trade execution to institutional investors and generates revenues primarily through commissions and sales credits earned on executing securities transactions in the following products:
•	Mortgage-Backed and Asset-Backed Securities

•	High Grade Bonds (Investment grade and Government Bonds)
Fixed Income Investment Banking generates revenues by providing financial advisory and capital raising services in structuring asset-backed securities.
The Company’s Other segment includes the results from the Company’s investment portfolio, venture capital business, and costs related to corporate overhead and support.  The Company’s investment portfolio generates revenue from unrealized gains and losses as a result of changes in the value of the firm’s investments and realized gains and losses as a result of sales of equity holdings.  The Company’s venture capital business generates revenue through the management of and investment in venture capital funds.
The Company believes it has an opportunity to become one of the premier investment banking boutiques serving the middle market, which the Company believes is a largely under-served market.  The Company has taken steps to divest non-core and non-growth businesses and will focus on growing its middle market position by broadening its product line through growth and investments in key personnel.
In the second quarter of 2006, the Company ceased operations in its Taxable Fixed Income division due to a changing business environment and continued revenue declines.  In the third quarter of 2006, the Company determined that it would dispose of its Institutional Convertible Bond Arbitrage Advisory Group due to a continued decline in assets under management.  In April 2007, the Company ceased operations of the Institutional Convertible Bond Arbitrage Advisory Group and currently expects that any ongoing costs related to the shutdown will be immaterial.   In the second quarter of 2007, the Company discontinued operations in its Fixed Income Middle Markets Group following the departure of the employees from that group. In the third quarter of 2007 the Company completed the sale of its Municipal Capital Markets division to DEPFA BANK plc, an Irish public limited company.  On September 21, 2007, the Company received $46.1 net of cost from the sale of common stock to MatlinPatterson.
On October 31, 2007, the Company issued a press release announcing its financial results for its third quarter ended September 30, 2007. In the press release, the accounting for income taxes related to the inclusion of the operations and gain on sale of the Company’s Municipal Capital Markets Division in discontinued operations was reflected entirely in the third quarter of 2007. The press release did not give effect to the retrospective impact that classifying the Division in discontinued operations has on the results for the first and second quarters of 2007. To appropriately record the impact on the three months ended September 30, 2007 of including the Division in discontinued operations, the Company has reduced the tax expense recorded in discontinued operations by $0.7 million and reduced the tax benefit recorded in continuing operations by the same amount. There was no impact on the results reported for the nine months ended September 30, 2007 due to the effect of the reclassification in the first and second quarters of 2007. The reclassification resulted in no change to the Company’s net loss and net loss per share for the three months ended September 30, 2007. As a result of the reclassification, basic and diluted earnings per share for continuing operations changed from $(0.30) to $(0.34) and discontinued basic and diluted earnings per share changed from $0.22 to $0.26.
Business Environment
Investment banking revenues are driven by overall levels of capital raising activities in the marketplace and particularly the sectors and jurisdictions on which we focus.  Public offering activity in the market during the third quarter of 2007 increased over year ago levels with public follow-on activity up 18.0 percent in terms of dollar volume while the number of transactions increased 4.3 percent.  Initial public offering transactions were up 46.2 percent year-over-year and dollar volume increased 108.6 percent compared to the third quarter of 2006.  The economic sectors of Healthcare, Energy and CleanTech comprised 24.5 percent of the public follow-on activity and 15.8 percent of the total initial public offering activity for the third quarter of 2007.  (Source: Commscan and SDC Platinum)
In the equity markets, NYSE daily trading volume was up 7.5 percent while the NASDAQ composite daily trading volume increased 18.9 percent during the third quarter (Source: Factset).   Equity sales and trading revenues are dependent on trading volumes, commission rates and the value of our research product and other services that we can provide to our clients.  Our client’s ability to now execute trades electronically through the internet and other alternative platforms have increased commission rate pressures on our sales and trading business.  Beginning in June 2006, one of the Company’s largest institutional brokerage clients in terms of commission revenue at that time, Fidelity Management and Research Company, began to separate payments for research services and services for trading commissions for brokerage services, instead of compensating research services through trading commissions.   The results of these changes in business environment have decreased commission revenues from Fidelity, but have not had a material impact on commission rates from our other institutional clients.  If other institutional equity clients adopt similar practices, this trend can continue to have a negative impact on our commission revenue.  As of September 30, 2007, the Company’s Equity research covered 177 stocks through 13 publishing analysts focusing on the Healthcare and Technology sectors.
In the fixed income markets, the third quarter saw an improvement in the shape of the yield curve as volatility in the credit markets resulted in a widening of credit spreads and, a steepening of the yield curve.  The average net spread between the 10 year Treasury note and 2 year Treasury note was 0.33 percent.  (Source: U.S. Treasury Department)
Financial Overview
Three Months Ended September 30, 2007 and 2006
First Albany’s 2007 third quarter net revenues from continuing operations were $8.7 million, compared to $11.0 million for the third quarter of 2006. Excluding investment gains and losses, net revenues from continuing operations were $7.5 million, a decrease from $14.6 million in the third quarter of 2006.  For the third quarter of 2007, the Company reported a loss from continuing operations before income taxes of $9.9 million compared to a loss of $13.3 million a year ago.  The Company reported a net loss of $1.7 million, or $.08 per diluted share, for the third quarter of 2007, compared to a net loss of $12.4 million, or $.83 per diluted share, for the third quarter of 2006.

	Three Months Ended
	September 30
(In thousands of dollars)	2007	2006
Revenues:
Commissions	$984	$2,633
Principal transactions	4,339	7,260
Investment banking	1,554	4,164
Investment gains (losses)	1,203	(3,571)
Interest	3,343	3,646
Fees and other	350	342

Total revenues	11,773	14,474
Interest expense	3,090	3,427

Net revenues	8,683	11,047

Expenses (excluding interest):
Compensation and benefits	11,597	15,087

	Three Months Ended
	September 30
(In thousands of dollars)	2007	2006
Clearing, settlement and brokerage costs	589	1,409
Communications and data processing	1,802	2,331
Occupancy and depreciation	1,768	2,819
Selling	989	944
Other	1,803	1,757

Total expenses (excluding interest)	18,548	24,347

Loss from continuing operations before income taxes	(9,865)	(13,300)

Income tax expense (benefit)	(2,966)	—

Loss from continuing operations	(6,899)	(13,300)
Gain from discontinued operations, (including a pre-tax gain on sale of $8,406) (net of taxes) (see “Discontinued Operations” note)	5,224	874

Net Loss	$(1,675)	$(12,426)

Net interest income (expense):
Interest income	$3,343	$3,646
Interest expense	3,090	3,427

Net interest income (expense)	$253	$219

Net Revenue
Net revenue decreased $2.4 million, or 21 percent, in the third quarter of 2007 to $8.7 million led by  declines in sales and trading related revenue of $4.6 million, Investment banking revenue of $2.6 million, and an improvement in Investment gains (losses) of $4.8 million.  Excluding the impact of Investment gains related to the Company’s investment portfolio, net revenue decreased 49 percent.  A decrease in equity listed customer transactions resulted in a 63 percent decrease in commission revenue. Principal transaction revenue was down 40 percent compared to the third quarter of 2006 as a result of decreases primarily in sales and trading net revenue from equity sales and trading. The decline in investment banking revenue was due primarily to a decrease in Equity Investment Banking volume across all product groups.  Net interest income of $0.3 million represented a 16 percent increase in income compared to the third quarter of 2006.
Non-Interest Expense
Non-interest expense decreased $5.8 million, or 24 percent, to $18.5 million in the third quarter of 2007.
Compensation and benefits expense decreased $3.5 million, or 23 percent, to $11.6 million primarily driven by the decline in equities net revenues and lower overall headcount.  Total salary expense fell 31 percent, or $2.2 million, compared to the year ago period and employee retention and recruiting costs declined $1.5 million over the same period.  Average full time headcount for continuing operations declined 29 percent from the third quarter of 2006.
Clearing, settlement, and brokerage costs decreased $0.8 million, or 58 percent, to $0.6 million in the third quarter 2007.  A decrease in electronic communications network (“ECN”) expense, SEC transaction fee expense and floor brokerage expense in Equities as a result of lower trading volumes by both the NASDAQ and listed desks accounted for the variance.
Communications and data processing costs decreased $0.5 million, or 23 percent to $1.8 million, due to a decrease in data processing costs which is the result of lower trading volumes and more favorable pricing from the Company’s back office vendor and a decrease in market data services costs.
Occupancy and depreciation expense decreased $1.1 million, or 37 percent, to $1.8 million due to decreases in lease related costs of $.08 million and depreciation of $0.3 million. In addition, during the third quarter of 2006, the Company had incurred an additional $1.0 million in costs primarily related to its additional office space in Albany, New York.
Selling expense was up 5 percent in the third quarter of 2007 to $1.0 million as a result of an increase in promotional expenses.
Other expense decreased 3 percent to $1.8 million, in the third quarter of 2007. A decrease in legal expense of $0.6 million was offset by an increase of $0.5 million in deal expense in equities and $0.1 million increase in accounting fees.
The Company recorded $3.0 million of income tax benefit during the third quarter of 2007 representing the tax benefit in the quarter under FIN 18, resulting from the tax expense recorded on the gain from discontinued operations.  The Company did not recognize any income tax benefit for the third quarter of 2006 due to the valuation allowance recorded related to the Company’s deferred tax asset.  Refer to the Income Taxes note of the unaudited Notes to Condensed Consolidated Financial Statements for more detail.

Product Highlights
For presentation purposes, net revenue within each of the businesses is classified as sales and trading, investment banking, investment gains (losses), or net interest / other.  Sales and trading net revenue includes commissions and principal transactions.  Investment banking includes revenue related to underwritings and other investment banking transactions.  Investment gains (losses) reflects gains and losses on the Company’s investment portfolio.  Net interest / other includes interest income, interest expense, and fees and other revenue.   Net revenue presented within each category may differ from that presented in the financial statements as a result of differences in categorizing revenue within each of the revenue line items listed below for purposes of reviewing key business performance.  Operating income (loss) is defined as net revenues less total expenses.

Equities	Three Months Ended September 30,
(In thousands of dollars)	2007	2006	2007 v. 2006
Net revenue
Sales and Trading	$2,135	$7,112	-70.0%
Investment Banking	1,528	3,637	-58.0%
Net Interest / Other	14	15	-6.7%

Total Net Revenue	$3,677	$10,764	-65.8%

Operating income (loss)	$(6,164)	$(985)	-525.8%

Equities Three Months Ended September 30, 2007 and 2006
Equity net revenue decreased $7.1 million, or 66 percent, to $3.7 million in the third quarter of 2007. In Equity Sales and Trading, NASDAQ net revenue was down 76 percent to $1.2 million and listed net revenue of $0.9 million was down 60 percent relative to the same period in 2006. Both NASDAQ and listed desks continue to experience declines in commission revenue due to declines in customer trading volumes while overall commission rates remained unchanged. Equity Investment Banking net revenues decreased 58 percent or $2.1 million off of a record quarter in the third quarter of 2006. Public offering related revenue was down $1.2 million to $0.3 million and advisory, private placement and other revenue decreased $0.9 million to $1.5 million. Compensation as a percentage of revenue increased to 160 percent for the third quarter of 2007 as compared to 65 percent for the third quarter of 2006. Non-Compensation expense as a percentage of net revenue was 108 percent for the third quarter of 2007 compared to 44 percent from the same period a year ago.

Fixed Income	Three Months Ended September 30,
(In thousands of dollars)	2007	2006	2007 v. 2006
Net revenue
Sales and Trading	$3,246	$3,167	2.5%
Investment Banking	4	28	-85.7%
Net Interest / Other	(103)	(315)	67.3%

Total Net Revenue	$3,147	$2,880	9.3%

Operating income (loss)	$167	$(1,154)	114.5%

Fixed Income Three Months Period Ended September 30, 2007 and 2006
Fixed Income net revenue increased $0.3 million, or 9 percent, to $3.1 million in the third quarter of 2007. Fixed Income Sales and Trading net revenue was up 3 percent to $3.2 million. Profitability improved $1.3 million on a $0.3 million improvement in net revenue due primarily to a decrease in compensation expense of $0.8 million. Compensation as a percentage of revenue was 76 percent for the third quarter of 2007 compared to 111 percent for the same period a year ago.

Other	Three Months Ended September 30,
(In thousands of dollars)	2007	2006	2007 v. 2006
Net revenue
Investment Gains (Losses)	$1,203	$(3,571)	133.7%
Net Interest / Other	656	974	-32.6%

Total Net Revenue	$1,859	$(2,597)	171.6%

Operating income (loss)	$(3,868)	$(11,161)	65.3%

Other Three Months Period Ended September 30, 2007 and 2006
Other net revenue increased $4.5 million for the third quarter of 2007 to $1.9 million compared to the same period in 2006 due primarily to an increase in Investment gains (losses) of $4.8 million. Profitability was positively impacted by improvements in net revenue, reductions in compensation and benefit expense of $1.6 million due to the Company’s effort to reduce support headcount and a $0.9 million decline in occupancy and depreciation. Results from the third quarter of 2006 include $0.8 million in expense from the Company’s retention program that was completed in the third quarter of 2006. Support headcount was down 24 percent compared to the third quarter of 2006. Support headcount as a percentage of total headcount of 36 percent for the third quarter of 2007 was up from 34 percent in the year ago period.
Financial Overview
Nine Months Ended September 30, 2007 and 2006
Broadpoint Capital’s net revenues from continuing operations for the first nine months of 2007 were $29.5 million, compared to $57.9 million for the first nine months of 2006. Excluding investment gains and losses, net revenues from continuing operations were $27.8 million, a decrease from $66.4 million in the first nine months of 2006. For the first nine months of 2007, the Company reported a loss from continuing operations before income taxes of $22.1 million compared to a loss of $32.1 million from the same period last year. The Company reported a net loss of $11.1 million, or $.65 per diluted share, for the first nine months of 2007, compared to a net loss of $30.8 million, or $2.02 per diluted share, for the first nine months of 2006.

	Nine Months Ended
	September 30
(In thousands of dollars)	2007	2006
Revenues:
Commissions	$3,995	$9,339
Principal transactions	15,232	32,814
Investment banking	6,454	23,390
Investment gains (losses)	1,708	(8,518)
Interest	12,004	11,163
Fees and other	1,249	1,510

Total revenues	40,642	69,698
Interest expense	11,137	11,815

Net revenues	29,505	57,883

Expenses (excluding interest):
Compensation and benefits	30,524	61,994
Clearing, settlement and brokerage costs	2,660	4,655
Communications and data processing	6,008	7,111
Occupancy and depreciation	4,916	6,894
Selling	2,958	3,483
Other	4,497	5,799

Total expenses (excluding interest)	51,563	89,936

Loss from continuing operations before income taxes	(22,058)	(32,053)

Income tax expense (benefit)	(3,470)	—

Loss from continuing operations	(18,588)	(32,053)
Gain from discontinued operations, (including a pre-tax gain on sale of $8406) (net of taxes) (see “Discontinued Operations” note)	7,473	808
Loss before cumulative effect of change in accounting principles	(11,115)	(31,245)
Cumulative effect of accounting change, (net of taxes $0 in 2006)	—	427

Net loss	$(11,115)	$(30,818)

Net interest income (expense):
Interest income	$12,004	$11,163
Interest expense	11,137	11,815

Net interest income (expense)	$867	$(652)

Net Revenue
Net revenue decreased $28.4 million, or 49 percent, in the first nine months of 2007 to $29.5 million led by declines in Investment banking revenue of $16.9 million and sales and trading related revenue of $23.0 million partly offset by improvements in Investment gains (losses) of $10.2 million and net interest / other revenue of $0.6 million. Excluding the impact of investment gains related to the Company’s investment portfolio, net revenue decreased 58 percent. A decrease in equity listed customer transactions resulted in a 60 percent decrease in commission revenue. Principal transaction revenue was down 54 percent compared to the first nine months of 2006 as a result of decreases in sales and trading net revenue from Equities sales and trading, due to customer volumes. Net interest income of $0.9 million represented a 233 percent increase in income compared to the first nine months of 2006.
Non-Interest Expense
Non-interest expense decreased $38.4 million, or 43 percent, to $51.6 million in the first nine months of 2007.
Compensation and benefits expense decreased $31.5 million or 51 percent to $30.5 million primarily driven by the reduction of incentive compensation as a result of lower net revenues in equities and an overall decline in headcount. Average full time headcount for continuing operations declined 25 percent from the first nine months of 2006.
Clearing, settlement, and brokerage costs of $2.7 million represented a 43 percent decline versus the first nine months of 2006. A decrease in electronic communications network (“ECN”) expense, SEC transaction fee expense and floor brokerage expense in Equities due to lower trading volumes by both the NASDAQ and listed desks drove the variance.
Communications and data processing costs decreased $1.1 million, or 16 percent to $6.0 million, due to a decrease in data processing costs of $0.6 million which is the result of lower trading volumes and more favorable pricing from the firm’s back office vendor and a decrease in market data services costs of $0.5 million in equities as a result of a decline in headcount.
Occupancy and depreciation expense decreased $2.0 million, or 29 percent, to $4.9 million due to decreases in lease related costs of $1.5 million and depreciation of $0.6 million. During the first nine months of 2006, the Company incurred an additional $1.8 million in costs primarily related to its surrender of office space in Albany, New York.
Selling expense was down $0.5 million, or 15 percent, to $3.0 million in the first nine months of 2007 as a result of a decrease in travel and entertainment expense, dues and fees expense and promotional expenses.
Other expense decreased $1.3 million, or 23 percent to $4.5 million, in the first nine months of 2007 due primarily to decreases in legal expense of $1.5 million and professional fees of $0.3 million. In the first nine months of 2006, the Company incurred $0.9 million in settlements related to various litigations.
The Company recorded $3.5 million of income tax benefit during the nine months ended September 30, 2007, representing the tax benefit for the period under FIN 18 resulting from the tax expense recorded on the gain from discontinued operations. The Company did not recognize any income tax benefit for the nine months ending September 2006 due to the valuation allowance recorded related to the Company’s deferred tax asset. Refer to the Income Taxes note of the unaudited Notes to Condensed Consolidated Financial Statement for more detail.
Product Highlights
For presentation purposes, net revenue within each of the businesses is classified as sales and trading, investment banking, investment gains (losses), or net interest / other. Sales and trading net revenue includes commissions and principal transactions. Investment banking includes revenue related to underwritings and other investment banking transactions. Investment gains (losses) reflects gains and losses on the Company’s investment portfolio. Net interest / other includes interest income, interest expense, and fees and other revenue. Net revenue presented within each category may differ from that presented in the financial statements as a result of differences in categorizing revenue within each of the revenue line items listed below for purposes of reviewing key business performance. Operating income (loss) is defined as net revenue less total expenses.

Equities	Nine Months Ended September 30,
(In thousands of dollars)	2007	2006	2007 v. 2006
Net revenue
Sales and Trading	$10,114	$27,456	-63.2%
Investment Banking	5,637	22,491	-74.9%
Net Interest / Other	47	11	327.3%

Total Net Revenue	$15,798	$49,958	-68.4%

Operating income (loss)	$(12,253)	$2,782	-540.4%

Equities Nine Months Ended September 30, 2007 and 2006
Net revenues in Equities decreased $34.2 million, or 68 percent, to $15.8 million in the first nine months of 2007. In Equity Sales and Trading, NASDAQ net revenue was down 69 percent to $6.0 million and listed net revenue declined 55 percent to $3.7 million relative to the same period in 2006. Equity Investment Banking net revenues decreased 75 percent or $16.9 million versus the same period in the prior year. Public offering related revenue was down $9.9 million to $1.5 million and advisory, private placement and other revenue decreased $6.9 million to $4.1 million. The 68 percent reduction in total equities net revenues was offset by a 50 percent reduction in compensation expense and a 22 percent reduction in non-compensation expense. Compensation as a percentage of revenue was 98.0 percent for the first nine months of 2007 as compared to 62 percent for the first nine months of 2006. Non-Compensation expense as a percentage of net revenue was 80 percent for the first nine months of 2007 compared to 33 percent from the same period a year ago.

Fixed Income	Nine Months Ended September 30,
(In thousands of dollars)	2007	2006	2007 V 2006
Net revenue
Sales and Trading	$9,416	$14,976	-37.1%
Investment Banking	728	218	233.9%
Net Interest / Other	(454)	(571)	20.5%

Total Net Revenue	$9,690	$14,623	-33.7%

Operating income (loss)	$706	$(539)	231.0%

Fixed Income Nine Months Ended September 30, 2007 and 2006
Fixed Income net revenue declined 34 percent or $4.9 million, to $9.7 million in the first nine months of 2007. Decreases in sales and trading revenue of $5.6 million was due to several customer block transactions that were executed in the second quarter of 2006. Despite the year-over-year decline in net revenue, profitability improved $1.2 million primarily as a result of a decline in compensation expense. Compensation as a percentage of revenue was 74 percent for the first nine months of 2007 compared to 87 percent for the same period a year ago.

Other	Nine Months Ended September 30,
(In thousands of dollars)	2007	2006	2007 V 2006
Net revenue
Investment Gains (Losses)	$1,708	$(8,518)	120.1%
Net Interest / Other	2,309	1,820	26.9%

Total Net Revenue	$4,017	$(6,698)	160.0%

Operating income (loss)	$(10,511)	$(34,296)	69.4%

Other Nine Months Ended September 20, 2007 and 2006
Other net revenue increased $10.7 million for the first nine months of 2007 compared to the same period in 2006 due primarily to an improvement in Investment gains (losses) of $10.2 million. Profitability was positively impacted primarily by the improvement in net revenue, a reduction in compensation and benefit expense of $10.4 million, a reduction in occupancy and depreciation expense of $0.1 million, and a reduction in other expense of $0.9 million. Results for the first nine months of 2006 include $6.8 million in expense from the Company’s retention program that was completed in the third quarter of 2006. Support headcount was down 23 percent compared to the first nine months of 2006. Support headcount as a percentage of total headcount remained constant at 35 percent for the first nine months of 2007 versus the same period a year ago.
Liquidity and Capital Resources
A substantial portion of the Company’s assets, similar to other brokerage and investment banking firms, are liquid, consisting of cash and assets readily convertible into cash. These assets are financed primarily by the Company’s payables to brokers and dealers, bank lines of credit and customer payables. The level of assets and liabilities will fluctuate as a result of the changes in the level of positions held to facilitate customer transactions and changes in market conditions.
On September 14, 2007, the Company completed the asset sale to DEPFA Bank PLC (“DEPFA”) pursuant to which DEPFA acquired the Municipal Capital Markets Group of the Company’s subsidiary, Broadpoint Capital, in connection with which the Company recognized a pre-tax gain on sale in the amount of $8.4 million. On September 21, 2007, the Company also closed the previously announced investment from MatlinPatterson, in which the Company received net proceeds from the sale of common stock of $46.1 million. Pursuant to the Investment Agreement, MatlinPatterson, received 37.9 million newly issued shares and two co-investors received a total of 0.4 million newly issued shares which represents approximately 69.74 percent and 0.82 percent, respectively, of the issued and outstanding voting power of the Company immediately following the closing of the investment transaction.
On October 17, 2007, First Albany Companies Inc. (the “Company”) announced a plan whereby it will outsource certain of its administrative functions, consolidate certain of such functions in its New York City location and reduce staff in order to properly size its business consistent with its current levels of activity.
This plan will result in the termination of certain employees, the possible relocation of other employees and the closure of the Company’s Albany, New York office. The Company currently expects to complete the plan by March 31, 2008. Approximately thirty percent of the workforce of the Company will be affected by the plan, with the majority of the affected employees employed by one of the Company’s principal operating subsidiaries, Broadpoint Capital.
In connection with the plan, the Company expects to incur exit and restructuring costs of approximately $4.4 million to $4.8 million in pre-tax expense. Included in this charge is $4.1 million of cash charges consisting of approximately $2.1 million for severance and employee related costs and $2.0 million for lease termination costs. Of the total expected expense, the Company expects to recognize approximately $2.7 million to $2.9 million in 2007 and approximately $1.7 million to $1.9 million in 2008.
In connection with the plan announced on October 17, 2007, on November 2, 2007, the Company entered into a Fifth Amendment to Sub-Lease Agreement (the “Amendment”) with Columbia 677, L.L.C. (the “Landlord”) pursuant to which the Company’s Sublease-Agreement with the Landlord dated August 12, 2003 concerning the lease of certain space in the building located at 677 Broadway, Albany, New York (the “Albany Premises”) was amended. The Amendment provides that the Company will surrender a total of 15,358 square feet (the “Surrender Premises”) of the Albany Premises, a portion at a time, on or before three surrender dates: November 15, 2007, December 15, 2007 and April 1, 2008. If the Company fails to vacate the portion of the Surrender Premises on the applicable surrender dates, it will owe the Landlord $1,667.67 for each day of such failure. In consideration of the Landlord agreeing to the surrender of the Surrender Premises, the Amendment provides that the Company shall pay the Landlord a surrender fee equal to $1,050,000 payable in three installments, provided that the Landlord enters into a new lease with respect to the Surrender Premises by the first installment date. If the Landlord does not enter into a new lease by November 7, 2007, either of the Company or the Landlord may declare the Amendment to be null and void.
Short-term Bank Loans and Notes Payable
At September 30, 2007, the Company had no outstanding short-term bank loans. The Company has bank lines of credit totaling $210 million for financing securities inventory but for which no contractual lending obligations exist and are repayable on demand. Generally, these lines of credit allow the Company to borrow up to 50% to 90% of the market value of eligible securities, including Company-owned securities, subject to certain regulatory formulas. These loans bear interest at variable rate based primarily on the Federal Funds interest rate. The weighted average interest rate on these loans was 5.74% at December 31, 2006.
During the nine months ended September 30, 2007, the Company paid the remaining balance of the term loan of $12.7 million related to the acquisition of Broadpoint Securities, Inc. pursuant to an agreement (“the Agreement”) entered into on August 6, 2007, with the Company’s lender and lessor (also see Note 12: Obligations under Capitalized Leases). The Agreement stated that the lender and the Company acknowledged that they did not agree on the interpretation and /or enforcement of each of the parties respective rights under the Loan Agreement and/or the Lease, therefore, the parties acknowledged and agreed that neither the lender nor the Company had waived or was waiving any of its rights under the Loan Agreement and or the Lease except for the waivers and or modifications. The Agreement also amended the Company’s obligations under the Loan Agreement with respect to the DEPFA and MatlinPatterson transactions. The Company agreed to repay, upon closing of the DEPFA transaction, Loan Agreement obligations equal to 75 percent of the net proceeds received by the Company and upon closing of the MatlinPatterson transaction to pay in full the remaining balance of the loan. On September 14, 2007, upon the close of the DEPFA transaction, the Company made a principal payment of $0.8 million pursuant to the Agreement. On September 21, 2007, upon the close of the MatlinPatterson transaction, the Company paid the remaining $9.8 million balance of the term loan.
Regulatory
As of September 30, 2007, Broadpoint Capital and Broadpoint Securities, both registered broker-dealer subsidiaries of the Company, were in compliance with the net capital requirements of the Securities and Exchange Commission. The net capital rules restrict the amount of a broker-dealer’s net assets that may be distributed. Also, a significant operating loss or extraordinary charge against net capital may adversely affect the ability of the Company’s broker-dealer subsidiaries to expand or even maintain their present levels of business and the ability to support the obligations or requirements of the Company. As of September 30, 2007, Broadpoint Capital had net capital of $15.1 million, which exceeded minimum net capital requirements by $14.1 million, while Broadpoint Securities had net capital of $18.0 million, which exceeded minimum net capital requirements by $17.6 million.
The Company enters into underwriting commitments to purchase securities as part of its investment banking business. Also, the Company may purchase and sell securities on a when-issued basis. As of September 30, 2007, the Company had no outstanding underwriting commitments and had purchased $19.6 million and sold $30.9 million securities on a when-issued basis.
Investments and Commitments
As of September 30, 2007, the Company had a commitment to invest up to an additional $1.3 million in FA Technology Ventures, LP (the “Partnership”). The initial investment period expired in July 2006; however, the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The Company intends to fund this commitment from its working capital. The Partnership’s primary purpose is to provide investment returns consistent with risks of investing in venture capital. In addition to the Company, certain other limited partners of the Partnership serve as officers or directors of the Company. The majority of the commitments to the Partnership are from non-affiliates of the Company.
The General Partner for the Partnership is FATV GP LLC. The General Partner is responsible for the management of the Partnership, including among other things, making investments for the Partnership. The members of the General Partner are George McNamee, a Director of the Company, Broadpoint Enterprise Funding, Inc. (formerly known as First Albany Enterprise Funding, Inc.), a wholly owned subsidiary of the Company, and other employees of the Company or its subsidiaries. Mr. McNamee is required under the partnership agreement to devote a majority of his business time to the conduct of the affairs of the Partnership and any parallel funds. Subject to the terms of the partnership agreement, under certain conditions, the General Partner is entitled to share in the gains received by the Partnership in respect of its investment in a portfolio company. The General Partner has contracted with FATV to act as its investment advisor.
As of September 30, 2007, the Company had an additional commitment to invest up to $0.2 million in funds that invest in parallel with the Partnership, which it intends to fund, at least in part, through current and future Employee Investment Funds (EIF). The investment period expired in July 2006, but the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and for the payment of management fees. The Company anticipates that the portion of the commitment that is not funded by employees through the EIF will be funded by the Company from working capital.
Over the last several years the Company funded much of its operating losses through the sale of its publicly held investments. The Company’s current investment portfolio consists almost entirely of its interest in the Partnership, the General Partner, and the EIF. Such investments are illiquid and the Company may not realize any return on these investments for some time or at all.
Contingent Consideration
On May 14, 2004, the Company acquired 100 percent of the outstanding common shares of Descap Securities Inc., now Broadpoint Securities Inc., a New York-based broker-dealer and investment bank. Per the acquisition agreement, the Sellers can receive future contingent consideration (“Earnout Payment”) based on the following: for each of the years ending May 31, 2005, May 31, 2006 and May 31, 2007, if Broadpoint Securities’ Pre-Tax Net Income (as defined) (i) is greater than $10 million, the Company shall pay to the Sellers an aggregate amount equal to fifty percent (50%) of Broadpoint Securities’ Pre-Tax Net Income for such period, or (ii) is equal to or less than $10 million, the Company shall pay to the Sellers an aggregate amount equal to forty percent (40%) of Broadpoint Securities’ Pre-Tax Net Income for such period. Each Earnout Payment shall be paid in cash, provided that Buyer shall have the right to pay up to seventy-five percent (75%) of each Earnout Payment in the form of shares of Company Stock. The amount of any Earnout Payment that the Company elects to pay in the form of Company Stock shall not exceed $3.0 million for any Earnout Period and in no event shall such amounts exceed $6.0 million in the aggregate for all Earnout Payments. Based upon Broadpoint Securities’ Pre-Tax Net Income from June 1, 2005 through May 31, 2006, $1.0 million of contingent consideration has been accrued at September 30, 2007. Also, based upon Broadpoint Securities’ Pre-Tax Net Income from June 1, 2006 to May 31, 2007, no contingent consideration would be payable to the Sellers for this period.
Legal Proceedings
From time to time the Company and its subsidiaries are involved in legal proceedings or disputes. (See Part II — Item 1 — Legal Proceedings). An adverse result or development in respect of these matters, whether in settlement or as a result of litigation or arbitration, could materially adversely affect the Company’s consolidated financial condition, results of operations, cash flows and liquidity.
In the ordinary course of business, the Company is called upon from time to time to answer inquiries and subpoenas on a number of different issues by self-regulatory organizations, the SEC and various state securities regulators. In recent years, there has been an increased incidence of regulatory enforcement in the United States involving organizations in the financial services industry, and the Company is no exception. We are not always aware of the subject matter of the particular inquiry or the ongoing status of a particular inquiry. As a result of some of these inquiries, the Company has been cited for technical operational deficiencies. Although there can be no assurance as to the eventual outcome of these proceedings, none of these inquiries has to date had a material effect upon the business or operations of the Company.
Taxes
At September 30, 2007, the Company had a valuation allowance of approximately $25 million compared to $21.8 million at December 31, 2006. The valuation allowance was established as a result of weighing all positive and negative evidence, including the Company’s history of cumulative losses over at least the past three years and the difficulty of forecasting future taxable income. As a result, the Company does not anticipate that the payment of future taxes will have a significant negative impact on its liquidity and capital resources in the near term.
As a result of the closing of the MatlinPatterson transaction on September 21, 2007 the Company underwent a change in ownership within the meaning of Section 382 of the Internal Revenue Code (IRC Section 382). In general, IRC Section 382 places an annual limitation on the use of certain tax attributes such as net operating losses and tax credit carryovers in existence at the ownership change date It is likely that certain of the tax attribute carryovers will go unutilized because of the limitation. The Company is in the process of analyzing this change and determining the amount of limitation.
OFF BALANCE SHEET ARRANGEMENTS
Information concerning the Company’s off balance sheet arrangements are included in the Contractual Obligations section which follows. Except as set forth in such sections, the Company has no off balance sheet arrangements.
CONTRACTUAL OBLIGATIONS
The Company has obligations and commitments to make future payments in connection with our debt, leases, compensation and retention programs and investments. See Notes to unaudited condensed consolidated financial statements for additional disclosures related to our commitments.
The following table sets forth these contractual obligations by fiscal year:

								All
(In thousands of dollars)	Total	2007	2008	2009	2010	2011	Thereafter	Others
Operating leases (net of sublease rental income)(1)	18,186	1,212	4,276	2,258	2,188	2,166	6,086	—
Guaranteed compensation payments (2)	4,542	116	3,871	555	—	—	—	—
Restructuring compensation payments (3)	1,565	526	1,039	—	—	—	—	—
Partnership and employee investment funds commitments (4)	1,500	1,500	—	—	—	—	—	—
Subordinated debt (5)	2,962	—	1,299	465	287	108	803	—
Unrecognized tax benefits (6)	926	—	—	—	—	—	—	926

Total	$29,681	$3,354	$10,485	$3,278	$2,475	$2,274	$6,889	$926

(1)	The Company’s headquarters and sales offices, and certain office and communication equipment, are leased under non-cancelable operating leases, certain of which contain escalation clauses and which expire at various times through 2015 (see Notes to the unaudited Condensed Consolidated Financial Statements). The 2012 obligation is $2,145 and the remaining obligation thereafter is $3,941.

(2)	Guaranteed compensation payments primarily include various employment and consulting compensation arrangements.

(3)	Restructuring compensation payments are comprised of various severance agreements.

(4)	The Company has a commitment to invest in the Partnership and an additional commitment to invest in funds that invest in parallel with the Partnership (see Notes to the unaudited Condensed Consolidated Financial Statements).

(5)	A select group of management and highly compensated employees were eligible to participate in the First Albany Companies Inc. Deferred Compensation Plan for Key Employees (the “Plan”). The employees enter into subordinate loans with the Company to provide for the deferral of compensation and employer allocations under the Plan. The accounts of the participants of the Plan are credited with earnings and/or losses based on the performance of various investment benchmarks selected by the participants. Maturities of the subordinated debt are based on the distribution election made by each participant, which may be deferred to a later date by the participant. The 2012 obligation is $207 and the remaining obligation thereafter is $596.

(6)	At September 30, 2007, the Company has a reserve for unrecognized tax benefits including related interest of $0.9 million. The reserve has two components; $0.8 million is recorded as a liability on the Company’s books while $0.1 million is recorded as a reduction to the valuation allowance. The Company is unable at this time to estimate the periods in which potential cash outflows relating to these liabilities would occur because the timing of the cash flows are dependant upon audit by the relevant taxing authorities. The Company does not currently have any tax returns under examination. (see Notes to the unaudited Condensed Consolidated Financial Statements).
NEW ACCOUNTING STANDARDS
SFAS No. 157, Fair Value Measurements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements . This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 157 will be effective for our fiscal year beginning January 1, 2008. The Company is currently evaluating the impacts of SFAS No. 157.
SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115
In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 . This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 159 will be effective for our fiscal year beginning January 1, 2008. The Company is currently evaluating the impacts of SFAS No. 159.
Quantitative and Qualitative Disclosures about Market Risk
MARKET RISK
Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest rates and equity prices, changes in the implied volatility of interest rates and equity prices and also changes in the credit ratings. Market risk is inherent to both derivative and non-derivative financial instruments, and accordingly, the scope of the Company’s market risk management procedures extends beyond derivatives to include all market-risk-sensitive financial instruments. The Company’s exposure to market risk is directly related to its role as a financial intermediary in customer-related transactions and to its proprietary trading.
The Company trades taxable debt obligations, including U.S. Treasury bills, notes, and bonds, U.S. Government agency notes and bonds, bank certificates of deposit; mortgage-backed securities, and corporate obligations. The Company is also an active market maker in the NASDAQ equity markets. In connection with these activities, the Company may be required to maintain inventories in order to ensure availability and to facilitate customer transactions. In connection with some of these activities, the Company attempts to mitigate its exposure to such market risk by entering into hedging transactions, which may include U.S. Government and federal agency securities.
The following table categorizes the Company’s market risk sensitive financial instruments by type of security and maturity date. The amounts shown are net of long and short positions:

(In thousands of dollars)	2007	2008	2009	2010	2011	2012	Thereafter	Total
Fair value of securities
Corporate bonds	$1	$—	$80	$43	$—	$1	$60	$185
State and municipal bonds	0	(1)	1	—	—	—	6	6
US Government and federal agency obligations	10	158	(648)	(2,949)	67	(4,435)	68,281	60,484

Subtotal	11	157	(567)	(2,906)	67	(4,434)	68,347	60,675

Equity securities	4,615	—	—	—	—	—	—	4,615
Investments	14,617	—	—	—	—	—	—	14,617

Fair value of securities	$19,243	$157	$(567)	$(2,906)	$67	$(4,434)	$68,347	$79,907

Following is a discussion of the Company’s primary market risk exposures as of September 30, 2007, including a discussion of how those exposures are currently managed.
Interest Rate Risk
Interest rate risk is a consequence of maintaining inventory positions and trading in interest-rate-sensitive financial instruments. In connection with trading activities, the Company exposes itself to interest rate risk, arising from changes in the level or volatility of interest rates or the shape and slope of the yield curve. The Company’s fixed income activities also expose it to the risk of loss related to changes in credit spreads. The Company attempts to hedge its exposure to interest rate risk primarily through the use of U.S. Government securities designed to reduce the Company’s risk profile.
A sensitivity analysis has been prepared to estimate the Company’s exposure to interest rate risk of its net inventory positions. The fair market value of these securities included in the Company’s inventory at September 30, 2007 was $60.7 million and $153.9 million at December 31, 2006. Interest rate risk is estimated as the potential loss in fair value resulting from a hypothetical one-half percent change in interest rates. At September 30, 2007, the potential change in fair value using a yield to maturity calculation and assuming this hypothetical change, was $3.5 million and at year-end 2006 was $8.3 million. The actual risks and results of such adverse effects may differ substantially.
Equity Price Risk
The Company is exposed to equity price risk as a consequence of making markets in equity securities. Equity price risk results from changes in the level or volatility of equity prices, which affect the value of equity securities or instruments that derive their value from a particular stock. The Company attempts to reduce the risk of loss inherent in its inventory of equity securities by monitoring those security positions constantly throughout each day.
Marketable equity securities included in the Company’s inventory were recorded at a fair value of $4.6 million in securities owned at September 30, 2007 and $13.4 million in securities owned at December 31, 2006, and have exposure to equity price risk. This risk is estimated as the potential loss in fair value resulting from a hypothetical 10 percent adverse change in prices quoted by stock exchanges, and amounts to $0.5 million at September 30, 2007 and $1.3 million at year-end 2006. The Company’s investment portfolio, excluding the consolidation of Employee Investment Fund (see “Investments” note to the unaudited Consolidated Financial Statements), at September 30, 2007 had a fair market value of $14.6 and at December 31, 2006, had a fair market value of $10.9 million. This equity price risk is also estimated as the potential loss in fair value resulting from a hypothetical 10 percent adverse change in equity security prices or valuations, and amounts to $1.5 million at September 30, 2007 and $1.1 million at December 31, 2006. The actual risks and results of such adverse effects may differ substantially.
CREDIT RISK
The Company is engaged in various trading and brokerage activities whose counterparties primarily include broker-dealers, banks and other financial institutions. In the event counter parties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the credit worthiness of the counter party or issuer of the instrument. The Company seeks to control credit risk by following an established credit approval process, monitoring credit limits, and requiring collateral where it deems appropriate.

The Company purchases debt securities and may have significant positions in its inventory subject to market and credit risk. In order to control these risks, security positions are monitored on at least a daily basis. Should the Company find it necessary to sell such a security, it may not be able to realize the full carrying value of the security due to the size of the position sold.
OPERATING RISK
Operating risk is the potential for loss arising from limitations in the Company’s financial systems and controls, deficiencies in legal documentation and the execution of legal and fiduciary responsibilities, deficiencies in technology, and the risk of loss attributable to operational problems. These risks are less direct than credit and market risk, but managing them is critical, particularly in a rapidly changing environment with increasing transaction volumes. In order to reduce or mitigate these risks, the Company has established and maintains an internal control environment that incorporates various control mechanisms at different levels throughout the organization and within such departments as Finance, Accounting, Operations, Legal, Compliance and Internal Audit. These control mechanisms attempt to ensure that operational policies and procedures are being followed and that the Company’s various businesses are operating within established corporate policies and limits.
OTHER RISKS
Other risks encountered by the Company include political, regulatory and tax risks. These risks reflect the potential impact that changes in local laws, regulatory requirements or tax statutes have on the economics and viability of current or future transactions. In an effort to mitigate these risks, the Company seeks to review new and pending regulations and legislation and their potential impact on its business.

Appendix F
PRO FORMA FINANCIAL STATEMENTS OF THE COMPANY

Introduction
On September 14, 2007, pursuant to the terms of the Asset Purchase Agreement, dated as of March 6, 2007 (the “Asset Purchase Agreement”), by and among First Albany Companies Inc. (the “Company”), Broadpoint Capital, Inc., formerly First Albany Capital Inc., a wholly-owned subsidiary of the Company (“Broadpoint Capital”), and DEPFA BANK plc (“DEPFA”), the Company completed the sale of its Municipal Capital Markets Group to DEPFA’s wholly owned U.S. broker dealer subsidiary now operating as DEPFA First Albany Securities LLC (the “Asset Sale”).
Under the terms of the Asset Purchase Agreement, DEPFA purchased Broadpoint Capital’s Municipal Capital Markets Group (the “Municipal Capital Markets Group”) and certain assets of the Company and Broadpoint Capital related thereto as described in the Asset Purchase Agreement for a purchase price of $12,000,000 in cash. Further, pursuant to the Agreement, DEPFA purchased Broadpoint Capital’s municipal bond inventory used in the business of the Municipal Capital Markets Group for approximately $48,000,000. In connection with the Asset Sale, DEPFA assumed certain contractual obligations of the Company and Broadpoint Capital and acquired the right to use the name “First Albany” and any derivative thereof except for certain exceptions.
The Company’s unaudited pro forma financial statements as of September 30, 2007 and for the nine months then ended and for the years ended December 31, 2006, 2005 and 2004 are included in this Appendix F. The unaudited pro forma financial statements (the “Pro Forma Financial Information”) give effect to the Asset Sale. The pro forma statements of operations for the nine months ended September 30, 2007 and for the fiscal years ended December 31, 2006, 2005 and 2004 present our consolidated results of operations, assuming that the sale of the Municipal Capital Markets Group occurred as of the beginning of the periods presented. The Pro Forma Financial Information should be read in conjunction with this proxy statement and our audited and unaudited financial statements and related notes provided in Appendix E. The Pro Forma Financial Information presented is for informational purposes only and is not intended to be indicative of the results of operations that would have occurred had the sale been consummated as of the beginning of the periods presented, nor is it intended to be indicative of our future results of operations or financial position. Future results may vary significantly from the results reflected because of various factors.

FIRST ALBANY COMPANIES INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
UNAUDITED

(In thousands, except share		Discontinued	Continuing	Pro Forma
and per share amounts)	Actual	Operations(a)	Operations	Adjustments(b)	Pro Forma
Revenues:
Commissions	$3,995	$—	$3,995	$—	$3,995
Principal transactions	15,232	—	15,232	—	15,232
Investment Banking	6,454	—	6,454	—	6,454
Investment gains (losses)	1,708	—	1,708	—	1,708
Interest	12,004	—	12,004	—	12,004
Fees and other	1,249	—	1,249	—	1,249

Total revenues	40,642	—	40,642	—	40,642
Interest expense	11,137	—	11,137	—	11,137

Net revenues	29,505	—	29,505	—	29,505

Expenses (excluding Interest):
Compensation and Benefits	30,524	—	30,524	—	30,524
Clearing, settlement and brokerage costs	2,660	—	2,660	—	2,660
Communications and data processing	6,008	—	6,008	—	6,008
Occupancy and depreciation	4,916	—	4,916	—	4,916
Selling	2,958	—	2,958	—	2,958
Other	4,497	—	4,497	—	4,497

Total expenses	51,563	—	51,563	—	51,563

(Loss) income before income tax	(22,058)	—	(22,058)	—	(22,058)
Income tax (benefit) expense	(3,470)	—	(3,470)	3,717	247

(Loss) income from continuing operations	$(18,588)	$—	$(18,588)	$(3,717)	$(22,305)

Per Common Share:

Basic earnings per share:
Loss per share — Continuing operations	(1.08)		(1.08)		(1.30)

Diluted earnings per share:
Continuing operations	(1.08)		(1.08)		(1.30)

Weighted average
Basic	17,202		17,202		17,202
Dilutive	17,202		17,202		17,202

FIRST ALBANY COMPANIES INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2006
UNAUDITED

(In thousands, except share		Discontinued	Continuing	Pro Forma
and per share amounts)	Actual	Operations(a)	Operations	Adjustments(b)	Pro Forma
Revenues:
Commissions	$11,799	$25	$11,774	$—	$11,774
Principal transactions	57,698	17,094	40,604	—	40,604
Investment Banking	47,418	20,775	26,643	—	26,643
Investment gains (looses)	(7,602)	—	(7,602)	—	(7,602)
Interest	14,331	5,083	9,248	—	9,248
Fees and other	1,871	280	1,591	—	1,591

Total revenues	125,515	43,257	82,258	—	82,258
Interest expense	15,903	6,533	9,370	—	9,370

Net revenues	109,612	36,724	72,888	—	72,888

Expenses (excluding Interest):
Compensation and Benefits	101,460	25,108	76,352	—	76,352
Clearing, settlement and brokerage costs	6,113	280	5,833	—	5,833
Communications and data processing	11,404	2,131	9,273	—	9,273
Occupancy and depreciation	11,127	1,973	9,154	—	9,154
Selling	4,922	910	4,012	—	4,012
Impairment	7,886	—	7,886	—	7,886
Other	8,254	435	7,819	—	7,819

Total expenses	151,166	30,837	120,329	—	120,329

(Loss) income before income tax	(41,554)	5,887	(47,441)	—	(47,441)
Income tax (benefit) expense	153	1,973	(1,820)	1,884	64

(Loss) income from continuing operations	$(41,707)	$3,914	$(45,621)	$(1,884)	$(47,505)

Per Common Share:

Basic earnings per share:
Loss per share — Continuing operations	(2.75)		(3.01)		(3.13)

Diluted earnings per share:
Continuing operations	(2.75)		(3.01)		(3.13)

Weighted average
Basic	15,155		15,155		15,155
Dilutive	15,155		15,155		15,155

FIRST ALBANY COMPANIES INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2005
UNAUDITED

(In thousands, except share		Discontinued	Continuing	Pro Forma
and per share amounts)	Actual	Operations(a)	Operations	Adjustments(b)	Pro Forma
Revenues:

Commissions	$17,513	$38	$17,475	$—	$17,475
Principal transactions	54,221	14,012	40,209	—	40,209
Investment Banking	47,441	28,132	19,309	—	19,309
Investment gains (losses)	21,591	—	21,591	—	21,591
Interest	15,220	4,291	10,929	—	10,929
Fees and other	3,391	52	3,339	—	3,339

Total revenues	159,377	46,525	112,852	—	112,852
Interest expense	12,580	4,978	7,602	—	7,602

Net revenues	146,797	41,547	105,250	—	105,250

Expenses (excluding Interest):
Compensation and Benefits	99,565	26,324	73,241	—	73,241
Clearing, settlement and brokerage costs	8,621	312	8,309	—	8,309
Communications and data processing	11,794	1,939	9,855	—	9,855
Occupancy and depreciation	11,162	1,984	9,178	—	9,178
Selling	5,951	970	4,981	—	4,981
Other	6,158	521	5,637	—	5,637

Total expenses	143,251	32,050	111,201	—	111,201

(Loss) income before income tax	3,546	9,497	(5,951)	—	(5,951)
Income tax (benefit) expense	8,481	2,495	5,986	(378)	5,608

(Loss) income from continuing operations	$(4,935)	$7,002	$(11,937)	$378	$(11,559)

Per Common Share:

Basic earnings per share:
Loss per share — Continuing operations	(0.36)		(0.86)		(0.84)

Diluted earnings per share:
Continuing operations	(0.36)		(0.86)		(0.84)

Weighted average
Basic	13,824		13,824		13,824
Dilutive	13,824		13,824		13,824

FIRST ALBANY COMPANIES INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2004
UNAUDITED

(In thousands, except share		Discontinued	Continuing	Pro Forma
and per share amounts)	Actual	Operations(a)	Operations	Adjustments(b)	Pro Forma
Revenues:

Commissions	$19,799	$29	$19,770	$—	$19,770
Principal transactions	57,192	15,908	41,284	—	41,284
Investment Banking	45,932	19,196	26,736	—	26,736
Investment gains (losses)	10,070	—	10,070	—	10,070
Interest	9,474	3,535	5,939	—	5,939
Fees and other	1,938	93	1,845	—	1,845

Total revenues	144,405	38,761	105,644	—	105,644
Interest expense	6,047	2,751	3,296	—	3,296

Net revenues	138,358	36,010	102,348	—	102,348

Expenses (excluding Interest):
Compensation and Benefits	104,919	24,385	80,534	—	80,534
Clearing, settlement and brokerage costs	6,196	291	5,905	—	5,905
Communications and data processing	12,323	2,017	10,306	—	10,306
Occupancy and depreciation	8,496	1,917	6,579	—	6,579
Selling	6,661	983	5,678	—	5,678
Impairment	1,375	—	1,375	—	1,375
Restructuring	1,275	—	1,275	—	1,275
Other	12,179	2,584	9,595	—	9,595

Total expenses	153,424	32,177	121,247	—	121,247

(Loss) income before income tax	(15,066)	3,833	(18,899)	—	(18,899)
Income tax (benefit) expense	(9,571)	481	(10,052)	—	(10,052)

(Loss) income from continuing operations	$(5,495)	$3,352	$(8,847)	$—	$(8,847)

Per Common Share:

Basic earnings per share:
Loss per share — Continuing operations	(0.44)		(0.71)		(0.71)

Diluted earnings per share:
Continuing operations	(0.44)		(0.71)		(0.71)

Weighted average
Basic	12,528		12,528		12,528
Dilutive	12,528		12,528		12,528

FIRST ALBANY COMPANIES INC
PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
AS OF SEPTEMBER 30, 2007
UNAUDITED

		Continuing
(In thousands of dollars)	Actual (c)	Operations	Pro Forma
Balance Sheet
Assets
Cash	$47,015	$47,015	$47,015
Cash and securities segregated for regulatory purposes	1,700	1,700	1,700
Securities purchased under agreement to resell	—	—	—
Receivables from:
Brokers, dealers and clearing agencies	1,722	1,722	1,722
Customers, net	266	266	266
Others	3,659	3,659	3,659
Securities owned	107,489	107,489	107,489
Investments	16,473	16,473	16,473
Office equipment and leasehold improvements, net	3,076	3,076	3,076
Intangible assets	17,822	17,822	17,822
Net Assets of Discontinued Ops	—	—	—
Other assets	1,885	1,885	1,885

Total Assets	$201,107	$201,107	$201,107

Liabilities and Stockholders’ Equity	$—	$—	$—
Liabilities
Short-term bank loans
Payables to:
Brokers, dealers and clearing agencies	38,514	38,514	38,514
Customers	205	205	205
Others	5,536	5,536	5,536
Securities sold, but not yet purchased	42,200	42,200	42,200
Accrued compensation	10,268	10,268	10,268
Accounts payable	4,983	4,983	4,983
Accrued expenses	6,267	6,267	6,267
Income Taxes Payable	—	—	—
Notes payable	—	—	—
Obligations under capitalized leases	—	—	—

Total Liabilities	107,973	107,973	107,973
Commitments and Contingencies
Subordinated debt	2,962	2,962	2,962
Temporary capital	104	104	104

Total Commitments and Contingencies	3,066	3,066	3,066
Stockholder’s Equity

Preferred stock; $1.00 par value; authorized 1,500,000 shares as of September 30, 2007, 500,000 shares as of December 31, 2006; none issued

Common stock; $.01 par value; authorized 100,000,000 shares as of September 30, 2007, 50,000,000 shares as of December 31, 2006; issued 56,023,930 shares and 17,613,827 shares, respectively	561	561	561
Additional paid-in capital	203,143	203,143	203,143
Deferred compensation	1,600	1,600	1,600
Accumulated deficit	(112,354)	(112,354)	(112,354)

Treasury stock, at cost (1,758,316 shares and 1,168,748 shares, respectively)	(2,882)	(2,882)	(2,882)

Stockholder’s Equity	90,068	90,068	90,068

Total Liabilities and Stockholder’s Equity	$201,107	$201,107	$201,107

FIRST ALBANY COMPANIES INC
NOTES TO PRO FORMA FINANCIAL INFORMATION
UNAUDITED
(a)	The “Discontinued Operations” columns represent the results of operations of the Municipal Capital Markets Group of the wholly owned subsidiary, Broadpoint Capital, Inc. (Formerly First Albany Capital Inc.). These amounts do not include an allocation of overhead. The disposition of the Municipal Capital Markets Group occurred on September 14, 2007; therefore the Company’s “Actual” Statement of Operations for September 30, 2007 does not include the results of operations of the Group for the nine months ended September 30, 2007.

(b)	The “Pro Forma Adjustments” column includes the elimination of an estimate of the incremental income tax benefit of offsetting the loss from continuing operations against income from discontinued operations of the Municipal Capital Markets Group.

(c)	The disposition of the Municipal Capital Markets Group occurred on September 14, 2007, the Company’s Statement of Financial Condition as of September 30, 2007 does not require any pro forma adjustments to exclude the group from the continuing operations Statement of Financial Condition at September 30, 2007.

Appendix G
FINANCIAL INFORMATION OF THE MUNICIPAL CAPITAL MARKETS GROUP

Introduction
The Municipal Capital Markets Group’s unaudited financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 are included in this Appendix G. The Municipal Capital Markets Group’s unaudited financial statements as of June 30, 2007 and for the three and six months ended June 30, 2007 and 2006 are also included in this Appendix G.

STATEMENTS OF FINANCIAL CONDITION
(In thousands of dollars)
(unaudited)

	December 31	December 31
	2006	2005

ASSETS
Securities purchased under agreements to resell	$12,061	$23,656
Receivables from:
Brokers, dealers and clearing agencies	6,508	23,475
Customers	2,889	2,014
Others	3,794	2,299
Securities owned, at market value	128,100	115,375
Other assets	4,763	3,677

Total assets	$158,115	$170,496

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Short-term bank loans	$113,433	$116,250
Payables to:
Brokers, dealers and clearing agencies	—	1,157
Customers	472	322
Parent	20,646	16,700
Others	150	1,894
Securities sold, but not yet purchased, at market value	11,897	22,597
Accounts payable	162	69
Accrued compensation	8,952	9,543
Accrued expenses	1,297	796
Subordinated Debt	1,106	1,168

Total liabilities	158,115	170,496

Total divisional equity	—	—

Total liabilities and divisional equity	$158,115	$170,496

The accompanying notes are an integral
part of these financial statements

STATEMENTS OF OPERATIONS
(In thousands of dollars)
(unaudited)

	December	December	December
	31	31	31
	2006	2005	2004

Revenues
Commissions	$25	$37	$29
Principal transactions, net	17,093	14,012	15,908
Investment banking	20,775	28,132	18,985
Interest income	6,036	5,470	4,543
Fees and other	281	52	93

Total revenues	44,210	47,703	39,558
Interest expense	7,486	6,157	3,758

Net revenues	36,724	41,546	35,800

Expenses, excluding interest
Compensation and benefits	28,654	30,691	29,698
Clearing, settlement and brokerage costs	285	325	280
Communications and data processing	2,328	2,104	2,044
Occupancy and depreciation	2,720	2,640	2,422
Selling	1,126	1,182	1,241
Other	1,249	1,010	3,820

Total expenses, excluding interest	36,362	37,952	39,505

Income (loss) before income taxes	362	3,594	(3,705)
Income tax (benefit) expense	(43)	759	(2,598)

Net Income (loss)	$405	$2,835	$(1,107)

The accompanying notes are an integral
part of these financial statements

STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
(In thousands of dollars)
(Unaudited)

	Divisional
	Equity	Total

Balance, December 31, 2003	$—	$—
Net Income	(1,107)	(1,107)
Capital Contribution from parent*	1,107	1,107

Balance, December 31, 2004	—	—
Net income	2,835	2,835
Dividends paid – Parent*	(2,835)	(2,835)

Balance, December 31, 2005	—	—
Net income	405	405
Dividends paid – Parent*	(405)	(405)

Balance, December 31, 2006	$—	$—

*	Capital contributions represent payments from the parent equal to the group’s net loss at period end. Dividends paid represent net income paid to Parent each period end.
The accompanying notes are an integral
part of these financial statements

STATEMENTS OF CASH FLOWS
(In thousands of dollars)
(unaudited)

	Year Ended	Year Ended	Year Ended
	December 31	December 31	December 31
	2006	2005	2004

Cash flows from operating activities:
Net income (loss)	$405	$2,835	$(1,107)

(Increase) decrease in operating assets and liabilities:
Securities purchased under agreement to resell	11,595	919	23,503
Net receivables from customers	(725)	(1,987)	402
Net receivable from others	—	2,001
Securities owned, net	(23,425)	(18,970)	53,014

Other assets	(1,086)	(1,195)	(243)
Net payable to brokers, dealers and clearing agencies	15,810	8,231	(48,306)

Net payable to others	(3,239)	—	(1,189)
Accounts payable and accrued expenses	3	7,490	(7,453)

Net cash (used in) provided by operating activities	(662)	(676)	(18,621)

Cash flows from financing activities:

Net (payment) proceeds of short term bank loans, net	(2,817)	(23,625)	1,375
Net receivable from parent	—	—	(21,123)
Dividend payment to parent	(405)	(2,835)	—

Net payable to parent	3,946	26,744	—
(Payments) proceeds of subordinated debt	(62)	392	20
Capital contribution from Parent	—	—	1,107

Net cash (used in) provided by financing activities	662	676	(18,621)

Increase (decrease) in cash	—	—	—
Cash at beginning of period	—	—	—

Cash at end of period	$—	$—	—

The accompanying notes are an integral
part of these financial statements

NOTES TO FINANCIAL STATEMENTS
(unaudited)
NOTE 1.       Significant Accounting Policies
The Municipal Capital Markets Group. (the Group) is a component of Broadpoint Capital, Inc a wholly owned subsidiary of First Albany Companies Inc. (the Parent). The Group’s primary businesses include tax exempt and taxable securities brokerage for institutional customers and investment banking services to public clients primarily in the United States. Additionally, the Group engages in market-making and trading of municipal securities primarily in the United States.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Securities Transactions
Commission income from customers’ securities transactions and related clearing and compensation expenses are reported on a trade date basis. Profit and loss arising from securities transactions entered into for the account of the Group are recorded on trade date and are included as revenues from principal transactions. Unrealized gains and losses resulting from valuing marketable securities at market value and securities not readily marketable at fair value as determined by management are also included as revenues from principal transactions. Open equity in futures is recorded at market value daily and the resultant gains and losses are included as revenues from principal transactions.
Investment Banking
Investment banking revenues include gains, losses and fees, net of transaction related expenses, arising from securities offerings in which the Group acts as an underwriter. Investment banking management fees are recorded on offering date, sales concessions on trade date, and underwriting fees at the time income is reasonably determinable. Investment banking revenues also include fees earned from providing financial advisory services and are recognized as services are earned.
Resale and Repurchase Agreements
Transactions involving purchases of securities under agreements to resell or sales of securities under agreements to repurchase are accounted for as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. It is the policy of the Group to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral is valued daily and the Group may require counter parties to deposit additional collateral or return collateral pledged when appropriate.
At December 31, 2006, the Group had entered into a number of resale agreements with Mizuho Securities USA and First Tennessee valued at $12.0 million. At December 31, 2005, resale agreements were valued at $23.6 million. For both periods, the collateral held by the Group consists of government bonds and was equal to the approximate principal amount loaned to Mizuho Securities USA and First Tennessee. These resale agreements may be cancelled or renewed on a daily basis by either the Group or the counter party.
Securities-Borrowing Activities
Securities borrowed are generally reported as collateralized financings and are recorded at the amount of cash collateral advanced. Securities borrowed transactions require the Group to deposit cash or other collateral with the lender. The Group monitors the market value of securities borrowed on a daily basis, with additional collateral obtained or refunded as necessary. The Group no longer engages in securities lending transactions.
Collateral
The Group receives collateral in connection securities borrowed transactions. Under many agreements, the Group is permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements or to deliver to counter parties to cover short positions. The Group continues to report assets it has pledged as collateral in secured borrowing transactions and other arrangements when the secured party cannot sell or repledge the assets and does not report assets received as collateral in secured lending transactions and other arrangements because the debtor typically has the right to redeem the collateral on short notice.
Derivative Financial Instruments
The Group does not engage in the proprietary trading of derivative securities with the exception of highly liquid treasury and municipal index futures contracts and options. These index futures contracts and options are used primarily to hedge securities positions in the Group’s inventory. Futures contracts are executed on an exchange and cash settlement is made on a daily basis for market movements. Gains and losses on these financial instruments are included as revenues from principal transactions.
Stock Based Compensation
The Parent adopted the recognition provisions of FAS 123 effective January 1, 2003 using the prospective method of transition described in FAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” Under the fair value recognition provisions of FAS 123 and FAS 148, stock-based compensation cost as it relates to options is measured at the grant date based on the Black-Scholes value of the award and is recognized as expense over the vesting period on a straight-line basis for awards granted after December 31, 2002. Compensation expense for restricted stock awards is recorded for the fair market value of the stock issued. In the event that recipients are required to render future services to obtain full rights in the securities received, the compensation expense is deferred and amortized as a charge to income over the period that such rights vest to the recipient.
Effective January 1, 2006, the Parent and the Group adopted FAS 123(R). In adopting FAS 123(R), the Parent applied the modified prospective application transition method. Under the modified prospective application method, prior period financial statements are not adjusted. Instead, the Parent will apply FAS 123(R) for new awards granted after December 31, 2005, any portion of awards that were granted after January 1, 1995 and have not vested by January 1, 2006 and any outstanding liability awards. The impact of adopting FAS 123(R) was immaterial to the group. The impact of applying the nominal vesting period approach for awards with vesting upon retirement eligibility and the non-substantive approach was also immaterial to the group.
Income Taxes
Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable for future years to differences between financial statement basis and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to an amount expected to be realized.
Fair Value of Financial Instruments
The financial instruments of the Group are reported on the Statements of Financial Condition at fair value, or at carrying amounts that approximate fair values, because of the short maturity of the instruments except subordinated debt. The estimated fair value of subordinated debt at December 31, 2006, approximates its carrying value based on current rates available.
NOTE 2.      Receivables From and Payables To Brokers, Dealers and Clearing Agencies
Amounts receivable from brokers, dealers and clearing agencies consisted of the following at:

	December	December
	31	31
(In thousands of dollars)	2006	2005

Adjustment to record securities owned on a trade date basis, net	$3,826	$21,027
Securities fail-to-deliver	178	464
Commissions receivable	907	1,250
Deposits with clearing organizations	1,597	734

Total	$6,508	$23,475

Amounts payable to brokers, dealers and clearing agencies consisted of the following at:

	December	December
	31	31
(In thousands of dollars)	2006	2005

Securities fail-to-receive	$—	$1,157

Total	$—	$1,157

Proprietary securities transactions are recorded on trade date, as if they had settled. The related amounts receivable and payable for unsettled securities transactions are recorded net in receivables or payables to brokers, dealers and clearing agencies on the Statements of Financial Condition.
NOTE 3.      Receivables From and Payables To Customers
At December 31, 2006 and 2005, receivables from customers are mainly comprised of the purchase of securities by institutional clients. Delivery of these securities is made only when the Group is in receipt of the funds from the institutional clients.
NOTE 4.      Securities Owned and Sold, But Not Yet Purchased
Securities owned and sold, but not yet purchased, consisted of the following at December 31:

	2006		2005
		Sold, But		Sold, But
		Not Yet		Not Yet
(In thousands of dollars)	Owned	Purchased	Owned	Purchased

Marketable Securities
U.S. Government and federal agency obligations	$2,496	$11,872	$556	$22,470
State and municipal bonds	121,457	25	114,251	127
Corporate obligations	4,147	—	568	—

Total	$128,100	$11,897	$115,375	$22,597

NOTE 5.      Short-Term Bank Loans
Short-term bank loans are made under a variety of bank lines of credit of which a total of $113 million was outstanding at December 31, 2006. These bank lines of credit consist of credit lines that the Group has been advised are available solely for financing securities inventory, but for which no contractual lending obligation exists and are repayable on demand. These loans are collateralized by eligible securities, including Company owned securities, subject to certain regulatory formulas. Typically, these lines of credit will allow the Group to borrow up to 85% to 90% of the market value of the collateral. These loans bear interest at variable rates based primarily on the Federal Funds interest rate. The weighted average interest rates on these loans are 5.74% and 4.68% at December 31, 2006 and 2005, respectively. At December 31, 2006, short-term bank loans are collateralized by Company owned securities, which are classified as securities owned, of $128 million.
NOTE 6.      Commitments and Contingencies
Litigation
In the normal course of business, the Group has been named a defendant, or otherwise has possible exposure, in several claims. Certain of these are class actions, which seek unspecified damages that could be substantial. Although there can be no assurance as to the eventual outcome of litigation in which the Group has been named as a defendant or otherwise has possible exposure, the Group has provided for those actions most likely of adverse disposition. Although further losses are possible, the opinion of management, based upon the advice of its attorneys, is that such litigation will not, in the aggregate, have a material adverse effect on the Group’s liquidity, financial position or cash flow, although it could have a material effect on quarterly or annual operating results in the period in which it is resolved.

In the ordinary course of business, the Group is called upon from time to time to answer inquiries and subpoenas on a number of different issues by self-regulatory organizations, the SEC and various state securities regulators. In recent years, there has been an increased incidence of regulatory enforcement in the United States involving organizations in the financial services industry, and the Group is no exception. We are not always aware of the subject matter of the particular inquiry or the ongoing status of a particular inquiry. As a result of some of these inquiries, the Group has been cited for technical operational deficiencies. Although there can be no assurance as to the eventual outcome of these proceedings, none of these inquiries has to date had a material effect upon the business or operations of the Group.
In connection with the termination of Arthur Murphy’s employment by Group as Executive Managing Director, Mr. Murphy, also a former member of the Board of Directors of the Parent, filed an arbitration claim against the Group, Alan Goldberg, former President and Chief Executive Officer, and George McNamee, Chairman of First Albany Companies Inc. with the National Association of Securities Dealers on June 24, 2005. The claim alleged damages in the amount of $8 million based on his assertions that he was fraudulently induced to remain in the employ of First Albany Capital. Without admitting or denying any wrongdoing or liability, on December 28, 2006, First Albany Capital entered into a settlement agreement with Arthur Murphy in connection with such arbitration claim.
Collateral
The Group receives collateral in connection with securities borrowed transactions. Under many agreements, the Group is permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements or to deliver to counter parties to cover short positions. The Group continues to report assets it has pledged as collateral in secured borrowing transactions and other arrangements when the secured party cannot sell or repledge the assets and does not report assets received as collateral in secured lending transactions and other arrangements because the debtor typically has the right to redeem the collateral on short notice.
The fair value of securities received as collateral, where the Group is permitted to sell or repledge the securities consisted of the following as of December 31:

(In thousands of dollars)	2006	2005

Securities purchased under agreements to resell	$12,061	$23,656

Other
The Group enters into underwriting commitments to purchase securities as part of its investment banking business. Also, the Group may purchase and sell securities on a when-issued basis. As of December 31, 2006, the Group had $0.4 million in outstanding underwriting commitments and had purchased or sold no securities on a when-issued basis.
NOTE 7.      Related Party Transactions
Advances
The Group received advances from its Parent. Typically, advances are to fund asset purchases, certain operating expenses and tax payments. These advances are included in Payable to Parent on the Statements of Financial Condition.
Benefit Plan
To the extent that employees of the Group participate in certain stock based benefit plans sponsored by the Group’s Parent, the expense associated with these plans is recognized by the Group and either a liability to the Parent or capital contribution by the Parent is recognized. Any tax benefits related to these benefit plans are also recognized by the Group.
Leases
The Group’s headquarters, sales offices and certain office and communication equipment are leased by the Parent under noncancellable operating leases, certain of which contain escalation clauses that expire at various times through 2015. Certain leases also contain renewal options. The Group is charged by the Parent for the use of such offices. The Group’s annual rental expenses relating to these offices for the years ended December 31, 2006 and 2005, approximated $1.4 million and $1.4 million, respectively.

NOTE 8.      Income Taxes
The Group is included in a consolidated federal and various combined state and local income tax returns with its Parent and affiliates. The income tax provision or benefit is computed on a separate return basis.
Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable for future years to differences between financial statement basis and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to an amount expected to be realized.
The components of income taxes attributable to income from operations consisted of the following for the years ended December 31:

(In thousands of dollars)	2006	2005	2004

Federal
Current	$195	$156	(2,369)
Deferred	(358)	195	164
State and Local
Current	164	171	—
Deferred	(44)	237	(393)

Total income tax expense (benefit)	$(43)	$759	(2,598)

The expected income tax expense (benefit) using the federal statutory rate differs from income tax expense (benefit) attributable to income from operations as a result of the following for the years ended December 31:

(In thousands of dollars)	2006	2005	2004

Income taxes at federal statutory rate @ 35%	$127	$1,258	(1,297)
Graduated tax rate	(4)	(36)	37
State and local income taxes, net of federal income taxes	79	270	(259)
Tax exempt interest income, net	(494)	(773)	(1,126)
Meals and entertainment	31	40	47
Stock based compensation	218	—	—

Total income tax expense (benefit)	$(43)	$759	(2,598)

The temporary differences that give rise to significant portions of deferred tax assets and liabilities consisted of the following at December 31:

(In thousands of dollars)	2006	2005

Investments	$(130)	$(131)
Deferred compensation	1,590	1,407
Accrued liabilities	237	32
Other	63	—
Net operating loss carryforward	129	179

Net deferred tax asset	$1,889	$1,487

The Group has not recorded a valuation allowance for deferred tax assets at December 31, 2006 and 2005 since it has determined that it is more likely than not that deferred tax assets will be fully realized through future taxable income.
At December 31, 2006, the Group had state net operating loss carryforwards for tax purposes approximating $3.4 million which will expire in 2024.
The Group applies the “with and without” intra-period tax allocation approach described in the Emerging Issues Task Force (EITF) release Topic D-32 in determining the order in which tax attributes are considered. Under this approach a windfall benefit is recognized in additional paid in capital only if an incremental benefit is provided after considering all other tax attributes presently available to the Group. The Group measures windfall tax benefits considering only the direct effects of the stock option deduction.
The Group has elected to apply the alternative transition method to calculate the historical pool of windfall tax benefits available as of the date of adoption of FAS 123(R) as described in FASB Staff Position No. FAS 123(R)-3.
NOTE 9.      Benefit Plans
First Albany Companies Inc., the Parent, has established several stock incentive plans through which employees of the Group may be awarded stock options, stock appreciation rights and restricted common stock, which expire at various times through April 30, 2015. In April 2006, the Board of Directors authorized an additional 500,000 shares to be granted under the 1999 LTIP Plan. The following table is a recap of all plans as of December 31, 2006:

Stock awards authorized for issuance	10,606,015

Stock awards used:
Stock options granted and outstanding	1,826,826
Restricted stock awards granted and unvested	1,787,496
Options exercised and restricted stock awards vested	5,320,514
Options expired and no longer available	240,046

Total stock awards used	9,174,882

Stock awards available for future awards	1,431,133

Adoption of FAS 123(R)
For options granted prior to December 31, 2002, compensation expense was not required to be recognized in the consolidated financial statements. On January 1, 2003, the Parent and Company adopted FAS 123, using the prospective method of transition described in FAS 148. Under the fair value recognition provisions of FAS 123 and FAS 148, stock based compensation cost was measured at the grant date based on the award and was recognized as expense over the vesting period for awards granted after December 31, 2002.
On January 1, 2006, the Parent and Company adopted FAS 123(R). In adopting FAS 123(R), the Group applied the modified prospective application transition method. Under the modified prospective application method, prior period financial statements are not adjusted. Instead, the Group will apply FAS 123(R) for new awards granted after December 31, 2005, for any portion of awards that were granted after January 1, 1995 and have not vested by January 1, 2006 and for any outstanding liability awards. The impact of applying the nominal vesting period approach for awards with vesting upon retirement eligibility and the non-substantive approach was immaterial. The estimated forfeiture rate for 2006 was 25%.
Options
Options granted under the plans established by the Parent have been granted at not less than fair market value, vest over a maximum of five years, and expire ten years after grant date. Option transactions for the three year period ended December 31, 2006, under the plans were as follows:

		Weighted
	Shares Subject	Average
	To Option	Exercise Price

Balance at December 31, 2003	715,833	7.48

Options granted	—	—
Options exercised	(222,576)	7.08
Options forfeited	—	—

Balance at December 31, 2004	493,257	$7.67

Options granted	—	—

		Weighted
	Shares Subject	Average
	To Option	Exercise Price

Options exercised	(21,364)	5.83
Options forfeited	—	—

Balance at December 31, 2005	471,893	$7.75

Options granted	—	—
Options exercised	—	—
Options forfeited	(172,903)	9.18

Balance at December 31, 2006	298,990	$6.93

Options are exercisable when they become fully vested. The intrinsic value of options exercised during the twelve-month periods ending December 31, 2006 and 2005 was $7 thousand and $170 thousand, respectively. The amount of cash received from the exercise of stock options during the twelve-month period ended December 31, 2006 was $55 thousand. There was no tax benefit realized from the exercise of stock options during the twelve-month period ended December 31, 2006. Shares issued by the Group as a result of the exercise of stock options may be issued out of Treasury or authorized shares available. At December 31, 2006, options were exercisable with an average exercise price of $8.40, and a remaining average contractual term of 4.3 years. At December 31, 2006, 298,990 options outstanding had an intrinsic value of $0.0.
The following table summarizes information about stock options outstanding under the plans, established by the Parent, at December 31, 2006:

			Outstanding			Exercisable
Exercise				Average	Average		Average
Price				Life	Exercise		Exercise
Range			Shares	(years)	Price	Shares	Price

$4.60	—	$6.44	108,377	4.99	$5.78	108,377	$5.78
$6.53	—	$9.14	189,613	7.56	7.56	189,613	7.56
$9.47	—	$13.26	1,000	6.46	12.30	1,000	12.30

			298,990	5.34	$6.93	298,990	$6.93

At December 31, 2006, 298,990 options with an average exercise price of $6.93 were exercisable.
There were no options were granted in 2005 or 2006.
Restricted Stock
Restricted stock awards, under the plans established by the Parent, have been valued at the market value of the Group’s common stock as of the grant date and are amortized over the period in which the restrictions are outstanding, which is typically 2-3 years. If an employee reaches retirement age (which per the plan is age 65), an employee will become 100% vested in all outstanding restricted stock awards. For those employees who will reach retirement age prior to the normal vesting date, the Group will amortize the expense related to those awards over the shorter period. Unvested restricted stock awards are typically forfeited upon termination although there are certain award agreements that may continue to vest subsequent to termination as long as other restrictions are followed. The amortization related to unvested restricted stock awards that continue to vest subsequent to termination is accelerated upon the employees’ termination. Restricted stock awards for the twelve-month periods under the plans were as follows:

		Weighted Average
	Unvested Restricted	Grant-Date
	Stock Awards	Fair Value

Balance at December 31, 2003	56,035	$9.82

Granted	135,982	14.93
Vested	(15,416)	10.04
Forfeited	(5,564)	15.40

Balance at December 31, 2004	171,037	$13.95

Granted	137,999	8.76
Vested	(58,080)	12.79
Forfeited	(16,387)	10.09

Balance at December 31, 2005	234,569	$11.93

Granted	349,922	4.62
Vested	(96,963)	11.99
Forfeited	(22,566)	11.46

Balance at December 31, 2006	464,962	$6.02

The total fair value of awards vested, based on the fair market value of the stock on the vest date, during the twelve month periods ending December 31, 2006 and 2005 was $0.5 million and $1.1 million, respectively.
The fair market value of the awards will be amortized over the period in which the restrictions are outstanding, which is approximately three years. During 2006 and 2005, $1.2 million and $1.1 million were expensed to the Group related to restricted stock awards for the Group’s employees. At December 31, 2006 and December 31, 2005, the Parent had recorded $6.3 million and $12.5 million, respectively, in unearned compensation related to restricted stock issuances for employees of the Group.
Other
The Group also maintains a tax deferred profit sharing plan (Internal Revenue Code Section 401(k) Plan), which permits eligible employees to defer a percentage of their compensation. Company contributions to eligible participants may be made at the discretion of the Board of Directors. The Group expensed $21 thousand in each of the years ended December 31, 2006 and 2005, respectively.
The Group has various other incentive programs that are offered to eligible employees. These programs consist of cash incentives and deferred bonuses. Amounts awarded vest over periods ranging up to five years. Costs are amortized over the vesting period and approximated $0.3 million in 2006 and $0.4 million in 2005. The remaining amounts to be expensed are $0.6 million at December 31, 2006 and $0.3 million at December 31, 2005.
At December 31, 2006 and December 31, 2005, there was approximately $(10) thousand and $(12) thousand, respectively, of accrued compensation on the Statements of Financial Condition related to deferred compensation plans provided by the Group, which will be paid out between 2007 and 2016.
NOTE 10.      Trading Activities
As part of its trading activities, the Group provides to institutional clients, brokerage and underwriting services. While trading activities are primarily generated by client order flow, the Group also takes selective proprietary positions based on expectations of future market movements and conditions and to facilitate institutional client transactions. Interest revenue and expense are integral components of trading activities. In assessing the profitability of trading activities, the Group views net interest and principal transactions revenues in the aggregate. Certain trading activities expose the Group to market and credit risks.
Market Risk
Market risk is the potential change in an instrument’s value caused by fluctuations in interest rates or other risks. The level of market risk is influenced by the volatility and the liquidity in the markets in which financial instruments are traded.
As of December 31, 2006, the Group had approximately $0.2 million of securities owned which were considered non-investment grade. Non-investment grade securities are defined as debt and preferred equity securities rated as BB+ or lower or equivalent ratings by recognized credit rating agencies. These securities have different risks than investment grade rated investments because the companies are typically more highly leveraged and therefore more sensitive to adverse economic conditions and the securities may be more thinly traded or not traded at all.
The Group seeks to mitigate market risk associated with trading inventories by employing hedging strategies that correlate interest rate, price, and spread movements of trading inventories and hedging activities. The Group uses a combination of cash instruments and derivatives to hedge its market exposures. The following discussion describes the types of market risk faced by the Group:
Interest Rate Risk: Interest rate risk arises from the possibility that changes in interest rates will affect the value of financial instruments. The decision to manage interest rate risk using futures or options as opposed to buying or selling short U.S. Treasury or other securities depends on current market conditions and funding considerations.

The Group also has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Group has recorded these obligations in the financial statements at December 31, 2006 at market values of the related securities and will incur a loss if the market value of the securities increase subsequent to December 31, 2006.
Credit Risk
The Group is exposed to risk of loss if an issuer or counterparty fails to perform its obligations under contractual terms (“default risk”). Both cash instruments and derivatives expose the Group to default risk. The Group has established policies and procedures for mitigating credit risks on principal transactions, including reviewing and establishing limits for credit exposure, requiring collateral to be pledged, and assessing the creditworthiness of counter parties.
In the normal course of business, the Group executes, settles, and finances various customer securities transactions. Execution of these transactions includes the purchase and sale of securities by the Group. These activities may expose the Group to default risk arising from the potential that customers or counter parties may fail to satisfy their obligations. In these situations, the Group may be required to purchase or sell financial instruments at unfavorable market prices to satisfy obligations to other customers or counter parties. In addition, the Group seeks to control the risks associated with its customer margin activities by requiring customers to maintain collateral in compliance with regulatory and internal guidelines.
Liabilities to other brokers and dealers related to unsettled transactions (i.e., securities failed-to-receive) are recorded at the amount for which the securities were acquired, and are paid upon receipt of the securities from other brokers or dealers. In the case of aged securities failed-to-receive, the Group may purchase the underlying security in the market and seek reimbursement for losses from the counter party.
Concentrations of Credit Risk
The Group’s exposure to credit risk associated with its trading and other activities is measured on an individual counter party basis, as well as by groups of counter parties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. The Group’s most significant industry credit concentration is with financial institutions. Financial institutions include other brokers and dealers, commercial banks, finance companies, insurance companies and investment companies. This concentration arises in the normal course of the Group’s brokerage, trading, financing, and underwriting activities. To reduce the potential for concentration risk, credit limits are established and monitored in light of changing counter party and market conditions. The Group also purchases securities and may have significant positions in its inventory subject to market and credit risk. Should the Group find it necessary to sell such a security, it may not be able to realize the full carrying value of the security due to the significance of the position sold. In order to control these risks, securities positions are monitored on at least a daily basis along with hedging strategies that are employed by the Group.
NOTE 11.      Derivative Financial Instruments
The Group does not engage in the proprietary trading of derivative securities with the exception of highly liquid treasury and municipal index futures contracts and options. These index futures contracts and options are used primarily to hedge securities positions in the Group’s inventory. Gains and losses on these financial instruments are included as revenues from principal transactions. Trading profits and losses relating to these financial instruments were as follows for the years ending December 31:

(In thousands of dollars)	2006	2005	2004

Trading profits-state and municipal bond	$196	$467	469
Index futures hedging	367	(937)	(1,947)

Net revenue	$563	$(470)	(1,478)

The contractual or notional amounts related to the index futures contracts were as follows at December 31:

(In thousands of dollars)	2006	2005

Average notional or contract market value	$(54,833)	$(47,143)
Year end notional or contract market value	$(51,566)	$(18,699)

The contractual or notional amounts related to these financial instruments reflect the volume and activity and do not reflect the amounts at risk. The amounts at risk are generally limited to the unrealized market valuation gains on the instruments and will vary based on changes in market value. Futures contracts are executed on an exchange, and cash settlement is made on a daily basis for market movements. Open equity in the futures contracts in the amount of $1.6 million and $0.7 million at December 31, 2006 and 2005, respectively, are recorded as other assets. The settlements of the aforementioned transactions are not expected to have a material adverse effect on the financial condition of the Group.
NOTE 12.     New Accounting Standards
SFAS No. 157, Fair Value Measurements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles in the United States of America, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2008. Therefore, SFAS No. 157 will be effective for our fiscal year beginning January 1, 2009. The Group is currently evaluating the impacts of SFAS No. 157.
SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115
In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 159 will be effective for our fiscal year beginning January 1, 2008. The Group is currently evaluating the impacts of SFAS No. 159.
FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes
In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 establishes a two-step process for evaluation of tax positions. The first step is recognition, under which the enterprise determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The enterprise is required to presume the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is measurement, under which a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Therefore, FIN No. 48 is effective for our fiscal year beginning January 1, 2007. The cumulative effect of adopting FIN No. 48 is required to be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. The Group has determined that FIN No. 48 will not have a significant impact on the financial statements.

STATEMENTS OF FINANCIAL CONDITION
(unaudited)

(In thousands of dollars)	June 30	December 31
As of	2007	2006

Assets
Securities purchased under agreement to resell	9,983	12,061
Receivables from:
Brokers, dealers and clearing agencies	2,757	6,508
Customers	1,132	2,889
Others	2,907	3,794
Securities owned	160,813	128,100
Other assets	2,750	4,763

Total Assets	$180,342	$158,115

Liabilities and Stockholders’ Equity
Liabilities
Short-term bank loans	$134,804	$113,433
Payables to:
Brokers, dealers and clearing agencies	1,104	—
Customers	329	472
Others	507	150
Parent	24,049	20,646
Securities sold, but not yet purchased	12,735	11,897
Accounts payable	321	162
Accrued compensation	4,901	8,952
Accrued expenses	763	1,297
Subordinated debt	829	1,106

Total Liabilities	180,342	158,115

Total divisional equity	—	—

Total liabilities and divisional equity	$180,342	$158,115

The accompanying notes are an integral part
of these financial statements.

STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands of dollars)	2007	2006	2007	2006

Revenues:
Commissions	$6	$7	$11	$15
Principal transactions	4,311	3,437	7,455	8,495
Investment banking	6,540	7,388	11,572	10,772
Interest	1,537	1,633	3,021	3,009
Fees and other	7	257	13	266
Total revenues	12,401	12,722	22,072	22,557
Interest expense	2,100	1,982	4,091	3,605
Net revenues	10,301	10,740	17,981	18,952
Expenses (excluding interest):
Compensation and benefits	7,901	8,260	13,196	14,799
Clearing, settlement and brokerage costs	65	80	90	116
Communications and data processing	605	562	1,208	1,110
Occupancy and depreciation	617	667	1,228	1,339
Selling	299	250	591	564
Other	289	418	578	647
Total expenses (excluding interest)	9,776	10,237	16,891	18,575
Income before income taxes	525	503	1,090	377
Income tax expense	259	473	492	186
Net Income	266	30	598	191
The accompanying notes are an integral part
of these financial statements.

STATEMENTS OF CASH FLOWS
(unaudited)

	Six months Ended
	June 30
(In thousands of dollars)	2007	2006

Cash flows from operating activities:
Net Income	$598	$191

Changes in operating assets and liabilities:
Securities purchased under agreement to resell	2,078	1,321
Net receivables from customers	1,614	3,973
Securities owned, net	(31,875)	(41,085)

Other assets	2,013	1,493
Net payable to brokers, dealers and clearing agencies	4,855	24,546
Net payables to others	1,244	(2,707)
Accounts payable and accrued expenses	(4,426)	(5,213)

Net used in operating activities	(23,899)	(17,481)

Cash flows from financing activities:
Proceeds from short-term bank loans, net	21,371	36,700
Net payable to parent	3,403	(18,966)
Dividend paid to parent	(598)	(191)
Payment of subordinated debt	(277)	(62)

Net cash provided by financing activities	23,899	17,481

Increase (decrease) in cash	—	—
Cash at beginning of the period	—	—

Cash at the end of the period	$—	$—

The accompanying notes are an integral part
of these financial statements.

NOTES TO FINANCIAL STATEMENTS
(unaudited)
NOTE 1. Significant Accounting Policies
The Municipal Capital Markets Group. (the Group) is a component of Broadpoint Capital, Inc a wholly owned subsidiary of First Albany Companies Inc. (the Parent). The Group’s primary businesses include tax exempt and taxable securities brokerage for institutional customers and investment banking services to public clients primarily in the United States. Additionally, the Group engages in market-making and trading of municipal securities primarily in the United States. These unaudited financial statements should be read in conjunction with the unaudited Municipal Capital Markets financial statements and notes for the year ended December 31, 2006.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Resale and Repurchase Agreements
Transactions involving purchases of securities under agreements to resell or sales of securities under agreements to repurchase are accounted for as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. It is the policy of the Group to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral is valued daily and the Group may require counter parties to deposit additional collateral or return collateral pledged when appropriate.
At June 30, 2007, the Group had entered into a number of resale agreements with Mizuho Securities USA and First Tennessee valued at approximately $10 million. The collateral held by the Group consists of Government Bonds and was in excess of the principal amount loaned to Mizuho Securities USA and First Tennessee. These resale agreements may be cancelled or renewed on a daily basis by either the Group or the counter party.
Securities Transactions
Commission income from customers’ securities transactions and related clearing and compensation expenses are reported on a trade date basis. Profit and loss arising from securities transactions entered into for the account of the Group are recorded on trade date and are included as revenues from principal transactions. Unrealized gains and losses resulting from valuing marketable securities at market value and securities not readily marketable at fair value as determined by management are also included as revenues from principal transactions. Open equity in futures is recorded at market value daily and the resultant gains and losses are included as revenues from principal transactions.
Investment Banking
Investment banking revenues include gains, losses and fees, net of transaction related expenses, arising from securities offerings in which the Group acts as an underwriter. Investment banking management fees are recorded on offering date, sales concessions on trade date, and underwriting fees at the time income is reasonably determinable. Investment banking revenues also include fees earned from providing financial advisory services and are recognized as services are earned.

Securities-Borrowing Activities
Securities borrowed are generally reported as collateralized financings and are recorded at the amount of cash collateral advanced. Securities borrowed transactions require the Group to deposit cash or other collateral with the lender. The Group monitors the market value of securities borrowed on a daily basis, with additional collateral obtained or refunded as necessary. The Group no longer engages in securities lending transactions.
Collateral
The Group receives collateral in connection securities borrowed transactions. Under many agreements, the Group is permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements or to deliver to counter parties to cover short positions. The Group continues to report assets it has pledged as collateral in secured borrowing transactions and other arrangements when the secured party cannot sell or repledge the assets and does not report assets received as collateral in secured lending transactions and other arrangements because the debtor typically has the right to redeem the collateral on short notice.
Derivative Financial Instruments
The Group does not engage in the proprietary trading of derivative securities with the exception of highly liquid treasury and municipal index futures contracts and options. These index futures contracts and options are used primarily to hedge securities positions in the Group’s inventory. Futures contracts are executed on an exchange and cash settlement is made on a daily basis for market movements. Gains and losses on these financial instruments are included as revenues from principal transactions.
Income Taxes
Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable for future years to differences between financial statement basis and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to an amount expected to be realized.
Fair Value of Financial Instruments
The financial instruments of the Group are reported on the Statements of Financial Condition at fair value, or at carrying amounts that approximate fair values, because of the short maturity of the instruments except subordinated debt. The estimated fair value of subordinated debt at December 31, 2006, approximates its carrying value based on current rates available.
NOTE 2. Receivables From and Payables To Brokers, Dealers and Clearing Agencies
Amounts receivable from brokers, dealers and clearing agencies consisted of the following at:

	June 30	December 31
(In thousands of dollars)	2007	2006

Adjustment to record securities owned on a trade date basis, net	$1,351	$3,826
Securities fail-to-deliver	63	178
Commissions receivable	667	907
Deposits with clearing organizations	676	1,597

Total	$2,757	$6,508

Amounts payable to brokers, dealers and clearing agencies consisted of the following at:

	June 30	December 31
(In thousands of dollars)	2007	2006

Payable to clearing organizations	$550	$—
Securities fail-to-receive	554	—

Total	$1,104	$—

Proprietary securities transactions are recorded on trade date, as if they had settled. The related amounts receivable and payable for unsettled securities transactions are recorded net in receivables or payables to brokers, dealers and clearing agencies on the Statements of Financial Condition.
NOTE 3. Receivables from and Payables to Customers
At June 30, 2007, receivables from customers are mainly comprised of the purchase of securities by institutional clients. Delivery of these securities is made only when the Group is in receipt of the funds from the institutional clients.
NOTE 4. Securities Owned and Sold, But Not Yet Purchased
Securities owned and sold, but not yet purchased, consisted of the following at June 30, 2007 and December 31, 2006:

	June 30, 2007		December 30, 2006
		Sold, But		Sold, But
		Not Yet		Not Yet
(In thousands of dollars)	Owned	Purchased	Owned	Purchased

Marketable Securities
U.S. Government and federal agency obligations	$—	$9,888	$2,496	$11,872
State and municipal bonds	142,692	2,847	121,457	25
Corporate obligations	17,941	—	4,147	—
Not Readily Marketable Securities
Securities with no publically quoted market	180	—	—	—

Total	$160,813	$12,735	$128,100	$11,897

Securities not readily marketable include investment securities that cannot be offered or sold because of other arrangements, restrictions or conditions applicable to the securities or to the Group.
NOTE 5. Short — Term Bank Loans
Short-term bank loans are made under a variety of bank lines of credit totaling $210 million, of which approximately $135 million was outstanding at June 30, 2007. These bank lines of credit consist of credit lines that the Group has been advised are available solely for financing securities inventory but for which no contractual lending obligation exist and are repayable on demand. These loans are collateralized by eligible securities, including Group-owned securities, subject to certain regulatory formulas. Typically, these lines of credit allow the Group to borrow up to 85% to 90% of the market value of the collateral. These loans bear interest at variable rates based primarily on the Federal Funds interest rate. The weighted average interest rates on these loans are 5.80% and 5.74 at June 30, 2007 and December 31, 2006,

respectively. At June 30, 2007, short-term bank loans were collateralized by Group-owned securities, which are classified as securities owned, of $161 million.
NOTE 6. Commitments and Contingencies
Litigation: In the normal course of business, the Group has been named a defendant, or otherwise has possible exposure, in several claims. Certain of these are class actions, which seek unspecified damages that could be substantial. Although there can be no assurance as to the eventual outcome of litigation in which the Group has been named as a defendant or otherwise has possible exposure, the Group has provided for those actions most likely to have an adverse disposition. Although further losses are possible, the opinion of management, based upon the advice of its attorneys, is that such litigation will not, in the aggregate, have a material adverse effect on the Group’s liquidity, financial position or cash flow, although it could have a material effect on quarterly or annual operating results in the period in which it is resolved.
In the ordinary course of business, the Group is called upon from time to time to answer inquiries and subpoenas on a number of different issues by self-regulatory organizations, the SEC and various state securities regulators.  In recent years, there has been an increased incidence of regulatory enforcement in the United States involving organizations in the financial services industry, and the Group is no exception.  We are not always aware of the subject matter of the particular inquiry or the ongoing status of a particular inquiry. As a result of some of these inquiries, the Group has been cited for technical operational deficiencies.  Although there can be no assurance as to the eventual outcome of these proceedings, none of these inquiries has to date had a material effect upon the business or operations of the Group.
In connection with the termination of Arthur Murphy’s employment by the Group as Executive Managing Director, Mr. Murphy, also a former member of the Board of Directors of the Parent, filed an arbitration claim against the Group, Alan Goldberg, former President and Chief Executive Officer, and George McNamee, Chairman of First Albany Companies Inc., with the National Association of Securities Dealers on June 24, 2005. The claim alleged damages in the amount of $8 million based on his assertions that he was fraudulently induced to remain in the employ of First Albany Capital. Without admitting or denying any wrongdoing or liability, on December 28, 2006, First Albany Capital entered into a settlement agreement with Arthur Murphy in connection with such arbitration claim.
Collateral
The Group receives collateral in connection with securities borrowed transactions. Under many agreements, the Group is permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements or to deliver to counter parties to cover short positions. The Group continues to report assets it has pledged as collateral in secured borrowing transactions and other arrangements when the secured party cannot sell or repledge the assets and does not report assets received as collateral in secured lending transactions and other arrangements because the debtor typically has the right to redeem the collateral on short notice.
The fair value of securities received as collateral, where the Group is permitted to sell or repledge the securities consisted of the following as of December 31:

	June 30,	December 31,
(In thousands of dollars)	2007	2006

Securities purchased under agreements to resell	$9,983	$12,061

Other: The Group enters into underwriting commitments to purchase securities as part of its investment banking business. Also, the Group may purchase and sell securities on a when-issued basis. As of June 30, 2007, the Group had $42 thousand in outstanding underwriting commitments.
NOTE 7. Related Party Transactions
Leases
The Group’s headquarters, sales offices and certain office and communication equipment are leased by the Parent under noncancellable operating leases, certain of which contain escalation clauses that expire at various times through 2015. Certain leases also contain renewal options. The Group is charged by the Parent for the use of such offices. The Group’s annual rental expenses relating to these offices for the periods ended June 30, 2007 and December 31, 2006, approximated $0.8 million and $1.4 million, respectively.
Benefit Plan
To the extent that employees of the Group participate in certain stock based benefit plans sponsored by the Group’s Parent, the expense associated with these plans is recognized by the Group and either a liability to the Parent or capital contribution by the Parent is recognized. Any tax benefits related to these benefit plans are also recognized by the Group.
Advances
The Group periodically provides advances to its Parent and affiliates or receives advances from its Parent and affiliates. Typically, advances are to fund certain operating expenses, tax payments and capital purchases. These advances are included in Receivables from and Payable to Parent and affiliates on the unaudited Statement of Financial Condition.
Other
To the extent that employees of the Group participate in certain stock based benefit plans sponsored by the Group’s Parent, the expense associated with these plans is recognized by the Group and either a liability to the Parent or capital contribution by the Parent is recognized. Any tax benefits related to these benefit plans are also recognized by the Group.
NOTE 8. Income Taxes
The Group is included in a consolidated federal and various combined state and local income tax returns with its Parent and affiliates. The income tax provision or benefit is computed on a separate return basis.
Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable for future years to differences between financial statement basis and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to an amount expected to be realized.
The Group adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), on January 1, 2007. The Group did not have any unrecognized tax benefits and there was no effect on financial condition or results of operations as a result of implementing FIN 48.
The Group is included in income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. As of January 1, 2007, with few exceptions, the Group is no longer subject to U.S. federal or state and local income tax examinations for years before 2003. There are no returns currently under examination. The Group does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.
The Group’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Group does not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the quarter.
NOTE 9. Benefit Plans
First Albany Companies Inc., the Parent, has established several stock incentive plans through which employees of the Company may be awarded stock options, stock appreciation rights and restricted common stock, which expire at various times through April 25, 2017. The following is a recap of all plans as of June 30, 2007:

Shares authorized for issuance	10,606,015

Share awards used:
Stock options granted and outstanding	1,639,253
Restricted stock awards granted and unvested	834,769
Options exercised and restricted stock awards vested	6,053,908
Stock options expired and no longer available	331,046

Total share awards used	8,858,976

Shares available for future awards	1,747,039

Options: Options granted under the plans have been granted at not less than fair market value, vest over a maximum of five years, and expire ten years after grant date. Unvested options are typically forfeited upon termination. Option transactions for the six-month period ended June 30, 2007, under the plans were as follows:

		Weighted
	Shares Subject	Average Exercise
	to Option	Price

Balance at December 31, 2006	298,990	$6.93
Options granted	—	—
Options exercised	—	—
Options terminated	(7,185)	5.96

Balance at June 30, 2007	291,805	$6.95

At June 30, 2007, the stock options that were exercisable had a remaining average contractual term of 4.0 years. At June 30, 2007, 291,805 options outstanding had an intrinsic value of $0.
The following table summarizes information about stock options outstanding under the plans at June 30, 2007:

	Outstanding			Exercisable
Exercise		Average	Average		Average
Price		Life	Exercise		Exercise
Range	Shares	(years)	Price	Shares	Price

$1.64 - $6.44	101,192	4.82	$5.77	101,192	$5.77
$6.53 - $9.14	189,613	5.04	7.56	189,613	7.56
$9.47 - $13.26	1,000	5.96	12.30	1,000	12.30

	291,805	4.01	$6.95	291,805	$6.95

The Black-Scholes option pricing model is used to determine the fair value of options granted. No options were granted during the first six months of 2007.
Restricted Stock: Restricted stock awards under the plans have been valued at the market value of the Company’s common stock as of the grant date and are amortized over the period in which the restrictions are outstanding, which is typically 2-3 years. Unvested restricted stock awards are typically forfeited upon termination, although there are certain award agreements that may continue to vest subsequent to termination, as long as other restrictions are followed. The amortization related to unvested restricted stock awards that continue to vest subsequent to termination is immediately accelerated upon the employees’ termination. Restricted stock awards for the six-month period ended June 30, 2007, under the plans was as follows:

	Unvested	Weighted Average
	Restricted	Grant-Date
	Stock Awards	Fair Value

Balance at December 31, 2006	464,962	$6.02
Granted	—	—
Vested	(80,928)	10.46
Forfeited	(2,589)	9.29

Balance at June 30, 2007	381,445	$5.04

The total fair value of awards vested, based on the fair market value of the stock on the vest date, during the six-month periods ending June 30, 2007 and 2006 for the Group was $0.2 million and $0.5 million, respectively.

NOTE 10. Trading Activities
As part of its trading activities, the Group provides to institutional clients brokerage and underwriting services. While trading activities are primarily generated by client order flow, the Group also takes selective proprietary positions based on expectations of future market movements and conditions and to facilitate institutional client transactions. Interest revenue and expense are integral components of trading activities. In assessing the profitability of trading activities, the Group views net interest and principal transactions revenues in the aggregate. Certain trading activities expose the Group to market and credit risks.
Market Risk: Market risk is the potential change in an instrument’s value caused by fluctuations in interest rates, equity prices, or other risks. The level of market risk is influenced by the volatility and the liquidity in the markets in which financial instruments are traded.
As of June 30, 2007, the Group had approximately $0.5 million of securities owned which were considered non-investment grade. Non-investment grade securities are defined as debt and preferred equity securities rated as BB+ or lower or equivalent ratings by recognized credit rating agencies. These securities have different risks than investment grade rated investments because the companies are typically more highly leveraged and therefore more sensitive to adverse economic conditions and the securities may be more thinly traded or not traded at all.
The Group seeks to mitigate market risk associated with trading inventories by employing hedging strategies that correlate interest rate, price, and spread movements of trading inventories and hedging activities. The Group uses a combination of cash instruments and derivatives to hedge its market exposures. The following discussion describes the types of market risk faced by the Group.
Interest Rate Risk: Interest rate risk arises from the possibility that changes in interest rates will affect the value of financial instruments. The decision to manage interest rate risk using futures or options as opposed to buying or selling short U.S. Treasury or other securities depends on current market conditions and funding considerations.
In addition, the Group has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Group has recorded these obligations in the financial statement at June 30, 2007 at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to June 30, 2007.
Credit Risk: The Group is exposed to risk of loss if an issuer or counterparty fails to perform its obligations under contractual terms (“default risk”). Both cash instruments and derivatives expose the Group to default risk. The Group has established policies and procedures for mitigating credit risks on principal transactions, including reviewing and establishing limits for credit exposure, requiring collateral to be pledged, and continually assessing the creditworthiness of counter parties.
In the normal course of business, the Group executes and settles various customer securities transactions. Execution of these transactions includes the purchase and sale of securities by the Group. These activities may expose the Group to default risk arising from the potential that customers or counter parties may fail to satisfy their obligations. In these situations, the Group may be required to purchase or sell financial instruments at unfavorable market prices to satisfy obligations to other customers or counter parties. The Group seeks to control credit risk by following an established credit approval process, monitoring credit limits, and requiring customers to maintain collateral in compliance with regulatory and internal guidelines.
Liabilities to other brokers and dealers related to unsettled transactions (i.e., securities failed-to-receive) are recorded at the amount for which the securities were acquired, and are paid upon receipt of the securities from other brokers or dealers. In the case of aged securities failed-to-receive, the Group may purchase the underlying security in the market and seek reimbursement for losses from the counter party.
Concentrations of Credit Risk: The Group’s exposure to credit risk associated with its trading and other activities is measured on an individual counter party basis, as well as by groups of counter parties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. The Group’s most significant industry credit connection is with financial institutions. Financial institutions include other brokers and dealers, commercial banks, finance companies, insurance companies and investment companies. This concentration arises in the normal course of the Group’s brokerage, trading, financing, and underwriting activities. To reduce the potential for risk concentration, credit limits are established and monitored in light of changing counter party and market conditions. Also, the Group purchases securities and may have significant positions in its inventory subject to market and credit risk. Should the Group find it necessary to sell such a security, it may not be able to realize the full carrying value of the security due to the significance of the position sold. In order to control these risks, securities positions are monitored on at least a daily basis along with hedging strategies that are employed by the Group.
NOTE 11. Derivative Financial Instruments
The Group does not engage in the proprietary trading of derivative securities with the exception of highly liquid treasury and municipal index futures contracts and options. These index futures contracts and options are used to hedge securities positions in the Group’s inventory.
The contractual or notional amounts related to the index futures contracts were as follows at:

	June 30,	December
(In thousands of dollars)	2007	31, 2006

Average notional or contract market value	$(72,146)	$(54,833)
Period end notional or contract market value	$(61,702)	$(51,566)

The contractual or notional amounts related to these financial instruments reflect the volume and activity and do not reflect the amounts at risk. The amounts at risk are generally limited to the unrealized market valuation gains on the instruments and will vary based on changes in market value. Futures contracts are executed on an exchange, and cash settlement is made on a daily basis for market movements. Open equity in the futures contracts in the amount of $0.4 million and $1.6 million and at June 30, 2007 and December 31, 2006 respectively, is recorded as other assets. The settlements of the aforementioned transactions are not expected to have a material adverse effect on the financial condition of the Group.
NOTE 12. New Accounting Standards
SFAS No. 157, Fair Value Measurements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles in the United States of America, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2008. Therefore, SFAS No. 157 will be effective for our fiscal year beginning January 1, 2009. The Group is currently evaluating the impacts of SFAS No. 157.
SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115
In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Therefore, SFAS No. 159 will be effective for our fiscal year beginning January 1, 2008. The Group is currently evaluating the impacts of SFAS No. 159.

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes
In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 establishes a two-step process for evaluation of tax positions. The first step is recognition, under which the enterprise determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The enterprise is required to presume the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is measurement, under which a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Therefore, FIN No. 48 is effective for our fiscal year beginning January 1, 2007. The cumulative effect of adopting FIN No. 48 is required to be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately.